UNITED STATES BANKRUPTCY COURT DISTRICT OF NEW HAMPSHIRE --------------------------------------------------------------- In re: GT ADVANCED TECHNOLOGIES INC., et al., Debtors.1 --------------------------------------------------------------- x : : : : : : : x Chapter 11 Case No. 14-11916-HJB Jointly Administered DISCLOSURE STATEMENT FOR DEBTORS’ JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, DATED DECEMBER 21, 2015 THIS IS NOT A SOLICITATION OF ACCEPTANCES OR REJECTIONS OF ANY CHAPTER 11 PLAN DESCRIBED HEREIN. ACCEPTANCES OR REJECTIONS OF A CHAPTER 11 PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT. THIS DISCLOSURE STATEMENT HAS BEEN SUBMITTED FOR BANKRUPTCY COURT APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THE DEBTORS RESERVE THE RIGHT TO AMEND OR SUPPLEMENT THIS PROPOSED DISCLOSURE STATEMENT AT OR BEFORE THE HEARING TO CONSIDER APPROVAL OF THIS DISCLOSURE STATEMENT.2 PAUL HASTINGS LLP Luc A. Despins, Esq. James T. Grogan, Esq. G. Alexander Bongartz, Esq. 75 East 55th Street, First Floor New York, New York 10022 Dated: December 21, 2015 Counsel to the Debtors and Debtors-in-Possession 1 The Debtors, along with the last four digits of each debtor’s tax identification number, as applicable, are: GT Advanced Technologies Inc. (6749), GTAT Corporation (1760), GT Advanced Equipment Holding LLC (8329), GT Equipment Holdings, Inc. (0040), Lindbergh Acquisition Corp. (5073), GT Sapphire Systems Holding LLC (4417), GT Advanced Cz LLC (9815), GT Sapphire Systems Group LLC (5126), and GT Advanced Technologies Limited (1721). The Debtors’ corporate headquarters are located at 243 Daniel Webster Highway, Merrimack, NH 03054. 2 This text box will be removed upon Bankruptcy Court approval of the Disclosure Statement. EXHIBIT 99.1

DISCLAIMER THE DEBTORS ARE PROVIDING THE INFORMATION IN THIS DISCLOSURE STATEMENT TO HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE PLAN FOR THE PURPOSE OF SOLICITING VOTES TO ACCEPT THE PLAN. NOTHING IN THIS DISCLOSURE STATEMENT MAY BE RELIED UPON OR USED BY ANY ENTITY FOR ANY OTHER PURPOSE. NO PERSON MAY GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS, OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DISCLOSURE STATEMENT, REGARDING THE PLAN OR THE SOLICITATION OF ACCEPTANCES OF THE PLAN. ALL CREDITORS ARE ADVISED AND ENCOURAGED TO READ THIS DISCLOSURE STATEMENT (INCLUDING ALL EXHIBITS) AND THE PLAN IN THEIR ENTIRETY BEFORE VOTING ON THE PLAN. PLAN SUMMARIES AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT, INCLUDING THE EXECUTIVE SUMMARY, ARE MADE ONLY AS OF THE DATE HEREOF, AND THERE CAN BE NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN SHALL BE CORRECT AT ANY TIME AFTER THE DATE HEREOF. ALL CREDITORS SHOULD READ CAREFULLY AND CONSIDER FULLY THE “RISK FACTORS” SECTION HEREIN BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. SEE SECTION IX (“CERTAIN RISK FACTORS TO BE CONSIDERED”). THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND RULE 3016(b) OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AND NOT IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER NON-BANKRUPTCY LAWS. PERSONS OR ENTITIES TRADING IN, OR OTHERWISE PURCHASING, SELLING, OR TRANSFERRING SECURITIES OF GT ADVANCED TECHNOLOGIES INC. (“GT INC.”) AND ITS SUBSIDIARIES SHOULD NOT RELY UPON THIS DISCLOSURE STATEMENT FOR SUCH PURPOSES AND SHOULD EVALUATE THIS DISCLOSURE STATEMENT AND THE PLAN IN LIGHT OF THE PURPOSE FOR WHICH THEY WERE PREPARED. THIS DISCLOSURE STATEMENT HAS NEITHER BEEN APPROVED NOR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE OR FOREIGN AUTHORITY, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE OR FOREIGN AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN. AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS, AND OTHER ACTIONS OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT SHALL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT, LIABILITY, STIPULATION, OR WAIVER, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS.

ii THIS DISCLOSURE STATEMENT SUMMARIZES CERTAIN PROVISIONS OF THE PLAN, STATUTORY PROVISIONS, DOCUMENTS RELATED TO THE PLAN, FINANCIAL INFORMATION, AND EVENTS IN THE CHAPTER 11 CASES OF GT ADVANCED TECHNOLOGIES INC. AND ITS DIRECT AND INDIRECT SUBSIDIARIES THAT ARE DEBTORS IN THE CHAPTER 11 CASES (THE “DEBTORS”). ALTHOUGH THE DEBTORS BELIEVE THAT THE PLAN AND RELATED DOCUMENT SUMMARIES ARE FAIR AND ACCURATE, SUCH SUMMARIES ARE QUALIFIED TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS OR STATUTORY PROVISIONS. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THIS DISCLOSURE STATEMENT, ON THE ONE HAND, AND THE PLAN (INCLUDING ANY ATTACHMENTS TO THE PLAN) OR THE PLAN SUPPLEMENT, ON THE OTHER HAND, THE LATTER SHALL CONTROL. FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PROVIDED BY MANAGEMENT AND VARIOUS ADVISORS OF THE DEBTORS, EXCEPT WHERE OTHERWISE SPECIFICALLY NOTED. THE DEBTORS ARE UNABLE TO WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED HEREIN, INCLUDING THE FINANCIAL INFORMATION, IS WITHOUT INACCURACY OR OMISSION. THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS INCLUDED HEREIN FOR PURPOSES OF SOLICITING ACCEPTANCES OF THE PLAN AND MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE HOW TO VOTE ON THE PLAN. THE DESCRIPTIONS OF THE ACTIONS, CONCLUSIONS, OR RECOMMENDATIONS OF THE DEBTORS OR ANY OTHER PARTY IN INTEREST HAVE BEEN SUBMITTED TO OR APPROVED BY SUCH PARTY, BUT NO SUCH PARTY MAKES ANY REPRESENTATION REGARDING SUCH DESCRIPTIONS. THIS DISCLOSURE STATEMENT MAY NOT BE DEEMED AS PROVIDING ANY LEGAL, FINANCIAL, SECURITIES, TAX, OR BUSINESS ADVICE. THE DEBTORS URGE ALL HOLDERS OF A CLAIM OR EQUITY INTEREST TO CONSULT WITH THEIR OWN LEGAL ADVISORS WITH RESPECT TO ANY SUCH ADVICE IN REVIEWING THIS DISCLOSURE STATEMENT AND THE PLAN. THE BANKRUPTCY COURT’S APPROVAL OF THE ADEQUACY OF THE DISCLOSURES CONTAINED HEREIN DOES NOT CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL OF THE MERITS OF THE PLAN. THE DEBTORS URGE EACH HOLDER OF A CLAIM ENTITLED TO VOTE ON THE PLAN TO (I) READ THE ENTIRE DISCLOSURE STATEMENT AND THE PLAN, (II) CONSIDER ALL OF THE INFORMATION IN THE DISCLOSURE STATEMENT, INCLUDING THE RISK FACTORS DESCRIBED IN ARTICLE XII OF THE DISCLOSURE STATEMENT, AND (III) CONSULT WITH ITS OWN ADVISORS BEFORE DECIDING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN. THE FINANCIAL INFORMATION CONTAINED HEREIN HAS NOT BEEN AUDITED BY A CERTIFIED PUBLIC ACCOUNTANT AND HAS NOT BEEN PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

iii CERTAIN INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS BY ITS NATURE FORWARD-LOOKING AND CONTAINS ESTIMATES, ASSUMPTIONS AND PROJECTIONS THAT MAY BE MATERIALLY DIFFERENT FROM ACTUAL FUTURE RESULTS. THIS DISCLOSURE STATEMENT SHALL NOT BE ADMISSIBLE IN ANY NON- BANKRUPTCY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY, NOR SHALL IT BE CONSTRUED TO BE ADVICE ON THE TAX, SECURITIES, OR OTHER LEGAL EFFECTS OF THE REORGANIZATION AS TO HOLDERS OF CLAIMS AGAINST THE DEBTORS. YOU SHOULD CONSULT YOUR OWN COUNSEL OR TAX ADVISOR ON ANY QUESTIONS OR CONCERNS RESPECTING TAX, SECURITIES, OR OTHER LEGAL EFFECTS OF THE REORGANIZATION ON HOLDERS OF CLAIMS. NOTE: THE DEBTORS, THE CREDITORS’ COMMITTEE3 AND THE CONSENTING PARTIES BELIEVE THAT ACCEPTANCE OF THE PLAN DESCRIBED IN THIS DOCUMENT IS IN THE BEST INTERESTS OF THE DEBTORS’ ESTATES, THEIR CREDITORS, AND ALL OTHER PARTIES IN INTEREST. ACCORDINGLY, THE DEBTORS, THE CREDITORS’ COMMITTEE AND THE CONSENTING PARTIES RECOMMEND THAT YOU VOTE IN FAVOR OF THE PLAN. 3 [All statements in this Disclosure Statement regarding the Creditors’ Committee’s or the Majority Consenting Parties’ support for the Plan are subject to final approval by the Creditors’ Committee and the Majority Consenting Parties, respectively, of the terms of the Plan, which shall occur on or before the Disclosure Statement hearing date.]

iv EXECUTIVE SUMMARY4 GT Advanced Technologies Inc. and its affiliated debtors and debtors in possession (collectively, “GTAT” or the “Debtors”) submit this Disclosure Statement pursuant to section 1125 of the Bankruptcy Code to holders of Claims against and Equity Interests in the Debtors in connection with the solicitation of acceptances of the Debtors’ Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, Dated December 21, 2015 (the “Plan”). A copy of the Plan is attached to the Disclosure Statement as Exhibit A. The purpose of this Disclosure Statement is to provide information of a kind, and in sufficient detail, to enable creditors of the Debtors who are entitled to vote on the Plan to make informed decisions on whether to vote to accept or reject the Plan. To that end, this Disclosure Statement contains various summaries of the Plan and events that occurred during the Chapter 11 Cases. The Debtors are proposing the Plan following extensive negotiations with certain of their key stakeholders, including the Financing Support Parties, the Consenting Parties, and the Creditors’ Committee. As a result of these discussions, these key stakeholders have agreed to support the restructuring set forth in the Plan. In connection with the Plan, the Financing Support Parties5 have committed $80 million of Exit Financing that will fund, in part, the Debtors’ obligations under the Plan. Without new financing, the Debtors could not emerge from chapter 11 as a going concern. The Financing Support Parties consist of certain of the DIP Lenders in the Chapter 11 Cases, as well as holders of large prepetition claims against GT Hong Kong, the Corp Debtors, and GT Inc. In addition, the Creditors’ Committee and the Consenting Parties6 support the Plan. The Consenting Parties consist of Financing Support Parties as well as certain of the DIP Lenders and holders of Claims arising under the GT Inc. Notes. Under the Exit Financing Commitment Letter, each Consenting Party and each Financing Support Party agreed that it will vote all its Claims against the Debtors, including the Claims identified on Schedule 1 to the Exit Financing Commitment Letter and any Claims acquired after November 28, 2015, to accept the Plan (so long it is consistent with the Plan Term Sheet). As a result, the Plan has the support of a large, diverse group of creditors holding substantial claims at multiple levels of the Debtors’ capital structure. 4 This executive summary is qualified in its entirety by the more detailed information contained in the Plan and elsewhere in this Disclosure Statement. Capitalized terms that are used but not defined in this Disclosure Statement have the meanings ascribed to them in the Plan. A term used but not defined in either this Disclosure Statement or the Plan has the meaning given it in the Bankruptcy Code or the Bankruptcy Rules. 5 The Financing Support Parties include one or more affiliates of or funds managed by WBox 2014-3 Ltd., Jefferies LLC, QPB Holdings Ltd., Wolverine Flagship Fund Trading Limited, Privet Fund Management LLC, Citigroup Financial Products Inc., Caspian Capital LP, Corre Partners Management LLC, and Empyrean Capital Partners, LP. 6 The Consenting Parties include AQR Capital Management, LLC, Aristeia Capital, L.L.C., CNH Partners, LLC, Latigo Partners, LP, New Generation Advisors, LLC, Pine River Capital Management, L.P., and their respective permitted assignees.

v The Plan and the distributions contemplated thereby are premised on a global settlement (the “Global Settlement”) of numerous inter-Debtor, Debtor-creditor, and inter-creditor issues, including substantive consolidation, the allocation of Reorganized Common Stock and other value to be distributed to creditors under the Plan, treatment of the Debtors’ tax attributes, and other issues affecting the Debtors and their creditors. In the weeks leading to the filing of the Plan, the parties to the Global Settlement exchanged numerous proposals and counterproposals on the terms of a chapter 11 plan, and the parties conferred on numerous occasions in an attempt to achieve a global consensus in these Chapter 11 Cases. In addition, in the months leading up to the Global Settlement, the Debtors, through their investment banker Rothschild, and in consultation with the Creditors’ Committee, solicited proposals for exit financing and a comprehensive restructuring from more than 100 separate parties, including certain of the Debtors’ DIP Lenders. Notwithstanding the breadth of these marketing efforts, only two competing restructuring proposals were submitted for consideration by the Debtors, the Creditors’ Committee, and other key constituencies in these Chapter 11 Cases. The Global Settlement that forms the basis for the Plan emerged as the superior proposal following extensive good faith negotiations amongst the Debtors, the Creditors’ Committee, and the Financing Support Parties, when compared to the alternative restructuring proposal received by the Debtors. As a result of the market-testing that preceded the Global Settlement, the parties supporting the Plan, including the Creditors’ Committee appointed in these Chapter 11 Cases, believe the Plan represents the best available option for all creditors and parties in interest. The Plan not only keeps the Debtors operating as a going concern but also provides for the distribution to holders of Allowed General Unsecured Claims of a portion of the Reorganized Debtors’ equity or Cash (in lieu of such equity) that is not being distributed to the Financing Support Parties. In addition, the Plan also establishes a Litigation Trust that may generate Cash for distribution for holders of Allowed General Unsecured Claims in accordance with the procedures and methodologies set forth in the Litigation Trust Agreement. In light of the lack of a superior proposals for the Debtors’ emergence from chapter 11, and the fact that the Liquidation Analysis attached hereto as Exhibit D shows that liquidation of the Debtors under chapter 7 of the Bankruptcy Code would not produce any recoveries for general unsecured creditors, the Creditors’ Committee believes that the Plan embodies the best alternative for unsecured creditors and recommends that all unsecured creditors vote to accept the Plan. Under the Plan, holders of Allowed Administrative Expense Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims, and Allowed Secured Tax Claims, will be paid in full in Cash unless such holders agree to less favorable treatment, and holders of Allowed Other Secured Claims, at the option of the applicable Debtor, will either be reinstated, paid in full in Cash, or the holders of such Allowed Other Secured Claims will receive the collateral securing such Allowed Other Secured Claim. Holders of DIP Facility Claims will receive (i) Cash in an amount of such Allowed DIP Facility Claim; (ii) the DIP Warrants; (iii) the DIP Amendment Fee, and (iv) the DIP Prepayment Fee. Any holder of a DIP Facility Claim or and Administrative Expense Claim that is also a Financing Support Party may, at its option, elect to exchange, on a dollar-for-dollar basis, some or all of such Claims to participate in the Exit Financing based upon and solely up to its

vi respective Exit Financing Commitment Amount, which exchanged amount shall be in lieu of the cash distribution to which it would otherwise be entitled. In accordance with the Plan, (a) holders of Allowed GT Inc. Notes Claims in Class 4A will receive (i) Reorganized Common Stock (subject to the Cashing-Out Programs), (iii) a portion of the Excess Proceeds, if any; (iii) a beneficial interest in the Litigation Trust, and (iv) the Noteholder Warrants, and (b) holders of Allowed General Unsecured Claims in Classes 4C and 4D will receive (i) Reorganized Common Stock (subject to the Cashing-Out Programs), (ii) a portion of the Excess Proceeds, if any, and (iii) a beneficial interest in the Litigation Trust, in each case, in a percentage as set forth in Section 5.4, 5.6 and 5.7 of the Plan. Upon the Effective Date of the Plan, the Reorganized Debtors’ capital structure will consist of (a) the Senior Secured Notes in the amount of $60 million, (b) shares of Preferred Stock, which will represent 86% of the ownership of the common stock in Reorganized GT Inc. on an as-converted basis (subject to dilution), and (c) shares of Reorganized Common Stock. Reorganized GT Inc. will issue the Preferred Stock to the Financing Support Parties in exchange for $20 million. Reorganized GT Inc. will also issue shares of Reorganized Common Stock to holders of Allowed General Unsecured Claims in Class 4A, Class 4C, and Class 4D, subject to dilution and the Cashing-Out Programs described below and in the Plan, which will represent 14% of the equity in Reorganized GT Inc. In accordance with the Plan, (a) holders of Allowed GT Inc. Notes Claims in Class 4A will receive their pro rata share of (i) 21.6% of the Reorganized Common Stock Pool, (ii) 12.5% of the Excess Proceeds, if any, (iii) a 12.5% beneficial interest in the Litigation Trust, and (iv) the Noteholder Warrants; (b) holders of Allowed Corp. Debtors General Unsecured Claims will receive their pro rata share of (i) 62.0% of the Reorganized Common Stock Pool, (ii) 71.1% of the Excess Proceeds, if any, and (iii) a 71.1% beneficial interest in the Litigation Trust; and (c) holders of Allowed GT Hong Kong General Unsecured Claims will receive their pro rata share of (i) 16.4% of the Reorganized Common Stock Pool, (ii) 16.4% of Excess Proceeds, if any, and (iii) a 16.4% beneficial interest in the Litigation Trust. The Cashing-Out Programs set forth in the Plan are described in further detail in Section 6.1(d) of the Plan. The Cashing-Out Programs apply to holders of General Unsecured Claims in Classes 4A, 4C and 4D of the Plan. In accordance with the Cashing-Out Programs, a Cashing- Out Reserve of $1.5 million (the “Cashing-Out Cap”) will be established under the Plan to pay, under certain circumstances, Cash in lieu of distributions of Reorganized Common Stock to the holders of Claims in Classes 4A, 4C and 4D. Subject to the Cashing-Out Cap, a holder of a Claim in one of those Classes may, in lieu of any Reorganized Common Stock it is entitled to receive under the Plan, elect to receive Cash in an amount equal to the imputed value as of the Effective Date of the shares of Reorganized Common Stock that would otherwise be distributed to such holders under the Plan. In the event of a Cashing-Out Oversubscription, Cash shall be distributed from the Cashing-Out Reserve (1) first, to make the Cash payments pursuant to Section 6.1(d)(ii) of the Plan and (2) second, to make Cash payments to satisfy Allowed General Unsecured Claims of Cashing-Out Election Holders and Cash payments pursuant to Section 6.1(d)(iii) in order of smallest Claim to largest Claim until all funds in the Cashing-Out Reserve are depleted, at which

vii point the Reorganized Debtors shall distribute shares of Reorganized Common Stock to Cashing- Out Election Holders in accordance with Section 5.4, 5.6, or 5.7 of the Plan, as applicable. Additionally, holders of Allowed GT Inc. General Unsecured Claims in Class 4B will receive a Cash distribution pursuant to Section 5.5 of the Plan substantially equal, as a percentage of its Allowed GT Inc. General Unsecured Claim, to the recovery, calculated as of the Effective Date and as a percentage of such Claim, that a holder of an Allowed GT Inc. Notes Claim is to obtain under the Plan. The Plan also contains certain releases, including (a) the releases set forth in Section 14.2 of the Plan by the Debtors and Reorganized Debtors in favor of the D&O Releasees, (b) the releases set forth in Section 14.3 of the Plan by the Debtor Releasees, the D&O Releasees, the Litigation Trust, the Litigation Trustee, and holders of Claims against or Equity Interests in any of the Debtors in favor of the Plan Support Party Releasees and the DIP Facility Lender Releasees, and (c) the releases set forth in Section 14.4 of the Plan by (1) the Financing Support Parties, (2) the Consenting Parties, and (3) each holder of Claims against any of the Debtors who either (i) does not opt out of this release, (ii) is paid in full under the Plan, or (iii) is deemed to have accepted the Plan, in favor of the Debtor Releasees and the D&O Releasees. The Ballots to be distributed to holders of Claims entitled to vote on the Plan will allow such holders to opt out of the release of the Debtor Releasees and the D&O Releasees under Section 14.4 of the Plan. THIS EXECUTIVE SUMMARY IS INTENDED SOLELY AS A SUMMARY OF CERTAIN PROVISIONS OF THIS DISCLOSURE STATEMENT AND THE PLAN. YOU SHOULD READ THIS DISCLOSURE STATEMENT AND THE PLAN AND EACH OF THEIR RESPECTIVE EXHIBITS AND SCHEDULES IN THEIR ENTIRETY PRIOR TO MAKING ANY DETERMINATION TO ACCEPT OR REJECT THE PLAN. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THIS EXECUTIVE SUMMARY AND THE PLAN (INCLUDING ANY ATTACHMENTS TO THE PLAN) AND THE PLAN SUPPLEMENT, THE LATTER SHALL CONTROL. THE DEBTORS BELIEVE THAT THE PLAN WILL ENABLE THEM TO ACCOMPLISH THE OBJECTIVES OF CHAPTER 11 AND THAT ACCEPTANCE OF THE PLAN IS IN THE BEST INTERESTS OF THE DEBTORS AND THEIR CREDITORS. THE CREDITORS’ COMMITTEE SUPPORTS CONFIRMATION OF THE PLAN. THE DEBTORS AND THE CREDITORS’ COMMITTEE URGE CREDITORS TO VOTE TO ACCEPT THE PLAN. THE CREDITORS’ COMMITTEE HAS ALSO PREPARED A LETTER IN SUPPORT OF CONFIRMATION OF THE PLAN, WHICH LETTER IS INCLUDED IN THE SOLICITATION PACKAGES. CREDITORS SHOULD REVIEW THE CREDITORS’ COMMITTEE’S LETTER IN CONNECTION WITH EVALUATING THE PLAN AND DISTRIBUTIONS TO BE MADE UNDER THE PLAN. ARTICLE XII OF THE PLAN CONTAIN RELEASE, EXCULPATION, AND INJUNCTIVE PROVISIONS. YOU ARE ADVISED TO CAREFULLY REVIEW AND CONSIDER THESE PROVISIONS OF THE DISCLOSURE STATEMENT AND THE PLAN BECAUSE YOUR RIGHTS MIGHT BE AFFECTED THEREUNDER.

viii A. SOLICITATION AND ACCEPTANCE OF PLAN 1. General On [_______], 2016, the Bankruptcy Court entered the Disclosure Statement Order approving the Disclosure Statement Order approving this Disclosure Statement as containing “adequate information” (information of a kind and in sufficient detail to enable a hypothetical reasonable investor typical of the holders of Claims and Equity Interests to make an informed judgment regarding the Plan. This Disclosure Statement is submitted pursuant to Section 1125 of the Bankruptcy Code and is being furnished to holders of Claims in the Voting Classes (as defined herein) (i) for the purpose of soliciting their votes on the Plan; and (ii) in connection with the hearing scheduled for _______, 2016, at __:__ _.m. (Eastern Time) to consider an order confirming the Plan. THE BANKRUPTCY COURT’S APPROVAL OF THIS DISCLOSURE STATEMENT CONSTITUTES NEITHER A GUARANTY OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN NOR AN ENDORSEMENT OF THE MERITS OF THE PLAN BY THE BANKRUPTCY COURT. This Disclosure Statement is also being furnished to certain other creditors and other entities for notice or informational purposes. The primary purpose of this Disclosure Statement is to provide adequate information to holders of Claims in the Voting Classes to make a reasonably informed decision with respect to the Plan prior to exercising the right to vote to accept or reject the Plan. A copy of the Disclosure Statement Order entered by the Bankruptcy Court and a notice of, among other things, voting procedures and the dates set for objections to and the hearing on confirmation of the Plan (the “Notice of Confirmation Hearing”) are also being transmitted with this Disclosure Statement. The Disclosure Statement Order and the Notice of Confirmation Hearing set forth in detail the deadlines, procedures, and instructions for casting votes to accept or reject the Plan, for filing objections to confirmation of the Plan, the treatment for balloting purposes of certain types of Claims, and the assumptions for tabulating Ballots. In addition, detailed voting instructions accompany each Ballot. The last day for a Ballot to be actually received with respect to voting to accept or reject the Plan is _______, 2016, at __:_.m. (Eastern Time). Each holder of a Claim within a Class entitled to vote should read the Disclosure Statement, the Plan, the Disclosure Statement Order, the Notice of Confirmation Hearing, and the instructions accompanying the Ballots in their entirety before voting on the Plan. These documents contain important information concerning how Claims and Equity Interests are classified for voting purposes and how votes will be tabulated. 2. Overview of Chapter 11 In accordance with the provisions of the Bankruptcy Code, a debtor may propose to either reorganize or liquidate its assets. The commencement of a chapter 11 bankruptcy case creates an estate this is comprised of all of the legal, contractual, and equitable interests of the debtor as of the commencement of the case. The Bankruptcy Code provides authority for a

ix debtor to continue to manage and operate its business and remain in possessions of its property. The consummation of a plan is the primary objective of the chapter 11 process. A chapter 11 plan (i) divides claims and equity interests into classes, (ii) sets forth the consideration each class will receive under the plan, (iii) provides a mechanism for implementation of the plan, and (iv) in the case of a reorganization, sets forth the future conduct of the reorganized debtor. Confirmation of a plan by a bankruptcy court binds the debtor, creditors, and equity security holders to the terms of the plan. Generally, certain holders of claims against and equity interest in the debtor are permitted to vote to accept or reject a plan. A plan will designate whether a class of claims is “impaired” or “unimpaired” and whether holders of claims in such class are entitled to vote on the plan. Prior to soliciting votes on the plan, section 1125 of the Bankruptcy Code requires a debtor to prepare a disclosure statement containing adequate information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment to accept or reject the plan. The Debtors are distributing this Disclosure Statement to holders of Claims against the Debtors that are expected to receive a distribution under the Plan in satisfaction of the requirements of section 1125 of the Bankruptcy Code. Because existing shareholders of GT Inc. are not receiving a distribution under the Plan, they are deemed to have rejected the Plan, and their vote is therefore not being solicited. 3. Who Is Entitled to Vote Under the Bankruptcy Code, only holders of Claims that are “impaired” are entitled to vote to accept or reject the Plan. The Bankruptcy Code defines acceptance of a plan by a class of claims as acceptance by holders of at least two-thirds (⅔) in dollar amount and more than one- half (½) in number of the claims of that class that cast ballots for acceptance or rejection of the plan. Thus, acceptance by a class of claims occurs only if at least two-thirds (⅔) in dollar amount and a majority in number of the holders of Claims voting cast their ballots to accept the plan. See Section IX (“Voting Requirements”) and Section X (“Confirmation of the Plan”). Your vote on the Plan is important. The Bankruptcy Code requires as a condition to confirmation of a plan of reorganization that each class that is impaired and entitled to vote under a plan votes to accept such plan, unless the plan is being confirmed under the “cramdown” provisions of section 1129(b) of the Bankruptcy Code. Section 1129(b) permits confirmation of a plan of reorganization, notwithstanding the nonacceptance of the plan by one or more impaired classes of claims or equity interests, so long as at least one impaired class of claims or interests votes to accept a proposed plan. Under that section, a plan may be confirmed by a bankruptcy court if it does not “discriminate unfairly” and is “fair and equitable” with respect to each non- accepting class. Each of Classes 5 (Subordinated Securities Claims) and 6 (GT Inc. Equity Interests) will receive no distribution or benefits under the Plan, and, therefore, are conclusively deemed to have rejected the Plan, and are not entitled to vote. The Debtors are seeking acceptances of the Plan from holders of Claims in each of Classes 4A (GT Inc. Notes Claims), 4B (GT Inc. General Unsecured Claims), 4C (Corp Debtors General Unsecured Claims), and 4D (GT Hong Kong General Unsecured Claims) (collectively, the “Voting Classes”). The Claims in all other Classes

x are Unimpaired, and the holders of Claims in Unimpaired Classes are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote. For a description of the Classes, Claims, and Equity Interests, and their treatment under the Plan, see Articles III, IV, and V of the Plan. 4. Ballots If you are entitled to vote to accept or reject the Plan, see Section IX.B (“Voting Requirements—Holders of Claims Entitled to Vote”), a Ballot or Ballots, specific to the Claim held, is enclosed for voting on the Plan. As further detailed below, on the Ballot you will also have the option to opt out of the releases set forth in Section 14.4 of the Plan in favor of the Debtor Releasees and the D&O Releasees. If you hold Claims in more than one Class and are entitled to vote such Claims in more than one Class, you must use separate Ballots for each Class of Claims. If you hold more than one Claim classified in a single class of Claims, you must vote all your Claims within that Class to either accept or reject the Plan, and may not split your votes within a particular Class; thus, a Ballot (or group of Ballots) within a particular Class that partially accepts and partially rejects the Plan shall not be counted. Importantly, when you vote, you must use only the Ballot or Ballots sent to you (or copies if necessary) with this Disclosure Statement. IN ORDER FOR YOUR BALLOT TO BE COUNTED, YOUR BALLOT MUST BE PROPERLY COMPLETED AND RECEIVED SO THAT IT IS RECEIVED NO LATER THAN [__________], 2016 AT 4:00 P.M. (PREVAILING EASTERN TIME) BY THE VOTING AGENT AS SET FORTH ON THE BALLOT. See Section IX.A (“Voting Requirements— Voting Deadline”) and Section IX.D.1 (“Voting Requirements— Voting Procedures— Ballots”). Prior to the Voting Deadline, if you cast more than one Ballot voting the same Claim, the last received, validly executed Ballot received before the Voting Deadline shall be deemed to reflect your intent and thus to supersede any prior Ballots. After the Voting Deadline, if you wish to change your vote, you can do so, if you meet the requirements of Bankruptcy Rule 3018(a), by filing a motion with the Bankruptcy Court with sufficient advanced notice so that it can be heard prior to the Confirmation Hearing scheduled for [______], 2016. Any such application must be filed and served in accordance with the procedures set forth in detail in the Disclosure Statement Order. 4. Inquiries If you have any questions about the procedure for voting your Claim or the packet of materials you received, please contact the GTAT Ballot Processing Center, c/o KCC, by regular mail at 2335 Alaska Avenue, El Segundo, CA 90245, by telephone at (888) 647-1732 (or outside of the U.S. at (310) 751-2622), or by email at gtatinfo@kccllc.com. If you wish to obtain an additional copy of the Plan, this Disclosure Statement, or any exhibits to such documents, at your own expense, unless otherwise specifically required by Bankruptcy Rule 3017(d), please contact the GTAT Ballot Processing Center, c/o KCC, by regular mail at 2335 Alaska Avenue, El Segundo, CA 90245, by telephone at (888) 647-1732 (or

xi outside of the U.S. at (310) 751-2622), or by email at gtatinfo@kccllc.com. Copies of the Plan, this Disclosure Statement, or any exhibits to such documents may also be obtained free of charge on KCC’s website for these chapter 11 cases (http://www.kccllc.net/gtat). B. PLAN OF REORGANIZATION 1. Overview of the Plan The following is a brief summary of certain material provisions of the Plan. These descriptions are qualified in their entirety by the provisions of the Plan, which is attached hereto as Exhibit A. As previously noted, the Plan is premised upon the Global Settlement, which represents a compromise and settlement of numerous inter-Debtor, Debtor-creditor, and inter-creditor issues designed to achieve an economic settlement of Claims against the Debtors and an efficient resolution of the Chapter 11 Cases. The Global Settlement constitutes a settlement of a number of potential litigation issues, including issues regarding substantive consolidation, the validity and enforceability of Intercompany Claims, and the allocation of Assets among the Estates. The Global Settlement is the result of extensive and vigorous negotiations among the Debtors, certain of their largest creditor constituencies, and the Creditors’ Committee. Absent the Global Settlement, many of the issues resolved by the Global Settlement, such as substantive consolidation, intercompany claims, allocation of tax attributes, and other issues, would likely result lengthy and expensive litigation to the detriment of Debtors’ estates and all stakeholders. Through the integrated Global Settlement of all disputed issues among the Debtors, the Consenting Parties, and the Creditors’ Committee, the Debtors believe they will be able to avoid the incurrence of significant litigation costs and delays in connection with the disputed intercompany and inter-creditor issues and exit bankruptcy protection expeditiously and with sufficient liquidity to execute their business plan. One of the main inter-Debtor issues faced by the Debtors in these Chapter 11 Cases is the possibility of substantive consolidation of some or all of the Debtors. A court order granting substantive consolidation of two or more legal entities results in (a) pooling of the assets of the consolidated entities into a common fund against which the creditors of all entities may assert their claims, (b) eliminating of intercompany claims among the consolidated entities, (c) permitting any creditor with an allowed claim against one of the consolidated entities to have an allowed claim against the consolidated pool, and (d) combining all of the creditors of a particular priority for purposes of voting on a reorganization plan. In these Chapter 11 Cases, the holders of the GT Inc. Notes are likely to be proponents of substantive consolidation of GT Inc. with GTAT Corp, with creditors of GTAT Corp likely to oppose such consolidation. It is possible that holders of GT Inc. Notes may establish a prima facie case that there is a substantial identity between GT Inc. and GTAT Corp. The noteholders would likely assert that the benefits to be gained from substantive consolidation include increased recoveries for unsecured creditors of GT Inc. and avoidance of the expense of unscrambling the assets and liabilities of GT Inc. from GTAT Corp. On the other hand, creditors of GTAT Corp likely would object strenuously. Among other arguments, they likely would

xii assert that (i) they relied upon the separate credit of GTAT Corp., (ii) holders of GT Inc. Notes have no basis to believe that GT Inc. and GTAT Corp are the same entity because of express disclosures and risk factors set forth in the GT Inc. Notes’ offering memoranda, and (iii) untangling the assets and liabilities of GT Inc. from those of GTAT Corp presents little difficulty as GT Inc. has few assets other than its equity interest in GTAT Corp. Because of competing interests and complexity on the facts and the law, a dispute over the substantive consolidation of GT Inc. and GTAT Corp is likely to lead to extensive and costly litigation. With respect to consolidation of GTAT Corp with GT Hong Kong, the Debtors’ analysis shows that the majority of substantial identity factors do not favor consolidation. With respect to consolidation of the remaining Debtor entities with GTAT Corp, the Debtors’ analysis shows a much stronger case for substantive consolidation among entities. Moreover, in the Debtors’ view, the benefits of substantive consolidation of those entities (including administrative convenience) significantly outweigh the costs and delay that would result from any litigation regarding the propriety of substantive consolidation in that context. Accordingly, the Plan proposes to substantive consolidate the Corp Debtors. The Global Settlement resolves all these substantive consolidation issues (and avoids the cost of related litigation) by allocating the Reorganized Common Stock Pool, the Excess Proceeds, and interests in the Litigation Trust to the general unsecured creditors of GT Inc., the Corp Debtors, and GT Hong Kong. The Debtors believe that the settlement of the substantive consolidation issues, as part of the Global Settlement, is fair and reasonable, especially in light of the fact that the Plan is the product of extensive, good faith negotiations among all key stakeholders, including the DIP Lenders, the Consenting Parties, and the Creditors’ Committee. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the Global Settlement and all other compromises and settlements provided for in the Plan, and the Bankruptcy Court’s findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtors, their Estates, their creditors, and other parties- in-interest, and are fair, equitable, and within the range of reasonableness. Each provision of the Global Settlement will be deemed non-severable from each other and from the remaining terms of the Plan. 2. Summary of Classification and Treatment under Plan The Plan sets forth how Claims against and Equity Interests in the Debtors will be treated if the Plan is confirmed by the Bankruptcy Court and subsequently consummated. With respect to general unsecured creditors, the Plan creates three different debtor groups: (i) GT Inc.; (ii) GT Hong Kong; and (iii) all other Debtors, which are defined as the Corp Debtors. All holders of Corp Debtors General Unsecured Claims will receive the same treatment, regardless of the specific Debtor against with such holder’s general unsecured claim is against. Only holders of “allowed” claims or equity interest may receive a distribution under a chapter 11 plan. A claim is “allowed” if the debtor agrees with the claim or, if there is a dispute regarding the claim, the bankruptcy court determines that the claim, including the amount, is a valid obligation of the debtors. Section 502(a) of the Bankruptcy Code provides that a timely filed claim is allowed unless the debtor or another party in interest objects to the claims. Section

xiii 502(b) of the Bankruptcy Code, however, specifies certain claims that may not be allowed even if a proof of such claim is filed. In addition, Bankruptcy Rule 3003(c)(2) prohibits the allowance of any claim that is either not listed in the debtor’s filed schedules or is listed as disputed, contingent, or unliquidated if the holder of such claim did not timely file a proof of claim. Your ability to vote and your distribution under the Plan, if any, depends on the type of Claim you hold. Holders of GT Inc. Equity Interests are not receiving any distribution under the Plan and are therefore deemed to reject the Plan. The following table summarizes the classification and treatment of prepetition Claims and Equity Interests under the Plan. This classification and treatment for all Classes is described in more detail in Articles III, IV, and V of the Plan. Estimated Claim amounts set forth in the following table are based upon the Debtors’ books and records and analysis of proofs of claim filed during the Chapter 11 Cases. There can be no assurance that the actual Claim amounts will not be significantly different from the estimates. This table is only a summary of the classification and treatment of Claims and Equity Interests under the Plan. Reference should be made to the entire Disclosure Statement and the Plan for a complete description of the classification and treatment of Claims and Equity Interests. Accordingly, this summary is qualified in its entirety by reference to the provisions of the Plan, a copy of which is attached as Exhibit A hereto. Class Type of Claim or Equity Interest Treatment Estimated Aggregate Amount of Allowed Claims Estimated Percentage Recovery of Allowed Claims 1 Priority Non- Tax Claims On or as soon after the Effective Date as practicable, unless the Debtors and the holder of an Allowed Priority Non-Tax Claim agree to less favorable treatment (in which event such other agreement will govern, but solely as between such holder of an Allowed Priority Non-Tax Claim and the Debtors, provided that such agreement shall be subject to the consent of the Majority Financing Support Parties), each holder of an Allowed Priority Non- Tax Claim shall receive, on account of and in full and final satisfaction, settlement, release, and discharge of such Claim, at the Debtors’ election, (i) Cash in the amount of such Allowed Priority Non-Tax Claim in accordance with section 1129(a)(9) of the Bankruptcy Code or (ii) such other treatment required to render such Claim Unimpaired pursuant to section 1124 of the Bankruptcy Code. All Allowed Priority Non-Tax Claims against the Debtors which are not due and payable on or before the Effective Date shall be paid by the Reorganized Debtors when such Claims become due and payable in the ordinary course of business in accordance with the terms thereof. Approximately $1.0 million 100% 2 Secured Tax On or as soon after the Effective Date as practicable, unless the Debtors and the holder of an Allowed Secured $0 100%

xiv Class Type of Claim or Equity Interest Treatment Estimated Aggregate Amount of Allowed Claims Estimated Percentage Recovery of Allowed Claims Claims Tax Claim agree to less favorable treatment (in which event such other agreement will govern, but solely as between such holder of an Allowed Secured Tax Claim and the Debtors, provided that such agreement shall be subject to the consent of the Majority Financing Support Parties), each holder of an Allowed Secured Tax Claim shall receive, on account of and in full and final satisfaction, settlement, release, and discharge of such Claim and any Liens securing such Claim, in accordance with sections 1129(a)(9)(C) and (D) of the Bankruptcy Code, Cash in the amount of such Allowed Secured Tax Claim: (a) on, or as soon as practicable after, the later of (i) the Effective Date and (ii) the date such Secured Tax Claim becomes an Allowed Secured Tax Claim; or (b) in regular payments in equal installments over a period of time not to exceed five (5) years after the Petition Date with interest at a rate determined in accordance with section 511 of the Bankruptcy Code; provided, that the first such regular payment shall represent a percentage recovery at least equal to that expected to be received by the most favored holders of Allowed General Unsecured Claims; provided further, that the Reorganized Debtors may prepay the entire amount of the Allowed Secured Tax Claim at any time in its sole discretion. All Allowed Secured Tax Claims that are not due and payable on or before the Effective Date shall be paid by the Reorganized Debtors when such claims become due and payable in the ordinary course of business in accordance with the terms thereof. 3 Other Secured Claims On or as soon after the Effective Date as practicable, unless the Debtors and the holder of an Allowed Other Secured Claim agree to less favorable treatment (in which event such other agreement will govern, but solely as between such holder of an Allowed Other Secured Claim and the Debtors, provided that such agreement shall be subject to the consent of the Majority Financing Support Parties), each holder of an Allowed Other Secured Claim shall receive, on account of and in full and final satisfaction, settlement, release, and discharge of such Claim, the following treatment at the option of the applicable Debtor: (i) reinstatement of any such Allowed Other Secured Claim pursuant to section 1124 of the Bankruptcy Code; (ii) payment in full in Cash of any such Allowed Other Secured Claim; or (iii) satisfaction of any such Allowed Other Secured Claim by surrendering the Collateral securing any such Allowed Other Secured Claim. Approximately $1.7 million 100%

xv Class Type of Claim or Equity Interest Treatment Estimated Aggregate Amount of Allowed Claims Estimated Percentage Recovery of Allowed Claims 4A GT Inc. Notes Claims On or as soon after the Effective Date as practicable, unless the Debtors and the holder of an Allowed GT Inc. Notes Claim agree to less favorable treatment (in which event such other agreement will govern, but solely as between such holder of an Allowed GT Inc. Notes Claim and the Debtors, provided that such agreement shall be subject to the consent of the Majority Financing Support Parties), each holder of an Allowed GT Inc. Notes Claim shall receive, on account of and in full and final satisfaction, settlement, release, and discharge of such Claim, its Pro Rata share of (i) 21.6% of the Reorganized Common Stock Pool, (ii) the GT Inc. Excess Proceeds Pool; (iii) 12.5% of the beneficial interests in the Litigation Trust, and (iv) the Noteholder Warrants; provided, however, that the Distribution of Reorganized Common Stock to holders of Allowed GT Inc. Notes Claims is subject to the Cashing-Out Programs set forth in Section 6.1(d) of the Plan Approximately $436.1 million Approximately 0.161% 4B GT Inc. General Unsecured Claims On or as soon after the Effective Date as practicable, unless the Debtors and the holder of an Allowed GT Inc. General Unsecured Claim agree to less favorable treatment (in which event such other agreement will govern, but solely as between such holder of an Allowed GT Inc. General Unsecured Claim and the Debtors, provided that such agreement shall be subject to the consent of the Majority Financing Support Parties), each holder of an Allowed GT Inc. General Unsecured Claim shall receive, on account of and in full and final satisfaction, settlement, release, and discharge of such Claim, a Distribution of Cash in an amount calculated to provide a recovery to such holder of substantially equal value as a percentage of its Allowed GT Inc. General Unsecured Claim, to the recovery, calculated as of the Effective Date and as a percentage of such Claim, that a holder of an Allowed GT Inc. Notes Claim is to obtain under the Plan; provided, however, that any such Distribution shall not reduce the Distributions to be made to holders of Allowed GT Inc. Notes Claims pursuant to the Plan; provided further, however, that the amount of Cash distributed to all holders of GT Inc. General Unsecured Claims, pursuant to the Plan and on account of such Claims, shall in no event exceed $500,000 in the aggregate. Approximately $21.4 million to $181.9 million Approximately 0.161% 4C Corp Debtors General Unsecured On or as soon after the Effective Date as practicable, unless the Debtors and the holder of an Allowed Corp Debtors General Unsecured Claim agreed to less Approximately $83.2 million to Approximately 0.790% to

xvi Class Type of Claim or Equity Interest Treatment Estimated Aggregate Amount of Allowed Claims Estimated Percentage Recovery of Allowed Claims Claims favorable treatment (in which event such other agreement will govern, but solely as between such holder of an Allowed Corp Debtors General Unsecured Claim and the Debtors, provided that such agreement shall be subject to the consent of the Majority Financing Support Parties), each holder of an Allowed Corp Debtors General Unsecured Claim shall receive, on account of and in full and final satisfaction, settlement, release, and discharge of such Claim, its Pro Rata share of (i) 62% of the Reorganized Common Stock Pool, (ii) the Corp Debtors Excess Proceeds Pool, and (iii) 71.1% of the beneficial interests in the Litigation Trust; provided, however, that the Distribution of Reorganized Common Stock to holders of Allowed Corp Debtors General Unsecured Claims is subject to the Cashing-Out Programs set forth in Section 6.1(d) of the Plan. $255.6 million 2.427% 4D GT Hong Kong General Unsecured Claims On or as soon after the Effective Date as practicable, unless the Debtors and the holder of an Allowed GT Hong Kong General Unsecured Claim agree to less favorable treatment (in which event such other agreement will govern, but solely as between such holder of an Allowed GT Hong Kong General Unsecured Claim and the Debtors, provided that such agreement shall be subject to the consent of the Majority Financing Support Parties), each holder of an Allowed GT Hong Kong General Unsecured Claim shall receive, on account of and in full and final satisfaction, settlement, release, and discharge of such Claim, its Pro Rata share of (i) 16.4% of the Reorganized Common Stock Pool, (ii) the GT Hong Kong Excess Proceeds Pool, and (iii) 16.4% of the beneficial interests in the Litigation Trust; provided, however, that the Distribution of Reorganized Common Stock to holders of Allowed Corp Debtors General Unsecured Claims is subject to the Cashing-Out Programs set forth in Section 6.1(d) of the Plan. Approximately $80.5 million $108.6 million Approximately 0.492% to 0.663% 5 Subordinated Securities Claims On the Effective Date, all Subordinated Securities Claims shall be extinguished, cancelled and discharged and the holders of any Subordinated Securities Claims shall not be entitled to, and shall not receive or retain, any property or Distribution on account of such Subordinated Securities Claims under the Plan. The treatment of Subordinated Securities Claims under the Plan is in accordance with and gives effect to the provisions of section 510(b) of the Bankruptcy Code. Unliquidated 0%

xvii Class Type of Claim or Equity Interest Treatment Estimated Aggregate Amount of Allowed Claims Estimated Percentage Recovery of Allowed Claims 6 GT Inc. Equity Interests On the Effective Date, all GT Inc. Equity Interests shall be extinguished, cancelled, and discharged, and the holders of any GT Inc. Equity Interests shall not be entitled to, and shall not receive or retain, any property or Distribution on account of such Equity Interests under the Plan. N/A 0% 7 Intercompany Equity Interests Except as otherwise provided in Section 8.4 of the Plan, on the Effective Date, Intercompany Equity Interests shall receive no Distribution in respect of their equity interests and shall be reinstated, for administrative purposes only, at the election of the Debtors. N/A N/A C. DESCRIPTION OF OTHER NECESSARY PROCEDURES The hearing to determine whether to confirm the Plan has been scheduled to commence on [_______], 2016, at [_______] (prevailing Eastern Time) before the Honorable Henry J. Boroff, United States Bankruptcy Judge, of the United States Bankruptcy Court for the District of New Hampshire, [insert location of hearing]. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice, except for an announcement of the adjourned date made at the Confirmation Hearing. In addition, except as expressly provided in the Plan, the Plan may be modified pursuant to section 1127 of the Bankruptcy Code, prior to, during or as a result of the Confirmation Hearing, without further notice to parties in interest. At the Confirmation Hearing, the Bankruptcy Court will determine whether the requirements for confirmation of the Plan under section 1129 of the Bankruptcy Code have been satisfied and, if appropriate, will enter an order confirming the Plan. See Section IX (“Voting Requirements”) and Section X (“Confirmation of the Plan”). As set forth in Article XII of the Plan, both confirmation and consummation of the Plan are subject to certain conditions, which may be waived as provided in the Plan.

TABLE OF CONTENTS I. INTRODUCTION ............................................................................................................. 1  A. Definitions.............................................................................................................. 1  B. Notice to Holders of Claims in Voting Classes ..................................................... 2  C. Solicitation Package ............................................................................................... 4  D. Voting Procedures .................................................................................................. 4  1. General Information ................................................................................... 4  2. Voting on the Plan ..................................................................................... 5  E. Confirmation Hearing ............................................................................................ 6  II. OVERVIEW OF GTAT AND ITS BUSINESS ................................................................ 8  A. General ................................................................................................................... 8  1. Polysilicon Segment................................................................................... 9  2. Photovoltaic Segment ................................................................................ 9  3. Sapphire Segment ...................................................................................... 9  4. Silicon Carbide Business ......................................................................... 10  B. Corporate Structure .............................................................................................. 10  C. Prepetition Apple Agreements ............................................................................. 11  D. Unsecured Notes .................................................................................................. 13  1. 2017 Notes ............................................................................................... 13  2. 2020 Notes ............................................................................................... 13  III. CERTAIN KEY EVENTS LEADING TO THE COMMENCEMENT OF THE CHAPTER 11 CASES ..................................................................................................... 13  IV. OVERVIEW OF CHAPTER 11 CASES ........................................................................ 14  A. Commencement ................................................................................................... 14  B. Parties in Interest.................................................................................................. 14  1. Court ........................................................................................................ 14  2. Advisors to the Debtors ........................................................................... 14  3. Creditors’ Committee and Its Advisors ................................................... 15  4. Fee Examiner and Its Advisors ................................................................ 15  C. First Day Orders ................................................................................................... 16  1. Joint Administration Motion .................................................................... 16  2. Tax Motion............................................................................................... 16

Table of Contents (continued) Page 3. Insurance Motion ..................................................................................... 17  4. Cash Management Motion ....................................................................... 17  5. Employee Wage and Benefit Motion ....................................................... 18  6. Customer Programs Motion ..................................................................... 18  7. Shipping and Mechanics Lien Motion ..................................................... 18  8. Reclamation Procedures Motion .............................................................. 19  9. NOL Motion............................................................................................. 19  10. Utilities Motion ........................................................................................ 20  D. Filing Deadline for Prepetition Claims ................................................................ 20  E. Statements of Financial Affairs and Schedules of Assets and Liabilities ............ 20  V. WIND DOWN OF SAPPHIRE GROWTH AND PRODUCTION BUSINESS, SETTLEMENT WITH APPLE, AND ASSET SALES .................................................. 20  A. Wind Down of Sapphire Growth and Production Business................................. 20  B. Original Settlement With Apple .......................................................................... 21  C. Asset Sales ........................................................................................................... 23  1. Excess Assets Sales.................................................................................. 23  2. Online Auctions ....................................................................................... 23  3. Customer X Transaction .......................................................................... 24  4. SSG Sale .................................................................................................. 24  5. Hyperion Sale ........................................................................................... 25  6. Merlin Marketing Process ........................................................................ 26  VI. DIP FINANCING AND INTERCOMPANY SETTLEMENT ....................................... 26  A. DIP Financing ...................................................................................................... 26  B. Intercompany Settlement ..................................................................................... 28  C. Change in Chief Executive Officer ...................................................................... 29  D. Revised Apple Settlement Agreement and Related Amendments to DIP Financing and Intercompany Settlement ............................................................. 30  1. Revised Apple Settlement Agreement ..................................................... 31  2. ASF Auction and Sale to Vast Billion ..................................................... 31  3. Amendment to Intercompany Settlement ................................................ 32  4. DIP Financing Amendment ..................................................................... 32

Table of Contents (continued) Page E. Exit Financing Commitment ................................................................................ 33  1. Senior Secured Notes ............................................................................... 34  2. Preferred Stock......................................................................................... 35  VII. OTHER DEVELOPMENTS IN THE CHAPTER 11 CASES ........................................ 35  A. SEC Matters ......................................................................................................... 35  1. Regulatory Inquiries ................................................................................. 35  2. Stipulation With SEC Regarding Challenge to Dischargeability ............ 36  B. Litigation with Tera Xtal Technology Corp. ....................................................... 36  1. Undelivered ASF Furnaces ...................................................................... 36  2. TXT’s Motion for Allowance and Payment of Purported Administrative Expense Claims ............................................................... 37  3. Preferential Transfer Litigation Against TXT ......................................... 38  C. Litigation With Manz AG and Manz China Suzhou Ltd. .................................... 38  D. APS Settlement .................................................................................................... 39  E. Meyer Burger Settlement ..................................................................................... 39  F. Stipulations with Expeditors and Kerry Logistics ............................................... 40  1. Stipulation with Expeditors...................................................................... 40  2. Stipulation with Kerry.............................................................................. 40  G. Mesa Fire ............................................................................................................. 41  H. Waaree Transaction ............................................................................................. 42  I. 503(b)(9) Claims Report ...................................................................................... 42  J. Key Employee Incentive Plan and Key Employee Retention Plan ..................... 43  K. Request for Official Committee of Equity Holders ............................................. 44  L. Extensions of Exclusivity .................................................................................... 44  M. Claims Objections ................................................................................................ 44  1. Omnibus Claims Objection Procedures ................................................... 44  2. Expedited Adjudication of Claims ........................................................... 45  3. Administrative Expense Bar Date ............................................................ 45  N. Preferential Transfers ........................................................................................... 46  VIII. SUMMARY OF CHAPTER 11 PLAN ........................................................................... 47

Table of Contents (continued) Page A. Global Settlement................................................................................................. 47  1. Considerations Related to Substantive Consolidation ............................. 47  2. Recharacterization of Intercompany Obligations .................................... 50  B. Overall Structure of the Plan................................................................................ 50  IX. VOTING REQUIREMENTS .......................................................................................... 51  A. Voting Deadline ................................................................................................... 52  B. Holders of Claims Entitled to Vote ...................................................................... 52  C. Vote Required for Acceptance of Class ............................................................... 54  D. Voting Procedures ................................................................................................ 54  1. Ballots ...................................................................................................... 54  2. Withdrawal or Change of Votes on Plan ................................................. 55  3. Voting Multiple Claims ........................................................................... 56  X. CONFIRMATION OF THE PLAN................................................................................. 56  A. Confirmation Hearing .......................................................................................... 56  B. Deadline to Object to Confirmation ..................................................................... 56  C. Requirements for Confirmation of the Plan ......................................................... 57  1. Requirements of Section 1129(a) of Bankruptcy Code ........................... 57  2. Acceptance by Impaired Classes ............................................................. 60  3. Feasibility ................................................................................................. 60  4. Requirements of Section 1129(b) of Bankruptcy Code ........................... 61  XI. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN ............................................................................................................................... 62  A. Liquidation Under Chapter 7 ............................................................................... 62  B. Alternative Plan ................................................................................................... 62  C. Dismissal .............................................................................................................. 62  XII. CERTAIN RISK FACTORS TO BE CONSIDERED .................................................... 63  A. General Considerations ........................................................................................ 63  B. Certain Bankruptcy Considerations ..................................................................... 63  1. Failure to Satisfy Vote Requirement........................................................ 63  2. Risk of Non-Confirmation of Plan; Feasibility ........................................ 63

Table of Contents (continued) Page 3. Non-Consensual Confirmation ................................................................ 64  4. The Debtors May Object to the Amount or Classification of a Claim ........................................................................................................ 64  5. Contingencies Not to Affect Votes of Impaired Classes to Accept or Reject the Plan ..................................................................................... 64  6. Risk of Non-Consummation of Plan ........................................................ 64  7. Risk of Chapter 7 Liquidation.................................................................. 65  8. Estimation for Allowed Claims ............................................................... 66  9. Potential Claims Against Non-Debtor GT Guiyang ................................ 66  C. Factors That May Affect the Value of Distributions Under the Plan .................. 66  1. Risks Associated with the Debtors’ Business Operations ....................... 66  2. Certain Risks Relating to the Reorganized Common Stock .................... 76  3. Certain Risks Relating to the Litigation Trust ......................................... 81  D. Inherent Uncertainty of the Financial Projections ............................................... 81  E. Additional Factors That May Affect Distributions to Holder of General Unsecured Claims ................................................................................................ 82  1. Allowance of General Unsecured Claims ................................................ 82  2. Proceeds of Preference Litigation ............................................................ 82  3. Excess Proceeds ....................................................................................... 82  4. Litigation Risks ........................................................................................ 83  F. Disclosure Statement Disclaimer ......................................................................... 83  1. Information Contained Herein is for Soliciting Votes ............................. 83  2. Disclosure Statement Was Not Approved by the Securities and Exchange Commission or any State Regulatory Authority ..................... 83  3. Disclosure Statement May Contain Forward Looking Statements .......... 83  4. No Legal or Tax Advice is Provided to You by this Disclosure Statement.................................................................................................. 84  5. No Admissions Made ............................................................................... 84  6. Failure to Identify Litigation Claims or Projected Objections ................. 84  7. No Waiver of Right to Object or Right to Recover Transfers and Assets ....................................................................................................... 84

Table of Contents (continued) Page 8. Information Was Provided by the Debtors and Was Relied upon by the Debtors’ Advisors and the Creditors’ Committee’s Advisors ........... 84  9. No Representations Outside the Disclosure Statement are Authorized................................................................................................ 85  G. Certain Tax Considerations.................................................................................. 85  XIII. CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF CONSUMMATION OF THE PLAN .............................................................................. 85  A. General ................................................................................................................. 85  B. U.S. Federal Income Tax Consequences to the U.S. Debtors .............................. 86  1. Cancellation of Debt Income.................................................................... 86  2. Limitation on NOL Carryforwards .......................................................... 87  3. Alternative Minimum Tax ........................................................................ 88  C. U.S. Federal Income Tax Consequences to U.S. Holders of Allowed Claims .................................................................................................................. 88  1. Definition of Securities ............................................................................ 89  2. Tax Treatment of Exchange of Securities for Stock or Securities............ 90  3. Tax Treatment of Other Exchanges ......................................................... 90  4. Reorganized Common Stock ................................................................... 91  5. Noteholder Warrants ................................................................................ 92  D. Certain Other Tax Considerations for U.S. Holders of Allowed Claims ............. 92  1. Medicare Surtax ....................................................................................... 92  2. Accrued but Unpaid Interest .................................................................... 92  3. Post-Effective Date Distributions ............................................................ 93  4. Possible Deductions in Respect of Claims ............................................... 93  5. Market Discount ....................................................................................... 93  6. Information Reporting and Backup Withholding ..................................... 93  E. Certain U.S. Federal Income Tax Consequences of the Plan to Non-U.S. Holders of Allowed Claims Against U.S. Debtors ............................................... 94  1. Tax Treatment of Exchange or Disposition ............................................. 94  2. Interest ..................................................................................................... 95  3. Distributions With Respect to Reorganized Common Stock Paid to Non-U.S. Holders..................................................................................... 96

Table of Contents (continued) Page 4. FATCA .................................................................................................... 97  F. Importance of Obtaining Professional Tax Assistance ........................................ 97  XIV. CONCLUSION ................................................................................................................ 98

TABLE OF EXHIBITS Exhibit A PLAN OF REORGANIZATION Exhibit B DISCLOSURE STATEMENT ORDER (WITHOUT EXHIBITS) Exhibit C CORPORATE OWNERSHIP STRUCTURE Exhibit D LIQUIDATION ANALYSIS Exhibit E VALUATION ANALYSIS Exhibit F PROJECTIONS Exhibit G MANAGEMENT AGREEMENTS

DISCLOSURE STATEMENT FOR DEBTORS’ JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE I. INTRODUCTION The Debtors submit this Disclosure Statement in accordance with section 1125 of the Bankruptcy Code, to holders of Claims against and Equity Interests in the Debtors for use in the solicitation of votes on the Joint Plan of Reorganization of GT Advanced Technologies Inc. and Its Subsidiaries under Chapter 11 of the Bankruptcy Code (the “Plan”), which is attached as Exhibit A to this Disclosure Statement. The Debtors have not filed any other chapter 11 plan in connection with the Chapter 11 Cases. This Disclosure Statement sets forth specific information regarding the Debtors’ pre- bankruptcy history, significant events that have occurred during the Chapter 11 Cases, and the anticipated organizational and capital structure and operations of the Reorganized Debtors after confirmation of the Plan and the Debtors’ emergence from chapter 11. This Disclosure Statement also describes the Plan, alternatives to the Plan, effects of confirmation of the Plan, and certain risk factors regarding the Plan, including risk factors associated with the new equity that will be issued under the Plan. In addition, this Disclosure Statement discusses the confirmation process and the voting procedures that holders of Impaired Claims must follow for their votes to be counted. FOR A SUMMARY OF THE PLAN AND VARIOUS RISKS AND OTHER FACTORS PERTAINING TO THE PLAN AS IT RELATES TO HOLDERS OF CLAIMS, PLEASE SEE SECTION VIII (“SUMMARY OF CHAPTER 11 PLAN”) AND SECTION IX.C (“CERTAIN RISK FACTORS TO BE CONSIDERED”). SECTIONS II THROUGH VI FOLLOWING THIS INTRODUCTION DISCUSS THE BACKGROUND OF THE DEBTORS’ BUSINESSES AND THE CHAPTER 11 CASES. A. Definitions Capitalized terms not otherwise defined in this Disclosure Statement have the meanings ascribed to them in the Plan. A term used but not defined in this Disclosure Statement or the Plan has the meaning given it in the Bankruptcy Code or the Bankruptcy Rules. For purposes herein: (a) in the appropriate context, each term, whether stated in the singular or the plural, will include both the singular and the plural, and pronouns stated in the masculine, feminine or neutral gender will include the masculine, feminine, and the neutral gender; (b) any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document, including the Plan Documents and any document contained in the Plan Supplement, being in a particular form or on particular terms and conditions means that the referenced document will be substantially in that form or substantially on those terms and conditions; (c) any reference herein to an existing document or exhibit having been filed or to be filed will mean that document or exhibit, as it may thereafter be amended, modified, or supplemented; (d) unless otherwise stated, the words “herein,” “hereof,” and “hereto” refer to the Disclosure Statement in its entirety rather than to a particular portion of the Disclosure Statement; (e) captions and headings to sections are inserted for convenience of reference only

2 and are not intended to be a part of or to affect the interpretation hereof; (f) the rules of construction set forth in section 102 of the Bankruptcy Code will apply; and (g) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules will have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be. B. Notice to Holders of Claims in Voting Classes This Disclosure Statement is being furnished to holders of Claims in the Voting Classes for the purpose of soliciting their votes on the Plan. This Disclosure Statement is also being furnished to certain other creditors and other entities for notice or informational purposes. The primary purpose of this Disclosure Statement is to provide adequate information to holders of Claims in the Voting Classes to enable such holders to make a reasonably informed decision with respect to the Plan prior to exercising the right to vote to accept or reject the Plan. On [______], 2016, the Bankruptcy Court entered the Disclosure Statement Order approving the Disclosure Statement as containing information of a kind and in sufficient detail to enable holders of Claims in Voting Classes to make an informed judgment about the Plan. THE BANKRUPTCY COURT’S APPROVAL OF THIS DISCLOSURE STATEMENT CONSTITUTES NEITHER A GUARANTEE OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN NOR AN ENDORSEMENT OF THE PLAN BY THE BANKRUPTCY COURT. IF THE BANKRUPTCY COURT CONFIRMS THE PLAN, THE PLAN WILL BIND ALL HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS, WHETHER OR NOT THEY ARE ENTITLED TO VOTE OR DID VOTE ON THE PLAN AND WHETHER OR NOT THEY RECEIVE OR RETAIN ANY DISTRIBUTIONS OR PROPERTY UNDER THE PLAN WHEREVER LOCATED. THUS, IN PARTICULAR, ALL HOLDERS OF IMPAIRED CLAIMS AGAINST THE DEBTORS ARE ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND ITS EXHIBITS CAREFULLY AND IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. This Disclosure Statement contains important information about the Plan, the Debtors’ businesses and operations, considerations pertinent to acceptance or rejection of the Plan, and developments concerning the Chapter 11 Cases. THIS DISCLOSURE STATEMENT IS THE ONLY DOCUMENT AUTHORIZED BY THE BANKRUPTCY COURT TO BE USED IN CONNECTION WITH THE SOLICITATION OF VOTES ON THE PLAN. No solicitation of votes may be made except pursuant to this Disclosure Statement, and no person has been authorized to use any information concerning the Debtors other than the information contained herein. Other than as explicitly set forth in this Disclosure Statement, you should not rely on any information relating to the Debtors, their Estates, the value of their properties, the nature of their Liabilities, their creditors’ Claims, or the value of any securities or instruments issued under the Plan.

3 CERTAIN INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS BY ITS NATURE FORWARD-LOOKING AND CONTAINS ESTIMATES, ASSUMPTIONS AND PROJECTIONS THAT MAY BE MATERIALLY DIFFERENT FROM ACTUAL FUTURE RESULTS. Except with respect to the projected financial information set forth in Exhibit F hereto with respect to the Reorganized Debtors (the “Projections”), the descriptions of the Reorganized Debtors set forth herein, and except as otherwise specifically and expressly stated herein, this Disclosure Statement does not reflect any events that may occur subsequent to the date hereof. Such events may have a material impact on the information contained in this Disclosure Statement. The Debtors do not intend to update the Projections. Further, the Debtors do not anticipate that any amendments or supplements to this Disclosure Statement will be distributed to reflect such occurrences. Accordingly, the delivery of this Disclosure Statement will not under any circumstance imply that the information herein is correct or complete as of any time subsequent to the date hereof. THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS OR THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION. FURTHERMORE, THE PROJECTIONS HAVE NOT BEEN AUDITED. WHILE PRESENTED WITH NUMERICAL SPECIFICITY, THE PROJECTIONS ARE BASED UPON A VARIETY OF JUDGMENTS AND ASSUMPTIONS, SOME OF WHICH HAVE NOT BEEN ACHIEVED TO DATE AND WHICH MAY NOT BE REALIZED IN THE FUTURE, AND ARE SUBJECT TO SIGNIFICANT UNCERTAINTIES AND CONTINGENCIES. CONSEQUENTLY, THE PROJECTIONS SHOULD NOT BE REGARDED AS A REPRESENTATION OR WARRANTY BY THE DEBTORS, OR ANY OTHER PERSON, THAT THE PROJECTIONS WILL BE REALIZED. ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE PRESENTED IN THE PROJECTIONS. FOR THE AVOIDANCE OF DOUBT, THE TERM “LIABILITIES” (AS DEFINED IN THE PLAN) DOES NOT GOVERN THE USE OF THAT TERM IN THE PROJECTIONS. THE FINANCIAL INFORMATION CONTAINED HEREIN HAS NOT BEEN AUDITED BY A CERTIFIED PUBLIC ACCOUNTANT AND HAS NOT BEEN PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. IRS CIRCULAR 230 NOTICE: TO ENSURE COMPLIANCE WITH IRS CIRCULAR 230, HOLDERS OF CLAIMS AND EQUITY INTERESTS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES CONTAINED OR REFERRED TO IN THIS DISCLOSURE STATEMENT IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY HOLDERS OF CLAIMS OR EQUITY INTERESTS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THEM UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEBTORS OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS OF CLAIMS AND EQUITY INTERESTS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

4 C. Solicitation Package For the holders of Claims in Voting Classes as of the Voting Record Date (as defined in the Disclosure Statement Order), accompanying this Disclosure Statement are copies of the following documents (collectively with this Disclosure Statement, the “Solicitation Package”): (a) the Plan, which is annexed to this Disclosure Statement as Exhibit A; (b) a copy of the Disclosure Statement Order (excluding exhibits attached thereto); (c) a Notice of Confirmation Hearing; (d) an appropriate Ballot to vote to accept or reject the Plan, and instructions on how to complete the Ballot; [(e) a letter from the Creditors’ Committee urging creditors to vote to accept the Plan]; and (f) such other materials as the Bankruptcy Court may direct. The holders of Claims in Classes 1, 2, 3, and 5, and the holders of Equity Interests in Class 6, will receive a Notice of Confirmation Hearing and a notice of non-voting status. If you did not receive a Ballot in your package and believe that you should have, please contact the GTAT Ballot Processing Center, c/o KCC, by regular mail at 2335 Alaska Avenue, El Segundo, CA 90245, by telephone at (888) 647-1732 (or outside of the U.S. at (310) 751- 2622), or by email at gtatinfo@kccllc.com. D. Voting Procedures 1. General Information Under the Bankruptcy Code, certain Classes of creditors are deemed to accept or reject the Plan, and the vote of these Classes will not be solicited. Thus, if a creditor holds Claims included within a Class that is not Impaired under the Plan, under Bankruptcy Code section 1126(f), the creditor is conclusively presumed to have accepted the Plan with respect to such Claims, and its vote of such Claims will not be solicited. Pursuant to the Bankruptcy Code, a class of claims or interests is “impaired” if the legal, equitable or contractual rights attaching to the claims or interests of that class are altered, other than by curing defaults and reinstating maturity. The Plan provides that Classes 1, 2, and 3 are Unimpaired. Any holder of a Claim in any of these Classes may, however, object to the Plan to contest the Plan’s characterization of the creditor’s non-impaired status. The Bankruptcy Code provides that the holders of allowed claims are entitled to vote on a plan. A Claim to which an objection has been filed is not entitled to vote unless and until the Bankruptcy Court rules on the objection and allows the Claim. Consequently, although holders of Claims subject to a pending objection may receive Ballots, their votes will not be counted unless the Bankruptcy Court (a) prior to the Voting Deadline (as defined herein), rules on the objection and allows the Claim or (b) on proper request under Bankruptcy Rule 3018(a), temporarily allows the Claim in an amount which the Court deems proper for the purpose of voting on the Plan. If the Debtors have served an objection or request for estimation as to a claim at least fourteen (14) calendar days before the Voting Deadline, such claim is temporarily disallowed for voting purposes only and not for purposes of allowance or distribution, except as ordered by the Court before the Voting Deadline.

5 2. Voting on the Plan If a holder of a Claim is classified in a Voting Class under the Plan, such holder’s acceptance or rejection of the Plan is important and must be in writing and filed by the Voting Deadline (as defined herein). If Claims are held in more than one Class and the holder of such Claims is entitled to vote in more than one Class, separate Ballots must be used for each Class of Claims. The holder of more than one Claim classified in a single class of Claims must vote all its Claims within that Class to either accept or reject the Plan, and may not split its votes within a particular Class; thus, a Ballot (or group of Ballots) within a particular Class that partially accepts and partially rejects the Plan shall not be counted. When voting, a creditor must use only the Ballot or Ballots sent to it (or copies if necessary) with this Disclosure Statement. After carefully reviewing the Plan, this Disclosure Statement, and the detailed instructions accompanying your Ballot, please check the appropriate boxes on the enclosed Ballot to indicate your vote to accept or reject the Plan. In addition, to the extent that you hold a GT Inc. Notes Claim, a Corp Debtors General Unsecured Claim, or a GT Hong Kong General Unsecured Claim, you may elect to cash out your claim in accordance with the Cash-Out Program, as detailed in Section 6.1 of the Plan. Furthermore, holders of Claims entitled to vote on the Plan may elect on their Ballot to opt out of the release set forth in Section 14.4 of the Plan. Section 14.4 of the Plan provides, among other things, that each holder of a Claim against any Debtor who either (a) does not opt out of the release under Section 14.4 of the Plan, (b) is paid in full under the Plan, or (c) is deemed to have accepted the Plan, releases the Debtor Releasees and the D&O Releasees from any Claims, causes of action, and Liabilities whatsoever (including those arising under the Bankruptcy Code) based in whole or in part on any act, omission, transaction, event or other occurrence arising from, in connection with or related to the Debtors, the Plan, or the Chapter 11 Cases arising on or before the Effective Date. PLEASE COMPLETE AND SIGN YOUR BALLOT(S) AND RETURN IT IN THE ENCLOSED ENVELOPE SO THAT IT IS RECEIVED BY NO LATER THAN [________], 2016, AT 4:00 P.M. (PREVAILING EASTERN TIME) (THE “VOTING DEADLINE”). IN ORDER FOR YOUR BALLOT TO BE COUNTED, YOUR BALLOT MUST BE PROPERLY COMPLETED AS SET FORTH ABOVE AND IN ACCORDANCE WITH THE VOTING INSTRUCTIONS ON THE BALLOT, AND RECEIVED BEFORE THE VOTING DEADLINE BY THE VOTING AGENT. If you have any questions about the procedure for voting your Claim or the packet of materials that you received, please contact the Voting Agent at the address indicated above in subsection C herein. Prior to the Voting Deadline, if you cast more than one Ballot voting the same Claim, the last received, validly executed Ballot received before the Voting Deadline shall be deemed to reflect your intent and thus to supersede any prior Ballots. After the Voting Deadline, if you wish to change your vote, you can do so, if you meet the requirements of Bankruptcy Rule

6 3018(a), by filing a motion with the Bankruptcy Court with sufficient advanced notice so that it can be heard prior to the Confirmation Hearing scheduled for [_________], 2016. Any such application must be filed and served in accordance with the procedures set forth in detail in the Disclosure Statement Order. If you wish to obtain an additional copy of the Plan, this Disclosure Statement, or any exhibits to such documents, at your own expense, unless otherwise specifically required by Bankruptcy Rule 3017(d), please contact the GTAT Ballot Processing Center, c/o KCC, by regular mail at 2335 Alaska Avenue, El Segundo, CA 90245, by telephone at (888) 647-1732 (or outside of the U.S. at (310) 751-2622), or by email at gtatinfo@kccllc.com. Copies of the Plan, this Disclosure Statement, or any exhibits to such documents may also be obtained free of charge on KCC’s website for these chapter 11 cases (http://www.kccllc.net/gtat). E. Confirmation Hearing Pursuant to section 1128 of the Bankruptcy Code and Bankruptcy Rule 3017(c), the Bankruptcy Court has scheduled the Confirmation Hearing to commence on [______], 2016 at [_____] (prevailing Eastern Time), or as soon thereafter as counsel may be heard, before the Honorable Henry J. Boroff, United States Bankruptcy Judge, of the United States Bankruptcy Court for the District of New Hampshire, [_____________]. THE BANKRUPTCY COURT HAS DIRECTED THAT OBJECTIONS, IF ANY, TO CONFIRMATION OF THE PLAN MUST BE IN WRITING AND FILED WITH THE CLERK OF THE BANKRUPTCY COURT AND SERVED SO THAT THEY ARE RECEIVED ON OR BEFORE [_______], 2016 AT [_______] (PREVAILING EASTERN TIME) BY: Counsel for the Debtors: Paul Hastings LLP Park Avenue Tower 75 East 55th Street, First Floor New York, New York 10022 Attn: Luc A. Despins, Esq. G. Alexander Bongartz, Esq. Paul Hastings LLP 600 Travis Street, 58th Floor Houston, Texas 77002 Attn: James T. Grogan, Esq. and Nixon Peabody LLP 900 Elm Street Manchester, New Hampshire 03101-2031 Attn: Daniel W. Sklar, Esq.

7 Counsel for the Creditors’ Committee: Kelley Drye & Warren LLP 101 Park Avenue New York, New York 10178 Attn: James S. Carr, Esq. Jason R. Adams, Esq. and Devine, Millimet & Branch, P.A. 111 Amherst Street Manchester, New Hampshire 03101 Attn: Charles R. Powell, Esq. United States Trustee: Office of the United States Trustee for the District of New Hampshire 1000 Elm Street Suite 605 Manchester, New Hampshire 03101 Attn: Geraldine Karonis, Esq. Counsel for the Financing Support Parties Wilmer Cutler Pickering Hale and Dorr LLP 7 World Trade Center 250 Greenwich Street New York, New York 10007 Attn: Philip D. Anker, Esq. and 60 State Street Boston, Massachusetts 02109 Attn: Dennis L. Jenkins, Esq. and Sheehan Phinney Bass + Green 1001 Elm Street, 17th Floor Manchester, New Hampshire 03101 Attn: Christopher M. Candon, Esq. Counsel for the Consenting Parties Akin Gump Strauss Hauer & Feld LLP

8 One Bryant Park New York, New York 10036 Attn: Michael S. Stamer, Esq. Brad M. Kahn, Esq. and Drummond Woodsum LLP 1001 Elm Street, #303 Manchester, New Hampshire 03101 Attn: Benjamin E. Marcus, Esq. Jeremy R. Fischer, Esq. and all other parties in interest that have filed requests for notice pursuant to Bankruptcy Rule 2002 in these Chapter 11 Cases. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement of the adjourned date made at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing. THE PLAN HAS THE SUPPORT OF THE DEBTORS, THE CONSENTING PARTIES, AND THE CREDITORS’ COMMITTEE. IN THE VIEW OF THE DEBTORS AND THE OTHER PARTIES SUPPORTING THE PLAN, THE TREATMENT OF HOLDERS OF CLAIMS UNDER THE PLAN PROVIDES A GREATER RECOVERY FOR HOLDERS OF CLAIMS THAN WOULD BE AVAILABLE IN A CHAPTER 7 LIQUIDATION. ACCORDINGLY, THE PLAN IS IN THE BEST INTERESTS OF HOLDERS OF CLAIMS AND, THUS, THE DEBTORS, THE CONSENTING PARTIES, AND THE CREDITORS’ COMMITTEE RECOMMEND THAT ALL HOLDERS OF IMPAIRED CLAIMS THAT ARE ENTITLED TO CAST BALLOTS VOTE TO ACCEPT THE PLAN. II. OVERVIEW OF GTAT AND ITS BUSINESS7 A. General Before the Petition Date, GT Advanced Technologies Inc., as well as its Debtor and non- debtor affiliates (collectively, the “GTAT Group”) were a diversified technology company producing advanced materials and equipment for the solar, global consumer electronics, power electronics, and light-emitting diode (“LED”) industries. 7 Additional information regarding the GTAT Group’s business, corporate history, organizational structure, and prepetition capital structure may be found in the Declaration of Daniel W. Squiller in Support of Chapter 11 Petitions and First-Day Motions, filed on the Petition Date [Docket No. 14] and the Supplemental Declaration of Daniel W. Squiller in Support of Chapter 11 Petitions and First-Day Motions [Docket No. 462] (collectively, the “First Day Declaration”), which are incorporated herein by reference.

9 The GTAT Group has historically been an equipment company serving the solar industry in two areas: (i) providing equipment and services that enable the production of high quality polysilicon; and (ii) producing silicon casting furnaces that produce multi-crystalline ingots used in the production of solar cells. In 2001, the GTAT Group acquired Confluence Solar Inc., which enabled the GTAT Group to expand its technology segment to include “HiCz” growth technology for manufacturing more efficient monocrystalline solar cells. Before the Petition Date, the GTAT Group operated as one business enterprise comprised of three business segments: polysilicon; photovoltaic (“PV”); and sapphire. 1. Polysilicon Segment The GTAT Group’s polysilicon business is focused on product design, quality control, engineering services, project management and process development related to the production of polysilicon. Polysilicon is a purified form of silicon that is a key raw material used to produce PV and semiconductor wafers. The GTAT Group’s polysilicon business offers silicon deposition reactors (“SDR”™), which utilizes the chemical vapor deposition process. In addition, the GTAT Group sells hydrochlorination technology and equipment which is utilized to convert silicon tetrachloride into trichlorosilane, which is used in the manufacture of high purity silicon. All of the components of the GTAT Group’s polysilicon products are shipped directly from qualified vendors to the customer installation site. 2. Photovoltaic Segment The GTAT Group’s PV business is centered on the development and sales of crystallization growth furnaces to produce silicon ingots used in the production of solar wafers, modules, and cells. The GTAT Group’s principal product line has been the directional solidification system (“DSS”™) furnaces and related equipment are used to cast multicrystalline and MonoCast™ crystalline silicon ingots, which are used to make PV solar wafers and cells. The company introduced the first DSS furnace, the DSS™240, in 2003. All of the components and assemblies for DSS furnaces are manufactured by third parties using the GTAT Group’s designs or specifications. These components are shipped to the company’s consolidation warehouse in Hong Kong where they are crated for ultimate shipment to customers. The GTAT Group’s service personnel focus on final assembly, integration and testing of the DSS furnace at the customer site. The GTAT Group also offers engineering and product design, quality control, process engineering and engineering services related to the operation of the DSS furnaces. 3. Sapphire Segment In 2010, the GTAT Group acquired Crystal Systems Inc., which enabled the GTAT Group to enter the sapphire material and equipment business, with a focus on providing sapphire furnaces for the global LED and certain other industrial markets. The GTAT Group’s sapphire business was traditionally based on designing and selling ASF Furnaces, which are used to produce sapphire boules. These sapphire boules are used, following certain cutting and polishing processes, to make sapphire wafers, a substrate for manufacturing light emitting diodes, as well as sapphire material for a wide range of other industrial and consumer applications including,

10 medical devices, dental, oil and gas, watch crystals, and specialty optical applications such as low absorption optical sapphire for advanced optics and titanium-doped sapphire material for high power lasers. Sapphire is scratch-resistant and has other properties that make it a desirable material for display applications where those properties provide significant advantages over strengthened glass or other materials used in the consumer electronics field. Sapphire can be fabricated into a variety of shapes and sizes for use in consumer electronics, as well as the military, LED industry, and other industries. In the consumer electronics field, sapphire is currently used in watch crystals, camera lenses, and smartphone displays. Some of the GTAT Group’s customers in Asia, which have purchased nearly over 1000 sapphire furnaces from certain entities within the GTAT Group, supply the consumer electronics market, where the sapphire materials they make are used in a variety of applications. As a result of a series of transactions with Apple entered into in October 2013, the GTAT Group’s sapphire business model shifted from being primarily an equipment supplier to also being a sapphire materials manufacturer. The agreements with Apple contained exclusivity provisions that limited the GTAT Group’s right to sell ASF Furnaces to third parties, subject to certain exceptions. The GTAT Group was permitted to and continued to market ASF Furnaces to current and new customers for applications not prohibited under the non-competition agreements and exclusivity restrictions with Apple. In addition, the GTAT Group was permitted to sell ASF Furnaces to satisfy certain customer contracts in place at the time of entering into the agreements with Apple. As detailed in Section V.B hereof, the Original Apple Settlement Agreement (as defined below) lifted all exclusivity restrictions under the Prepetition Apple Agreements. All of the components and assemblies for ASF Furnaces sold to customers are manufactured by third party vendors using GTAT Group’s designs or specifications. These components are shipped to the GTAT Group where they are crated for ultimate shipment to ASF Furnaces customers. The GTAT Group’s service personnel focus on final assembly, integration and testing of the ASF Furnaces at the customer site. 4. Silicon Carbide Business The GTAT Group also offers its SiClone™ furnace and process technology to customers who want to produce high-quality, low defect, semiconducting silicon carbide bulk crystals. Silicon carbide is used for the manufacture of high power semiconductor devices that can operate at voltages exceeding 1000 volts. The GTAT Group’s SiClone™ systems are available with its optional proprietary hot zone and recipe, offering a full system solution capable of achieving scale in silicon carbide industry manufacturing. B. Corporate Structure The Debtors in these chapter 11 cases are:  GT Advanced Technologies Inc. (“GT Inc.”);  GTAT Corporation (“GTAT Corp”);

11  GT Advanced Equipment Holding LLC (“GT SPE”);  GT Equipment Holdings, Inc.;  Lindbergh Acquisition Corp.;  GT Sapphire Systems Holding LLC;  GT Advanced Cz LLC  GT Sapphire Systems Group LLC (“GT SSG”); and  GT Advanced Technologies Limited (“GT Hong Kong”). GT Inc. is the direct or indirect parent of each of the other Debtors and their non-debtor affiliates. A chart showing the GTAT Group’s prepetition corporate ownership structure is annexed hereto as Exhibit C. C. Prepetition Apple Agreements In October 2013, Apple and GTAT entered into a series of agreements (collectively, the “Prepetition Apple Agreements”) for the production of sapphire. Under the Prepetition Apple Agreements, Apple agreed to advance, subject to certain sapphire material production milestones, approximately $578 million to GTAT Corp to enable GTAT Corp to establish sapphire growth and fabrication capabilities in the Mesa Facility (which is owned by an affiliate of Apple). The transaction included an exclusivity provision generally limiting the GTAT Group’s sapphire material and equipment sales to segments outside of consumer electronics, subject to certain limited exceptions. GTAT Corp was also required (a) to form a special purpose subsidiary (GT SPE) which was to hold title to the ASF Furnaces and related equipment and (b) to pledge its interest in that subsidiary as collateral to secure repayment of the $578 million advance. The most relevant Prepetition Apple Agreements are summarized below.  MDSA and Statement of Work. Under the Master Development and Supply Agreement, dated October 31, 2013 (“MDSA”), and related Statement of Work (“SOW”), GTAT agreed to supply sapphire material to Apple. The MDSA specified GTAT’s minimum and maximum supply commitments. Apple had no purchase requirements under the MDSA; however, Apple was required to make substantial investments in the sapphire growth project.  Prepayment Agreement. Under the Prepayment Agreement, dated October 31, 2013 (the “Prepayment Agreement”), GTAT Corp was eligible to receive $578 million in four separate installments, as a loan to pay for the purchase of sapphire furnaces and other equipment required under the MDSA and related SOW. Under the Prepayment Agreement, GTAT Corp was required to repay this amount ratably over a five year period commencing in 2015 and ending in January 2020, either as a credit against amounts due from Apple purchases of sapphire material under the MDSA or as a direct cash payment. The installment payments received by GTAT Corp were to be used exclusively by GTAT Corp to fund the purchase of components necessary to manufacture 2,036 ASF Furnaces and related processing and manufacturing equipment at the Mesa Facility. The first three installments under the Prepayment Agreement of $225 million, $111 million, and $103 million were received on November 15, 2013, January 23, 2014, and April

12 4, 2014, respectively. Apple failed to make the fourth and final installment payment, in the amount of $139 million, to GTAT Corp.  Formation and Pledge of Special Purpose Entity. As part of the Prepayment Agreement, GTAT Corp was also required to form a Delaware limited liability company as a wholly-owned subsidiary, referred to in the deal documents as “bankruptcy remote.” Accordingly, GTAT Corp formed GT SPE in October 2013. As collateral for its obligations under the Prepayment Agreement, the MDSA, and the SOW, GTAT Corp entered into a Membership Interest Pledge Agreement, dated October 31, 2013, under which it pledged its membership interest in GT SPE to Apple. GT SPE is one of the Debtors in these chapter 11 cases.  Intercompany Loan Agreement. To the extent GTAT Corp received funds under the Prepayment Agreement, GTAT Corp was obligated to make an intercompany loan to GT SPE in the amount of the payment from Apple pursuant to that certain Loan Agreement, dated October 31, 2013 between GTAT Corp and GT SPE (the “Intercompany Loan Agreement”).  Equipment Lease Agreements. Because the Prepetition Apple Agreements contemplate that GT SPE would be the owner of the Mesa furnaces, GT SPE entered into a Lease Agreement (the “GT SPE Equipment Lease”) with GTAT Corp under which GT SPE leased the Mesa furnaces to GTAT Corp.  GT SPE Secured Guaranty. On October 31, 2013, GT SPE issued a secured guaranty in favor of Apple guaranteeing all of GTAT Corp’s obligations under the Prepayment Agreement, the MDSA, or the SOW (the “GT SPE Secured Guaranty”). GT SPE granted Apple a first-priority security interest in all of its assets under the GT SPE Secured Guaranty.  Security Agreement. Apple and GTAT Corp also entered into a Security Agreement, dated October 31, 2013 (the “Security Agreement”), pursuant to which GTAT Corp granted Apple a security interest and lien on certain of GTAT Corp’s assets. However, Apple’s lien and security interest were extinguished pursuant to the Security Agreement when GT Inc. issued the convertible notes described below and contributed proceeds of the note issuance to GT SPE. Therefore, as of the Petition Date, the only asset of GTAT Corp which constituted collateral of Apple was the LLC membership interest in GT SPE.  Mesa Facility Lease. GTAT Corp entered into a lease for the Mesa Facility on October 31, 2013 (the “Mesa Facility Lease”). The landlord at the Mesa Facility is Platypus Development LLC, an affiliate of Apple.

13 D. Unsecured Notes 1. 2017 Notes On September 28, 2012, GT Inc. issued $220 million aggregate principal amount of 3.00% Convertible Senior Notes due 2017 (the “2017 Notes”). The 2017 Notes are senior unsecured obligations of GT Inc., at an interest rate of 3.00% per annum beginning on April 1, 2013. The 2017 Notes are governed by an Indenture dated September 28, 2012 with U.S. Bank National Association, as trustee. In connection with the offering of the 2017 Notes, GT Inc. entered into separate convertible note hedging transactions and warrant transactions with multiple counterparties. The 2017 Notes had a maturity date of October 1, 2017. 2. 2020 Notes On December 10, 2013, GT Inc. issued $214 million aggregate principal amount of 3.00% Convertible Senior Notes due 2020 (the “2020 Notes”). The 2020 Notes are senior unsecured obligations of GT, at an interest rate of 3.00% per annum beginning on June 15, 2014. The 2020 Notes are governed by an Indenture dated December 10, 2013 with U.S. Bank National Association, as trustee. The 2020 Notes had a maturity date of December 15, 2020. III. CERTAIN KEY EVENTS LEADING TO THE COMMENCEMENT OF THE CHAPTER 11 CASES As noted above, in October 2013, the Debtors and Apple entered into transactions for the production of sapphire in quantities, size, and specifications never before achieved. The Debtors were required to procure and operate over 2,000 ASF Furnaces to produce large quantities of high-quality sapphire for use in Apple’s products. The transaction had the potential to be revolutionary for the Debtors’ business and a significant achievement for Apple. Becoming a major supplier to Apple provided the possibility of transforming the Debtors’ business and dramatically increase its revenue. A key to making the transaction profitable for both sides was the production of a sufficiently large sapphire crystal boules meeting the specifications required by Apple. Production and bricking of 262 kg sapphire boules was anticipated to provide for scale, that, if accomplished, would be profitable to both Apple and the Debtors. Unfortunately, the production objectives could not be accomplished within the time frames the parties had agreed, and was more expensive than anticipated. The Debtors and Apple have differing views as to the reason for the failure of the relationship between the parties. The Debtors, however, were ultimately unable to produce sapphire to the specifications acceptable to Apple in the quantities and cost targets required under the Prepetition Apple Agreements. These problems and difficulties, as well as disagreements between Apple and the Debtors more fully described in the First Day Declaration, including significant issues in downstream fabrication, were a contributing factor to the commencement of these chapter 11 cases. Upon the commencement of these chapter 11 cases, the Debtors were in the middle of a severe liquidity crisis that resulted from the following factors, among others:

14  The Debtors’ production costs for sapphire material were higher than originally contemplated;  The Debtors were selling sapphire material to Apple at a substantial loss due to various factors, some of which were outside the Debtors’ control;  The Debtors incurred approximately $900 million in costs in connection with the Apple project (of which $439 million was funded by the Apple prepayment); and  As a result of the exclusivity provisions in the Prepetition Apple Agreements, the Debtors’ participation in the global market for sapphire material and equipment was limited. In light of the liquidity crisis which occurred in the fall of 2014, the Debtors determined that seeking relief under chapter 11 of the Bankruptcy Code would be in the best interests of the Debtors, as well as the best interests of creditors and other parties in interest. The Debtors planned to use the remedies available under the Bankruptcy Code to reject the Prepetition Apple Agreements and wind-down their Apple-related operations. At the time, the Debtors believed that in doing so, they would be able to tap into the demand for sapphire material in the consumer electronics markets. IV. OVERVIEW OF CHAPTER 11 CASES A. Commencement On October 6, 2013 (the “Petition Date”), the Debtors filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of New Hampshire (the “Bankruptcy Court”). The cases are being jointly administered under the caption In re GT Advanced Technologies Inc, et al., Case No. 14-11916 (the “Chapter 11 Cases”). B. Parties in Interest 1. Court The Chapter 11 Cases are pending in the Bankruptcy Court before the Honorable Henry J. Boroff, United States Bankruptcy Judge for the District of Massachusetts, sitting by designation in the District of New Hampshire. 2. Advisors to the Debtors The Debtors retained Paul Hastings LLP (“Paul Hastings”) as its general bankruptcy counsel by order dated October 30, 2014. In addition to ordinary course professionals, the Debtors also retained the following additional advisors:  Nixon Peabody LLP was retained as local New Hampshire counsel to the Debtors by order dated November 10, 2014.

15  Quinn Emanuel Urquhart & Sullivan, LLP was retained by GT SPE as its special counsel by order dated October 30, 2014.  Alvarez & Marsal North America, LLC (“Alvarez & Marsal”) was retained by as restructuring advisor to the Debtors by order dated November 5, 2014.  Rothschild Inc. (“Rothschild”) was retained as financial advisor and investment banker to the Debtors by order dated October 30, 2014.  Ropes & Gray LLP (“Ropes & Gray”) was retained as corporate counsel and conflicts counsel to the Debtors by order dated November 14, 2014.  PricewaterhouseCoopers LLP was retained as accountant and tax advisor to the Debtors by order dated March 20, 2015.  StoneTurn Group, LLP was retained by the Debtors, through Ropes & Gray, as accountants by order dated May 12, 2015.  Hilco Valuation Services, LLC was retained by the Debtors as appraiser and valuation consultant by order dated November 25, 2014. 3. Creditors’ Committee and Its Advisors On October 14, 2014, the U.S. Trustee appointed a seven member committee of unsecured creditors to represent the interests of unsecured creditors in the Chapter 11 Cases. The current membership of the Creditors’ Committee is comprised of Manz AG, US Bank National Association, as Trustee, Fidelity Convertible Securities Investment Trust, SGL Carbon LLC, and Sanmina Corporation. The Creditors’ Committee retained Kelley Drye & Warren LLP as its general bankruptcy counsel by order dated December 12, 2014. The Creditors’ Committee also retained the following additional advisors:  Devine, Millimet & Branch Professional Association was retained by the Creditors’ Committee as co-counsel by order dated December 12, 2014.  EisnerAmper LLP was retained by the Creditors’ Committee as its financial advisors by order dated December 12, 2014.  Houlihan Lokey Capital Inc. was retained by the Creditors’ Committee as its investment banker by order dated December 12, 2014. 4. Fee Examiner and Its Advisors On May 15, 2015, the Court appointed Joseph J. McMahon, Jr. of Ciardi Ciardi & Astin, to serve as the independent fee examiner (the “Fee Examiner”) in the Chapter 11 Cases. The Fee Examiner retained (a) Ciardi Ciardi & Astin as its bankruptcy counsel by order dated June 11,

16 2015, and (b) Whisman Giordano & Associates LLC as accountants by order dated June 11, 2015. C. First Day Orders Following the Petition Date, certain transactions outside of the ordinary course of business required approval of the Bankruptcy Court, following notice and the opportunity for a hearing in accordance with the Bankruptcy Code and the Bankruptcy Rules. Accordingly, on the Petition Date, the Debtors requested the entry of specific orders from the Bankruptcy Court authorizing the Debtors to pay certain prepetition claims and to continue specific prepetition practices essential to its continued business operations during the pendency of the Chapter 11 Cases. The Bankruptcy Court granted several “first day” orders concerning various matters related to the Debtors’ continued business operations. All of the motions and orders filed and entered in the Chapter 11 Cases can be found and viewed free of charge at http://www.kccllc.net/gtat. Included in such “first day” orders were the following: 1. Joint Administration Motion On the Petition Date, the Debtors filed an Emergency Ex Parte Motion, Pursuant to Bankruptcy Rule 1015, for Entry of an Order Directing Joint Administration of Related Chapter 11 Cases [Docket No. 9] (the “Joint Administration Motion”) seeking an order directing the joint administration of the Chapter 11 Cases. The Bankruptcy Court granted the Joint Administration Motion by order dated October 8, 2014 [Docket No. 47]. Accordingly, the Chapter 11 Cases are jointly administered by the Bankruptcy Court. 2. Tax Motion On the Petition Date, the Debtors filed an Emergency Ex Parte Motion, Pursuant to Bankruptcy Code Sections 105(a), 363(b), 541, and 507(a)(8) and Bankruptcy Rules 6003 and 6004, for Entry of Order (A) Authorizing Debtors to Pay Prepetition Taxes and Fees and (B) Authorizing and Directing Banks and Financial Institutions to Honor and Process Checks and Transfers Related to Such Obligations [Docket No. 5] (the “Tax Motion”). In the Tax Motion, the Debtors sought entry of an order:  authorizing, but not directing, the Debtors to pay certain sales, franchise, and other similar taxes, as well as fees for licenses, permits, and other similar charges and assessments, including any penalties and interest thereon to various government and other licensing authorities in the United States; and  authorizing and directing banks and financial institutions to honor and process checks and transfers related to such payments. The Bankruptcy Court granted the Tax Motion by order dated October 9, 2013 [Docket No. 69].

17 3. Insurance Motion On the Petition Date, the Debtors filed an Emergency Ex Parte Motion, Pursuant to Bankruptcy Code Sections 105(a), 362(d), 363(b)(1) and Bankruptcy Rules 6003 and 6004, for Entry of Order (A) Authorizing Debtors to (I) Continue Workers’ Compensation Program and Liability, Property, and Other Insurance Programs, and (II) Pay All Obligations in Respect Thereof, and (B) Authorizing and Directing Banks and Financial Institutions to Honor and Process Checks and Transfers Related to Such Obligations [Docket No. 8] (the “Insurance Motion”). In the Insurance Motion, the Debtors sought entry of an order:  authorizing, but not directing, the Debtors to (i) continue workers’ compensation programs and insurance programs, and (ii) pay all obligations in respect thereof; and  authorizing and directing banks and financial institutions to honor and process checks and transfers related to such obligations. The Bankruptcy Court granted the Insurance Motion by order dated October 9, 2014 [Docket No. 74]. 4. Cash Management Motion On the Petition Date, the Debtors filed an Emergency Ex Parte Motion for Entry of Order, Pursuant to Bankruptcy Code Sections 105(a), 345(b), 363(c)(1), 364(a), 364(b), and 503(b)(1), Bankruptcy Rules 6003 and 6004, (A) Authorizing Debtors to Use Existing Cash Management System, (B) Authorizing and Directing Banks and Financial Institutions to Honor and Process Checks and Transfers, (C) Authorizing Continued Use of Intercompany Transactions, (D) Waiving Requirements of Section 345(b) of Bankruptcy Code and (E) Authorizing Debtors to Use Existing Bank Accounts and Existing Business Forms [Docket No. 4] (the “Cash Management Motion”). In the Cash Management Motion, the Debtors sought entry of an order:  authorizing continued use of existing cash management systems;  authorizing and directing banks and financial institutions to honor and process checks and transfers;  authorizing the continuation of intercompany transactions in the ordinary course of business and consistent with historical business practices;  waiving the requirements of section 345(b) of the Bankruptcy Code; and  authorizing the Debtors to use their existing bank accounts and existing business forms. The Bankruptcy Court granted the Cash Management Motion (with certain revisions) by order dated October 9, 2014 [Docket No. 64].

18 5. Employee Wage and Benefit Motion On the Petition Date, the Debtors filed an Emergency Ex Parte Motion, Pursuant to Bankruptcy Code Sections 105(a), 363(b), 503(b), 507(a)(4), and 507(a)(8), and Bankruptcy Rules 6003 and 6004, for Entry of Interim and Final Orders, (A) Authorizing Debtors to (I) Pay Certain Employee Compensation and Benefits and (II) Maintain and Continue Such Benefits and Other Employee-Related Programs and (B) Authorizing and Directing Banks and Financial Institutions to Honor and Process Checks and Transfers Related to Such Obligations [Docket No. 19] (the “Employee Wage and Benefit Motion”). In the Employee Wage and Benefit Motion, the Debtors sought entry of an order:  authorizing, but not directing, the Debtors to (i) pay certain employee compensation and benefits and (ii) maintain and continue such benefits and other employee-related programs; and  authorizing and directing banks and financial institutions to honor and process checks and transfers related to such obligations. The Bankruptcy Court granted the Employee Wage and Benefit Motion (with certain revisions) by order dated October 9, 2014 [Docket No. 95]. 6. Customer Programs Motion On the Petition Date, the Debtors filed an Emergency Ex Parte Motion For Entry of Order, Pursuant to Bankruptcy Code Sections 105(a), 362, 363(b), 503(b)(1), 1107(a), and 1108 and Bankruptcy Rules 6003 and 6004, Authorizing (A) Debtors to Continue Customer Programs in and Practices in the Ordinary Course of Business and (B) Authorizing Financial Institutions to Honor and Process Checks and Transfers Related to Such Obligations [Docket No. 9] (the “Customer Programs Motion”). In the Customer Programs Motion, the Debtors sought entry of an order:  authorizing the Debtors to continue customer programs and policies in the ordinary course of business; and  authorizing banks and financial institutions to honor and process prepetition checks and transfers in connection with the Debtors’ customer programs. The Bankruptcy Court granted the Customer Programs Motion (with certain revisions) on an interim basis by order dated October 9, 2014 [Docket No. 62] and on a final basis by order dated October 22, 2014 [Docket No. 254]. 7. Shipping and Mechanics Lien Motion On the Petition Date, the Debtors filed an Emergency Ex Parte Motion, Pursuant to Bankruptcy Code Sections 105(a) and 363(b) and Bankruptcy Rules 6003 and 6004, for Entry of Interim and Final Orders (A) Authorizing Debtors’ Payment of (I) Certain Prepetition Shipping and Delivery Charges and (II) Mechanic’s Lien Charges, and (B) Authorizing and Directing Banks and Financial Institutions to Honor and Process Checks and Transfers Related to Such

19 Obligations [Docket No. 7] (the “Shipping and Mechanics Lien Motion”). In the Shipping and Mechanics Lien Motion, the Debtors sought entry of an order:  authorizing, but not directing, the Debtors to pay (i) prepetition shipping and delivery charges, (ii) certain prepetition import obligations, and (iii) prepetition mechanic’s lien charges; and  authorizing and directing banks and financial institutions to honor and process checks and transfers related to such obligations. The Bankruptcy Court granted the Shipping and Mechanics Lien Motion (with certain revisions) on an interim basis by order dated October 10, 2014 [Docket No. 85] and on a final basis by order dated November 5, 2014 [Docket No. 441]. 8. Reclamation Procedures Motion On the Petition Date, the Debtors filed an Emergency Ex Parte Motion for Entry of Order Establishing Procedures for the Assertion, Resolution, and Satisfaction of Reclamation Claims [Docket No. 13] (the “Reclamation Procedures Motion”). In the Reclamation Procedures Motion, the Debtors sought entry of an order establishing procedures for the assertion, resolution, and satisfaction of reclamation claims. The Bankruptcy Court granted the Reclamation Procedures Motion (with certain revisions) by order dated October 9, 2014 [Docket No. 94]. Subsequent to the entry of the Bankruptcy Court’s order, disputes have arisen with various parties that successfully asserted reclamation claims in accordance with the reclamation procedures. These parties have asserted that notwithstanding the successful assertion of reclamation claims, they are entitled to a claim for administrative expense priority under section 503(b)(9) of the Bankruptcy Code. GTAT disagrees with that position and has objected to such 503(b)(9) claims on that basis. 9. NOL Motion On the Petition Date, the Debtors filed an Emergency Ex Parte Motion, Pursuant to Bankruptcy Code Sections 105(a) and 362, for Entry of Interim and Final Orders, Establishing Notification Procedures and Approving Restrictions on Certain Transfers of Claims Against and Equity Interests in the Debtors Nunc Pro Tunc to the Petition Date [Docket No. 15] (the “NOL Motion”). In the NOL Motion, the Debtors sought entry of an order establishing notification procedures and approving restrictions on certain transfers of claims against and equity interests in GTAT. The Bankruptcy Court granted the NOL Motion (with certain revisions) on an interim basis by order dated October 14, 2014 [Docket No. 121] and on a final basis by order dated October 30, 2014 [Docket No. 387] (the “Original NOL Order”). On September 16, 2015, the Debtors filed a motion [Docket No. 2310] to amend the Original NOL Order to clarify certain restrictions contained therein. On October 16, 2015, the Bankruptcy Court entered an order amending the Original NOL Order as requested by the Debtors [Docket No. 2438].

20 10. Utilities Motion On the Petition Date, the Debtors filed an Emergency Ex Parte Motion, Pursuant to Sections 105(a) and 366 of the Bankruptcy Code and Bankruptcy Rules 6003 and 6004, for Entry of Interim and Final Orders (A) Prohibiting Utility Providers From Altering, Refusing, or Discontinuing Utility Services, (B) Approving Debtors’ Proposed Form of Adequate Assurance, and (C) Determining Adequate Assurance of Payment for Future Utility Services [Docket No. 18] (the “Utilities Motion”). In the Utilities Motion, the Debtors sought entry of an order:  prohibiting utility providers from altering, refusing, or discontinuing services; and  approving the Debtors’ proposed form of adequate assurance. The Bankruptcy Court granted the Utilities Motion (with certain revisions) on an interim basis by order dated October 9, 2014 [Docket No. 91] and on a final basis by order dated October 30, 2014 [Docket No. 388]. D. Filing Deadline for Prepetition Claims On the Petition Date, the Debtors filed a Motion, Pursuant to Bankruptcy Code Sections 105(a), 501, 502(b)(9), and 503, Bankruptcy Rules 2002(l) and 3003(c)(3), and LBR 3001-1(b), for Entry of Order (A) Establishing Bar Date for Filing Proofs of Claim, (B) Designating Form and Manner of Notice Thereof, and (C) Granting Related Relief (the “Bar Date Motion”). The Bar Date Motion sought entry of an order (a) establishing the bar date for filing proofs of claim and (b) designating the form and manner of notice thereof. The Bankruptcy Court granted the Bar Date Motion by order dated October 30, 2014 [Docket No. 395]. Among other things, the Bankruptcy Court established January 26, 2015, at 5:00 p.m. (prevailing Eastern Time) as the general claims bar date. E. Statements of Financial Affairs and Schedules of Assets and Liabilities Each of the Debtors filed its Statement of Financial Affairs and Schedules of Assets and Liabilities (the “Schedules”) on November 21, 2014. The Schedules reflect the assets and liabilities of each of the Debtors as reflected in the Debtors’ books and records as of the Petition Date. V. WIND DOWN OF SAPPHIRE GROWTH AND PRODUCTION BUSINESS, SETTLEMENT WITH APPLE, AND ASSET SALES A. Wind Down of Sapphire Growth and Production Business As noted above, the Debtors commenced the Chapter 11 Cases in the midst of a liquidity crisis brought on by substantial losses incurred in connection with the sapphire growth and fabrication project with Apple. Upon commencing the Chapter 11 Cases, the Debtors determined, after careful evaluation of all alternatives, and in consultation with the Debtors’ advisors, to wind down the sapphire growth and production business and refocus the Debtors’ resources on other business lines in order to preserve the value of the Estates. As part of the

21 wind down of the sapphire manufacturing operations, after the Petition Date, the Debtors also negotiated a settlement agreement with Apple which allowed the parties to consensually unwind their business relationship. GTAT developed a wind down process to facilitate the winding down of sapphire manufacturing operations in as orderly a manner as possible, while preserving the value of the Debtors’ assets. During the wind down process, it was also critical to retain qualified personnel to successfully implementing the process. Without the know-how and experience of these employees, the wind down process would have been chaotic and much value would have been lost to the detriment of the Estates. Accordingly, on October 10, 2014, the Debtors filed an Emergency Motion, Pursuant to Bankruptcy Code Sections 105(a) and 363(b), for Entry of Order (I) Authorizing Debtors to Wind Down Operations at Sapphire Manufacturing Facilities and (II) Approving Wind Down Employee Incentive Plan in Connection with Wind Down of Such Operations [Docket No. 97] (as supplemented, the “Wind Down Motion”).8 Pursuant to the Wind Down Motion, GTAT requested entry of an order:  authorizing GTAT to implement the wind down process that would allow for an orderly wind down by December 31, 2014; and  approving an incentive plan for certain of GTAT’s employees who remain in its employ for the implementation of the wind down process. By order dated October 24, 2014 [Docket No. 286], the Bankruptcy Court granted the Wind Down Motion. B. Original Settlement With Apple Beginning in the few weeks prior to the Petition Date, GTAT and Apple engaged in significant good faith, arm’s-length negotiations regarding a possible consensual resolution of their various disputes with respect to the Prepetition Apple Agreements and the business relationship between them more generally. On October 21, 2014, after intensive and hard-fought negotiations, GTAT and Apple entered into a settlement agreement (as amended and restated, the “Original Apple Settlement Agreement”) which allowed the parties to unwind their business relationship. On October 27, 2014, the Debtors filed a motion to approve the Original Apple Settlement Agreement. At the time, it was clear that the Debtors would be unable to continue their operations as a supplier of sapphire material to Apple, and the Original Apple Settlement Agreement provided for a consensual unwinding of that business relationship. 8 Concurrently with the filing of the Wind Down Motion, GTAT also filed a motion seeking to reject certain Prepetition Apple Agreements (other than the Mesa Facility Lease) [Docket No. 96] that, in GTAT’s business judgment, provided no benefit to GTAT’s estates, including in light of the wind down of the sapphire manufacturing operations. That motion was ultimately resolved as part of the Original Apple Settlement Agreement, which is detailed in Section V.B below.

22 Following the Debtors’ filing of the motion to approve the Original Apple Settlement Agreement, the Creditors’ Committee and certain unaffiliated holders of the GT Inc. Notes (the “Unaffiliated Noteholders”) engaged in extensive discovery of the Debtors and Apple with respect to the prepetition relationship between the parties and the proposed settlement. The Creditors’ Committee and the Unaffiliated Noteholders filed preliminary objections to the Original Apple Settlement challenging whether the proposed settlement was fair, equitable, and in the best interest of the Debtors and the Debtors’ estates. The Creditors’ Committee and the Unaffiliated Noteholders participated in good faith negotiations with Apple regarding the proposed settlement, ultimately resulting in a global settlement pursuant to the final terms of the Original Apple Settlement. The key elements of the Original Apple Settlement Agreement are as follows:  GTAT was freed from the exclusivity restrictions in the Prepetition Apple Agreements.  GTAT retained control of its intellectual property and would be able to sell its sapphire growth and fabrication technology without restrictions.  GTAT continued to own all production, ancillary, and inventory assets located at the Mesa Facility, including 2,036 ASF Furnaces in the Mesa Facility.  GTAT was able to continue using the Mesa Facility rent-free until the end of 2015 to store ASF Furnaces, and thereafter would be able to use a reduced space at the Mesa Facility until at least the end of 2017.  Apple released all claims it may have against GTAT, including under the liquidated damages provisions in the Prepetition Apple Agreements (which Apple advised GTAT would total in excess of $1 billion), save for a $439 million secured, non- recourse claim against GT SPE (the “Apple Claim”), which claim was recoverable solely from 2,036 ASF Furnaces located in the Mesa Facility.  The Apple Claim was to be repaid, without interest, fees or other charges, costs or fixed amortization, as follows: for each ASF Furnace GTAT sells (and regardless of whether such furnace is located in the Mesa Facility), GTAT (other than GT Hong Kong) will pay Apple an amount in cash as provided in Exhibit B-2 attached to the Original Apple Settlement Agreement (the “Apple Repayment Amount”). If GT Hong Kong sold one of its ASF Furnaces, it had no obligation under the Original Apple Settlement Agreement to pay Apple the Apple Repayment Amount.  Apple consented, subject to being provided with the adequate protection right set forth in the Original Apple Settlement Agreement, to GTAT obtaining debtor in possession or exit financing that primes Apple’s security interest in ASF Furnaces in an amount of up to $150 million.

23  Apple agreed to support, and vote in favor of, any chapter 11 plan proposed by GTAT which provides for the treatment of the Apple Claim as set forth in the Original Apple Settlement Agreement. The Bankruptcy Court approved GTAT’s entry into the Original Apple Settlement Agreement by order dated December 17, 2014 [Docket No. 819]. Following the Bankruptcy Court’s approval of the Original Apple Settlement, the Debtors undertook efforts to reenter the ASF Furnace sales market and develop their Merlin business. Given the importance of the ASF Furnace sales to the Debtors’ reorganization success, the Creditors’ Committee requested bi-monthly meeting with the Debtors’ Chief Executive Officer at the time, Mr. Gutierrez, regarding the status of the Debtors’ efforts in marketing and selling ASF Furnaces. The Creditors Committee created a special subcommittee (the “Furnace Subcommittee”) to participate in these meeting and monitor the progress of ASF Furnace sales, which meeting began in February 2015. Representatives of the Unaffiliated Noteholders also participated in these reports. As discussed in more detail in Section V.C.3, the Debtors were ultimately only able to execute one sale of ASF Furnaces, in March 2015, that resulted in the sale of only 2 ASF Furnaces to date. C. Asset Sales 1. Excess Assets Sales In light of the wind down of its sapphire growth and production business, GTAT determined that many assets that were no longer needed for remaining operations and the reorganization of the Debtors’ business. These assets were primarily located in the Mesa Facility that formerly housed GTAT’s sapphire growth operations for Apple including, but not limited to, office equipment, fixtures, surplus parts, decommissioned equipment, and other similar items (the “Excess Assets”). To avoid the time and expense involved in seeking separate court approval for each disposition of Excess Assets, on November 10, 2014, GTAT filed its motion [Docket No. 486] (the “Excess Assets Sales Procedures Motion”) seeking authority to conduct dispositions of Excess Assets without further order of the Bankruptcy Court pursuant to certain sale procedures, provided that the aggregate transaction price is $500,000 or less. By order dated December 15, 2014 [Docket No. 804] (the “Excess Assets Sales Procedures Order”), the Bankruptcy Court granted the Excess Assets Sale Procedures Motion (with certain revisions). Since December 2014, GTAT has sold assets with aggregate sale proceeds of approximately $5.7 million in accordance with the Excess Assets Sales Procedures Order, including those assets sold through online auctions as described below. 2. Online Auctions Subsequently, to further facilitate the sale of excess machinery, equipment, tools, and other assets that were no longer useful to GTAT’s business in light of the wind down of the sapphire growth and production business, GTAT filed its motion [Docket No. 1583] (the “Online Auction Motion”) seeking authority to sell many of these non-core assets through online auctions

24 that would be managed, marketed and promoted by Cunningham & Associates, Inc. (“C&A”), as auctioneer. By order dated April 16, 2015 [Docket No. 1671] (the “Online Auction Order”), the Bankruptcy Court granted the Online Auction Motion (with certain revisions). Pursuant to the Online Auction Order, C&A conducted a total of five (5) online auctions. As a result of these auctions, GTAT has sold assets with aggregate sale proceeds of approximately $3 million. 3. Customer X Transaction On March 30, 2015, GTAT filed its motion [Docket No. 1544] (the “Customer X Transaction Motion”) seeking approval of (a) a transaction with a Chinese customer (“Customer X”) related to the sale of ASF Furnaces and (b) a limited intercompany agreement between GT Hong Kong, GTAT Corp, and GT SPE (the “Limited Intercompany Agreement”). With respect to the transaction with Customer X, GTAT sought the Bankruptcy Court’s approval to net and set off certain obligations arising under a prepetition seed purchase agreement and a prepetition ASF Furnace purchase order with Customer X. The resolution of these obligations was a necessary condition to Customer X agreeing to perform under a postpetition purchase order for the purchase of ASF Furnaces from GT Hong Kong for an aggregate purchase price of more than $45 million (subject to certain adjustments), if fully consummated. The Debtors believed that the Customer X sale was a critical first step to reenter the sapphire furnace market and would provide strong evidence to the market of the value and viability of the ASF Furnaces and the Debtors’ ongoing commitment to selling and servicing such furnaces. As part of the Customer X Transaction Motion, GTAT also sought approval of the Limited Intercompany Agreement, pursuant to which GT Hong Kong would agree to compensate GTAT Corp for paying the Apple Repayment Amount on account of the sale of GT Hong Kong’s ASF Furnaces by requiring GT Hong Kong to pay an equivalent amount to GTAT Corp. By order dated April 9, 2015 [Docket No. 1630], the Bankruptcy Court granted the Customer X Transaction Motion as it relates to the transaction with Customer X. The relief as it related to the Limited Intercompany Agreement was adjourned without date, subject to GTAT’s right to renew its request for relief related to the resolution of intercompany issues between GT Hong Kong, GTAT Corp, and GT SPE related to their intercompany license and cost sharing agreements, the sale of ASF Furnaces outside of the United States, as well as other intercompany issues between GTAT Corp and GT Hong Kong. (As further detailed in Section VI.D.3 below, GTAT filed such a renewed motion on July 6, 2015.). As of the date hereof, GTAT has sold only two ASF Furnaces to Customer X under this agreement. 4. SSG Sale On June 10, 2015, GTAT filed its motion [Docket No. 1915] (the “SSG Sale Motion”) seeking approval to sell certain assets of GT Sapphire Systems Group LLC (“GT SSG”), including (a) machinery, equipment, and tooling located at GT SSG’s facility in Santa Rosa, California, (b) inventory of finished product and work in progress, and (c) accounts receivable

25 (collectively, the “SSG Purchased Assets”), to Thermal Technology, LLC (“Thermal Technology”) for a cash purchase price of $1,850,000, subject to the terms and conditions of the Asset Purchase Agreement, dated June 9, 2015, between GT SSG and Thermal Technology (as amended, the “SSG Asset Purchase Agreement”). Under the SSG Asset Purchase Agreement, Thermal Technology also agreed to assume certain other liabilities of GT SSG, including liabilities for outstanding postpetition accounts payable, accrued postpetition expenses, product warranty obligations to customers, and accrued state sales tax. The SSG Purchased Assets consisted of assets that GTAT originally acquired from Thermal Technology in May 2013 or that were developed subsequently by GT SSG in order to facilitate and complement GTAT’s production of sapphire materials. Because GTAT largely exited the sapphire growth and production business, assets that were complementary and ancillary to that business, such as the SSG Purchased Assets, became non-essential to GTAT’s reorganization. Accordingly, GTAT determined that it was in the best interest of its estates and creditors to sell the SSG Purchased Assets to Thermal Technology. By order dated June 23, 2015 [Docket No. 1957], the Bankruptcy Court authorized the sale of the SSG Purchased Assets pursuant to the SSG Asset Purchase Agreement, including the assumption and assignment to Thermal Technology of contracts and leases set forth on the schedules to the SSG Asset Purchase Agreement. The sale under the SSG Asset Purchase Agreement closed on June 30, 2015. 5. Hyperion Sale After extensive marketing of the Hyperion business by Rothschild, on October 1, 2015, GTAT filed its motion [Docket No. 2360] (the “Hyperion Sale Motion”) seeking approval to sell certain assets of GTAT Corp consisting of all assets used exclusively in GTAT Corp’s Hyperion business (the “Hyperion Purchased Assets”), to Neutron Therapeutics, Inc. (“Neutron”) for a cash purchase price of $1,100,000, subject to the terms and conditions of the Asset Purchase Agreement, dated October 1, 2015, between GTAT Corp and Neutron (as amended, the “Hyperion Asset Purchase Agreement”). Under the Hyperion Asset Purchase Agreement, Neutron also agreed to assume certain other liabilities of GTAT Corp related to the Hyperion business, including (a) all payment and performance obligations and related liabilities under certain contracts; (b) any cure payment required to be made in connection with the assumption of certain contracts by GTAT Corp and the assignment of such contracts to Neutron; (c) certain outstanding postpetition liabilities and obligations as set forth on Schedule 2.1(b) to the Hyperion Asset Purchase Agreement; and (d) the liabilities other than accrued wages, including accrued vacation time, related to employees that remained with the Hyperion business. The Hyperion business no longer fit into GTAT’s business plan going forward. By selling the Hyperion Purchased Assets, GTAT saved approximately $300,000 in losses per month associated with the Hyperion business. Pursuant to the Hyperion Asset Purchase Agreement, Neutron made offers to all of the employees who work in the Hyperion business. By order dated October 19, 2015 [Docket No. 2461], the Bankruptcy Court authorized the sale of the Hyperion Purchased Assets, including the assumption and assignment to Neutron

26 of contracts and leases set forth on the schedules to the Hyperion Asset Purchase Agreement. The sale under the Hyperion Asset Purchase Agreement closed on November 3, 2015. 6. Merlin Marketing Process On November 5, 2015, GTAT filed its notice [Docket No. 2491] (the “Merlin Notice”) notifying parties in interest that it is seeking non-binding indications of interest to acquire its assets related to the Merlin business (the “Merlin Assets”). The deadline to submit such indications of interest was December 14, 2015 at 4:00 p.m. (Prevailing Eastern Time). As of the date of this Disclosure Statement, discussions with parties submitting indications of interest are ongoing. VI. DIP FINANCING AND INTERCOMPANY SETTLEMENT A. DIP Financing Since the earliest stages of these cases, Rothschild spearheaded GTAT’s efforts to obtain DIP financing. GTAT analyzed its cash needs to determine the funding needed to maintain GTAT’s operations and emerge from chapter 11. Based on GTAT’s financial analysis and projections, absent DIP financing, GTAT eventually would have had insufficient cash to, among other things, continue operating their business, maintain business relationships with their vendors and suppliers, pay employee wages in the ordinary course, and implement their business plan, including the sales of ASF Furnaces. At the time, obtaining DIP financing was intended to provide assurance to potential purchasers of ASF Furnaces that GTAT had sufficient liquidity to consummate a restructuring and continue as a going concern able to service and maintain any sold furnaces. After a lengthy marketing process, in late 2014 and early 2015, GTAT engaged in extensive negotiations with TPG Specialty Lending, Inc. and one of its affiliates (collectively, “TPG”) and certain unaffiliated holders of the 2017 Notes and 2020 Notes (the “Noteholders”) regarding DIP financing. On March 5, 2015, GTAT filed its motion [Docket No. 1395] seeking approval of certain fees and expenses under a commitment letter with TPG. Shortly thereafter, however, the Noteholders improved their DIP financing proposal, which led GTAT to execute a commitment letter, dated March 17, 2015 (the “Original Commitment Letter”) with certain Noteholders (the “Noteholder Commitment Parties”). On March 17, 2015, the Creditors Committee filed an objection to the Debtors’ motion. Following negotiations between the Creditors’ Committee and the Noteholders, the parties were able to reach a consensual resolution of the Creditors’ Committee objection that provided for enhanced terms. By order dated March 20, 2015 [Docket No. 1490] (the “Original Commitment Letter Order”), the Bankruptcy Court approved, among other things, the payment of put option premium and the reimbursement of certain fees and expenses under the Original Commitment Letter. Following entry of the Original Commitment Letter Order, GTAT, the Noteholder Commitment Parties, and their advisors, in consultation with the Creditors’ Committee, began negotiating final DIP documentation consistent with the Original Commitment Letter. At around the same time, GTAT also began negotiations with the Creditors’ Committee, the Noteholders, and Citigroup Financial Products Inc. (“CFP”) (one of GT Hong Kong’s largest creditors), to

27 reach a consensual resolution on a number of critical intercompany issues in order to clear the path for GTAT to sell ASF Furnaces to customers in Asia. As further detailed in Section VI.B below, due to GTAT’s prepetition intercompany agreements, GTAT Corp, GT SPE, and GT Hong Kong require each other’s cooperation in order to sell their ASF Furnaces to purchasers outside of the United States. During the negotiations regarding an intercompany settlement, CFP indicated that its affiliate Citigroup Global Markets Inc. (“CGM”), as arranger, and certain funds (collectively, the “CGM Parties”) would be prepared to offer alternative DIP financing to the Debtors in conjunction with a proposed resolution of the intercompany issues between the U.S. Debtor entities and GT Hong Kong. In early June 2015, the CGM Parties presented the Debtors with their own DIP financing proposal in the form of a draft commitment letter and term sheet. In the ensuing weeks, GTAT engaged the Noteholder Commitment Parties and the CGM Parties in extensive, arm’s-length negotiations regarding the terms of their respective DIP financing proposals and the intercompany settlement, including several in-person meetings, extensive diligence, and the exchanges of many written term sheets regarding DIP financing and an intercompany proposal. On July 2, 2015, GTAT’s Board of Directors, in consultation with management and GTAT’s advisors, considered the “best and final” offers of the two groups. The Board determined that, overall, the DIP financing and intercompany proposal submitted by the Noteholder Commitment Parties collectively was superior to the CGM Parties’ proposal. Among other things, the Noteholder Commitment Parties’ DIP financing proposal provided more certainty of closing, contained less burdensome conditions, offered better pricing, and would be solicited to all holders of the GT Inc. Notes to participate in the DIP financing on a ratable basis. Accordingly, the Board approved the Second Amended and Restated Commitment Letter, dated July 2, 2015 (the “Second Amended and Restated Commitment Letter”) with the Noteholder Commitment Parties. On July 6, 2015, GTAT filed its motion [Docket No. 1997] (the “DIP Financing Motion”) seeking court approval of debtor in possession financing to be provided by certain Noteholders.9 In the DIP Financing Motion, GTAT sought entry of an order that would, among other things:  authorize the Debtors to obtain postpetition secured debtor in possession financing in the amount of $95 million (the “DIP Facility”) pursuant to the Senior Secured Superpriority Debtor-In-Possession Credit Agreement (as amended, the “DIP Credit Agreement”), among GT Advanced Technologies Inc., as Borrower, the other Debtors (except for GT Hong Kong) and non-Debtors GT Advanced Technologies Luxembourg S.à.r.l. and GTAT IP Holding LLC, as Guarantors, the Lenders from time to time party thereto (the “DIP Lenders”), and Cantor Fitzgerald Securities, as administrative agent for the DIP Lenders (in such capacity, the “Administrative 9 As contemplated by the Amended and Restated Commitment Letter and as authorized by the Bankruptcy Court’s order, dated April 2, 2015 [Docket No. 1575], GTAT solicited interest in participating in the DIP Facility from Noteholders other than the Noteholder Commitment Parties. Three such Noteholders chose to participate in the DIP Facility.

28 Agent”) and as collateral agent for the DIP Lenders (in such capacity, the “Collateral Agent” and, together with the Administrative Agent, collectively, the “Agent”);  authorize the Debtors to secure their obligations under the DIP Facility and the DIP Credit Agreement by granting liens on Collateral pursuant to sections 364(c)(2) and 364(c)(3) of the Bankruptcy Code and, solely with respect to the security interest of Apple in the Mesa ASF Furnaces under the Original Apple Settlement Agreement, a priming security interest pursuant to section 364(d) of the Bankruptcy Code, in all cases subject to the Carve-Out (as defined in the DIP Credit Agreement); and  grant the DIP Lenders and the Agent a superpriority claim in accordance with section 364(c)(1) of the Bankruptcy Code, subject to a carve-out for professional fees and expenses following an event of default. The Bankruptcy Court granted the DIP Financing Motion (with certain modifications) by order dated July 24, 2015 [Docket No. 2122] (the “DIP Order”). The DIP Facility closed on July 27, 2015. As discussed further below, the DIP Facility has since been amended to reflect the revised agreements between the Debtors and Apple. Further, certain voluntary and mandatory prepayments have been made under the DIP Facility. As of the date hereof, the outstanding principal amount of the DIP Facility is approximately $25.7 million. B. Intercompany Settlement Due to GTAT’s prepetition intercompany agreements, numerous intercompany issues have arisen between GTAT Corp and GT Hong Kong with respect to the ability of each of them to sell ASF Furnaces in the marketplace without the consent of each other, as well as the sharing of proceeds from such sales between them. These intercompany agreements are more fully described in GTAT’s motion [Docket No. 1998] (the “Intercompany Settlement Motion”) seeking approval of the intercompany settlement between GTAT Corp, GT Hong Kong, and GT SPE (the “Intercompany Settlement”). These issues relate back to a prepetition intercompany license agreement between GTAT Corp and GT Hong Kong. Under that license agreement, GT Hong Kong enjoys the exclusive license to sell ASF Furnaces outside the United States. Because potential buyers of ASF Furnaces are predominantly located in Asia, GTAT Corp and GT SPE would have been unable to sell their ASF Furnaces directly to customers in Asia, absent the cooperation of GT Hong Kong. Conversely, GT Hong Kong would have been unable to sell its ASF Furnaces with the latest sapphire growth technology because, GTAT Corp asserted, such technology had not been shared with GT Hong Kong under the relevant intercompany license agreement and cost sharing agreement. Nor was it a viable option for GT Hong Kong to simply assume these executory contracts, because, GTAT Corp asserted, GT Hong Kong owed GTAT Corp more than $131 million in aggregate cure costs with respect to these agreements, as well as more than $25 million on account of intercompany administrative expense claims (through the end of the second quarter of 2015). In light of this stalemate, starting in April 2015, GTAT engaged in extensive good-faith and arm’s-length discussions with the Creditors’ Committee, the Noteholders, and CFP over the

29 course of several months in an effort to reach a consensual resolution on these intercompany issues. In these negotiations, GT Hong Kong also sought advice from Alan B. Miller (the “Independent Director”), who was appointed to the board of GT Hong Kong in April 2015 to provide independent guidance to GT Hong Kong in connection with intercompany matters. The intercompany negotiations were also closely tied to DIP financing because, given the critical importance of selling ASF Furnaces to the Debtors’ business plan and the importance of the furnaces themselves to the value of collateral securing any loan, prospective postpetition lenders were substantially less comfortable providing financing to GTAT without a resolution of the intercompany issues between GTAT Corp and GT Hong Kong, including an agreement on the sharing of proceeds from the sale of ASF Furnaces and GT Hong Kong’s payment of administrative expenses. The parties focused their efforts on achieving a resolution of the intercompany claims by GTAT Corp against GT Hong Kong, and GT Hong Kong’s desire to acquire the intellectual property necessary to maximize the value of its ASF Furnaces without incurring cure costs beyond its ability to pay. After multiple rounds of negotiations with the Creditors’ Committee, the Noteholders, and the CGM Parties over several weeks, including several in-person meetings, extensive diligence, and the exchanges of many written term sheets regarding DIP financing and an intercompany settlement, GTAT determined to proceed with the proposal submitted by the Noteholder Commitment Parties, as set forth in the Second Amended and Restated Commitment Letter. On July 6, 2015, GTAT filed the Intercompany Settlement Motion. Under the Intercompany Settlement, GTAT Corp and GT Hong Kong each assumed certain license and cost sharing agreements as well as certain management services agreements, with the related and modified cure cost to be paid by GT Hong Kong over time through an intercompany note, payment of which is expressly contingent upon sales of ASF Furnaces. The Intercompany Settlement also provided for the resolution of administrative expense and other claims of GTAT Corp against GT Hong Kong, including the allocation and payment of professional fees incurred in the Chapter 11 Cases as between GTAT Corp and GT Hong Kong, through a combination of cash and the issuance of a priority note by GT Hong Kong to GTAT Corp. Moreover, the Intercompany Settlement established the terms on which GTAT Corp and GT SPE would sell their ASF Furnaces to customers in Asia via back-to-back sales with GT Hong Kong. The Bankruptcy Court approved the Intercompany Settlement by order dated July 20, 2015 [Docket No. 2101]. As discussed below, the Intercompany Settlement was subsequently amended to reflect the revised agreement between the Debtors and Apple with respect to the proceeds from the sales of any ASF Furnaces. C. Change in Chief Executive Officer On August 7, 2015, Thomas Gutierrez resigned as President and Chief Executive Officer of GTAT. On August 10, 2015, GTAT’s Board of Directors appointed David Keck as the new Chief Executive Officer. The Creditors’ Committee, Mr. Keck, and the Restructuring Committee of the Debtors’ board of directors promptly scheduled a call to discuss the Debtors’ management transition and go-forward strategy.

30 Following Mr. Keck’s appointment, GTAT revised its business plan in September 2015, including with respect to sales of ASF Furnaces to take into account prevailing market conditions. The revised business plan contained a significant downward adjustment of the projected ASF Furnace sales in 2015 and beyond. The Debtors also announced a 40% reduction in their workforce to right-size their cost structure to create a sustainable business model which would form the basis of the Debtors’ revised business plan. On September 17, 2015, the Creditors’ Committee provided notice to the Debtors’ board of directors regarding the Creditors’ Committee’s investigation of and assertion of claims on behalf of the Debtors’ estates and creditors against the Debtors’ current and former officers and directors relating to the Debtors’ prepetition relationship with Apple. The Creditors’ Committee requested that the Debtors’ board of directors advise the appropriate insurance carriers of the Creditors’ Committee’s intent to pursue the claims based upon the facts identified in the letter, including claims for breach of fiduciary duty. The Creditors’ Committee has indicated that it intends to bring, through the Litigation Trust, claims against Mr. Gutierrez. D. Revised Apple Settlement Agreement and Related Amendments to DIP Financing and Intercompany Settlement Pursuant to the Original Apple Settlement Agreement, GTAT was obligated to turn over the Mesa Facility to Apple in “broom clean” condition by December 31, 2015, other than certain designated storage space for the ASF Furnaces. However, as of November 2, 2015, GTAT had not sold any of the more than 2,000 ASF Furnaces located in the Mesa Facility. At the same time, GTAT was incurring substantial crating costs that were necessary in order to relocate the ASF Furnaces from their current location in the Mesa Facility to the dedicated storage space. GTAT had previously sought and obtained, on August 24, 2015, authority from the Bankruptcy Court to commence the process to crate the ASF Furnaces located in the Mesa Facility. Given the lack of ASF Furnace sales due to prevailing market conditions and the mounting cost of crating ASF Furnaces, GTAT, now under the leadership of its new Chief Executive Officer, David Keck, re-engaged in discussions with Apple to resolve the fate of the ASF Furnaces located in the Mesa Facility and free GTAT from its repayment obligations under the Original Apple Settlement Agreement. After lengthy and hard-fought negotiations between GTAT, Apple, and the DIP Lenders (and after consultation with the Creditors’ Committee’s professionals), a revised settlement was reached with Apple regarding the disposition of ASF Furnaces and related equipment located in the Mesa Facility, the Apple Claim, and the turnover of the Mesa Facility by December 31, 2015. On November 2, 2015, GTAT filed its motion (the “Revised Apple Settlement Motion”) seeking approval to (i) enter into a revised settlement agreement that would amend and supersede the Original Apple Settlement Agreement (as amended, the “Revised Apple Settlement Agreement”), (ii) sell ASF Furnaces pursuant to auction procedures to be approved by the Bankruptcy Court (the “ASF Auction”), (iii) abandon certain Mesa ASF Furnaces that GTAT did not sell, (iv) modify the Intercompany Settlement, and (v) amend the DIP Credit Agreement (the “DIP Amendment”) [Docket No. 2484].

31 1. Revised Apple Settlement Agreement As part of the Revised Apple Settlement Motion, GTAT sought approval of the Revised Apple Settlement Agreement. Among other things, the Revised Apple Settlement Agreement provided as follows:  GTAT would conduct the ASF Auction on or prior to December 2, 2015.  GTAT would receive 50% of the net proceeds of all ASF Furnaces located in the Mesa Facility sold before or through the ASF Auction (the “Sold Furnaces”) and Apple would receive the remaining 50%.  Subject to certain limitations, GTAT has the option to retain any number of ASF Furnaces located in the Mesa Facility (the “Retained Furnaces”).  The proceeds, if any, from the scrapping of Retained Furnaces, net of the costs of such scrapping, will be distributed 50% to GTAT and 50% to Apple.  If GTAT or the DIP Lenders sell or otherwise dispose of, on or before December 15, 2018, any Retained Furnaces (including Surplus Retained Furnaces) or any ASF Furnaces currently in inventory at the Debtors’ other facilities, GTAT will retain 50% of the net proceeds of such sale or disposition, with the remaining 50% of net proceeds being distributed to Apple; provided, however, that if GT Hong Kong sells any of its ASF Furnaces, GTAT Corp would pay Apple 50% of the net proceeds of such sale instead of GT Hong Kong.  On December 3, 2015, title to any ASF Furnaces located in the Mesa Facility other than the Sold Furnaces and the Retained Furnaces (such other ASF Furnaces, the “Excess Furnaces”) would immediately and automatically for no consideration and without need for further order of the Bankruptcy Court transfer to Apple, free and clear of all liens, claims, encumbrances and interests, including, without limitation, liens granted to secure the DIP Facility. Apple agreed that it would scrap all of the Excess Furnaces and the proceeds, if any, from the scrapping of Excess Furnaces, net of the costs of such scrapping, shall be distributed 50% to GTAT and 50% to Apple. By order dated December 2, 2015 [Docket No. 2672] (the “Revised Apple Settlement Order”), the Bankruptcy Court approved the Revised Apple Settlement Agreement. 2. ASF Auction and Sale to Vast Billion As noted above, the Revised Apple Settlement Agreement contemplated that the Debtors would conduct an auction to sell ASF Furnaces. To that end, on November 20, 2015, the Bankruptcy Court entered an order approving procedures for conducting the ASF Auction [Docket No. 2591]. However, prior to the date of the ASF Auction, GTAT received an offer from Vast Billion Development Ltd. (“Vast Billion”) to purchase 567 ASF Furnaces (the “Vast Billion Furnaces”) at the aggregate purchase price of $26,595,000 (the “Vast Billion Sale”). As a

32 condition to the Vast Billion Sale, Vast Billion requested that GTAT seek approval of such sale by the Bankruptcy Court by separate order. GTAT filed a separate motion [Docket No. 2631], seeking approval of the Vast Billion Sale. By order dated December 1, 2015 [Docket 2659], the Bankruptcy Court approved the Vast Billion Sale. The proceeds from the Vast Billion Sale were treated in accordance with the Revised Apple Settlement Agreement, the First Intercompany Amendment (as described below), and the DIP Credit Agreement. On December 2, 2015, GTAT filed its Notice of Cancellation of Auction of ASF Furnaces cancelling the ASF Auction [Docket No. 2675]. Notwithstanding the cancellation of the auction, the Debtors are continuing efforts to sell ASF Furnaces that the Debtors were entitled to retain under the Revised Apple Settlement. 3. Amendment to Intercompany Settlement As part of the Revised Apple Settlement Motion, and in order to implement the sale of ASF Furnaces directly to buyers outside the United States, GTAT sought Bankruptcy Court approval to enter into the First Amendment and Limited Waiver to the Intercompany Settlement Agreement (the “First Intercompany Amendment”). The First Intercompany Amendment provided for, among other things, (i) the waiver of GT Hong Kong’s exclusive rights to sell ASF Furnaces outside of the United States so as to allow GTAT to sell its ASF Furnaces through the ASF Auction directly to non-U.S. buyers in exchange for a 5% royalty payment on ASF Furnaces sold by GT Corp and GT SPE, and (ii) the revision of the minimum payment due from GT Hong Kong to GT Corp under the Contingent Note to be equal to the amounts owed to Apple under the Revised Apple Settlement. The Bankruptcy Court approved the First Amendment as part of its Revised Apple Settlement Order. 4. DIP Financing Amendment In connection with the Revised Apple Settlement Agreement, the DIP Lenders also agreed to amend the DIP Facility and relax numerous negative covenants that would likely have been breached in light of GTAT’s entry into and performance under the Revised Apple Settlement Agreement. Absent an amendment, entry into and performance under the Revised Apple Settlement Agreement would likely have resulted in a breach of one or more of the covenants contained in the DIP Credit Agreement. For example, the DIP Credit Agreement prohibited any modification to the Original Apple Settlement Agreement that would be in any manner adverse to the interests of the DIP Lenders. Moreover, the DIP Credit Agreement also set forth specific limitations on, among other things, the disposition of assets and the sale price of ASF Furnaces. Thus, for GTAT to be able to move forward with the Revised Apple Settlement Agreement it was necessary to either amend the DIP Credit Agreement or repay the DIP Facility in full. Separately, GTAT determined that its business needs did not warrant carrying a $95 million DIP Facility. Therefore, GTAT also sought to make a $45 million prepayment on the DIP Facility. Moreover, the cash receipts covenants under the current DIP Credit Agreement would likely have been breached at the end of December 2015, if the DIP Credit Agreement were not amended.

33 As part of the discussions related to the exit financing commitment (see below), GTAT and the DIP Lenders were able to negotiate the DIP Amendment, which addressed all of the foregoing issues. In exchange for the substantial benefits obtained by GTAT as a result of the DIP Amendment, GTAT agreed to a tightening of the related milestones related to a plan of reorganization and the payment of certain fees to the DIP Lenders. The DIP Amendment was approved by the Bankruptcy Court as part of the Revised Apple Settlement Order. E. Exit Financing Commitment Throughout the Summer and Fall of 2015, GTAT, through its investment banker Rothschild, solicited interest from more than 100 parties (including large stakeholders in these chapter 11 cases) to provide new capital that GTAT required to emerge from chapter 11 or to acquire GTAT as a going concern. Shortly after entering into the Revised Apple Settlement Agreement with Apple, GTAT received two exit financing proposals for consideration, one from a third-party investor that had no prior connection to the Chapter 11 Cases, and the other from a group of creditors holding large claims throughout the Debtors’ capital structure (the “Financing Support Parties”). In order to obtain the best terms for exit financing and maximize recoveries to unsecured creditors in these cases, GTAT engaged these parties in competitive, concurrent negotiations regarding both proposals. Importantly, both exit financing proposals also included related proposals to amend or replace the Debtors’ existing DIP financing facility, as well as proposals for the terms of a plan of reorganization. Following a competitive process and extensive negotiations by all involved, GTAT’s Board of Directors determined that the exit financing proposal from the Financing Support Parties was the superior offer because, among other things, it had the support of the creditors holding very large claims against multiple Debtors, thereby minimizing execution risk with respect to emergence from chapter 11. The Financing Support Parties include certain of the DIP Lenders as well as holders of large prepetition claims against GTAT Corp and GT Hong Kong. Specifically, and as described further in this Disclosure Statement, the proposal of the Financing Support Parties included an agreement on the material terms of a plan of reorganization that has the support of the Consenting Parties, who are holders of a substantial amount of the GT Inc. Notes. The Plan Term Sheet (as defined below) that accompanied the Financing Support Parties’ proposal effectuates the Global Settlement of numerous complex and hotly-contested intercompany and inter-creditor issues that paves the way towards GTAT’s emergence from bankruptcy protection. On November 29, 2015, GTAT filed its Emergency Motion for an Order Pursuant to Bankruptcy Sections 363(b) and 503(b) and Bankruptcy Rules 2002 and 6004(h) (A) Authorizing Debtors to Pay Put Option Premium and Expenses in Connection with Exit Financing Commitment and (B) Approving Indemnity Obligations Thereunder [Docket No. 2636] (the “Exit Financing Commitment Motion”). The Exit Financing Commitment Motion sought approval to pay (i) a put option premium equal to five percent (5.0%) of the entire amount of the $80 million exit financing (the “Exit Financing”), which consists of $60 million in principal amount of the

34 Senior Secured Notes (the “Senior Secured Notes”) and $20 million in Preferred Stock (the “Preferred Stock”) and (ii) certain fees and expenses of the proposed lenders of the Exit Financing (the “Financing Support Parties”) incurred in connection with the Exit Financing ((i) and (ii) collectively, the “Exit Financing Consideration”). Approval of the Exit Financing Consideration was necessary to induce the Financing Support Parties to execute the Commitment Letter, dated November 28, 2015, between GTAT and the Financing Support Parties (the “Exit Financing Commitment Letter”) that obligates the Financing Support Parties to provide the Exit Financing if certain terms and conditions are met. Included in the Exit Financing Commitment Letter were terms and conditions that GTAT must satisfy in order to obtain the Exit Financing, including a plan or reorganization consistent with the plan term sheet attached to the Exit Financing Commitment Letter (the “Plan Term Sheet”). After the filing of the Exit Financing Commitment Motion, the Debtors, the Financing Support Parties, and the Consenting Parties engaged in extensive negotiations with the Creditors’ Committee to resolve certain concerns raised by the Creditors’ Committee with respect to the Exit Financing and the Plan Term Sheet. As a result of these negotiations, GTAT was able to present to the Bankruptcy Court on December 1, 2015, a fully consensual agreement that is also supported by the Creditors’ Committee. This consensual agreement is reflected in the modified Plan Term Sheet filed with the Bankruptcy Court on December 4, 2015 and which was attached to the Exit Financing Commitment Letter approved by the Bankruptcy Court by order dated December 4, 2015 [Docket No. 2636]. Moreover, under the Exit Financing Commitment Letter, each Consenting Party and each Financing Support Party agreed that it will vote all its Claims against the Debtors, including the Claims identified on Schedule 1 to the Exit Financing Commitment Letter and any Claims acquired after November 28, 2015, to accept the Plan (so long it is consistent with the Plan Term Sheet). 1. Senior Secured Notes As described on Exhibit A to the Exit Financing Commitment Letter, the Senior Secured Notes will be secured by a first priority lien on all of the domestic Reorganized Debtors’ assets, including all intercompany notes and the equity in any such Reorganized Debtors’ domestic subsidiaries and certain foreign subsidiaries, provided that the collateral securing such lien will not include equity interests representing more than 65% of the total combined voting power of any such subsidiary. The Senior Secured Notes will be guaranteed by all domestic Reorganized Debtors. The interest rate of the Senior Secured Notes will be 9% annually, payable in cash semi-annually or, at the Reorganized Debtors’ election, 11% annually, payable-in-kind semi- annually. The Senior Secured Notes will mature in five years but may be redeemed at any time with no redemption premium. The Senior Secured Notes will not be subject to financial maintenance covenants. The Senior Secured Notes Documents will be included in the Plan Supplement.

35 2. Preferred Stock As described on Exhibit A to the Exit Financing Commitment Letter, the Preferred Stock will be issued by Reorganized GT Inc. for an aggregate purchase price of $20 million, which will initially represent 86.0% of the Pro Forma Diluted Shares (calculated on an as-converted basis and subject to dilution by the Reorganized Common Stock to be issued (i) upon exercise of the New Warrants and (ii) pursuant to the Management Incentive Plan). The Preferred Stock will rank senior to the Reorganized Common Stock in payments of dividends and liquidation preference. Dividends will be 9% annually, payable in cash or in kind at the Reorganized Debtors’ option. The Preferred Stock will have a liquidation preference equal to $20 million plus the outstanding accreted amount of any dividends paid in kind and participation on an as- converted basis with holders of Reorganized Common Stock in any liquidation proceeds available after satisfaction of all other obligations. The Preferred Stock will have a maturity of 10 years redeemable at the greater of fair market value or initial issuance price per share (including accreted dividends). The certificate of designation for the Preferred Stock will be included in the Plan Supplement VII. OTHER DEVELOPMENTS IN THE CHAPTER 11 CASES A. SEC Matters 1. Regulatory Inquiries On October 15, 2014, the enforcement division of the Securities & Exchange Commission (“SEC”) sent a letter to GT Inc. noting that the SEC was conducting an inquiry into matters involving the Debtors, seeking certain information regarding, among other things, trading activity in GT Inc.’s securities, as well as the sapphire business activities, and GT Inc.’s securities offerings going back to January 1, 2013, and asking for the preservation of documents. GT Inc. engaged Ropes & Gray in connection with this and other regulatory inquiries described below (collectively, the “Regulatory Inquiries”) under the direction and supervision of outside members of GT Inc.’s board of directors (the “Special Committee”). On February 2, 2015, the SEC enforcement division sent a second letter to GT Inc. seeking additional information regarding GT Inc.’s accounting practices. GT Inc. received additional inquiries from three other state and federal enforcement authorities, including the Department of Justice, New Hampshire Bureau of Securities Regulation, and New York Attorney General’s Office (collectively, the “Regulators”) making similar requests for information. In order to comply with the Regulatory Inquiries, the Special Committee worked to investigate and understand the underlying issues and respond appropriately. To that end, the Special Committee, through Ropes & Gray, collected, preserved, and reviewed a large volume of documents. As a result of this review process, GT Inc., through Ropes & Gray, made sixteen productions to the Regulators, totaling more than 250,000 documents and 1.2 million pages of material. In addition, the Special Committee, through Ropes & Gray, conducted approximately forty interviews with GT Inc.’s directors, officers, and current and former employees in an effort to gain further understanding of the underlying issues, and advised the Special Committee

36 regarding same. GT Inc. continues to cooperate with the SEC and other Regulators in their inquiries. The SEC and other Regulators may seek further information and GT Inc. may be required to respond. 2. Stipulation With SEC Regarding Challenge to Dischargeability On January 12, 2015, the SEC filed a motion [Docket No. 1006] (the “Extension Motion”) seeking an extension of time to file a complaint to determine whether securities fraud claims that the SEC may assert against GT Inc., including claims for disgorgement and civil penalties, are non-dischargeable. A finding of non-dischargeability would mean that the SEC could potentially assert these claims against Reorganized GT Inc. after it emerges from chapter 11. By stipulation, dated January 22, 2015 (which was approved by the Bankruptcy Court on January 23, 2015 [Docket No. 1114]), the SEC and GT Inc. agreed to resolve the Extension Motion by extending to January 23, 2015, the date by which the SEC must file a complaint to determine the non-dischargeability of any debt owed by GT Inc. to the SEC (the “Outside Challenge Date”). GT Inc. and the SEC subsequently agreed by stipulation (approved by the Bankruptcy Court) to further extend the Outside Challenge Date to July 15, 2015 [Docket No. 1960] and then again to August 21, 2015 [Docket No. 2034]. The Outside Challenge Date passed without the SEC having filed a complaint to challenge the non-dischargeability of any debt owed by GT Inc. to the SEC. The SEC separately and recently represented to bankruptcy counsel for GT Inc. that it will not pursue claims for disgorgement or civil penalties against the Reorganized Debtors. The SEC, however, has filed a timely protective proof of claim seeking to preserve any unsecured prepetition claims it may have against GT Inc. Such claims would be a Class 4B Claim against GT Inc. No other Regulator has filed a proof of claim (with respect to the Regulatory Inquiries) against any of the Debtors or filed a complaint seeking a finding of non-dischargeability. B. Litigation with Tera Xtal Technology Corp. 1. Undelivered ASF Furnaces Prior to the Petition Date, GT Hong Kong commenced an arbitration against Tera Xtal Technology Corp. (“TXT”) under the auspices of the International Centre for Dispute Resolution (Case No. 50-20-1200-0829) (the “TXT Arbitration”) seeking damages for certain alleged breaches by TXT under three agreements for the sale of 98 ASF Furnaces, 68 of which GT Hong Kong had not delivered to TXT. TXT contested GT Hong Kong’s claims and asserted counterclaims. On August 12, 2014, the arbitral tribunal (the “Arbitral Tribunal”) issued a final award (the “Final Award”) ordering GT Hong Kong to pay (a) an amount equal to $16,662,450 on account of certain installment payments made by TXT and (b) a net amount equal to $4,305,000 related to 30 ASF Furnaces delivered to TXT, plus interest. Following the issuance of the Final Award, GT Hong Kong and TXT entered into the Settlement Agreement, dated as of August 30, 2014 (the “TXT Settlement Agreement”), pursuant to which GT Hong Kong agreed, among other things, to pay an aggregate amount of $24,493,318 (the “Settlement Amount”) in full and complete settlement of its payment obligations under the Final Award. Under the

37 Settlement Agreement, the Settlement Amount was to be paid in two installments: $7,000,000 by September 2, 2014 (the “First Settlement Payment”) and $17,493,318 by September 29, 2014 (the “Second Settlement Payment”). GT Hong Kong paid the First Settlement Payment to TXT on or about September 2, 2014. As of the Petition Date, GT Hong Kong still owed the Second Settlement Payment to TXT. On January 21, 2015, TXT commenced an adversary proceeding (the “TXT Adversary Proceeding”) against GT Hong Kong in the Bankruptcy Court, asserting, on the basis of various equitable theories, property rights in a $16,662,450 installment payment TXT made on account of the 68 ASF Furnaces that GT Hong Kong did not deliver under the parties’ prepetition supply agreements. Alternatively, TXT asserted property rights in “a designated number” of ASF Furnaces, the proceeds of such furnaces if they have been sold, and an equitable lien on such furnaces. On February 9, 2015, GT Hong Kong filed its motion to dismiss (the “Motion to Dismiss”) the TXT Adversary Proceeding on the grounds that (a) TXT’s complaint is barred by the res judicata doctrine because TXT’s claims arise out of the same transaction that resulted in a prepetition arbitration award and prepetition settlement agreement, (b) TXT’s claims should be disallowed under section 502(d) of the Bankruptcy Code, and (c) TXT claims fail as a matter of law. On July 16, 2015, the Bankruptcy Court heard oral arguments on the Motion to Dismiss and took the matter under advisement. No ruling has been issued on the Motion Dismiss as of the date hereof. 2. TXT’s Motion for Allowance and Payment of Purported Administrative Expense Claims On May 20, 2015, TXT filed a motion [Docket No. 1837] (the “TXT Administrative Expense Motion”) for the allowance and payment of purported administrative expense claims in the aggregate amount of approximately $3.8 million on account of lost profits and storage costs TXT purportedly incurred as a result of GT Hong Kong’s alleged breach of the Settlement Agreement. The Debtors and the Creditors’ Committee each filed objections to the Administrative Expense Motion on the basis that, as both a factual and legal matter, TXT is not entitled to the allowance and payment of any such purported administrative expense claim. After the conclusion of discovery in respect of the TXT Administrative Expense Motion, the Debtors filed a motion seeking summary judgment on the TXT Administrative Expense Motion on the basis that there is neither a legal nor a factual basis for TXT to receive an allowed administrative expense on account of its lost profits claim.10 10 The parties settled TXT’s administrative expense claim for storage costs by Stipulation dated October 13, 2015, which was approved by the Bankruptcy Court by order dated October 16, 2015 [Docket No. 2440].

38 3. Preferential Transfer Litigation Against TXT One June 20, 2015, GT Hong Kong commenced an adversary proceeding against TXT seeking to avoid and recover from TXT a preferential transfer in the amount of $7 million made on or about September 2, 2014 (i.e., the First Settlement Payment). Concurrently with the complaint, GT Hong Kong also filed its objection to TXT’s proofs of claims seeking the disallowance of any and all claims held by TXT or its assignee, under section 502(d) of the Bankruptcy Code. The preference litigation against TXT remains pending as of the date hereof. C. Litigation With Manz AG and Manz China Suzhou Ltd. Prior to the Petition Date, GT Hong Kong entered into agreements with Manz AG (“Manz Germany”) and Manz China Suzhou Ltd. (“Manz China” and, together with Manz Germany, “Manz”) for the purchase of equipment and services related to an automated annealing project. The purchased equipment was to be shipped by Manz Germany and Manz China directly to certain facilities of two suppliers to Apple. As of the Petition Date, Manz Germany held approximately €6.7 million in cash advances from GT Hong Kong, but had only shipped goods with an invoiced price of approximately €2.9 million. As of the Petition Date, Manz China received approximately $31 million in annealing furnaces (under a sale and buy-back arrangement) and held $3.9 million in cash advances from GT Hong Kong, yet provided only goods with an invoiced value of $32.1 million. Both Manz entities have filed proofs of claim for the entire amounts set forth in the relevant purchase orders—notwithstanding that certain of the goods and services identified on those purchase orders were never provided to GT Hong Kong. Moreover, both Manz entities have also filed proofs of claim asserting administrative priority under section 503(b)(9) for goods allegedly shipped to the two Apple suppliers. On October 9, 2015, GT Hong Kong commenced an adversary proceeding against Manz China and Manz Germany asserting causes of action for turnover, preferential transfer, and constructive fraudulent transfer related to payments and transfers made in connection with the prepetition agreements between GT Hong Kong and the two Manz entities. Separately, on September 18, 2015, Manz China filed its Motion of Manz China Suzhou Ltd. for Relief from the Automatic Stay to Allow It to Exercise Its Right of Recoupment or, in the Alternative, to Permit a Setoff [Docket No. 2318] (the “Manz Setoff Motion”). Through the Manz Setoff Motion, Manz China requests that the Court lift the automatic stay so that it may exercise alleged rights of setoff under section 553 of the Bankruptcy Code with respect to its claims against GT Hong Kong. By order dated December 8, 2015 [Docket No. 2712], the Bankruptcy Court established procedures for mediation between the Debtors and Manz to resolve the various issues between the parties. The mediation is scheduled to be held on January 6, 2016 with retired Bankruptcy Judge Arthur J. Gonzalez as mediator.

39 D. APS Settlement On November 19, 2014, Advanced Process Systems, LLC (“APS”) filed a motion for allowance and payment of a 503(b)(9) claim in the amount of $1,240,496.51 (the “APS 503(b)(9) Claim”) for equipment it contended was delivered within twenty days prior to the petition date under four purchase orders (the “APS Motion”) [Docket No. 564]. While the APS Motion was pending before the Bankruptcy Court, APS transferred its claims to CFP. The Bankruptcy Court scheduled an evidentiary hearing on the APS Motion for September 28, 2015 and September 29, 2015. Prior to commencement of the evidentiary hearing, GTAT and CFP engaged in extensive, arms’-length negotiations regarding the APS 503(b)(9) Claim. On September 25, 2015, GTAT filed a motion seeking approval of a stipulation between GTAT and CFP, as assignee to the APS 503(b)(9) Claim (the “APS Stipulation”) [Docket No. 2337]. The APS Stipulation provides for an allowed general unsecured claim in the amount of $500,000 and an allowed administrative expense claim in the amount $785,000 in favor of CFP as a settlement of the APS 503(b)(9) Claim. By order dated October 16, 2015 [Docket No. 2441], the Bankruptcy Court approved the APS Stipulation. E. Meyer Burger Settlement Prior to the Petition Date, Meyer Burger AG (“MB AG”), Diamond Materials Tech, Inc. (“DMT”), and MBT Systems Ltd. (“MBT,” and together with MB AG and DMT, “Meyer Burger”) provided GTAT with millions of dollars of machinery, equipment, parts, materials, consumables, products, accessories, tooling, diamond wire, and other items (collectively, the “MB Equipment”), which principally consisted of sapphire cutting tools and related parts and materials, including diamond wire. The MB Equipment was deployed by GTAT in its sapphire growth project with Apple to cut and process sapphire boules grown in its ASF Furnaces at the Mesa facility. In connection with the wind down of its sapphire growth and production business, GTAT is seeking to monetize the various fabrication equipment and related materials that are of no further use to GTAT’s remaining operations going forward, including the MB Equipment. Meyer Burger asserted, however, that certain of the MB Equipment, namely 18 units of Brickmaster BM 860s provided to GTAT (the “Brickmasters”) was property of Meyer Burger. After intensive, hard-fought negotiations, GTAT reached a global settlement with Meyer Burger (the “Meyer Burger Settlement”) that, among other things, resolves—in GTAT Corp’s favor—the ownership dispute with respect to the Brickmasters. At the same time, Meyer Burger waived all reclamation demands against GTAT (with an aggregate amount in excess of $3.7 million) and all administrative expense claims against GTAT (with an aggregate amount in excess of $1.3 million). Under the Meyer Burger Settlement, Meyer Burger’s sole remaining claim against the estates is an allowed general unsecured claim in the aggregate amount of approximately $34.8 million against GTAT Corp—which represents a material reduction of the more than $48.6 million in claims asserted by Meyer Burger.

40 On April 22, 2015, GTAT filed its motion [Docket No. 1700] seeking approval of the Meyer Burger Settlement. By order dated May 26, 2015 [Docket No. 1848], the Bankruptcy Court approved the Meyer Burger Settlement. F. Stipulations with Expeditors and Kerry Logistics After the Petition Date, certain of GTAT’s shippers and warehousemen asserted claims against GTAT for unpaid shipping and warehousing charges allegedly secured by security interests or liens. In order to ensure the release of its goods, GTAT entered into stipulations with Expeditors International of Washington, Inc. and its direct and indirect subsidiaries (collectively, “Expeditors”) and Kerry Logistics (Hong Kong) Ltd. (“Kerry Logistics”), in each case subject to GTAT’s rights to challenge the validity of the asserted security interests or liens. 1. Stipulation with Expeditors On October 29, 2014, Expeditors filed its Emergency Motion for Relief from the Automatic Stay and, in the Alternative, for Adequate Protection of its Secured Interests [Docket No. 359] (“Expeditors Stay Relief Motion”). In its motion, Expeditors asserted, among other things, that (a) it holds claims for transportation and storage of goods and (b) such claims are secured by liens and security interests in all of GTAT’s goods in Expeditors’ possession, custody or control or en route as of the Petition Date (the “Petition Date Goods”). GTAT and Expeditors subsequently resolved the Expeditors Stay Relief Motion pursuant to a stipulation (the “Expeditors Stipulation”). The Expeditors Stipulation provided for GTAT to pay Expeditors $1,366,700.65 in full satisfaction of Expeditors unpaid charges for transportation and storage of goods, late charges, and collection costs (including attorneys’ fees) through December 31, 2014 (with certain limited exceptions). GTAT paid Expeditors under the Expeditors Stipulation. As a result, any security interest or lien in the Petition Date Goods was released, with such security interest or lien attaching to the payment. Under the Expeditors Stipulation, GTAT reserved the right to object to Expeditors’ claims and the alleged security interests and liens at a later date. If the secured amount of Expeditors’ claims is ultimately determined to exceed the amount of the payment, then Expeditors must promptly remit such excess to GTAT. The Expeditors Stipulation was approved by the Bankruptcy Court on January 7, 2015 [Docket No. 965]. 2. Stipulation with Kerry On March 20, 2015, GT Hong Kong and Kerry Logistics (Hong Kong) Ltd. (“Kerry Logistics”) entered into a stipulation (the “Kerry Logistics Stipulation”) pursuant to which GT Hong Kong agreed to fund an adequate protection account in the amount of $901,244.29 (the “Adequate Protection Account”) in respect of alleged warehousing charges in the amount of $901,244.29 (the “Warehousing Charges”), which Kerry Logistics asserts are secured by liens on certain of GT Hong Kong’s equipment in Kerry Logistics’ warehouses (the “Warehoused Goods”). Under the Kerry Logistics Stipulation, Kerry Logistics agreed to release any and all liens, claims, encumbrances, and interests it may have in the Warehoused Goods and provide GT Hong Kong full access to such goods. In exchange this release, GT Hong Kong granted Kerry

41 Logistics a fully perfected replacement lien on the funds deposited in the Adequate Protection Account to secure GT Hong Kong’s obligations in respect of the Warehousing Charges, but solely to the extent that such charges are ultimately allowed by the Bankruptcy Court as a secured claim. The Kerry Logistics Stipulation was approved by the Bankruptcy Court on April 16, 2015 [Docket No. 1668]. Following entry of the Kerry Logistics Stipulation, Kerry Logistics and an affiliate amended their proofs of claim to assert secured claims rather than unsecured claims against the Debtors. In connection with the 4th Omnibus Objection to Claim, the Debtors objected to the secured claims filed by Kerry Logistics and its affiliate on the basis that such proofs of claim were late-filed. The Bankruptcy Court has not yet ruled on that objection. G. Mesa Fire On May 26, 2015, a fire occurred at the Mesa Facility (the “Mesa Fire”). The Mesa Fire was quickly extinguished by local firefighters after arriving at the facility. At the time of the Mesa Fire (approximately 11:00 a.m. local time), there were approximately 50 workers from several companies, including GTAT, at the facility, all of whom vacated the facility safely and without injury. The fire occurred in the area of the solar array located on the roof of the building above the fabrication area. Damage to the roof allowed water to enter the facility but was limited to a portion of the building. Smoke also entered and spread throughout the building. GTAT’s property insurer has conceded that 33 of the 51 units of sapphire inspection equipment are a total loss as a result of the Mesa Fire. The 51 machines have a replacement cost of approximately $15 million but are valued under the applicable insurance policy at the actual cash value of approximately $13.75 million. GTAT believes that all 51 machines are a total loss. Following the Mesa Fire, GTAT’s management conducted several weeks of investigation at the Mesa facility to determine whether any of the soot and char (to the extent caused by the fire, rather than by the prior operation of the ASF Furnaces themselves) had caused any damage to the ASF Furnaces or could otherwise affect the operation of the ASF Furnaces. Extensive testing conducted thus far has not produced any results which would indicate any permanent damage to the ASF Furnaces. The ASF Furnaces have been cleaned, removing any traces of soot and char caused by the fire. On November 2, 2015, GTAT submitted its proof of loss to its insurer in respect of the Mesa fire, claiming a total loss of approximately $15 million. The insurer rejected the proof of loss. On December 11, 2015, GTAT commenced an adversary proceeding, GT Advanced Technologies Inc. and GTAT Corporation, v. Factory Mutual Insurance Company, Case No. 15- 01089, in the Bankruptcy Court (the “Insurance Proceeding”), seeking turnover of a $2 million advance under an insurance policy provided by the Factory Mutual Insurance Company (“FM”) and damages related to breaches by FM of such insurance policy. The Insurance Proceeding is currently pending before the Bankruptcy Court.

42 H. Waaree Transaction One of the Debtors’ key assets is an innovative solar-cell metallization that increases the cost-efficiency of manufacturing and installing solar-energy modules. Marketed under the name Merlin™, this patented technology offers a flexible grid on solar cells that makes the solar module more resilient when it is subjected to temperature fluctuations and mechanical flexing. These attributes enable solar-energy manufacturers to design reliable, lightweight, lower-cost modules that are less expensive to install. In furtherance of GTAT efforts to develop and sell the Merlin™ technology, on June 6, 2015, GTAT filed its motion [Docket No. 1892] seeking authorization to enter into the Conditional Exclusivity Agreement (as amended, the “Waaree Agreement”) with Waaree Energies Limited (“Waaree”) to facilitate the set-up and operation of a 40MW Merlin™ module manufacturing line at Waaree’s facility located in India. Specifically, under the Waaree Agreement, GTAT Corp would purchase certain tools from a third party vendor and sell the tools to Waaree at a price that equals the cost to GTAT Corp. Subject to completing this tool purchase, GTAT Corp will supply Merlin™ grids to Waaree at prices no less favorable than those offered to GTAT Corp’s other customers. Provided that Waaree achieves a minimum run rate of 1 GW per year by December 31, 2018 and complies with the other terms in the Waaree Agreement, GTAT Corp will grant to Waaree exclusive rights to manufacture, market, and sell modules incorporating Merlin™ grid technology including any improvements thereto within India for a period of ten years from the effective date of the Waaree Agreement. By order dated June 23, 2015 [Docket No. 1951], the Bankruptcy Court approved the Waaree Agreement. In addition, the Debtors have been in discussions with Waaree to provide Merlin™ module manufacturing services to the Debtors on-site at the Debtors’ facility in San Jose, California. I. 503(b)(9) Claims Report Pursuant to an order of the Bankruptcy Court [Docket No. 1695], on July 8, 2015, GTAT filed its status report [Docket No. 2009] (the “503(b)(9) Report”) regarding claims asserting administrative expense priority under section 503(b)(9) of the Bankruptcy Code (the “503(b)(9) Claims”). As detailed in the 503(b)(9) Report:  a total of 160 503(b)(9) Claims were filed against GTAT in the aggregate amount of $47,881,615.99;  seventy-one claims, in the aggregate filed amount of $30,354,176.43, were fully disputed;  thirty-nine claims, in the aggregate filed amount of $1,470,175.00, were partially disputed; and  the remaining 503(b)(9) Claims, in the aggregate filed amount of $14,450,540.16, were undisputed.

43 The 503(b)(9) Report reflects GTAT’s preliminary position based on diligence performed as of the date of the 503(b)(9) Report. Since the filing of that report, GTAT has continued to review and reconcile the 503(b)(9) Claims. Accordingly, nothing in the 503(b)(9) Report should be deemed a concession or admission as to the amount, characterization, or priority of any 503(b)(9) Claim, nor a waiver of any rights of GTAT or the Estates to object to, settle, or assert any counterclaims related to any 503(b)(9) Claim. Moreover, the 503(b)(9) Report expressly excluded counterclaims available to GTAT that would reduce GTAT’s liability on the 503(b)(9) Claims such as a preference claims against parties filing 503(b)(9) Claims. All such rights were expressly reserved. J. Key Employee Incentive Plan and Key Employee Retention Plan On October 10, 2014, following extensive negotiations with the Creditors’ Committee regarding the economic terms thereof, GTAT filed its Motion, Pursuant to Bankruptcy Code Sections 363(b) and 503(c), Approving Debtors’ Key Employee Incentive Plan and Key Employee Retention Plan [Docket No. 890] (the “KEIP/KERP Motion”). In the KEIP/KERP Motion, GTAT sought entry of an order approving its key employee incentive plan for certain insiders (the “KEIP”) and a key employee retention plan for non-insiders only (the “KERP”). The Creditors’ Committee and all other major constituents of GTAT, with the exception of the United States Trustee, supported the KEIP/KERP Motion. By order dated February 5, 2015 [Docket No. 1217], the Bankruptcy Court denied the KEIP/KERP Motion. On February 24, 2015, GTAT filed its appeal of the denial of the KEIP/KERP Motion to the United States District Court for the District of New Hampshire, GT Advanced Technologies Inc., v. Harrington, Civ. No. 15-00069-LM. In its appeal, GTAT argued that the Bankruptcy Court’s ruling lacked any findings of fact or analysis with respect to both the KEIP and the KERP and such lack of findings was clear error. The United States Trustee, as appellee, argued that that the Bankruptcy Court did not err in denying the key employee incentive plan because it made the determination that such plan was more of a retention plan than an incentive plan. The United States Trustees also argued that the Bankruptcy Court did not err in denying the key employee retention plan because it made the determination that the amounts to be paid to employees under such plan were too low to impact retention. On July 10, 2015, the district court heard oral argument on the appeal. On July 21, 2015, the district court entered an order reversing the Bankruptcy Court’s order denying the KEIP/KERP Motion and remanded the matter to the Bankruptcy Court. In its decision on appeal, the district court instructed the Bankruptcy Court to make specific findings (i) with respect to the key employee incentive plan, of whether the targets in such plan are sufficiently rigorous to qualify as an incentive plan and (ii) with respect to the key employee retention plan, on the proposed terms of such plan by applying the appropriate legal standard and factors. On September 30, 2015, the Bankruptcy Court entered a second order [Docket No. 2354] and related memorandum of opinion [Docket No. 2353] denying the KEIP/KERP Motion on remand. Given the proximity of that ruling to an eventual emergence from chapter 11, the Debtors decided not to appeal this decision.

44 K. Request for Official Committee of Equity Holders On July 20, 2015, an ad hoc committee of equity holders (the “Ad Hoc Equity Committee”) filed the Ad Hoc Committee’s Motion for Appointment of a Committee of Equity Holders [Docket No. 2105] (the “Equity Committee Motion”) seeking appointment of an official committee of equity holders. GTAT filed an objection to the Equity Committee Motion [Docket No. 2135], which the Creditors’ Committee and certain noteholders joined [Docket Nos. 2136, 2137]. On August 20, 2015, the U.S Trustee filed a response to the Equity Committee Motion stating that the Ad Hoc Equity Committee must meet its burden of proof with respect to the motion [Docket No. 2200]. By order dated October 19, 2015 [Docket No. 2466], the Bankruptcy Court denied the Equity Committee Motion. L. Extensions of Exclusivity On January 29, 2015, GTAT filed its First Motion Pursuant to Section 1121(d) of the Bankruptcy Code, Requesting Entry of an Order (a) Extending GTAT’s Exclusive Period Under Section 1121(c)(2) of the Bankruptcy Code to file a chapter 11 plan to June 30, 2015 (the “Exclusive Filing Period”) and (b) Extending GTAT’s Exclusive Period Under Section 1121(c)(3) of the Bankruptcy Code to Solicit Acceptances of its Chapter 11 Plan to August 31, 2015 (the “Exclusive Solicitation Period”) and, together with the Exclusive Filing Period, the “Exclusive Periods”) to August 31, 2015 [Docket No. 1168] (the “First Exclusivity Motion”). By order dated February 12, 2015 [Docket No. 1267], the Bankruptcy Court extended the Exclusive Filing Period to June 30, 2015 and the Exclusive Solicitation Period to August 31, 2015. GTAT has filed subsequent motions seeking further extensions of the Exclusive Periods. By order dated November 18, 2015 [Docket No. 2570], the Bankruptcy Court extended the Exclusive Filing Period to November 30, 2015 and the Exclusive Solicitation Period to January 29, 2016. On November 29, 2015, GTAT filed its motion seeking extensions of the Exclusive Filing Period to January 22, 2016 and the Exclusive Solicitation Period to March 22, 2016. The Bankruptcy Court granted that motion by order dated December 15, 2015 [Docket No. 2740]. M. Claims Objections 1. Omnibus Claims Objection Procedures To ease the administrative burden on the Bankruptcy Court and the administrative and financial burden on GTAT’s estates during the claims reconciliation process, on August 13, 2015, GTAT filed its Motion, Pursuant to Bankruptcy Code Section 105(a) and Bankruptcy Rule 3007, for Entry of Order Approving Claims Objection Procedures [Docket No. 2170] (“Omnibus Claims Objection Procedures Motion”), wherein GTAT requested an order that, among other things, authorizes GTAT to file a single objection seeking reduction, reclassification, or disallowance of claims on several specified grounds. By order dated August 24, 2015 [Docket No. 2213], the Bankruptcy Court granted the Omnibus Claims Objection Procedures Motion. On September 16, 2015, GTAT filed seven omnibus claims objections [Docket Nos. 2303, 2304, 2305, 2306, 2307, 2308, 2309] (the “Initial Omnibus Claims Objections”) seeking to disallow and expunge, reduce, or reclassify various claims, including certain administrative expense claims, on the following grounds: (i) claims are duplicative; (ii) the same claim was

45 filed against multiple debtors; (iii) claims are against non-debtors; (iv) claims were amended; (v) claims were filed late; (vi) claims actually represent equity interests; and (vii) claims are not valid claims pursuant to section 503(b)(9) of the Bankruptcy Code. By orders dated October 16, 2015, the Bankruptcy Court granted the Initial Omnibus Claims Objections other than with respect to claims of claimants who filed responses or made informal inquiries to such objections [Docket Nos. 2442 2443, 2444, 2445, 2446, 2447, 2448, 2449, 2450, 2451, 2452]. On October 20, 2015, GTAT filed its eighth omnibus claims objection [Docket No. 2468] (the “Eighth Omnibus Claims Objections”) seeking to disallow and expunge, reduce, or reclassify various claims, including certain administrative expense claims, on the grounds of no liability or that the claims are not valid claims pursuant to section 503(b)(9) of the Bankruptcy Code. By order dated November 20, 2015, the Bankruptcy Court granted the Eighth Omnibus Claims Objections other than with respect to claims of claimants who filed responses or made informal inquiries to such objections [Docket No. 2593]. On December 7, 2015, GTAT filed its ninth and tenth omnibus claims objections [Docket Nos. 2706, 2707] (the “Additional Omnibus Claims Objections”) seeking to disallow and expunge, reduce, or reclassify various claims, including certain administrative expense claims, on the grounds that claims are duplicative; claims were amended; and claims are not valid claims pursuant to section 503(b)(9) of the Bankruptcy Code. The deadline to respond to the Additional Omnibus Claims Objections is December 28, 2015 at 4:00 p.m. (Eastern Time) and the hearing on such objections is scheduled for January 7, 2016 at 10:00 a.m. (Eastern Time). 2. Expedited Adjudication of Claims On December 4, 2015, GTAT filed its Motion for Entry of an Order Approving Expedited Adjudication and Resolution of Secured Claims, Administrative Expense Claims, and Other Priority Claims, and Mediation of Such Claims [Docket No. 2699] (the “Senior Claims Adjudication Motion”). The Senior Claims Adjudication Motion proposes procedures to streamline the resolution of secured, administrative, and other priority claims (“Senior Claims”) through expedited response, discovery and mediation timelines. The deadline to object to the Senior Claims Adjudication Motion is December 16, 2015 at 12:00 p.m. (Eastern Time) and the hearing is scheduled for December 17, 2015 at 10:00 a.m. (Eastern Time). By order dated December 17, 2015 [Docket No. 2777], the Bankruptcy Court granted the Senior Claims Adjudication Motion approving the Senior Claims Resolution Procedures, with certain revisions. 3. Administrative Expense Bar Date On December 10, 2015, GTAT filed the Debtors’ Expedited Motion for an Order (I) Fixing the Deadline for Filing Requests for Allowance of Administrative Expense Claims Arising on or Before December 31, 2015, and (II) Designating the Form and Manner of Notice Thereof [Docket No. 2721] (the “Administrative Expense Bar Date Motion”). The Administrative Bar Date Motion sought to establish January 15, 2016 (the “Administrative Expense Bar Date”) as the deadline to file administrative expense claims that arose during the period from October 6, 2014 through December 31, 2015 (the “Administrative Expense Claim Period”).

46 By order dated December 16, 2015 [Docket No. 2762], the Bankruptcy Court granted the Administrative Bar Date Motion. With certain enumerated exceptions, any party asserting (a) an administrative expense claim against the Debtors that arose during the Administrative Expense Claim Period or (b) any other claims (or request for monetary relief) that the claimant believes would not be subject to the discharge of claims pursuant to section 1141(d) of the Bankruptcy Code or could otherwise be asserted against the reorganized Debtors, to the extent such claim (or request for monetary relief) is based on events occurring before the end of the Administrative Expense Claim Period, must submit a request for payment with the Bankruptcy Court on or before the Administrative Expense Bar Date in accordance with the Administrative Expense Bar Date Order. N. Preferential Transfers Under section 547 of the Bankruptcy Code, a chapter 11 debtor may seek to avoid certain payments made by the debtor in the ninety days immediately before the petition date if the payments (a) were made to or for the benefit of a creditor, (b) allowed the creditor to receive more than it would have received if the case were under chapter 7 of the Bankruptcy Code, (c) were made while the debtor was insolvent, and (d) were made in respect of an antecedent debt. For this purpose, the Bankruptcy Code creates a rebuttable presumption that the debtor was insolvent during the ninety days immediately before the filing of the bankruptcy petition. All payments made by the Debtors to creditors within ninety days prior to the filing of the bankruptcy petition are listed under question 3(b) of the Debtors’ statements of financial affairs that were filed with the Bankruptcy Court. In the aggregate, the Debtors’ statements of financial affairs reflect that approximately $195.6 million was transferred by the Debtors to various entities within the ninety days immediately prior to the Petition Date. However, that number materially overstates the potential amount of recoverable preferential transfers because a number of these payments were clearly made in the ordinary course of business and therefore are not subject to recovery. As set forth in the statements of financial affairs, parties receiving some of the largest transfers during the ninety-day period prior to the Petition Date include the following: Name of Transferee Amount Paid Heibei Hengbo Fine Ceramics Material $13,169,000.00 Plansee SE $10,509,928.00 Tera Xtal Corporation $7,000,000.00 SAS Co., Ltd. $6,009,695.54 Globe Express Services Overseas Group $5,079,483.23 Ultra Clean Micro-Electronics Equipment $5,069,747.75 Manz AG $4,859,808.62 Benchmark Electronics De Mexico $3,694,418.48 Aerotek Inc. $3,664,086.65 Sumitomo Electric USA Inc. $3,510,231.75 The Plan refers to an action to avoid payments under section 547 of the Bankruptcy Code as a “Preference Cause of Action.” Pursuant to the Global Settlement, the Plan proposes to

47 contribute the GUC Preference Proceeds to the Litigation Trust for the benefit of holders of Class 4A, Class 4C, and Class 4D General Unsecured Claims. The Plan defines GUC Preference Proceeds to mean 40% of any affirmative Cash recoveries obtained by the Reorganized Debtors on account of Preference Causes of Action, net of any reasonable and documented legal fees, expenses and costs of pursuing the Preference Causes of Action. For the avoidance of doubt, 60% of any affirmative Cash recoveries obtained by the Reorganized Debtors on the Preference Causes of Action, net of any reasonable and documented legal fees, expenses and costs of pursuing the Preference Causes of Action, will be retained by the Reorganized Debtors. Under the Plan, the Reorganized Debtors will retain discretion and control over the commencement, prosecution, negotiation, settlement, and other resolution of all Preference Causes of Action; provided, however, that with respect to Preference Causes of Action that the Reorganized Debtors determine to commence, (i) the Reorganized Debtors shall prosecute such Preference Causes of Action as promptly as reasonably practicable and shall update the Litigation Trustee regarding the status of such Causes of Action, and (ii) to the extent the Reorganized Debtors settle or resolve any Preference Causes of Action by obtaining a reduction in the amount of any Claim held by any defendant to a Preference Causes of Action (or any of its Affiliates) against the Debtors, including any Administrative Expense Claim or Non-Priority Tax Claim, such reduction shall not be included in the GUC Preference Proceeds and neither the Litigation Trust nor holders of Allowed General Unsecured Claims shall be entitled to payment on account of such reduction. In addition to transferring the GUC Preference Proceeds to the Litigation Trust in accordance with the terms of the Plan, the Reorganized Debtors will provide the Litigation Trustee, upon written request, with a report regarding the status of the Reorganized Debtors’ pursuit of Preference Causes of Action, but the Reorganized Debtors will not provide such a report more than once per calendar quarter. VIII. SUMMARY OF CHAPTER 11 PLAN A. Global Settlement The Plan is premised on the Global Settlement of numerous inter-Debtor, Debtor- creditor, and inter-creditor issues, including substantive consolidation, the allocation of Reorganized Common Stock and other value to be distributed to creditors under the Plan, treatment of the Debtors’ tax attributes, and other issues affecting the Debtors and their creditors. 1. Considerations Related to Substantive Consolidation One of the main inter-Debtor issues faced by the Debtors in these Chapter 11 Cases is the possibility of substantive consolidation of some or all of the Debtors. A court order granting substantive consolidation of two or more legal entities results in (a) pooling of the assets of the consolidated entities into a common fund against which the creditors of all entities may assert their claims, (b) eliminating of intercompany claims among the consolidated entities, (c) permitting any creditor with an allowed claim against one of the consolidated entities to have an allowed claim against the consolidated pool, and (d) combining all of the creditors of a particular priority for purposes of voting on a reorganization plan.

48 The First Circuit Court of Appeals has not adopted a formal test to determine when substantive consolidation is appropriate. However, on several occasions, bankruptcy and district courts in Massachusetts have followed or cited with approval the standard set forth by the District of Columbia Court of Appeals in In re Auto-Train Corp., 810 B.R. 270 (D.C. Cir. 1987) (articulating standard to approve substantive consolidation and holding that substantive consolidation of entities nunc pro tunc to petition date was improper).11 In Auto-Train, the D.C. Circuit set forth three factors for substantive consolidation:  the proponent of substantive consolidation must show a “substantial identity” between the entities to be consolidated;  the proponent of substantive consolidation must also demonstrate that consolidation is necessary to avoid some harm or to realize some benefit; and  if a creditor will be prejudiced by consolidation, the benefits of such consolidation must “heavily” outweigh the harm.12 Courts applying the Auto-Train standard have observed that the proponent of consolidation “may want to frame his arguments” as to substantial identity using the following factors:  commingling of assets and business functions;  degree of difficulty in segregating and ascertaining individual assets and liabilities;  existence of transfers of assets without formal observance of corporate formalities;  presence or absence of consolidated financial statements;  unity of interests and ownership between various corporate entities;  existence of parent and intercorporate guarantee of loans;  profitability of consolidation at a single physical location;  subsidiary transacts business solely with the parent; 11 See In re Logistics Information Sys., Inc., 432 B.R. 1, 12 (D. Mass. 2010) (affirming substantive consolidation of entities under Auto-Train test); see also In re Century Electronics, Mfg., Inc., 310 B.R. 485, 489 (Bankr. D. Mass. 2004) (citing Auto-Train and holding that order substantively consolidating bankruptcy cases would not be given retroactive effect so as to allow preference defendant to assert consolidated “new value” defense); In re Mars Stores, Inc., 150 B.R. 869, 879-80 (Bankr. D. Mass. 1993) (citing Auto-Train and holding that order substantively consolidating cases would be given nunc pro tunc effect such that preference look-back period would be computed with reference to earliest filed case). 12 Auto-Train, 810 F.2d at 276 (citation omitted).

49  entities have common officers or directors;  subsidiary is grossly undercapitalized; and  both parent and subsidiary disregard the legal requirements of the subsidiary as a separate organization. Whether entities should be substantively consolidated is a very fact specific and fact intensive inquiry that requires, among other things, analysis of intercompany transactions as well as consideration of multiple sets of corporate records and transactions. a. GT Inc. and GTAT Corp Prior to the Global Settlement, the holders of the GT Inc. Notes were proponents of substantive consolidation of GT Inc. with GTAT Corp. Creditors of GTAT Corp opposed such consolidation. It is possible that holders of GT Inc. Notes could establish a prima facie case that there is a substantial identity between GT Inc. and GTAT Corp. The noteholders would likely assert that the benefits to be gained from substantive consolidation include increased recoveries for unsecured creditors of GT Inc. and avoidance of the expense of unscrambling the assets and liabilities of GT Inc. from GTAT Corp. On the other hand, creditors of GTAT Corp likely would object strenuously. Among other arguments, they likely would assert that (i) they relied upon the separate credit of GTAT Corp., (ii) holders of GT Inc. Notes have no basis to believe that GT Inc. and GTAT Corp are the same entity because of express disclosures and risk factors set forth in the GT Inc. Notes’ offering memoranda, and (iii) untangling the assets and liabilities of GT Inc. from those of GTAT Corp presents little difficulty as GT Inc. has few assets other than its equity interest in GTAT Corp. Because of competing interests and complexity on the facts and the law, a dispute over the substantive consolidation of GT Inc. and GTAT Corp is likely to lead to extensive and costly litigation. b. GTAT Corp and GT Hong Kong With respect to consolidation of GTAT Corp with GT Hong Kong, the Debtors’ analysis shows that the majority of substantial identity factors do not favor consolidation. c. GTAT Corp. and Other Debtor Entities With respect to consolidation of the remaining Debtor entities with GTAT Corp, the Debtors’ analysis shows a much stronger case for substantive consolidation among these entities. Among other things, some of these entities share facilities with GTAT Corp, some of these entities do not prepare separate financial statements and tax filings, and some of these entities do not have any operations or transact business solely with other Debtor entities. Also, there is substantial overlap among the officers and directors of GTAT Corp and these other Debtor entities. As a component of the Global Settlement, and given the strong case that can be made for consolidation of those entities, the Plan proposes to substantive consolidate the Corp. Debtors.

50 d. Settlement of Substantive Consolidation Issues The Global Settlement resolves all these substantive consolidation issues (and avoids the cost of related litigation) by allocating the Reorganized Common Stock Pool, the Excess Proceeds, and interests in the Litigation Trust to the general unsecured creditors of GT Inc., the Corp Debtors, and GT Hong Kong. The Debtors believe that the settlement of the substantive consolidation issues, as part of the Global Settlement, is fair and reasonable, especially in light of the fact that the Plan is the product of extensive, good faith negotiations among all key stakeholders, including the DIP Lenders, the Consenting Parties, and the Creditors’ Committee. 2. Recharacterization of Intercompany Obligations Another significant inter-Debtor issue in these Chapter 11 Cases is whether some of the claims of certain Debtor entities against other Debtor entities should be recharacterized as equity contributions. While GTAT does not believe that the Intercompany Obligations would ultimately be recharacterized, the allocation of the Debtors’ assets in the Global Settlement addresses, and resolves, these issues. B. Overall Structure of the Plan Under the Plan, holders of Allowed Administrative Expense Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims, and Allowed Secured Tax Claims, will be paid in full in Cash unless such holders agree to less favorable treatment, and holders of Allowed Other Secured Claims, at the option of the applicable Debtor, will either be reinstated, paid in full in Cash, or the holders of such Allowed Other Secured Claims will receive the collateral securing such Allowed Other Secured Claim. Holders of DIP Facility Claims will receive (i) Cash in an amount of such Allowed DIP Facility Claim; (ii) the DIP Warrants; (iii) the DIP Amendment Fee, and (iv) the DIP Prepayment Fee. Any holder of a DIP Facility Claim or and Administrative Expense Claim that is also a Financing Support Party may, at its option, elect to exchange, on a dollar-for-dollar basis, some or all of such Claims to participate in the Exit Financing based upon and solely up to its respective Exit Financing Commitment Amount, which exchanged amount shall be in lieu of the cash distribution to which it would otherwise be entitled. In accordance with the Plan, (a) holders of Allowed GT Inc. Notes Claims in Class 4A will receive (i) Reorganized Common Stock (subject to the Cashing-Out Programs), (iii) a portion of the Excess Proceeds, if any; (iii) a beneficial interest in the Litigation Trust, and (iv) the Noteholder Warrants, and (b) holders of Allowed General Unsecured Claims in Classes 4C and 4D will receive (i) Reorganized Common Stock (subject to the Cashing-Out Progams), (ii) a portion of the Excess Proceeds, if any, and (iii) a beneficial interest in the Litigation Trust, in each case, in a percentage as set forth in Section 5.4, 5.6 and 5.7 of the Plan. In accordance with the Plan, holders of Allowed GT Inc. Notes Claims, Corp. Debtors General Unsecured Claims, and GT Hong Kong General Unsecured Claims will, subject to the provisions of the Plan, receive 14% of the common stock of the Reorganized Debtors, which common stock is subject to dilution and reduction pursuant to the Cashing Out Programs. In accordance with the Plan (a) holders of Allowed GT Inc. Notes Claims in Class 4A will receive

51 their pro rate share of (i) 21.6% of this Reorganized Common Stock, (ii) 12.5% of the Excess Proceeds, if any, (iii) a 12.5% beneficial interest in the Litigation Trust, and (iv) the Noteholder Warrants; (b) holders of Allowed Corp. Debtors General Unsecured Claims will receive their pro rate share of (i) 62% of this Reorganized Common Stock, (ii) 71.1% of the Excess Proceeds, if any, and (iii) a 71.1% beneficial interest in the Litigation Trust; and (c) holders of Allowed GT Hong Kong General Unsecured Claims will receive their pro rata share of (i) 16.4% of this Reorganized Common Stock, (ii) 16.4% of Excess Proceeds, if any, and (iii) a 16.4% beneficial interest in the Litigation Trust. The Cashing-Out Programs set forth in the Plan are described in further detail in Section 6.1(d) of the Plan. The Cashing-Out Programs apply to holders of General Unsecured Claims in Classes 4A, 4C and 4D of the Plan. In accordance with the Cashing-Out Programs, a Cashing- Out Reserve of $1.5 million (the “Cashing-Out Cap”) will be established under the Plan to pay, under certain circumstances, Cash in lieu of distributions of Reorganized Common Stock to the holders of Claims in Classes 4A, 4C and 4D. Subject to the Cashing-Out Cap, a holder of a Claim in one of those Classes may, in lieu of any Reorganized Common Stock it is entitled to receive under the Plan, elect to receive Cash in an amount equal to the imputed value as of the Effective Date of the shares of Reorganized Common Stock that would otherwise be distributed to such holders under the Plan. In the event of a Cashing-Out Oversubscription, Cash shall be distributed from the Cashing-Out Reserve (1) first, to make the Cash payments pursuant to Section 6.1(d)(ii) of the Plan and (2) second, to make Cash payments to satisfy Allowed General Unsecured Claims of Cashing-Out Election Holders and Cash payments pursuant to Section 6.1(d)(iii) in order of smallest Claim to largest Claim until all funds in the Cashing-Out Reserve are depleted, at which point the Reorganized Debtors shall distribute shares of Reorganized Common Stock to Cashing- Out Election Holders in accordance with Section 5.4, 5.6, or 5.7 of the Plan, as applicable. Additionally, holders of Allowed GT Inc. General Unsecured Claims in Class 4B will receive a Cash distribution pursuant to Section 5.5 of the Plan substantially equal, as a percentage of its Allowed GT Inc. General Unsecured Claim, to the recovery, calculated as of the Effective Date and as a percentage of such Claim, that a holder of an Allowed GT Inc. Notes Claim is to obtain under the Plan. The foregoing summary is qualified in its entirety by the terms of the Plan, which is attached hereto as Exhibit A and incorporated herein by reference. IX. VOTING REQUIREMENTS On [_________], 2016, the Bankruptcy Court entered the Disclosure Statement Order that, among other things, approved this Disclosure Statement, set voting procedures and scheduled the Confirmation Hearing. A copy of the Disclosure Statement Order and the Notice of Confirmation Hearing are enclosed with this Disclosure Statement as part of the Solicitation Package. The Disclosure Statement Approval Order sets forth in detail, among other things, procedures governing voting deadlines and objection deadlines. The Disclosure Statement Order, the Notice of Confirmation Hearing, and the instructions attached to the Ballot should be read in connection with this section of this Disclosure Statement.

52 If you have any questions about the procedure for voting your Claim or the packet of materials you received, please contact the GTAT Ballot Processing Center, c/o KCC, by regular mail at 2335 Alaska Avenue, El Segundo, CA 90245, by telephone at (888) 647-1732 (or outside of the U.S. at (310) 751-2622), or by email at gtatinfo@kccllc.com. If you wish to obtain an additional copy of the Plan, this Disclosure Statement or any exhibits to such documents, at your own expense, unless otherwise specifically required by Bankruptcy Rule 3017(d), please contact the GTAT Ballot Processing Center, c/o KCC, by regular mail at 2335 Alaska Avenue, El Segundo, CA 90245, by telephone at (888) 647-1732 (or outside of the U.S. at (310) 751-2622), or by email at gtatinfo@kccllc.com. The Bankruptcy Court may confirm the Plan only if it determines that the Plan complies with the technical requirements of chapter 11 of the Bankruptcy Code and that the disclosures of the Debtors concerning the Plan have been adequate and have included information concerning all Distributions made or promised by the Debtors in connection with the Plan and the Chapter 11 Cases. In addition, the Bankruptcy Court must determine that the Plan has been proposed in good faith and not by any means forbidden by law. In particular, in order to confirm the Plan, the Bankruptcy Code requires the Bankruptcy Court to find, among other things, that the Plan: (i) has been accepted by the requisite votes of all Impaired Classes unless approval will be sought under section 1129(b) of the Bankruptcy Code in respect of one or more dissenting Classes, which may be the case under the Plan; (ii) is “feasible,” which means that there is a reasonable probability that confirmation of the Plan will not be followed by liquidation or the need for further financial reorganization; and (iii) is in the “best interests” of all holders of Claims or Equity Interests, which means that such holders will receive at least as much under the Plan as they would receive in a liquidation under chapter 7 of the Bankruptcy Code. GTAT believes that the Plan satisfies all of these conditions. A. Voting Deadline This Disclosure Statement and the appropriate Ballot(s) are being distributed to all holders of Claims who are entitled to vote on the Plan. There is a separate Ballot designated for each Voting Class in order to facilitate vote tabulation; however, all Ballots are substantially similar in form and substance (except that, as noted below, the Ballots sent to holders of Unsecured Claims will permit them to elect certain treatment of their Claims), and the term “Ballot” is used without intended reference to the Ballot of any specific Class of Claims. IN ACCORDANCE WITH THE DISCLOSURE STATEMENT ORDER, IN ORDER TO BE CONSIDERED FOR PURPOSES OF ACCEPTING OR REJECTING THE PLAN, ALL BALLOTS MUST BE RECEIVED BY THE VOTING AGENT NO LATER THAN 4:00 P.M. (PREVAILING EASTERN TIME) ON [___________], 2016 (THE “VOTING DEADLINE”). ONLY THOSE BALLOTS ACTUALLY RECEIVED BY THE VOTING DEADLINE WILL BE COUNTED AS EITHER ACCEPTING OR REJECTING THE PLAN. B. Holders of Claims Entitled to Vote Under section 1124 of the Bankruptcy Code, a class of claims or interests is deemed to be “impaired” under a plan unless (1) the plan leaves unaltered the legal, equitable, and contractual

53 rights to which such claim or interest entitles the holder thereof or (2) notwithstanding any legal right to an accelerated payment of such claim or interest, the plan (a) cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy), (b) reinstates the maturity of such claim or interest as it existed before the default, (c) compensates the holder of such claim or interest for any damages resulting from such holder’s reasonable reliance on such legal right to an accelerated payment, and (d) does not otherwise alter the legal, equitable or contractual rights to which such claim or interest entitles the holder of such claim or interest. In general, a holder of a claim or equity interest may vote to accept or reject a plan if (1) the claim or interest is “allowed,” which means generally that it is not disputed, contingent, or unliquidated and (2) the claim or interest is impaired by a plan. If the holder of an Impaired Claim or Equity Interest will not receive any distribution under the Plan in respect of such Claim or Equity Interest, the Bankruptcy Code deems such holder to have rejected the Plan and provides that the holder of such Claim or Equity Interest is not entitled to vote. If the Claim or Equity Interest is not Impaired, the Bankruptcy Code conclusively presumes that the holder of such Claim or Equity Interest has accepted the Plan and provides that the holder is not entitled to vote. In general, and subject to the voting requirements set forth in the Disclosure Statement Order, the holder of a Claim against the Debtors that is “impaired” under the Plan is entitled to vote to accept or reject the Plan if (1) the Plan provides a distribution in respect of such Claim and (2) (a) the Claim has been scheduled by the Debtors (and such Claim is not scheduled as disputed, contingent, or unliquidated) or (b) the holder timely filed a proof of Claim pursuant to sections 502(a) and 1126(a) of the Bankruptcy Code and Bankruptcy Rules 3003 and 3018. A Claim to which an objection has been filed is not entitled to vote unless and until the Bankruptcy Court rules on the objection and allows the Claim. Consequently, although holders of Claims subject to a pending objection may receive Ballots, their votes will not be counted unless the Bankruptcy Court (a) prior to the Voting Deadline, rules on the objection and allows the Claim or (b) on proper request under Bankruptcy Rule 3018(a), temporarily allows the Claim in an amount which the Court deems proper for the purpose of voting on the Plan. If the Debtors have served an objection or request for estimation as to a claim at least fourteen (14) calendar days before the Voting Deadline, such claim is temporarily disallowed for voting purposes only and not for purposes of allowance or distribution, except as ordered by the Court before the Voting Deadline. Pursuant to the Bar Date Order, holders of Equity Interests (which interests are based exclusively on the ownership of common or preferred stock in GTAT, or warrants, options, or rights to purchase, sell, or subscribe to a security interest in GTAT) were excused from filing proofs of interest on or before the General Bar Date (as defined in the Bar Date Order); provided, however, that holders of Equity Interests who wished to assert a Claim against the Debtors that arises out of or relates to the ownership or purchase of an Equity Interest, including Claims arising out of or relating to the sale, issuance or distribution of the Equity Interest, were required to file a proof of Claim on or before the Bar Date, unless another exception set forth in the Bar Date Order applied. Additionally, pursuant to the Bar Date Order, holders of GT Inc. Note Claims, whose claims are limited exclusively to the payment of principal, interest, and other fees and expenses

54 under the GT Inc. Notes were excused from filing proofs of claims on or before the general bar date, to the extent that the Indenture Trustee filed a proof of claim with respect to the GT Inc. Notes. On January 23, 2015, the Indenture Trustee filed proofs of claim with respect to each issuance of the GT Inc. Notes. For the avoidance of doubt, holders of GT Inc Notes Claims are entitled to vote to accept or reject the Plan in accordance with the voting procedures set forth on the Ballots, the Disclosure Statement Order, and the Notice of Confirmation. A vote on the Plan may be disregarded if the Bankruptcy Court determines, pursuant to section 1126(e) of the Bankruptcy Code, that it was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code. The Disclosure Statement Order also sets forth assumptions and procedures for tabulating Ballots that are not completed fully or correctly. Each of Classes 4A, 4B, 4C, 4D is Impaired under the Plan and the holders of Allowed Claims in such Classes are entitled to vote on the Plan. In accordance with section 1126(g) of the Bankruptcy Code, each of Classes 5 and 6 is conclusively deemed to have rejected the Plan and are not entitled to vote. Each of Classes 1, 2, and 3 is Unimpaired under the Plan and holders of Claims in each such Class are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. C. Vote Required for Acceptance of Class As a condition to confirmation, the Bankruptcy Code requires that each Class of Impaired Claims and Equity Interests vote to accept the Plan, except under certain circumstances. See Section IX.B (“Voting Requirements—Holders of Claims Entitled to Vote”). Section 1126(c) of the Bankruptcy Code defines acceptance of a plan by a class of impaired claims as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of claims in that class, but, for that purpose, counts only those who actually vote to accept or reject the plan. Thus, a class of claims will have voted to accept the plan only if two-thirds in dollar amount and a majority in number actually voting cast their Ballots in favor of acceptance. Holders of Claims who fail to vote are not counted as either accepting or rejecting a plan. D. Voting Procedures 1. Ballots All votes to accept or reject the Plan with respect to any Class of Claims must be cast by properly submitting the duly completed and executed form of Ballot designated for such Class. Holders of Impaired Claims voting on the Plan should complete and sign the Ballot in accordance with the instructions thereon, being sure to check the appropriate box entitled “Accept the Plan” or “Reject the Plan.” ANY BALLOT RECEIVED THAT (I) IS NOT SIGNED, (II) IS ILLEGIBLE, OR (III) CONTAINS INSUFFICIENT INFORMATION TO PERMIT THE IDENTIFICATION OF THE CLAIMANT, SHALL BE AN INVALID BALLOT AND SHALL NOT BE COUNTED FOR PURPOSES OF DETERMINING ACCEPTANCE OR REJECTION OF THE PLAN.

55 ANY BALLOT THAT IS OTHERWISE PROPERLY COMPLETED, EXECUTED, AND TIMELY RETURNED TO THE VOTING AGENT BUT DOES NOT INDICATE AN ACCEPTANCE OR REJECTION OF THE PLAN, OR THAT INDICATES BOTH AN ACCEPTANCE AND REJECTION OF THE PLAN, SHALL BE DEEMED A VOTE TO ACCEPT THE PLAN. Ballots must be delivered to the Voting Agent, at: With respect to GT Inc. General Unsecured Claims, Corp Debtors General Unsecured Claims, and GT Hong Kong General Unsecured Claims: GTAT Ballot Processing c/o KCC 2335 Alaska Avenue El Segundo, CA 90245 With respect to GT Inc. Notes Claims: GTAT Ballot Processing c/o KCC 1290 Avenue of the Americas, 9th Floor New York, NY 10104 so as to be received by the Voting Deadline. THE METHOD OF SUCH DELIVERY IS AT THE ELECTION AND RISK OF THE HOLDER. If such delivery is by mail, it is recommended that holders use an air courier with a guaranteed next day delivery or registered mail, properly insured, with return receipt requested. In all cases, sufficient time should be allowed to assure timely delivery. In accordance with Rule 3018(c) of the Bankruptcy Rules, the Ballots are based on Official Form No. 14, but have been modified to meet the particular needs of these cases. PLEASE CAREFULLY FOLLOW THE DIRECTIONS CONTAINED ON EACH ENCLOSED BALLOT. In most cases, each Ballot enclosed with this Disclosure Statement has been encoded with the amount of the Claim for voting purposes (if the Claim is a Disputed Claim, this amount may not be the amount ultimately Allowed for purposes of Distribution), and the Class to which the Claim has been attributed. 2. Withdrawal or Change of Votes on Plan A Ballot may be withdrawn by delivering a written notice of withdrawal to the Voting Agent, so that the Voting Agent receives such notice prior to the Voting Deadline. Thereafter, withdrawal may be effected only with the approval of the Bankruptcy Court. In order to be valid, a notice of withdrawal must (i) specify the name of the holder who submitted the votes on the Plan to be withdrawn, (ii) contain the description of the Claims to which it relates, and (iii) be signed by the holder in the same manner as on the Ballot. GTAT

56 expressly reserves the absolute right to contest the validity of any such withdrawals of votes on the Plan. Any holder who has submitted to the Voting Agent prior to the Voting Deadline a properly completed Ballot may change such vote by submitting to the Voting Agent prior to the Voting Deadline a subsequent properly completed Ballot for acceptance or rejection of the Plan. In the case where more than one timely, properly completed Ballot is received with respect to the same Claim, the Ballot that bears the latest date will be counted for purposes of determining whether sufficient acceptances required to confirm the Plan have been received. 3. Voting Multiple Claims Separate forms of Ballots are provided for voting the various Classes of Claims. Ballot forms may be copied if necessary. Any person who holds Claims in more than one Class is required to vote separately with respect to each Claim. Any person holding multiple Claims within a Class should use a single Ballot to vote such Claims. Please sign and return your Ballot(s) in accordance with the instructions set forth in this Section D and the Ballot(s). X. CONFIRMATION OF THE PLAN A. Confirmation Hearing The Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a confirmation hearing with respect to the Plan. At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code described below are met. The Confirmation Hearing has been scheduled to commence on [______], 2016 at [______] (prevailing Eastern Time), or as soon thereafter as counsel may be heard, before the Honorable Henry J. Boroff, United States Bankruptcy Judge, of the United States Bankruptcy Court for the District of New Hampshire, [________]. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice, except for an announcement of the adjourned date made at the Confirmation Hearing. B. Deadline to Object to Confirmation Any objection to the confirmation of the Plan must be made in writing, specify in detail (i) the name and address of the objector, (ii) all grounds for the objection, and (iii) the amount of the Claim or number and class of shares of stock of the Debtors held by the objector. Any such objection must be filed with the Bankruptcy Court, with a copy to Judge Boroff’s Chambers, and served so that it is received by the Bankruptcy Court, Chambers, and the following parties on or before [______], 2016 at [_______] (prevailing Eastern Time): (a) counsel for the Debtors, (i) Paul Hastings LLP, 75 East 55th Street, New York, NY 10022, Attn: Luc A. Despins, Esq. and G. Alexander Bongartz, Esq., (ii) Paul Hastings LLP, 600 Travis Street, 58th Floor, Houston, Texas 77002, Attn: James T. Grogan, Esq., and (iii) Nixon Peabody LLP, 900 Elm Street, Manchester, New Hampshire 03101-2031, Attn: Daniel W. Sklar, Esq.; (b) counsel for the Creditors’ Committee, (i) Kelley Drye & Warren LLP, 101 Park Avenue, New York, New York 10178, Attn: James S. Carr, Esq. and Jason R. Adams, Esq., and (ii) Devine, Millimet & Branch,

57 P.A., 111 Amherst Street, Manchester, New Hampshire 03101, Attn: Charles R. Powell, Esq.; (c) the Office of the United States Trustee for the District of New Hampshire, 1000 Elm Street, Suite 605, Manchester, New Hampshire 03101, Attn: Geraldine Karonis, Esq.; and (d) counsel to the Financing Support Parties, (i) Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, Attn: Dennis L. Jenkins, Esq., and (ii) Sheehan Phinney Bass + Green, 1001 Elm Street, 17th Floor, Manchester, New Hampshire 03101, Attn: Christopher M. Candon, Esq.; and (e) counsel to the Consenting Parties, (i) Akin Gump Strauss Hauer & Feld LLP, One Bryant Park, New York, NY 10036, Attn: Michael S. Stamer, Esq. and Brad M. Kahn, Esq., and (ii) Drummond Woodsum LLP, 1001 Elm Street, #303, Manchester, NH 03101, Attn: Benjamin E. Marcus, Esq. and Jeremy R. Fischer, Esq. C. Requirements for Confirmation of the Plan Among the requirements for confirmation of the Plan are that the Plan (i) is accepted by all Impaired Classes of Claims and Equity Interests or, if rejected by an Impaired Class, that the Plan “does not discriminate unfairly” and is “fair and equitable” as to such Class, (ii) is feasible and (iii) is in the “best interests” of creditors and stockholders that are Impaired under the Plan. 1. Requirements of Section 1129(a) of Bankruptcy Code (a) General Requirements At the Confirmation Hearing, the Bankruptcy Court will determine whether the following confirmation requirements specified in section 1129 of the Bankruptcy Code have been satisfied: (1) The Plan complies with the applicable provisions of the Bankruptcy Code. (2) The Debtors have complied with the applicable provisions of the Bankruptcy Code. (3) The Plan has been proposed in good faith and not by any means proscribed by law. (4) Any payment made or promised by the Debtors or by a Person issuing securities or acquiring property under the Plan for services or for costs and expenses in, or in connection with, the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, has been disclosed to the Bankruptcy Court, and any such payment made before confirmation of the Plan is reasonable, or if such payment is to be fixed after confirmation of the Plan, such payment is subject to the approval of the Bankruptcy Court as reasonable. (5) The Debtors have disclosed the identity and affiliations of any individual proposed to serve, after confirmation of the Plan, as a director or officer of the Debtors, an affiliate of the Debtors participating in a Plan with the Debtors, or a successor to the

58 Debtors under the Plan, and the appointment to, or continuance in, such office of such individual is consistent with the interests of creditors and equity holders and with public policy, and the Debtors have disclosed the identity of any insider that will be employed or retained by the Debtors and the nature of any compensation for such insider. (6) Any governmental regulatory commission with jurisdictions, after confirmation of the Plan, over the rates of the debtor has approved any rate change provided for in the Plan, or such rate change is expressly conditioned on such approval. (7) With respect to each Class of Claims or Equity Interests, each holder of an Impaired Claim or Impaired Equity Interest either has accepted the Plan or will receive or retain under the Plan on account of such holder’s Claim or Equity Interest, property of a value, as of the Effective Date, that is not less than the amount such holder would receive or retain if the Debtors were liquidated on the Effective Date under chapter 7 of the Bankruptcy Code. See Section X.C.1(b) (“Confirmation of the Plan—Requirements for Confirmation of the Plan—Requirements of Section 1129(a) of Bankruptcy Code—Best Interests Test”). (8) Except to the extent the Plan meets the requirements of section 1129(b) of the Bankruptcy Code (discussed below), each Class of Claims or Equity Interests has either accepted the Plan or is not Impaired under the Plan. (9) Except to the extent that the holder of a particular Claim has agreed to a different treatment of such Claim, the Plan provides that Administrative Expense Claims and Priority Non-Tax Claims will be paid in full on the Effective Date and that Priority Tax Claims will receive on account of such Claims deferred cash payments, over a period not exceeding five years after the Petition Date, of a value, as of the Effective Date, equal to the Allowed amount of such Claims. (10) At least one Class of Impaired Claims has accepted the Plan, determined without including any acceptance of the Plan by any insider holding a Claim in such Class. (11) Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of GTAT or any successor to GTAT under the Plan, unless such liquidation or reorganization is proposed in the Plan. See Section X.C.3 (“Confirmation of the Plan—Requirements for Confirmation of the Plan—Feasibility”).

59 (b) Best Interests Test As described above, the Bankruptcy Code requires that each holder of an Impaired Claim or Equity Interest either (i) accepts the Plan or (ii) receives or retains under the Plan property of a value, as of the Effective Date, that is not less than the value such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on the Effective Date. The first step in meeting this test is to determine the dollar amount that would be generated from the liquidation of the Debtors assets and properties in the context of a chapter 7 liquidation case. The gross amount of Cash available would be the sum of the proceeds from the disposition of the Debtors’ assets and the Cash held by the Debtors at the time of the commencement of the chapter 7 case. The next step is to reduce that total by the amount of any Claims secured by such assets, the costs and expenses of the liquidation and such additional Administrative Expense Claims and Other Priority Claims that may result from the use of chapter 7 for the purposes of liquidation. Any remaining net cash would be allocated to creditors and shareholders in strict priority in accordance with section 726 of the Bankruptcy Code (see discussion below). Finally, taking into account the time necessary to accomplish the liquidation, the present value of such allocations may be compared to the value of the property that is proposed to be distributed under the Plan on the Effective Date. The Debtors’ costs of liquidation under chapter 7 would include the fees payable to a chapter 7 trustee in bankruptcy, as well as those that might be payable to attorneys and other professionals that such a trustee may engage, plus any unpaid expenses incurred by the Debtors during the Chapter 11 Cases and allowed in the chapter 7 case, such as compensation for attorneys, financial advisors, appraisers, accountants, and other professionals. These costs, expenses, fees and any other Claims that may arise in a liquidation case under chapter 7 would be paid in full from the liquidation proceeds before the balance of any proceeds would be made available to pay chapter 11 priority and unsecured claims. Under the absolute priority rule, no junior creditor would receive any distribution until all senior creditors are paid in full, with interest, and no equity holder receives any distribution until all creditors are paid in full, with interest. The foregoing types of Claims, costs, expenses, fees and such other Claims that may arise in a liquidation case would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay pre-chapter 11 priority and unsecured claims. Under the absolute priority rule, no junior creditor would receive any distribution until all senior creditors are paid in full, with interest, and no equity holder receives any distribution until all creditors are paid in full, with interest. The Debtors believe that in a chapter 7 case, holders of Claims in Classes 5 and 6 would receive no distributions of property. Accordingly, the Plan satisfies the rule of absolute priority. After consideration of the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors in a chapter 11 case, including (i) the increased costs and expenses of a liquidation under chapter 7 arising from fees payable to a trustee in bankruptcy and professional advisors to such trustee, (ii) the erosion in value of assets in a chapter 7 case in the context of the expeditious liquidation required under chapter 7 and the “forced sale” atmosphere that would prevail, and (iii) potential increases in Claims which would

60 be satisfied on a priority basis, the Debtors have determined that confirmation of the Plan will provide each creditor and equity holder with a recovery that is not less than it would receive pursuant to a liquidation of the Debtors under chapter 7 of the Bankruptcy Code. Moreover, the Debtors believe that the value of any distributions from the liquidation proceeds to each Class of Allowed Claims in a chapter 7 case would be less than the value of distributions under the Plan because such distributions in a chapter 7 case may not occur for a substantial period of time. In this regard, it is possible that distribution of the proceeds of the liquidation could be delayed for a year or more after the completion of such liquidation in order to resolve the Claims and prepare for distributions. In the event litigation were necessary to resolve Claims asserted in the chapter 7 case, the delay could be further prolonged and Administrative Expense Claims further increased. (c) Liquidation Analysis The Liquidation Analysis and assumptions are set forth in Exhibit D to this Disclosure Statement. The Liquidation Analysis is an estimate of the proceeds that may be generated as a result of a hypothetical chapter 7 liquidation of the assets of the Debtors. The analysis is based upon a number of significant assumptions which are described. The Liquidation Analysis does not purport to be a valuation of the Debtors’ assets and is not necessarily indicative of the values that may be realized in an actual liquidation. 2. Acceptance by Impaired Classes Each of Classes 4A, 4B, 4C, and 4D is Impaired under the Plan and the holders of Allowed Claims in such Classes are entitled to vote on the Plan. In accordance with section 1126(g) of the Bankruptcy Code, each of Classes 5 and 6 is conclusively deemed to have rejected the Plan; and the Debtors intend to seek nonconsensual confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to these Classes. See Section X.C.4 (“Confirmation of the Plan—Requirements for Confirmation of the Plan—Requirements of Section 1129(b) of Bankruptcy Code”). In addition, the Debtors reserve the right to seek nonconsensual confirmation of the Plan (without further notice) with respect to any Class of Claims that is entitled to vote to accept or reject the Plan if such Class rejects the Plan. 3. Feasibility The Debtors believe that they will be able to perform their obligations under the Plan. In connection with confirmation of the Plan, the Bankruptcy Court will have to determine that the Plan is feasible pursuant to section 1129(a)(11) of the Bankruptcy Code, which means that the confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of GTAT, unless such liquidation is proposed in the Plan. To support its belief in the Plan’s feasibility, the Debtors, with the assistance of its advisors, have prepared the Projections for the Reorganized Debtors for fiscal years 2016 through 2019, as set forth in Exhibit F attached to this Disclosure Statement. THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH THE GUIDELINES ESTABLISHED BY THE AMERICAN

61 INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS OR THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION. FURTHERMORE, THE PROJECTIONS HAVE NOT BEEN AUDITED. WHILE PRESENTED WITH NUMERICAL SPECIFICITY, THE PROJECTIONS ARE BASED UPON A VARIETY OF ASSUMPTIONS, SOME OF WHICH HAVE NOT BEEN ACHIEVED TO DATE AND WHICH MAY NOT BE REALIZED IN THE FUTURE, AND ARE SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES. CONSEQUENTLY, THE PROJECTIONS SHOULD NOT BE REGARDED AS A REPRESENTATION OR WARRANTY BY GTAT, OR ANY OTHER PERSON, THAT THE PROJECTIONS WILL BE REALIZED. ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE PRESENTED IN THE PROJECTIONS. 4. Requirements of Section 1129(b) of Bankruptcy Code The Bankruptcy Court may confirm the Plan over the rejection or deemed rejection of the Plan by a class of claims or equity interests if the Plan “does not discriminate unfairly” and is “fair and equitable” with respect to such class.  No Unfair Discrimination. This test applies to classes of claims or equity interests that are of equal priority and are receiving different treatment under a chapter 11 plan. The test does not require that the treatment be the same or equivalent, but that such treatment be “fair.”  Fair and Equitable Test. This test applies to classes of different priority (e.g., unsecured versus secured) and includes the general requirement that no class of claims receive more than 100% of the allowed amount of the claims in such class. As to the dissenting class, the test sets different standards, depending on the type of claims or interests in such class: o Secured Claims. Each holder of an impaired secured claim either (i) retains its Liens on the property (or if sold, on the proceeds thereof) to the extent of the allowed amount of its secured claim and receives deferred cash payments having a value, as of the effective date of the plan, of at least the allowed amount of such claim or (ii) receives the “indubitable equivalent” of its allowed secured claim. o Unsecured Claims. Either (i) each holder of an impaired unsecured claim receives or retains under the plan property of a value equal to the amount of its allowed unsecured claim or (ii) the holders of claims and interests that are junior to the claims of the dissenting class will not receive or retain any property under the plan. o Equity Interests. Either (i) each equity interest holder will receive or retain under the plan property of a value equal to the greater of (a) the fixed liquidation preference or redemption price, if any, of such stock and (b) the value of the stock or (ii) the holders of interests that are junior to

62 the equity interests of the dissenting class will not receive or retain any property under the plan. The Debtors believe the Plan will satisfy both the “no unfair discrimination” requirement and the “fair and equitable” requirement, notwithstanding that each of Classes 5 and 6 are deemed to reject the Plan, because as to such Classes, there is no Class of equal priority receiving more favorable treatment and no Class that is junior to such a dissenting Class will receive or retain any property on account of the Claims or Equity Interests in such Class. XI. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN A. Liquidation Under Chapter 7 If no plan can be confirmed, the Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be appointed to liquidate the Debtors’ assets for distribution in accordance with the priorities established by the Bankruptcy Code. The Debtors’ believe that liquidation under chapter 7 would result in smaller distributions being made to creditors than those provided for in the Plan because of the (i) increased cost and expenses of liquidation under chapter 7 arising from fees payable to the chapter 7 trustee and the attorneys and other professional advisors to such trustee, (ii) additional expenses and claims, some of which would be entitled to priority, which would be generated during the liquidation, (iii) the erosion of the value of the Debtors’ assets in the context of an expedited liquidation required under chapter 7 and the “fire sale” atmosphere that would prevail, (iv) the cost and expense attributable to the time value of money resulting from what is likely to be a more protracted proceeding, and (v) the application of the rule of absolute priority to distributions in a chapter 7 liquidation. The Debtors believes that in a chapter 7 case, holders of Claims and Equity Interests in Classes 5 and 6, respectively, would receive no distributions of property. Accordingly, the Plan satisfies the rule of absolute priority. B. Alternative Plan If the Plan is not confirmed, the Debtors (or if the Debtors’ exclusive period in which to file a plan has expired, any other party in interest) could attempt to formulate a different chapter 11 plan. Such a plan might involve an orderly liquidation of its assets under chapter 11. With respect to an alternative plan, the Debtors have explored various alternatives in connection with the formulation and development of the Plan. The Debtors believe that the Plan, as described herein, enables creditors to realize the greatest value under the circumstances. C. Dismissal If these Chapter 11 Cases are dismissed, the protections of the Bankruptcy Code would disappear, thereby resulting in costly, uncontrolled and protracted litigation in various jurisdictions among and between the Debtors and the Holders of Claims and Interests. Therefore, the Debtors believe that dismissal of the Chapter 11 Cases is not a viable alternative to Confirmation of the Plan.

63 XII. CERTAIN RISK FACTORS TO BE CONSIDERED HOLDERS OF CLAIMS IN THE VOTING CLASSES SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH OR REFERRED TO HEREIN), PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN. THESE RISK FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION. A. General Considerations The formulation of a chapter 11 plan is the principal purpose of a chapter 11 case. The Plan sets forth the means for satisfying the various Claims against the Debtors. Reorganization of the Debtors under the proposed Plan also avoids the potentially adverse impact of a liquidation on employees of the Debtors and on many of its customers, suppliers and trade vendors. B. Certain Bankruptcy Considerations 1. Failure to Satisfy Vote Requirement If votes are received in number and amount sufficient to enable the Bankruptcy Court to confirm the Plan, the Debtors intend to seek, as promptly as practicable thereafter, confirmation of the Plan. In the event that sufficient votes are not received, the Debtors may seek to accomplish an alternative chapter 11 plan. There can be no assurance that the terms of any such alternative chapter 11 plan would be similar or as favorable to the holders of Allowed Claims as those proposed in the Plan. 2. Risk of Non-Confirmation of Plan; Feasibility Even if all Impaired Classes of Claims accept or are deemed to have accepted the Plan, or, with respect to a Class that rejects or is deemed to reject the Plan, the requirements for “cramdown” are met, the Bankruptcy Court, which can exercise substantial discretion, may determine that the Plan does not meet the requirements for confirmation under section 1129(a) and (b) of the Bankruptcy Code including the requirements that terms of the Plan do not “unfairly discriminate” and are “fair and equitable” to non-accepting Classes. See Section X.C (“Confirmation of the Plan—Requirements for Confirmation of the Plan”). Section 1129(a) of the Bankruptcy Code requires, among other things, a demonstration that the confirmation of the Plan will not be followed by liquidation or need for further financial reorganization of GTAT and that the value of distributions to creditors who vote to reject the Plan not be less than the value of distributions such creditors would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. See Section X.C.1 (“Confirmation of the Plan—Requirements for Confirmation of the Plan—Requirements of Section 1129(a) of Bankruptcy Code”). Although the Debtors believe that the Plan will meet the requirements for confirmation, there can be no assurance that the Bankruptcy Court will reach the same conclusion. Moreover, as more fully set forth in Section 12.3 of the Plan, consummation of the Plan is subject to certain conditions to effectiveness, including that the Debtors have Closing Cash in an amount no less than $27.5 million. There can be no assurance that the Debtors will have sufficient Closing Cash on the

64 Effective Date to consummate the Plan or that the other conditions to the provisions of the Exit Financing or occurrence of the Effective Date will be met. 3. Non-Consensual Confirmation If any Impaired Class of Claims rejects the Plan by the requisite statutory voting thresholds provided in sections 1126(c) or 1126(d) of the Bankruptcy Code, as applicable, the Debtors may (i) seek confirmation of the Plan from the Bankruptcy Court by employing the “cramdown” procedures set forth in section 1129(b) of the Bankruptcy Code or (ii) modify the Plan in accordance with Section 15.5 thereof. In order to confirm the Plan under section 1129(b), the Bankruptcy Court must determine that, in addition to satisfying all other requirements for confirmation, the Plan “does not discriminate unfairly” and is “fair and equitable” with respect to each Impaired Class that has not accepted the Plan. See Section X.C.4 (“Confirmation of the Plan—Requirements for Confirmation of the Plan—Requirements of Section 1129(b) of Bankruptcy Code”). If the Bankruptcy Court determines that the Plan violates section 1129 of the Bankruptcy Code in any manner, including the cramdown requirements under section 1129(b) of the Bankruptcy Code, the Debtors, subject to the terms and conditions of the Plan and the Bankruptcy Code, reserve the right to amend the Plan in such manner so as to satisfy the requirements of section 1129 of the Bankruptcy Code. Such amendments may include, but are not limited to, the alteration or elimination of Distributions to various Classes and may result in less favorable treatment than proposed in the Plan. 4. The Debtors May Object to the Amount or Classification of a Claim Except as otherwise provided in the Plan, the Debtors reserve the right to object to the amount and classification of any Claim under the Plan. The estimates set forth in this Disclosure Statement cannot be relied on by any holder of a Claim where such Claim is subject to an objection. Any holder of a Claim that is subject to an objection thus may not receive its expected share of the estimated distributions described in this Disclosure Statement. 5. Contingencies Not to Affect Votes of Impaired Classes to Accept or Reject the Plan The distributions available to holders of Allowed Claims under the Plan can be affected by a variety of contingencies, including whether the Bankruptcy Court orders certain Allowed Claims to be subordinated to other Allowed Claims. The occurrence of any and all such contingencies, which could affect distributions available to holders of Allowed Claims under the Plan, will not affect the validity of the vote taken by the Impaired Classes to accept or reject the Plan or require any sort of revote by the Impaired Classes. 6. Risk of Non-Consummation of Plan The Plan may not be consummated if the conditions to Effectiveness of the Plan, are not satisfied. Sections 12.1 and 12.2 of the Plan provide for certain conditions that must be satisfied (or waived) prior to the Confirmation Date and for certain other conditions that must be satisfied (or waived) prior to the Effective Date, including the conditions that the Exit Financing be

65 consummated and that the Closing Cash at the Effective Date is in an amount no less than $27.5 million. The satisfaction of these conditions is subject to several conditions, including the reduction in certain administrative expense claims and the monetization of certain of the Debtors’ assets. Additionally, the Debtors may not be able to achieve certain milestone events included in the Plan Term Sheet, including the Bankruptcy Court’s confirmation of the Plan. If the Debtors fail to achieve any of these milestones, the Exit Financing Commitment Letter may be terminated and there can be no assurances that the Debtors will be able to obtain creditor approval for a revised plan of reorganization to emerge from bankruptcy. In such circumstances, there can be no assurance that the Chapter 11 Cases would not be converted to chapter 7 liquidation cases or that any new chapter 11 plan would be as favorable to holders of Claims as the current Plan. Either outcome may materially reduce distributions to holders of Claims. See Article XII of the Plan for the conditions to the confirmation and effectiveness of the Plan. 7. Risk of Chapter 7 Liquidation If the Plan is not confirmed and consummated, there can be no assurance that the Chapter 11 Cases will continue under chapter 11 of the Bankruptcy Code rather than be converted to a liquidation under chapter 7 of the Bankruptcy Code, or that any alternative plan would be on terms as favorable to holders of Claims as the terms of the Plan. If a liquidation under chapter 7 of the Bankruptcy Code were to occur, the distributions to holders of Allowed Claims under the Plan may be drastically reduced. The Debtors believe that, in a chapter 7 liquidation, holders of Allowed General Unsecured Claims would not receive any distributions after payment of secured claims, chapter 11 administrative expenses, priority unsecured claims, and the additional administrative expenses of a chapter 7 trustee and such trustee’s attorneys, accountants, and other professionals. The Debtors further believe that liquidation under chapter 7 of the Bankruptcy Code of the Debtors’ assets would result in substantial diminution in the value to be realized by holders of Claims as compared to distributions contemplated under the Plan. This is so because a chapter 7 liquidation would require the appointment of a trustee, which may require substantial additional expenses and may delay the orderly liquidation of the estates’ assets, thereby lowering recoveries to holders of Claims. Consequently, the Debtors believe that confirmation of the Plan will provide a substantially greater return to holders of Claims than would liquidation under chapter 7 of the Bankruptcy Code. The Debtors have prepared, with the assistance of their advisors, the liquidation analysis as set forth on Exhibit D hereto (the “Liquidation Analysis”), which is premised on a hypothetical liquidation in a chapter 7 case. In the analysis, the Debtors have taken into account the nature, status, and underlying value of their assets, the ultimate realizable value of their assets, and the extent to which such assets are subject to liens and security interests. Based on this analysis, each holder of an Impaired Claim or Equity Interests will receive or retain under the Plan on account of such Claim or Equity Interest property of a value, as of the Effective Date, that is not less than the amount that such holder would so receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on the Effective Date. Moreover, to the extent that the Bankruptcy Court determines that the requirements for confirmation under section 1129 of the Bankruptcy Code are not satisfied with respect to any

66 particular Debtor, the Plan may go forward with respect to the other Debtors, subject to the consent of the Majority Financing Support Parties and the Debtors, and the Chapter 11 Case of the particular Debtor withdrawing from the Plan shall, at the option of the particular Debtor withdrawing from the Plan and subject to an order of the Bankruptcy Court, be converted to a case under chapter 7 of the Bankruptcy Code. In the event a conversion to chapter 7 of the Bankruptcy Code by a Debtor that withdraws from the Plan, the Distributions under the Plan to creditors of that Debtor shall not be made and are reserved. 8. Estimation for Allowed Claims There can be no assurance that the estimated amount of Claims set forth in this Disclosure Statement are correct, and the actual Allowed amounts of Claims may differ from the Debtors’ estimates. Because the estimated amounts are based upon (i) a review of the Debtors’ books and records, (ii) review of the filed Claims, (iii) the Debtors’ estimates as to additional Claims that may be filed in the Chapter 11 Cases or that would arise in the event of a conversion of the cases from chapter 11 to chapter 7 of the Bankruptcy Code; and (iv) the Debtors’ estimates of Claims that will be Allowed following the objections to Claims by the Debtors, such estimated amounts are subject to risk, uncertainty and assumptions. Should one or more of these risks or uncertainties materialize or should the underlying assumptions of the Debtors prove incorrect, the actual Allowed amounts of Claims may vary from the estimated amounts herein, and, consequently, distributions to unsecured creditors could be materially and negatively impacted by such increase in Allowed Claim amounts. 9. Potential Claims Against Non-Debtor GT Guiyang A Chinese non-Debtor subsidiary of GT Hong Kong, GT Sapphire Technology (Guiyang) Co. Ltd. (“GT Guiyang”), previously purchased certain intellectual property and related assets, relating to the manufacture of alumina meltstock for sapphire production, from Guiyang First Crystal Opto-Electronics Technology Co., Ltd. (“First Crystal”), a Chinese company, for an initial payment of approximately $3 million and an agreement to pay additional amounts of approximately $6.5 million upon the satisfaction of certain conditions, $1 million of which was paid by GT Guiyang. Because the conditions for the remaining $5.5 million in contingent payments were not satisfied, GT Guiyang is not obligated to make any further payments. First Crystal has disputed this determination, but has not taken any legal action to pursue remedies at this time. C. Factors That May Affect the Value of Distributions Under the Plan 1. Risks Associated with the Debtors’ Business Operations The Debtors’ Future Results May Materially Differ from the Projections Presented in this Disclosure Statement The Debtors’ future results may be materially different from those shown in the financial projections, valuation models or assumptions, or estimates set forth in this Disclosure Statement. The Debtors may incur certain charges, costs or adjustments in connection with the restructuring contemplated by the Plan, and these charges may be higher than the Debtors have estimated depending on how costly or difficult it is to consummate the restructuring contemplated by the

67 Plan. Furthermore, these charges may decrease the Debtors’ capital that could be used for profitable, income-earning investments. Current or Future Credit and Financial Market Conditions Could Materially and Adversely Affect the Debtors’ Business and Results of Operations in Many Ways Over the past few years, financial markets in the United States, Europe and Asia experienced disruption, including, among other things, volatility in security prices, tightened liquidity and credit availability, rating downgrades of certain investments and declining valuations of others and increased bankruptcy filings by companies in a number of industries (including several companies in the solar industry). These economic developments adversely affect businesses such as the Debtors in a number of ways. The tightening of credit in financial markets for solar companies and sapphire companies has resulted in reduced funding worldwide, including China (where many of the Debtors’ equipment customers are located), and a higher level of uncertainty for solar cell, wafer, and module manufacturers and manufacturers incorporating sapphire material into their products. As a result, some of the Debtors’ equipment customers have been delayed in securing, or prevented from securing, funding adequate to honor their existing contracts with the Debtors or to enter into new contracts to purchase the Debtors’ equipment products. The Debtors believe a reduction in the availability of funding for new manufacturing facilities and facility expansions in the solar industry, or reduction in demand for solar panels has caused, and may continue to cause, a decrease in orders for their products. The Debtors may experience further revenue and backlog reductions in the future. Credit and financial market conditions may similarly affect the Debtors’ suppliers. The Debtors may lose advances it makes to its suppliers in the event such suppliers become insolvent because the Debtors advances are not secured or backed by letters of credit. The inability of the Debtors’ suppliers to obtain credit to finance development or manufacture of the Debtors’ products could result in delivery delays or prevent the Debtors from delivering their products to their customers. The Debtors Depend on a Limited Number of Third Party Suppliers The Debtors uses certain component parts supplied by either a single or a small number of third party suppliers and certain of these components are critical to the manufacture and operation of certain of the Debtors’ products. For example, certain of the Debtors’ products consist entirely (or mostly) of parts and components supplied by third party suppliers, and in these instances filling orders depends entirely upon parties over which the Debtors exercise little or no control, and if these contractors were unable to supply, or refused to supply, the parts and components, the Debtors would be unable to complete orders which would have a negative impact on their reputation and business. The Debtors Are Subject to Risks Related to a Lack of Product Revenue Diversification The Debtors derive their revenue from a limited number of products, consisting almost exclusively of highly-specialized equipment with a limited number of potential customers. The Debtors expect these products to continue to account for a large percentage of their sales in the near term. Continued market acceptance of these products by the limited number of customers available in these markets is, therefore, critical to the Reorganized Debtors’ future success.

68 Oversupply of polysilicon, solar panels and sapphire material, including LED quality material, would have an adverse impact on the Debtors equipment business and, unless such oversupplies are reduced in the future due to increased demand for these products, the negative impact on the Debtors’ equipment business could last for an extended period. The Debtors’ equipment sales will be principally to customers that manufacture polysilicon (which is a key component for making solar wafers and cells), silicon ingots (which are, through various cutting and finishing processes, used for making solar cells, modules and wafers) and sapphire boules (which are, through various cutting and finishing processes, used for making, among other things, LED wafers). Each of the polysilicon, solar wafer, modules and cell and LED wafer market have experienced significant oversupply historically. The consequence of this oversupply has been that those who sell into these markets (many of whom are customers for the Debtors’ equipment) are either required to sell at very low prices (including sometimes selling at a loss) or are unable to sell at all. Many customers have continued to experience large inventories of the polysilicon, sapphire and multicrystalline silicon ingots generated with the Debtors’ equipment, even in markets where there is steady or increasing demand for polysilicon, solar wafer, modules and cell and sapphire material. As a consequence of these conditions, demand for all of the Debtors’ equipment, particularly polysilicon reactors, DSS furnaces and ASF units, dropped significantly over the past few years. If the existing inventories of polysilicon, solar modules cells/wafers and LED/sapphire materials are not reduced in the near future due to increased demand for end-products incorporating polysilicon, solar cells or sapphire material, or due to other reasons, the Debtors’ business and results of operations would be impacted adversely and materially. The Financing Support Parties Will Have Significant Ability to Impact Actions Requiring Equity Holders’ Approval and Will Have the Right to Designate a Majority of the Members of the Reorganized Debtors’ Board of Directors As described above, the Preferred Stock to be issued to the Financing Support Parties under the Plan initially represents 86.0% of the Reorganized Common Stock on an “as converted” basis (subject to dilution from the Management Incentive Plan and the New Warrants). It is, therefore, anticipated that upon the effectiveness of the Plan, the Financing Support Parties will hold a substantial majority of the voting power of Reorganized GT Inc. Accordingly, the Financing Support Parties may be in a position to exercise substantial influence over the outcome of actions requiring equity holders’ approval and board control both prior to and following any conversion of the Preferred Stock. In addition, Financing Support Parties hold Claims against the Debtors in Class 4A, Class 4C, and Class 4D that are expected to enable such holders to receive Reorganized Common Stock under the Plan in satisfaction of such Claims. These distributions of Reorganized Common Stock would allow the Financing Support Parties to acquire more voting power of Reorganized GT Inc. This concentration of ownership, voting power and board control will provide the Financing Support Parties with the ability to exert significant influence over the Reorganized Debtors’ corporate decisions, including any change of control, acquisitions and dispositions of businesses or assets, issuances of shares of additional equity securities, financing activities (including incurrence of indebtedness), the payment of dividends and the appointment and

69 removal of officers. Although the Shareholder Agreement will contain standard minority shareholder protections, the Financing Support Parties may act in a manner that advances their best interests and not necessarily those of other holders of Reorganized Common Stock. The Debtors Will No Longer Be Required by Section 404 of the Sarbanes-Oxley Act to Evaluate the Effectiveness of Their Internal Control over Financial Reporting and the Debtors’ Independent Registered Public Accounting Firm Is Not Required to Attest to the Effectiveness of the Debtors’ Internal Control over Financial Reporting The Debtors will no longer be required by Section 404 of the Sarbanes-Oxley Act to perform a comprehensive evaluation and report of their internal controls. As a result, to the extent the Debtors prepare financial statements, the Debtors are more likely to not detect material misstatements or errors, controls are more likely to become inadequate because of changes in circumstances, the degree of compliance with the policies or procedures are more likely to deteriorate and become ineffective and, to the extent the Debtors provide such financial statements to investors, the investors are more likely to not have an accurate financial evaluation of the Debtors or market perception of their financial condition and are more likely to be adversely affected. In addition, following the Effective Date, the Debtors’ independent registered public accounting firm will not be required to issue an opinion on management’s assessment or the effectiveness of the Debtors’ internal control over financial reporting. The Markets in Which the Debtors Compete Are Highly Competitive and the Debtors May Be Unsuccessful at Designing New Products to Meet Changing Customer Demand, Introducing Them on a Timely Basis or Pricing Them Competitively Competitors of the Debtors offer alternative products and may do so at prices that are more attractive to customers than those that are offered by the Debtors. Some competitors will likely have greater financial, technical, marketing, manufacturing and distribution resources than the Debtors do, or may have broader product lines. The Debtors’ ability to compete successfully for customer contracts in the international marketplace will depend on their success at offering better product performance and service than their competitors at a competitive price and on the readiness and capacity of their facilities, equipment, and personnel to produce quality products consistently. Failure to succeed in these efforts will have a material and adverse impact on the Debtors’ future business. The Debtors Have Spent Significant Amounts of Money to Acquire and Develop New Technologies and These Technologies May Not Gain Market Acceptance The Debtors have expended significant financial resources and technical expertise in developing new products and services to improve their product portfolio. These investments, however, may not result in increased revenues and may require that the Debtors incur expenses that result in decreasing the Debtors’ cash balances. For example, given the pace of technological advancements in the PV equipment industry, it is possible that monocrystalline production may not gain meaningful market share as other companies develop products that generate solar cells offering even higher efficiency. Alternatively, there are competing monocrystalline production

70 techniques that may result in a more efficient solar wafer or equipment that can make comparable quality silicon at equipment prices below what the Debtors charge or at which its equipment makes ingots. The Debtors face similar challenges and competition with respect to any ion implantation, silicon carbide or other equipment product the Debtors may bring to market. Any of the foregoing would have a significant and negative impact on the Debtors business and results of operation. The Debtors Will Continue to Have Substantial Indebtedness, Which Could Have a Material Adverse Effect on Their Financial Health and Their Ability to Obtain Financing in the Future and to React to Changes in Their Business The Debtors will continue to have substantial indebtedness following the consummation of the Plan and the implementation of the Exit Financing, which will require significant cash payments of interest and principal in the future. The amount of the Debtors’ post-Effective Date indebtedness could have important consequences to holders of Reorganized Common Stock. For example, it will:  make it more difficult for Reorganized GT Inc. to pay dividends with respect to the Reorganized Common Stock;  increase the Debtors’ vulnerability to adverse economic, regulatory and general industry conditions;  require the Debtors to dedicate a substantial portion of their cash flow from future operations to payments on their debt, which would reduce the availability of their cash flow from operations to fund working capital, capital expenditures, acquisitions or other general corporate purposes;  limit the Debtors’ flexibility in planning for, or reacting to, changes in their business and industry in which they operate and, consequently, place them at a competitive disadvantage to their competitors with less debt;  limit their ability to obtain additional debt or equity financing, particularly in the current economic environment; and  increase their cost of borrowing. The Debtors Are Subject to Risks Related to their Reliance on International Transactions The Debtors have substantial marketing and distribution operations that take place outside the United States, primarily in China, and much of the Debtors historical sales are to customers outside the United States. The Debtors also have contracts with customers in Europe and expect that the Debtors may recognize revenue from sales to customers in Asia and Europe and the Middle East in the future. As a result, the Debtors are subject to the legal, political, social and regulatory requirements and economic conditions of many jurisdictions other than the United

71 States. Risks inherent to maintaining international operations, include, but are not limited to, the following:  trade disputes between the United States and countries where the Debtors deliver their products to their customers, as well as trade disputes between countries in which the Debtors’ equipment customers manufacture and those countries in which the Debtors’ customers sell end-products, including their sales of polysilicon, solar wafers, cells and modules, which could result in government or trade organization actions that have the effect of increasing the price for the Debtors’ and their customers’ products which would have a corresponding decrease in the demand for the Debtors’ products;  withholding taxes or other taxes on the Debtors’ foreign income, and tariffs or other restrictions on foreign trade and investment, including currency exchange controls imposed by or in other countries;  the inability to obtain, maintain or enforce intellectual property rights in other jurisdictions, at a reasonable cost or at all;  difficulty with staffing and managing widespread and growing international operations;  complying with regulatory and legal requirements in the jurisdictions in which the Debtors operate and sell products;  effectively operating and maintaining the Debtors’ internal controls and financial reporting processes across multiple countries;  trade barriers such as export requirements, tariffs, taxes and other restrictions and expenses, which could increase the prices of the Debtors’ products and make their product offering less competitive in some countries; and  establishing and becoming a tax resident in foreign jurisdictions. The Debtors’ business in foreign markets requires it to respond to rapid changes in market conditions in these countries. The Debtors’ overall success as a global business depends, in part, on their ability to succeed under differing legal, regulatory, economic, social and political conditions. There can be no assurance that the Debtors will be able to develop, implement and maintain policies and strategies that will be effective in each location where they do business. As a result of any of the foregoing factors, the Debtors’ financial condition, results of operations, business or prospects could be materially adversely affected. The Debtors Face Risks Associated with International Currency Exchange The Debtors’ have historically conducted a significant amount of business in Chinese Renminbi, the Euro, the Hong Kong dollar, and other foreign currencies. Fluctuations in foreign currency exchange rates could affect the sale of the Debtors’ products or the cost of goods and

72 operating margins and could result in exchange losses. In addition, currency devaluation could result in losses on the deposits that the Debtors hold in those currencies. The Debtors’ do not hedge their foreign currency exposure. The Debtors cannot predict the impact of future exchange rate fluctuations on their operating results. The Debtors Could Be Adversely Affected by Violations of Applicable Anti-Corruption Laws or Violations of the Debtors’ Internal Policies Designed to Ensure Ethical Business Practices The Debtors operate in a number of countries throughout the world, including in countries that do not have as strong a commitment to anticorruption and ethical behavior that is required by U.S. laws or by corporate policies. The Debtors are subject to the risk that they, their U.S. employees or their employees located in other jurisdictions or any third parties that the Debtors engage to do work on the Debtors’ behalf in foreign countries may take action determined to be in violation of anti-corruption laws in any jurisdiction in which the Debtors conduct business, including the U.S. Foreign Corrupt Practices Act of 1977 (or the “FCPA”). In addition, the Debtors operate in certain countries in which the government may take an ownership stake in an enterprise and such government ownership may not be readily apparent (thereby increasing potential FCPA violations). Any violation of the FCPA or any similar anti- corruption law or regulation could result in substantial fines, sanctions, civil, or criminal penalties and curtailment of operations in certain jurisdictions and might adversely affect the Debtors’ business, results of operations or financial condition. In addition, the Debtors have internal ethics policies that they require their employees to comply with in order to ensure that their business is conducted in a manner that their management deems appropriate. If these anti- corruption laws or internal policies were to be violated, the Debtors’ reputation and operations could also be substantially harmed. Further, detecting, investigating, and resolving actual or alleged violations is expensive and can consume significant time and attention of the Debtors’ senior management. The Debtors May Be Unable to Protect Their Intellectual Property Rights, in Which Case the Value of Their Products Could Be Reduced Despite the Debtors’ efforts to protect their proprietary technology, unauthorized persons may be able to copy, reverse engineer, or otherwise use some of their proprietary technology. It also is possible that others will develop and market similar or better technology to compete with the Debtors. Furthermore, existing intellectual property laws may afford only limited protection, and the laws of certain countries do not protect proprietary technology as well as the law of the United States. For these reasons, the Debtors may have difficulty protecting their proprietary technology against unauthorized copying or use, and the efforts the Debtors have taken or may take to protect their proprietary rights may not be sufficient or effective. Significant impairment of the Debtors’ intellectual property rights could harm their business or their ability to compete. Moreover, enforcing or defending the Debtors’ intellectual property rights in litigation is costly and time consuming and the Debtors may not prevail in such litigation. Further, the Debtors conduct significant amounts of business in China, yet enforcement of Chinese intellectual property related laws (including trade secrets) has historically been weak, primarily because of ambiguities in Chinese laws and difficulties in enforcement. Accordingly,

73 the intellectual property rights and confidentiality protections available to the Debtors in China may not be as effective as in the United States or other countries. If the Debtors Lose Key Management or Are Unable to Attract and Retain Qualified Individuals Required for Their Business, the Debtors’ Operating Results and Growth May Suffer The Debtors’ business is highly specialized and technically complex. The Debtors’ ability to operate their business is dependent on their ability to hire and retain qualified senior management and employees. The Debtors’ senior management is intimately familiar with the Debtors’ products, customers, and operations. The Debtors’ senior management also brings an array of other important talents and experience to the Debtors, including managerial, financial, international sales, legal, and compliance. The Debtors believe their backgrounds, experience, and knowledge gives the Debtors capabilities that are important to their success. Losing the services of certain members of the Debtors’ management team could harm the Debtors’ future business performance. The Debtors’ success also is dependent on their ability to hire and retain technically skilled employees. Competition for some qualified employees, such as engineering professionals, is intense and may become even more competitive in the future. There can be no assurance that the Debtors will be able to attract new, or retain existing, technical personnel. The Debtors may need to provide higher compensation or increased training to their personnel. If the Debtors are unable to attract and retain qualified employees, their operating results and growth could suffer. Third Parties May Assert That the Debtors Are Infringing or Misappropriating Their Intellectual Property Rights Although the Debtors do not believe their business activities infringe upon the rights of others, it is possible that one or more of the Debtors’ products or trademarks could be alleged to infringe, or products in development could be alleged to infringe, upon the intellectual property rights of others. The Debtors may also be subject to claims of alleged infringement of intellectual property rights asserted by third parties whose products or services the Debtors use or combine with their own intellectual property and for which the Debtors may have no right to intellectual property indemnification. The Debtors’ competitors may also assert that the Debtors’ products or trademarks infringe intellectual property rights held by them. In addition, because patent applications are maintained under conditions of confidentiality and can take many years to issue, the Debtors’ products may potentially infringe upon patent applications that are currently pending of which the Debtors are unaware and which may later result in issued patents. If that were to occur and the Debtors were not successful in obtaining a license or redesigning their products, the Debtors could be subject to litigation. And regardless of the merits of any infringement claims, intellectual property litigation can be time- consuming and costly. Determining whether a product infringes a patent, or whether a company trademark infringes a third party’s mark, involves complex legal and factual issues that may require the determination of a court of law. An adverse finding by a court of law may require the Debtors to pay substantial damages or prohibit the Debtors from using technologies essential to their products covered by third-party intellectual property, or the Debtors may be required to enter into royalty or licensing agreements that may not be available on terms acceptable to the

74 Debtors, if at all. Inability to use technologies or processes essential to the Debtors’ products could have a material adverse effect on the Debtors’ financial condition, results of operations and cash flow. From time to time, the Debtors hire personnel who have obligations to preserve the secrecy of confidential information or trade secrets of their former employers. Some former employers monitor compliance with these obligations. While the Debtors have policies and procedures in place that are intended to guard against the risk of breach by the Debtors’ employees of confidentiality obligations to their former employers, there can be no assurance that a former employer of one or more of the Debtors’ employees will not allege a breach and seek compensation for alleged damages. If such a former employer were to successfully bring such a claim, the Debtors’ know-how or skills base could be restricted and their ability to produce certain products or to continue certain business activities could be affected, to the detriment of their financial condition, results of operations, business or prospects. The Debtors May Face Product Liability Claims or Claims in Relation to Third Party Equipment It is possible that the Debtors’ equipment and materials products could result in property damage or personal injury (or death), whether due to product malfunctions, defects, improper use or installation or other causes. The Debtors cannot predict whether or not product liability claims will be brought against it or the effect of any resulting negative publicity on its business, which may include the loss of existing customers, failure to attract new customers and a decline in sales. The successful assertion of product liability claims against the Debtors could result in potentially significant monetary damages being payable by the Debtors, and they may not have adequate resources to satisfy any judgment against it. Furthermore, it may be difficult or impossible to determine whether any damage or injury was due to product malfunction, operator error, failure of the product to be operated and maintained in accordance with the Dbetors’ specifications or the failure of the facility in which the Debtors’ equipment products are used to comply with the facility specifications provided to the Debtors’ customers or other factors beyond the Debtors’ control. In addition, the Debtors provide third party equipment in connection with their equipment product sales (or incorporated third party components into the Debtors’ equipment offerings). There can be no guarantee that such third party equipment will function in accordance with the Debtors’ intended or specified purpose or that the customer’s personnel, in particular those who are inexperienced in the use of the specialized equipment sold by the Debtors, will be able to correctly install and operate it, which may result in the return of products or product liability or similar claims by the customer against the Debtors. The bringing of any product liability claims against the Debtors, whether ultimately successful or not, could have a material adverse effect on their financial condition, results of operations, business or prospects. The Debtors May Face Significant Warranty Claims All of the Debtors’ equipment and materials are sold with warranties. The warranty for the Debtors’ equipment is typically provided on a repair or replace basis, and is not limited to products or parts manufactured by the Debtors. As a result, the Debtors bear the risk of warranty

75 claims on all products they supply, including equipment and component parts manufactured by third parties. There can be no assurance that the Debtors will be successful in claiming under any warranty or indemnity provided to them by their suppliers or vendors in the event of a successful warranty claim against the Debtors by a customer or that any recovery from such vendor or supplier would be adequate. There is a risk that warranty claims made against the Debtors will exceed their warranty reserve and could have a material adverse effect on their financial condition, results of operations, business or prospects. The Debtors May Be Unable to Realize Expected Benefits from Their Cost Reduction Efforts and Their Profitability May Be Hurt or Their Business Otherwise Might Be Adversely Affected In order to operate more efficiently and control costs, the Debtors continuously evaluate various cost reduction opportunities and implement changes in their operations where warranted. These activities are intended to generate savings through direct and indirect operating and overhead expense reductions as well as other savings, including workforce reductions when necessary. If the Debtors do not successfully manage these activities in the future, the expected efficiencies and benefits might be delayed or not realized, and their operations and business could be disrupted. Risks associated with these actions and other workforce management issues include delays in implementation of anticipated workforce reductions, additional unexpected costs, adverse effects on employee morale, and the failure to meet operational targets due to the loss of employees, any of which may impair the Debtors’ ability to achieve anticipated cost reductions or may otherwise harm the Debtors’ business, which could have a material adverse effect on the Debtors’ cash flows, competitive position, financial condition or results of operations. Ability to Refinance Certain Indebtedness and Restrictions Imposed by Indebtedness As discussed above, following the Effective Date, the Reorganized Debtors’ working capital and liquidity needs are anticipated to be funded by existing Cash on hand, operating cash flow, and proceeds from the Exit Financing. The Reorganized Debtors’ capital structure, and, in particular, the Senior Secured Notes, is expected to restrict, among other things, the Reorganized Debtors’ ability to enter into various transactions. It is anticipated that substantially all of the assets of the Reorganized Debtors will be pledged to secure the Senior Secured Notes (the terms of which will be set forth in the applicable loan documents for such financing in the Plan Supplement). The Debtors cannot be certain that they will be able to generate sufficient cash flow from operations to enable them to repay their indebtedness under the new Senior Secured Notes at maturity, and they may not be able to extend the maturity of or refinance this indebtedness on commercially reasonable terms or at all. The Debtors’ Ability to Protect Valuable Proprietary Information While the Debtors have implemented data security measures, a third party may gain unauthorized access to the Debtors’ servers, laptops or employee mobile devices. The Debtors store their important proprietary information on their servers, including equipment specifications,

76 and their employees may access this data remotely. This information is also shared via e-mail and the Debtors rely on industry standard encryption tools for transmitting data (which has been attacked in the past). If a competitor were able to access this information, the Debtors would lose the competitive advantages they believe they have and they could also lose the benefits that are or could be realized from its research and development efforts. Some of the Debtors’ servers containing their proprietary and confidential products and customer information are located in foreign jurisdictions, such as China and Hong Kong, and the governments in these jurisdictions may be able to access, review, retain and use the information contained on these servers without any legal recourse on the Debtors’ part or the right to compensation. The Debtors’ Ability to Supply a Sufficient Number of Products to Meet Demand Could Be Severely Hampered by Natural Disasters or Other Catastrophes Currently, a portion of the Debtors’ operations are located in Asia. Additionally, a significant portion of the Debtors’ revenue is generated from customers that install the Debtors’ equipment in Asia and many of the Debtors’ suppliers are also located in Asia. These areas are subject to natural disasters such as earthquakes, floods, drought and hazardous weather conditions. A significant catastrophic event such as earthquakes, floods, war, acts of terrorism or global threats, including, but not limited to, the outbreak of epidemic disease, could disrupt the Debtors’ operations and impair distribution of their products, damage inventory or facilities, interrupt critical functions, cause their suppliers to be unable to meet the Debtors’ demand for parts and equipment, reduce demand for the Debtors’ products, prevent the Debtors’ customers from honoring their contractual obligations to the Debtors or otherwise affect the Debtors’ business negatively. To the extent that such disruptions or uncertainties result in delays or the Debtors’ inability to fill orders, causes cancellations of customer orders, or results in the Debtors’ inability to manufacture or ship their products, the Debtors may not be excused from performance under their supply or equipment agreements and their business, operating results and financial condition could be materially and adversely affected. 2. Certain Risks Relating to the Reorganized Common Stock Holders of Reorganized Common Stock Will Not Receive Dividends for the Foreseeable Future The Debtors do not anticipate that Reorganized GT Inc. will pay any dividends on the Reorganized Common Stock in the foreseeable future. In addition, covenants in the Senior Secured Notes and the terms of the Preferred Stock may restrict the ability of Reorganized GT Inc. to pay dividends. Certain institutional investors may only invest in dividend-paying equity securities or may operate under other restrictions which may prohibit or limit their ability to invest in the Reorganized Common Stock, thereby reducing demand for such securities. The Reorganized Common Stock Will Not Be Registered Pursuant to the Securities Act of 1933 or Listed on Any Securities Exchange, and the Ability to Transfer the Reorganized Common Stock May Be Limited by the Absence of an Active Trading Market The Reorganized Common Stock will not be registered pursuant to the Securities Act of 1933 or listed on any securities exchange. There is no established trading market for the

77 Reorganized Common Stock and an active trading market for the Reorganized Common Stock may not be developed or maintained in the future. Future values of the Reorganized Common Stock will depend on many factors, including, among other things, the Debtors’ operating results and the market for similar securities. If an active trading market for the Reorganized Common Stock does develop, the trading market may not be liquid. The liquidity of any market for the Reorganized Common Stock will depend on various factors, including the restrictions on transfers and other encumbrances described in this Disclosure Statement, the number of holders of the securities and the interest of security dealers in making a market for the Reorganized Common Stock. If an active trading market is not developed and maintained or such trading market is not liquid, holders of the Reorganized Common Stock may be unable to sell their shares at their fair market value or at all. The Debtors’ Operations May Not Be Profitable After the Effective Date, Which Could Have an Adverse Impact on the Value of the Reorganized Common Stock The Debtors’ operating performance may be affected by, among other things, demand for ASF Furnaces, as well as other products the Debtors sell to their customers. Any one of these factors, and the risks and other factors described above could have a material adverse impact on the Debtors’ business, financial condition, cash flows and results of operations, which could have an adverse impact on the value of the Reorganized Common Stock issued pursuant to the Plan. Many of the above-referenced factors and risks may be affected by circumstances outside the Debtors’ control. The Projections and other financial results assumed in this Disclosure Statement represent management’s current view of the Debtors’ future operations based on currently known facts and various hypothetical assumptions. The Projections and other assumed results may not, however, be representative of the Debtors’ future financial performance. The Debtors may not be able to meet the Projections or other results that the Debtors have assumed in projecting their future business prospects. If the Debtors do not achieve the Projections or other assumed results, the Debtors may lack sufficient liquidity to continue operating and meeting obligations as planned after the Effective Date. Future Issuances of Reorganized Common Stock May Cause Existing Holders to Incur Substantial Dilution As noted above, issuances of Reorganized Common Stock to holders of General Unsecured Claims are subject to dilution as a result of the issuance of New Warrants upon the effectiveness of the Plan. In addition, as part of the Plan, the Reorganized Debtors will adopt the Management Incentive Plan, which provides for 10% of Reorganized Common Stock to be issued to management of the Reorganized Debtors on a fully-diluted basis, plus other consideration. Furthermore, there may be future equity issuances after the Effective Date. Holders of General Unsecured Claims receiving Reorganized Common Stock under the Plan will be diluted by any exercise of the New Warrants for Reorganized Common Stock, as well as by the Reorganized Common Stock issued in connection with the Management Incentive Plan, and such dilution may be material.

78 To the Extent a Market for Reorganized Common Stock Develops, the Market Price of Reorganized Common Stock May Decline Below the Implied Conversion Ratio Established Under the Plan To the extent a market for Reorganized Common Stock develops following the consummation of the Plan, the market price of Reorganized Common Stock, as compared to the trading price of GT Inc. Notes as of the Effective Date, may decline below the implied conversion ratio established under the Plan, which could result in trading losses or the loss of all or a portion of an investment in Reorganized Common Stock. Some companies that have had volatile market prices for their securities have been subject to securities class action suits filed against them. If a suit were to be filed against Reorganized GT Inc. or any of its subsidiaries, regardless of the outcome, it could result in substantial costs and a diversion of management’s attention and resources. Reorganized GT Inc. Will Be a Holding Company and Its Obligations Are, or Will Be, Structurally Subordinate to Existing and Future Liabilities of Its Subsidiaries, As Well As the Preferred Stock Reorganized GT Inc.’s principal assets consist of the shares of capital stock or other equity instruments of its subsidiaries. These subsidiaries are (or will be) separate and distinct legal entities and have (or will have) no obligation (other than any existing contractual obligations, which may be suspended or altered in the Chapter 11 Cases) to provide Reorganized GT Inc. with funds for its payment obligations. Any decision by a subsidiary to provide Reorganized GT Inc., as its direct or indirect parent, as applicable, with funds, whether by dividends, distributions, loans, or otherwise, will depend on, among other things, the subsidiary’s results of operations, financial condition, cash requirements, contractual restrictions, and other factors. In addition, a subsidiary’s ability to pay dividends may be limited by covenants in the Exit Financing and future debt agreements, applicable law and the Chapter 11 Cases. Because Reorganized GT Inc. is a holding company, its obligations to its creditors and its security holders are (or will be) structurally subordinated to all existing and future liabilities of its subsidiaries that do not guarantee such obligations. Therefore, with respect to subsidiaries which do not guarantee Reorganized GT Inc.’s obligations, Reorganized GT Inc.’s rights and the rights of its creditors and its equity security holders to participate in the assets of any subsidiary in the event that such a subsidiary is liquidated or reorganized are subject to the prior claims of such subsidiary’s creditors. To the extent Reorganized GT Inc. may be a creditor with recognized claims against any of its subsidiaries, Reorganized GT Inc.’s claims would still be subject to the prior claims of such subsidiary’s creditors to the extent that they are secured or senior to those held by Reorganized GT Inc. Holders of Reorganized Common Stock May Not Be Entitled to a Recovery in Future Cases of Bankruptcy, Liquidation, Insolvency, or Reorganization Upon implementation of the Plan, each holder of Reorganized Common Stock will become subordinated to all liabilities of Reorganized GT Inc.’s subsidiaries and any creditors of

79 Reorganized GT Inc. Each holder of Reorganized Common Stock will also be subordinated to the holders of Preferred Stock. Therefore, the assets of the subsidiaries of Reorganized GT Inc. or Reorganized GT Inc. would not be available for distribution to any holder of Reorganized Common Stock in any bankruptcy, liquidation, insolvency, or reorganization of Reorganized GT Inc. unless and until all indebtedness of Reorganized GT Inc. and its subsidiaries has been paid, obligations of holders of Reorganized GT Inc.’s subsidiaries have been satisfied, and the obligations on account of Preferred Stock of Reorganized GT Inc. have been satisfied. The remaining assets of Reorganized GT Inc. and its subsidiaries may not be sufficient to satisfy the outstanding equity interests, including the holders of Reorganized Common Stock. Reorganized GT Inc. Will Be Exempt From the Corporate Governance Requirements of the National Securities Exchanges Because Reorganized GT Inc. will not be a “listed issuer” as defined under Section 10A- 3 of the Securities Exchange Act of 1934, as amended, and it will not be one until its equity securities are listed on a national security exchange, among other actions, it is not required to maintain a board consisting of a majority of independent directors. Upon the effectiveness of the Plan, Reorganized GT Inc.’s Board of Directors will initially consist of seven members—the Chief Executive Officer of the Reorganized Debtors and six directors designated by the Financing Support Parties who will also hold the Preferred Stock. As a result, independent directors may not have as much influence over the Reorganized GT Inc.’s corporate policy after the Effective Date as they would if independent directors comprised a majority of Reorganized GT Inc.’s Board of Directors. Further, Reorganized GT Inc. will not be required to maintain an audit committee, nominating committee, or compensation committee consisting solely of independent directors because it is not a “listed issuer.” Therefore, holders of Reorganized Common Stock will not have the protection afforded to equity holders of listed issuers with respect to the selection of director nominees because Reorganized GT Inc. director nominees do not have to be selected or recommended by a majority of the independent directors or a nomination committee comprised solely of independent directors. Additionally, holders of Reorganized Common Stock will not be afforded the protection of oversight of Reorganized GT Inc.’s executive officers’ compensation by independent directors that they would otherwise receive if Reorganized GT Inc. were a listed issuer. The Reorganized Debtors Will No Longer Be Required to File Periodic and Other Reports with the SEC and Their Financial Information Will Not Be Available to Holders of Reorganized Common Stock Upon the effectiveness of the Plan, the Reorganized Debtors will no longer be required to file quarterly and annual financial information and current reports with the SEC on Forms 10-Q, 10-K and 8-K. Instead, the Reorganized Debtors will only provide financial statements for creditors under the Exit Facility. As a result, only certain holders of Reorganized Common Stock will receive such information and such information will be less than the information the Debtors currently file with the SEC and some holders of Reorganized Common Stock will not receive any information regarding Reorganized GT Inc. or its subsidiaries. Consequently, at the time a holder the Reorganized Common Stock chooses to sell its shares, it may not have current

80 information regarding Reorganized GT Inc. or its subsidiaries’ results of operations or financial condition. The Debt Incurred Under the Senior Secured Notes May Reduce or Eliminate the Value of Reorganized Common Stock As described in this Disclosure Statement, on the Effective Date, the Reorganized Debtors will enter into the Exit Financing. The Exit Financing includes the Senior Secured Notes, issued by Reorganized GT Inc. in the aggregate principal amount of $60 million, with a maturity date of 5 years from the Effective Date. The Senior Secured Notes will bear interest at the rate of 9% annually payable in cash semi-annually or, at the Reorganized Debtors’ election, 11% payable-in-kind semi-annually. The Senior Secured Notes will be secured by a first priority lien on substantially all of the domestic Reorganized Debtors’ assets. It is possible that the Reorganized Debtors will default on their obligations under the Senior Secured Notes, in which event the Financing Support Parties would be entitled to exercise rights and remedies under the Senior Secured Notes Documents, which rights and remedies could include the right to foreclose on the collateral securing the Reorganized Debtors’ obligations under the Senior Secured Notes. In such event, the value of the Reorganized Common Stock could be reduced or eliminated altogether. The Preferred Stock Will Be Senior to the Reorganized Common Stock, and the Rights of Holders of Preferred Stock May Reduce or Eliminate the Value of the Reorganized Common Stock As described in this Disclosure Statement, under the Exit Financing, Reorganized GT Inc. will issue to the Financing Support Parties voting Preferred Stock for an aggregate purchase price of $20 million, convertible into Reorganized Common Stock at the option of the holders, which Preferred Stock will initially represent 86.0% ownership of the Reorganized Common Stock on an as converted basis (subject to dilution by the Management Incentive Plan and the New Warrants). The Preferred Stock will have a maturity date of 10 years after the Effective Date. The Preferred Stock will be entitled to a dividend of 9% annually, payable in cash or in kind. The Preferred Stock will also be entitled to a liquidation preference equal to $20 million plus the outstanding accreted amount of any dividends paid on the Preferred Stock in kind at any time, and participation on an as-converted basis with holders of Reorganized Common Stock in any liquidation proceeds that remain available after satisfaction of all other obligations. The Preferred Stock will be senior in right to payment of dividends and liquidation preference to the Reorganized Common Stock. Dividends on the Preferred Stock will be payable at the rate of 9% annually in cash or in kind, at the Reorganized Debtors’ option. The Preferred Stock will also have anti-dilution protection provisions. The rights, preferences, powers, and privileges relating to the Preferred Stock could reduce or eliminate the value of the Reorganized Common Stock, and could reduce or eliminate altogether the amount of dividends, if any, paid with respect to the Reorganized Common Stock.

81 3. Certain Risks Relating to the Litigation Trust There Are No Assurances that the Litigation Trust Will Have Sufficient Litigation Trust Assets to Make any Distribution to the Litigation Trust Beneficiaries Pursuant to the Plan, the Litigation Trust shall be formed on the Effective Date. The Litigation Trust Assets shall consist of: (i) the Litigation Trust Funding Amount; (ii) the Non- Released D&O Causes of Action; (iii) any GUC Preference Proceeds; and (iv) any Excess Proceeds. There is no assurance that any amount of Excess Proceeds will exist on the Effective Date and no assurance that the Litigation Trust will have any proceeds for distribution to the Litigation Trust Beneficiaries from either the Non-Released D&O Causes of Action or the GUC Preference Proceeds. In particular, there is no assurance that Non-Released D&O Causes of Action or Preference Causes of Action will be successfully prosecuted and result in any proceeds distributable to Litigation Trust Beneficiaries. Under the Plan, the right to bring Non-Released D&O Causes of Action will vest in the Litigation Trust, but the Reorganized Debtors shall retain control over the Preference Causes of Action, including the discretion of which, if any, such claims to bring. To the extent that the Reorganized Debtors bring Preference Causes of Action, the Litigation Trust will be entitled to receive only 40% of any affirmative Cash recoveries, net of any reasonable and documented legal fees, expenses and costs of pursuing Preference Causes of Action, with the remaining 40% of such net affirmative Cash Recoveries to be retained by the Reorganized Debtors. Moreover, to the extent that the Reorganized Debtors resolve any Preference Causes of Action through an offset against or reduction in the defendant’s or potential defendant’s Claim in the Chapter 11 Cases, the Litigation Trust shall not be entitled to share any benefit derived from such offset or reduction. To the extent that the Litigation Trust realizes or obtains any Cash proceeds from either the D&O Causes of Action or the Preference Causes of Action distributable to Litigation Trust Beneficiaries, the timing of any such distribution is uncertain. Moreover there is no assurance that the Litigation Trust Assets will be sufficient to fund the Litigation Trust Expenses to enable the Litigation Trust to operate as envisioned under the Plan and the Litigation Trust Agreement and to make distributions. Accordingly, there is no assurance of the amount that the Litigation Trust will distribute to Litigation Trust Beneficiaries under the Plan, the timing on which any such distributions will be made, or that the Litigation Trust will make any distributions to Litigation Trust Beneficiaries under the Plan. D. Inherent Uncertainty of the Financial Projections The Projections forecast the Reorganized Debtors’ operations through the period ending December 31, 2019. The Projections are based on numerous assumptions that are an integral part of the Projections, including confirmation and consummation of the Plan in accordance with its terms, the anticipated future performance of the Reorganized Debtors, industry performance, general business and economic conditions, competition, adequate financing and other matters, many of which will be beyond the control of GTAT, and some or all of which may not materialize. In addition, unanticipated events and circumstances occurring subsequent to the date that this Disclosure Statement is approved by the Bankruptcy Court may affect the actual financial results of the Reorganized Debtors’ operations. These variations may be material and may adversely affect the value of the Reorganized Common Stock and the ability of the Reorganized Debtors to pay the obligations owing to certain holders of Claims entitled to

82 Distributions under the Plan. Because the actual results achieved throughout the periods covered by the Projections may vary from the projected results, the Projections should not be relied upon as a guarantee, representation or other assurance of the actual results that will occur. E. Additional Factors That May Affect Distributions to Holder of General Unsecured Claims 1. Allowance of General Unsecured Claims As a component of the Global Settlement, in order to provide the possibility of recoveries for General Unsecured Creditors, both the Debtors and the Financing Support Parties required that the Reorganized Debtors, rather than the Litigation Trust, handle the reconciliation of General Unsecured Claims. Distributions to holders of Allowed GT Inc. Notes Claims, Corp. Debtors General Unsecured Claims, and GT Hong Kong General Unsecured Claims will be significantly affected by: (i) the value of the Reorganized Common Stock and the value of the Litigation Trust Assets; (ii) the ultimate pool of Allowed General Unsecured Claims; and (iii) the amount of Litigation Trust Expenses, in particular the costs associated with the investigation and prosecution of the Non-Released D&O Causes of Action. Because the Reorganized Debtors will retain the sole right to object to, and resolve, General Unsecured Claims, the Litigation Trust will not be able to impact the ultimate pool of General Unsecured Claims. The Reorganized Debtors’ failure to object to claims, including the failure to object to General Unsecured Claims or to object to General Unsecured Claims that are not consistent with the Debtors’ books and records, would negatively impact recoveries for General Unsecured Creditors. In addition, given the Reorganized Debtors control of the General Unsecured Claims reconciliation process, and the Claims Register, the timing of distributions to holders of Allowed General Unsecured Claims cannot be predicted. 2. Proceeds of Preference Litigation As with the reconciliation of General Unsecured Claims, as a component of the Global Settlement, and in order to provide the possibility of recoveries for General Unsecured Creditors, the Debtors and the Financing Support Parties required that the Reorganized Debtors, rather than the Litigation Trust, have the sole authority to litigate preference actions under section 547 of the Bankruptcy Code. The Litigation Trust, for the benefit of the Litigation Trust Beneficiaries, will only receive 40% of the affirmative net recoveries of preference actions. The Reorganized Debtors will retain complete control over such actions. In addition, the Debtors and the Reorganized Debtors may utilize potential preference actions in negotiating claim reductions. To the extent the Debtors or the Reorganized Debtors settle any such preference actions in exchange for a reduction of a claim and that does not result in a cash recovery, holders of Allowed General Unsecured Claims will not receive any economic value from such preference actions. In addition, given the inherent uncertainty surrounding preference litigation, it is impossible to predict the amount of proceeds that may be received by the Litigation Trust. 3. Excess Proceeds At the time of the filing of the Disclosure Statement, neither the Debtors nor the Committee can predict the amount, if any, of the Excess Proceeds that comprises a component of

83 the Litigation Trust Assets. There will be no Excess Proceeds unless, as of the Effective Date, the Unrestricted Cash is in excess of $40 million. The amount of the Excess Proceeds will be determined based upon a number of contingencies, including the Debtors’ ability to sell additional ASF Furnaces prior to the Effective Date and the Debtors’ ability to reconcile, and minimize, administrative, secured, and priority Claims. There can be no assurance that Excess Proceeds will be available for distribution under the Plan. 4. Litigation Risks Distributions to holders of Allowed General Unsecured Claims will be significantly affected by the Litigation Trust’s ability to recover on the Non-Released D&O Causes of Action. Neither the Debtors nor the Creditors’ Committee can predict whether the Litigation Trust will be successful in the pursuit of the Non-Released D&O Causes of Action. Even if the Litigation Trust is successful in the pursuit of the Non-Released D&O Causes of Action, given the limited funding provided to the Litigation Trust under the Plan, it is likely that such litigation will need to be done on a contingency basis and any proceeds of such litigation will first be used to satisfy the contingency fee arrangements of counsel for the Litigation Trust. Similarly, the Litigation Trust may need to create certain reserves with respect to the other Litigation Trust Assets in order to cover the expenses of the pursuit of the Non-Released D&O Causes of Action. In light of the uncertain nature of litigation, neither the Debtors nor the Creditors’ Committee can predict what if any proceeds may be realized by the Litigation Trust from the Non-Released D&O Causes of Action or the timing of receipt of any such proceeds. F. Disclosure Statement Disclaimer 1. Information Contained Herein is for Soliciting Votes The information contained in this Disclosure Statement is for the purposes of soliciting acceptances of the Plan and may not be relied upon for any other purposes. 2. Disclosure Statement Was Not Approved by the Securities and Exchange Commission or any State Regulatory Authority Although a copy of this Disclosure Statement was served on the Securities and Exchange Commission, and the Securities and Exchange Commission was given an opportunity to object to the adequacy of this Disclosure Statement before the Bankruptcy Court approved it, this Disclosure Statement was not filed with the Securities and Exchange Commission. Neither the Securities and Exchange Commission nor any state regulatory authority has passed upon the accuracy or adequacy of this Disclosure Statement, or the exhibits or the statements contained herein, and any representation to the contrary is unlawful. 3. Disclosure Statement May Contain Forward Looking Statements This Disclosure Statement may contain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward looking terminology such as “may,” “expect,” “anticipate,” “estimate,” or “continue” or the negative thereof or other variations thereon or comparable terminology. The reader is cautioned

84 that all forward looking statements are necessarily speculative and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward looking statements. The distribution projections and other information contained herein and attached hereto are estimates only, and the timing and amount of actual distributions to holders of Allowed Claims may be affected by many factors that cannot be predicted. Therefore, any analyses, estimates, or recovery projections may or may not turn out to be accurate. 4. No Legal or Tax Advice is Provided to You by this Disclosure Statement This Disclosure Statement is not legal advice to you. The contents of this Disclosure Statement should not be construed as legal, business or tax advice. Each holder of a Claim should consult his or her own legal counsel and accountant with regard to any legal, tax and other matters concerning his or her Claim. This Disclosure Statement may not be relied upon for any purpose other than to determine how to vote on the Plan or object to confirmation of the Plan. 5. No Admissions Made The information and statements contained in this Disclosure Statement will neither (a) constitute an admission of any fact or liability by any entity (including the Debtors or the Reorganized Debtors) nor (b) be deemed evidence of the tax or other legal effects of the Plan on GTAT, the Reorganized Debtors, holders of Allowed Claims, or any other parties in interest. 6. Failure to Identify Litigation Claims or Projected Objections No reliance should be placed on the fact that a particular litigation Claim or projected objection to a particular Claim is, or is not, identified in this Disclosure Statement. The Debtors may seek to investigate Claims and file and prosecute objections to Claims. 7. No Waiver of Right to Object or Right to Recover Transfers and Assets The vote by a holder of a Claim for or against the Plan does not constitute a waiver or release of any Claims or rights of GTAT or the Reorganized Debtors to object to that holder’s Claim, or to bring causes of action to recover any preferential, fraudulent, or other voidable transfer of assets, regardless of whether any Claims or causes of action of the Debtors or their estates are specifically or generally identified herein. 8. Information Was Provided by the Debtors and Was Relied upon by the Debtors’ Advisors and the Creditors’ Committee’s Advisors Counsel to and other advisors retained by the Debtors and the Creditors’ Committee have relied upon information provided by GTAT in connection with the preparation of revisions to this Disclosure Statement. Although counsel to and other advisors retained by the Debtors and the Creditors’ Committee have performed certain limited due diligence in connection with the preparation of this Disclosure Statement, they have not verified independently the information contained herein.

85 The Debtors make the statements contained in this Disclosure Statement as of the date hereof, unless otherwise specified herein, and the delivery of this Disclosure Statement after that date does not imply that there has not been a change in the information set forth herein since that date. While the Debtors have used their reasonable business judgment to ensure the accuracy of all of the information provided in this Disclosure Statement and in the Plan, the Debtors nonetheless cannot, and do not, confirm the current accuracy of all statements appearing in this Disclosure Statement. Further, although the Debtors may subsequently update the information in this Disclosure Statement, the Debtors have no affirmative duty to do so unless ordered to do so by the Bankruptcy Court. 9. No Representations Outside the Disclosure Statement are Authorized No representations concerning or relating to the Debtors, the Chapter 11 Cases, or the Plan are authorized by the Bankruptcy Court or the Bankruptcy Code, other than as set forth in this Disclosure Statement. In deciding whether to vote to accept or reject the Plan, you should not rely upon any representations or inducements made to secure your acceptance or rejection of the Plan that are other than as contained in, or included with, this Disclosure Statement. You should promptly report unauthorized representations or inducements to the counsel to GTAT, the counsel to the Committee, or the United States Trustee for the District of New Hampshire. G. Certain Tax Considerations A summary of certain U.S. federal income tax considerations relevant to the Plan is provided below in Section XIII (“Certain Federal Income Tax Considerations”). XIII. CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF CONSUMMATION OF THE PLAN A. General A DESCRIPTION OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN IS PROVIDED BELOW. THE DESCRIPTION IS BASED ON THE INTERNAL REVENUE CODE (THE “IRC”), TREASURY REGULATIONS, JUDICIAL DECISIONS AND ADMINISTRATIVE DETERMINATIONS, ALL AS IN EFFECT ON THE DATE OF THIS DISCLOSURE STATEMENT AND ALL SUBJECT TO CHANGE, POSSIBLY WITH RETROACTIVE EFFECT. CHANGES IN ANY OF THESE AUTHORITIES OR IN THEIR INTERPRETATION COULD CAUSE THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN TO DIFFER MATERIALLY FROM THE CONSEQUENCES DESCRIBED BELOW. THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX AND, IN IMPORTANT RESPECTS, UNCERTAIN. NO RULING HAS BEEN REQUESTED FROM THE INTERNAL REVENUE SERVICE; NO OPINION HAS BEEN REQUESTED FROM DEBTORS' COUNSEL CONCERNING ANY TAX CONSEQUENCE OF THE PLAN; AND NO TAX OPINION IS GIVEN BY THIS DISCLOSURE STATEMENT.

86 THE DESCRIPTION THAT FOLLOWS DOES NOT COVER ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO THE DEBTORS OR HOLDERS OF CLAIMS. FOR EXAMPLE, THE DESCRIPTION DOES NOT ADDRESS ISSUES OF SPECIAL CONCERN TO CERTAIN TYPES OF TAXPAYERS, SUCH AS DEALERS IN SECURITIES, LIFE INSURANCE COMPANIES, FINANCIAL INSTITUTIONS, TAX EXEMPT ORGANIZATIONS, PARTNERSHIPS OR PARTNERS IN PARTNERSHIPS, NOR DOES IT ADDRESS TAX CONSEQUENCES TO HOLDERS OF INTERESTS IN THE DEBTORS OR TO HOLDERS OF CLAIMS WHO ARE NOT ENTITLED TO VOTE ON THE PLAN. THE DESCRIPTION DOES NOT ADDRESS TAX CONSEQUENCES TO DEBTORS ORGANIZED OUTSIDE OF THE UNITED STATES OR TO NON-US HOLDERS OF CLAIMS AGAINST SUCH DEBTORS THE DESCRIPTION ALSO DOES NOT DISCUSS STATE, LOCAL, NON-U.S. OR NON-INCOME TAX CONSEQUENCES. FOR THESE REASONS, THE DESCRIPTION THAT FOLLOWS IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND PROFESSIONAL TAX ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES OF EACH HOLDER OF A CLAIM. HOLDERS OF CLAIMS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE PLAN. B. U.S. Federal Income Tax Consequences to the U.S. Debtors 1. Cancellation of Debt Income Generally, the discharge of a debt obligation of a debtor for an amount less than the adjusted issue price (in most cases, the amount the debtor received on incurring the obligation, with certain adjustments) creates cancellation of indebtedness (“COD”) income that must be included in the debtor’s income. The amount of a U.S. Debtor’s COD income is dependent upon the value of the Plan consideration distributed on account of the Allowed Claims against such Debtor relative to the amount of such Allowed Claims (or adjusted issue price if different from the amount of the Allowed Claims), as well as the extent to which those Allowed Claims constitute debt for U.S. federal income tax purposes and to the extent the payment of such Allowed Claims would be deductible for tax purposes. However, COD income is excluded from taxable income by a taxpayer that is a debtor in a reorganization case if the discharge is granted by the bankruptcy court (the “Section 108(a) Bankruptcy Exception”) or pursuant to a plan of reorganization approved by a bankruptcy court. The Plan, if approved, would enable the U.S. Debtors to qualify for this bankruptcy exclusion rule with respect to any COD income triggered by the Plan. If debt of a debtor is discharged in a reorganization case qualifying for the bankruptcy exclusion, however, certain income tax attributes otherwise available and of value to the debtor are reduced, in most cases by the amount of the COD income. Tax attributes subject to reduction include, in the following order: (a) NOLs and NOL carryforwards; (b) most credit carryforwards, including the general business credit and the minimum tax credit; (c) capital losses and capital loss carryforwards; (d) the tax basis of the debtor's assets, but not in an amount greater than the excess of the aggregate tax bases of the property held by the debtor immediately after the

87 discharge over the aggregate amount of the debtor's liabilities immediately after the discharge; and (e) foreign tax credit carryforwards. A debtor may elect under Section 108(b)(5) of the IRC (the “Section 108(b)(5) Election”) to avoid the prescribed order of attribute reduction and instead reduce the basis of depreciable property first. In the case of affiliated corporations filing a consolidated return, such as GT Inc. and its consolidated U.S. subsidiaries that are taxed as corporations (the “GT Loss Group”), Treasury regulations address the application of the rules for the reduction of tax attributes (the “Consolidated Attirbute Reduction Rules”). The attribute reduction rules apply first to the separate attributes of or attributable to the particular corporation whose debt is being discharged, and then, if necessary, to certain attributes of other members of the group. Accordingly, COD income of a debtor would result first in the reduction of any NOLs and other attributes, including asset basis, of or attributable to such debtor, and then, potentially, of consolidated NOLs and/or basis of or attributable to other members of the consolidated group. If the debtor is a member of a consolidated group and is required to reduce its basis in the stock of another group member, a “look-through rule” generally requires a corresponding reduction in the tax attributes of the lower-tier member. If the amount of a debtor’s excluded COD income exceeds the amount of attribute reduction resulting from the application of the foregoing rules, certain other tax attributes of the consolidated group may also be subject to reduction. The debtor may treat stock in another group member as depreciable property for purposes of the Section 108(b)(5) Election, provided the lower-tier member consents to a corresponding reduction in its basis in its depreciable property. Finally, if the attribute reduction is less than the amount of COD income and a member of the GT Loss Group has an excess loss account (an “ELA”) (i.e., negative basis in the stock of another member of the consolidated group), the GT Loss Group will recognize taxable income to the extent of the lesser of such ELA or the amount of the COD income that was not offset by tax attributes. The GT Loss Group is expected to recognize a significant amount of COD income in connection with the implementation of the Plan. Pursuant to the Section 108(a) Bankruptcy Exception, the Debtors will not include this COD income in gross income. Instead, the Debtors will be required to reduce their tax attributes in accordance with the Consolidated Attribute Reduction Rules after determining the taxable income (or loss) of the GT Loss Group for the taxable year of discharge. Accordingly, the tax attributes (and, in particular, NOLs) are available to offset taxable income that accrues between the Effective Date and the end of Reorganized GT Inc.’s taxable year. Basis reduction applies to assets owned by a debtor at the beginning of the tax year following the discharge. The GT Loss Group has not yet determined whether to elect to first reduce tax basis in its depreciable property or to reduce NOLs first. Regardless of whether the GT Loss Group makes a Section 108(b)(5) Election, it is possible that the GT Loss Group will have some NOLs remaining after reduction for COD income, although no assurance can be given at this time. 2. Limitation on NOL Carryforwards As of January 1, 2015, the GT Loss Group had NOL carryforwards of $47,245,916. The GT Loss Group expects to incur additional NOLs during 2015 and the portion of 2016 preceding confirmation of the Plan.

88 Section 382 of the IRC provides rules limiting the utilization of a corporation's NOLs and other losses, deductions and credits following a more than 50% change in ownership of a corporation's equity (an “Ownership Change”). Generally, consummation of a chapter 11 plan of reorganization results in an Ownership Change. It is expected that an Ownership Change will occur with respect to the GT Loss Group. Section 382(1)(6) of the IRC sets forth the limitation provisions generally applicable to corporations that undergo an Ownership Change in bankruptcy. Usage of any NOLs and other tax attributes of the GT Loss Group (after reduction for COD income) after the Effective Date will be limited by section 382(l)(6) of the IRC. Under section 382(1)(6), the amount of post-Ownership Change annual taxable income of the GT Loss Group that can be offset by pre- Ownership Change NOLs generally cannot exceed an amount equal to the product of (a) the applicable federal long-term tax-exempt rate in effect on the date of the Ownership Change (e.g., 2.61% for an ownership change occurring in December 2015) and (b) the value of stock in Reorganized GT Inc. immediately after implementation of the Plan (the “Annual Limitation”). The value of such stock for purposes of this computation would reflect the increase, if any, in value resulting from any surrender or cancellation of any Claims in the Chapter 11 Cases. The Annual Limitation may be increased if the GT Loss Group has a net unrealized built- in gain at the time of an Ownership Change. If, however, the GT Loss Group has a net unrealized built-in loss at the time of an Ownership Change, the Annual Limitation may apply to such net unrealized built-in loss. 3. Alternative Minimum Tax In general, a federal alternative minimum tax (“AMT”) is imposed on a corporation's alternative minimum taxable income (“AMTI”) at a 20% rate to the extent that such tax exceeds the corporation's regular federal income tax for the year. AMTI is generally equal to regular taxable income with certain adjustments. For purposes of computing AMTI, certain tax deductions and other beneficial allowances are modified or eliminated. In particular, even though a corporation might otherwise be able to offset all of its taxable income for regular U.S. federal income tax purposes by available NOL carryforwards, a corporation is generally entitled to offset no more than 90% of its AMTI with NOL carryforwards (as recomputed for AMT purposes). Accordingly, usage of NOLs by the GT Loss Group may be subject to limitations for AMT purposes in addition to any other limitations that may apply. If a corporation (or a consolidated group) undergoes an Ownership Change and is in a net unrealized built-in loss position on the date of the Ownership Change, the corporation's (or group's) aggregate tax basis in its assets may be reduced for certain AMT purposes to reflect the fair market value of such assets as of the change date. Any AMT that a corporation pays generally will be allowed as a nonrefundable credit against its regular federal income tax liability in future taxable years when the corporation is no longer subject to AMT. C. U.S. Federal Income Tax Consequences to U.S. Holders of Allowed Claims For purposes of this discussion, a “U.S. Holder” is a Holder that is: (1) an individual citizen or resident of the United States for U.S. federal income tax purposes; (2) a corporation (or

89 other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of the source of such income; or (4) a trust (a) if a court within the United States is able to exercise primary jurisdiction over the trust’s administration and one or more United States persons have authority to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person. If an entity taxable as a partnership for U.S. federal income tax purposes holds a Claim, the U.S. federal income tax treatment of a partner (or other owner) of the entity generally will depend on the status of the partner (or other owner) and the activities of the entity. Such partner (or other owner) should consult its tax advisor as to the tax consequences of the Plan. The U.S. federal income tax consequences of the Plan to a U.S. Holder of an Allowed Claim against a U.S. Debtor will depend, in part, on whether the transactions that occur thereunder are treated as one or more taxable sales or exchanges for U.S. federal income tax purposes; whether such transactions are treated as a "reorganization" for U.S. federal income tax purposes; the tax characterization of the exchanges of Allowed Claims for other property; whether the Allowed Claim constitutes a "tax security" for U.S. federal income tax purposes; what type of consideration was received in exchange for an Allowed Claim; whether the U.S. Holder reports income on the accrual or cash basis; whether the U.S. Holder has taken a bad debt deduction or worthless security deduction with respect to an Allowed Claim; and whether the U.S. Holder receives distributions under the Plan in more than one taxable year. This discussion assumes that, under the Plan:  Holders of GT Inc. Notes Claims will receive their pro rata share of Reoganized Common Stock (subject to the Cashing-Out Programs), beneficial interests in the Litigation Trust, and Noteholder Warrants.  Holders of GT Inc. General Unsecured Claims will receive a Distribution of Cash.  Holders of Corp Debtors General Unsecured Claims will receive their pro rata share of Reorganized Common Stock (subject to the Cashing-Out Programs) and beneficial interests in the Litigation Trust.  Holders of GT Hong Kong General Unsecured Claims will receive their pro rata share of Reorganized Common Stock (subject to the Cashing-Out Programs) and beneficial interests in the Litigation Trust. 1. Definition of Securities There is no precise definition of the term “security” under the U.S. federal income tax law. Rather, all facts and circumstances pertaining to the origin and character of a claim are relevant in determining whether it is a security. Nevertheless, courts generally have held that a debt instrument having a term of less than five years will not be considered a tax security, while

90 corporate debt evidenced by a written instrument and having an original maturity of ten years or more will be considered a tax security. There are numerous other factors that could be taken into account in determining whether a debt instrument is a security, including the security for payment, the creditworthiness of the obligor, the subordination or lack thereof to other creditors, the right to vote or otherwise participate in the management of the obligor, convertibility of the instrument into an equity interest of the obligor, whether payments of interest are fixed, variable or contingent, and whether such payments are made on a current basis or accrued. 2. Tax Treatment of Exchange of Securities for Stock or Securities The GT Inc. Notes have terms of approximately five to seven years. To the extent the GT Inc. Notes constitute “securities” for U.S. federal income tax purposes, the exchange of GT Inc. Notes Claims for Reorganized Common Stock and Noteholder Warrants may be treated as part of a “reorganization” of GT Inc. for U.S. federal income tax purposes. If an exchange is treated as a “reorganization,” to the extent a U.S. Holder receives Reorganized Common Stock and Noteholder Warrants in exchange for GT Inc. Notes Claims, such U.S. Holder generally would not recognize gain or loss on the exchange, except up to the amount of any taxable “boot” such as Cash received in the exchange. To the extent any portion of a U.S. Holder’s recovery is allocable to interest on GT Inc. Notes, such portion would be treated as interest income to such Holder. See “Certain Other Tax Considerations for Allowed Holders of Claims — Accrued but Unpaid Interest” below for a discussion of the allocation of recoveries first to principal and then to interest. If an exchange is treated as a “reorganization,” the exchanging U.S. Holder’s aggregate tax basis in the Reorganized Common Stock and Noteholder Warrants, as applicable, apart from any portion thereof allocable to interest on the U.S. Holder’s Claim, would equal the holder's basis in the portion of its Claim exchanged therefor (allocated between such Reorganized Common Stock and Noteholder Warrants on the basis of their relative fair market values). The holding period for such Reorganized Common Stock and/or Noteholder Warrants, as applicable, apart from any portion allocable to interest on the U.S. Holder’s Claim that was not previously included in the U.S. Holder’s income, would include the holder’s holding period in the portion of the Claim surrendered therefor. The U.S. Holder’s tax basis in the Reorganized Common Stock and Noteholder Warrants, as applicable, that are allocable to accrued interest on a Claim would equal the fair market value of such Reorganized Common Stock or Noteholder Warrants on the date of the distribution to the Holder, and the holding period of such Reorganized Common Stock and Noteholder Warrants would begin on the day after the day of receipt. 3. Tax Treatment of Other Exchanges To the extent exchanges under the Plan are not treated as part of a “reorganization,” a U.S. Holder of Allowed Claims with respect to a U.S. Debtor will generally recognize gain or loss in an amount equal to the difference between (a) the amount of any Cash and the fair market value of any Reorganized Common Stock, beneficial interests in the Litigation Trust, and Noteholder

91 Warrants, as applicable, received by the U.S. Holder with respect to its Allowed Claim and (b) the U.S. Holder’s adjusted tax basis in its Allowed Claim. To the extent any portion of a U.S. Holder's recovery is allocable to interest on the U.S. Holder's Allowed Claim that was not previously included in the U.S. Holder's income, such portion would be treated as interest income to such holder. See “Certain Other Tax Considerations for Holders of Allowed Claims — Accrued but Unpaid Interest” below for a discussion of the allocation of recoveries first to principal and then to interest. The tax basis of any Reorganized Common Stock and/or Noteholder Warrants received under the Plan by a U.S. Holder in a taxable exchange would equal the fair market value of such Reorganized Common Stock and/or Noteholder Warrants on the date of distribution to the holder by the Reorganized Debtors. The holding period thereof generally would begin on the day following the day of receipt. Any gain or loss recognized would be capital or ordinary, depending on the status of the Allowed Claim in the U.S. Holder's hands, including whether the Allowed Claim constitutes a market discount bond in the U.S. Holder's hands. Generally, any gain or loss recognized by such a holder of an Allowed Claim would be a long-term capital gain or loss if the Allowed Claim is a capital asset in the hands of the holder and the holder has held such Allowed Claim for more than one year, unless the holder had previously claimed a bad debt deduction or the holder had accrued market discount with respect to such Allowed Claim. The deductibility of capital losses is subject to limitations. See “Certain Other Tax Considerations for Holders of Allowed Claims — Market Discount” below for a discussion of the character of any gain recognized in respect of an Allowed Claim with accrued market discount. Certain tax consequences may be deferred to the extent a U.S. Holder may receive distributions with respect to an Allowed Claim after 2016. See “Certain Other Tax Considerations for Holders of Allowed Claims — Post-Effective Date Distributions.” The U.S. federal income tax treatment of U.S. Holders of Allowed Claims against GT Hong Kong should generally be similar to those described above, except to the extent of any U.S. federal income tax consequences arising in connection with non-U.S. taxation. 4. Reorganized Common Stock The tax consequences to a U.S. Holder of owning Reorganized Common Stock are those standard tax consequences applicable to the ownership of stock in any U.S. corporation, including the following. Distributions actually or constructively received by a U.S. Holder generally are treated as taxable dividends to the extent made out of earnings and profits (possibly subject to qualified dividends treatment), then tax-free return of basis (to the extent thereof), and then capital gain thereafter, subject to the extraordinary dividend rules. Sales or other taxable dispositions by U.S. Holders of Reorganized Common Stock generally will give rise to gain or loss equal to the difference between the amount realized on the disposition and the U.S. Holder’s tax basis in such Reorganized Common Stock. In general, gain or loss recognized on the sale or exchange of Reorganized Common Stock will be capital gain or loss and, if the U.S. Holder’s holding period for such Reorganized Common Stock exceeds one

92 year, will be long-term capital gain or loss. Certain U.S. Holders, including individuals, are eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains realized. The deduction of capital losses against ordinary income is subject to limitations under the IRC. 5. Noteholder Warrants A U.S. Holder of a GT Inc. Notes Claim who receives Noteholder Warrants pursuant to the Plan will recognize no income, gain or loss upon a subsequent exercise of such Noteholder Warrants. The tax basis in Reorganized Common Stock acquired on such U.S. Holder's exercise of the Noteholder Warrants will equal the sum of the exercise price paid for such shares and the U.S. Holder's tax basis in the Noteholder Warrants. Such Holder's holding period for the acquired Reorganized Common Stock will begin on the date the Noteholder Warrants are exercised. If a U.S. Holder sells the Noteholder Warrants or they expire unexercised, such holder would recognize capital gain, or loss, upon the date of the sale or expiration of the Noteholder Warrants, reflecting the amount by which the consideration received, or the fair market value of the Noteholder Warrants, exceeds, or is less than, such holder's tax basis in the Noteholder Warrants. D. Certain Other Tax Considerations for U.S. Holders of Allowed Claims 1. Medicare Surtax Subject to certain limitations and exceptions, U.S. Holders who are individuals, estates or trusts may be required to pay a 3.8% Medicare surtax on all or part of that U.S. Holder's "net investment income," which includes, among other items, dividends on stock and interest (including original issue discount) on debt, and capital gains from the sale or other taxable disposition of stock or debt. U.S. Holders should consult their own tax advisors regarding the effect, if any, of this surtax on their receipt and ownership of Reorganized Common Stock and/or Noteholder Warrants issued pursuant to the Plan. 2. Accrued but Unpaid Interest In general, a U.S. Holder that was not previously required to include in taxable income any accrued but unpaid interest on the U.S. Holder's Allowed Claim may be required to include such amount as taxable interest income upon receipt of a distribution under the Plan. A U.S. Holder that was previously required to include in taxable income any accrued but unpaid interest on the U.S. Holder's Allowed Claim may be entitled to recognize a deductible loss to the extent that such interest is not satisfied under the Plan. The Plan provides that, to the extent applicable, all distributions to a holder of an Allowed Claim will apply first to the principal amount of such Allowed Claim until such principal amount is paid in full and then to any accrued but unpaid interest on such Allowed Claim. There is no assurance, however, that the IRS will respect this treatment and will not determine that all or a portion of amounts distributed to such U.S. Holder and attributable to principal under the Plan is properly allocable to interest. Each U.S. Holder of a Claim on which interest has accrued is urged to consult its tax advisor regarding the tax

93 treatment of distributions under the Plan and the deductibility of any accrued but unpaid interest for U.S. federal income tax purposes. 3. Post-Effective Date Distributions Because certain U.S. Holders of Allowed Claims may receive distributions subsequent to the Effective Date (e.g., payments from the Litigation Trust), the imputed interest provisions of the IRC may apply and cause a portion of any post- Effective Date distribution to be treated as imputed interest, which may be included in the gross income of certain U.S. Holders. Additionally, to the extent U.S. Holders may receive distributions with respect to an Allowed Claim in a taxable year or years following the year of the initial distribution, any loss and a portion of any gain realized by the holder may be deferred. U.S. Holders of Allowed Claims are urged to consult their tax advisors regarding the possible application of (or ability to elect out of) the “installment method” of reporting with respect to their Allowed Claims. 4. Possible Deductions in Respect of Claims A U.S. Holder who, under the Plan, receives in respect of an Allowed Claim an amount less than the U.S. Holder's tax basis in the Allowed Claim may be entitled to a deduction for U.S. federal income tax purposes. The rules governing the character, timing and amount of such a deduction place considerable emphasis on the facts and circumstances of the U.S. Holder, the obligor and the instrument with respect to which a deduction is claimed. U.S. Holders of Allowed Claims, therefore, are urged to consult their tax advisors with respect to their ability to take such a deduction. 5. Market Discount A U.S. Holder that purchased its Allowed Claim from a prior U.S. Holder with market discount will be subject to the market discount rules of the IRC. Under those rules, assuming that the U.S. Holder has made no election to amortize the market discount into income on a current basis with respect to any market discount instrument, any gain recognized on the exchange of its Allowed Claim (subject to a de minimis rule) generally would be characterized as ordinary income to the extent of the accrued market discount on such Allowed Claim as of the date of the exchange. To the extent that a U.S. Holder’s Claim is exchanged in a transaction in which gain or loss is not recognized for U.S. federal income tax purposes, any accrued market discount not treated as ordinary income upon such exchange may carry over on an allocable basis to any Reorganized Common Stock and/or Noteholder Warrant received such that any gain recognized by the holder upon a subsequent disposition of such Reorganized Common Stock and/or Noteholder Warrant would be treated as ordinary income to the extent of any accrued market discount not previously included in income. 6. Information Reporting and Backup Withholding All distributions under the Plan and on instruments received pursuant to the Plan will be subject to applicable federal income tax reporting and withholding. The IRC imposes “backup withholding” on certain “reportable” payments to certain taxpayers, including payments of

94 interest and dividends. Under the IRC's backup withholding rules, a U.S. Holder of an Allowed Claim may be subject to backup withholding with respect to distributions or payments made pursuant to the Plan or on instruments received pursuant to the Plan, unless the U.S. Holder (a) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates this fact or (b) provides a correct taxpayer identification number and certifies under penalty of perjury that the taxpayer identification number is correct and that the taxpayer is not subject to backup withholding because of a failure to report all dividend and interest income. Backup withholding is not an additional federal income tax, but merely an advance payment that may be refunded to the extent it results in an overpayment of income tax. A U.S. Holder of an Allowed Claim may be required to establish an exemption from backup withholding or to make arrangements with respect to the payment of backup withholding. E. Certain U.S. Federal Income Tax Consequences of the Plan to Non-U.S. Holders of Allowed Claims Against U.S. Debtors For purposes of this discussion, a “Non-U.S. Holder” is any Holder that is neither a U.S. Holder nor a partnership or other entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes. The following discussion includes only certain U.S. federal income tax consequences of the Plan to Non-U.S. Holders. The discussion does not include any non-U.S. tax considerations. The rules governing the U.S. federal income tax consequences to Non-U.S. Holders are complex. Each Non-U.S. Holder should consult its own tax advisor regarding the U.S. federal, state and local and the foreign tax consequences of the consummation of the Plan to such Non-U.S. Holder and the ownership and disposition of the Reorganized Common Stock, beneficial interests in the Litigation Trust, and/or Noteholder Warrants. Whether a Non-U.S. Holder realized gain or loss on an exchange or other disposition, and the amount of such gain or loss, is determined in the same manner as set forth above in connection with U.S. Holders. 1. Tax Treatment of Exchange or Disposition Subject to the application of FATCA and backup withholding, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to any gain realized on the exchange of an Allowed Claim pursuant to the Plan, or the sale or other taxable disposition (including a cash redemption) of the Reorganized Common Stock or Noteholder Warrants received pursuant to the Plan, unless:  such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of exchange or who is subject to special rules applicable to former citizens and residents of the United States;  such gain is effectively connected with such Non-U.S. Holder's conduct of a U.S. trade or business (and, if an income tax treaty applies, such gain is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States); or

95  (a) in the case of the exchange of GT Inc. Notes Claims pursuant to the Plan, GT Inc. is or has been a U.S. real property holding corporation for U.S. federal income tax purposes (a “USRPHC”) at any time within the shorter of the five- year period preceding the disposition or the Non-U.S. Holder’s holding period for such GT Inc. Notes Claims (absent any applicable exception such as the “regularly traded on an established securities market” exception available with respect to less than 5% holders); or, in certain circumstances, (b) in the case of a sale or other taxable disposition of the Reorganized Common Stock and/or Noteholder Warrants received pursuant to the Plan, Reorganized GT Inc. (and/or GT Inc.) is or has been a USRPHC at any time within the shorter of the five-year period preceding the disposition or the Non-U.S. Holder's holding period for the Reorganized Common Stock and/or Noteholder Warrants. If the first exception applies, to the extent that any gain is taxable, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate or exemption from tax established through adequate documentation to be available to such holder under an applicable income tax treaty) on the amount by which such Non-U.S. Holder's capital gains allocable to U.S. sources exceed certain capital losses allocable to U.S. sources during the taxable year of disposition. If the second or third exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax in the same manner as a U.S. Holder and, if the third exception applies, would also be subject to withholding tax with respect to gross proceeds, and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to earnings and profits effectively connected with a U.S. trade or business that are attributable to such gains at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty). With respect to the third exception, GT Inc. does not believe it is or has been a USRPHC in the relevant period. The Debtors do not currently expect Reorganized GT Inc. to become a USRPHC. 2. Interest Subject to the application of FATCA and backup withholding, payments to a Non-U.S. Holder of an Allowed Claim that are attributable to accrued but untaxed interest on such Allowed Claim generally will not be subject to U.S. federal income or withholding tax, provided that the withholding agent has received or receives, prior to payment, appropriate documentation (generally, IRS Form W-8BEN or W-8BEN-E) establishing that the Non-U.S. Holder is not a U.S. person and therefore the portfolio interest exception is met, unless:  the Non-U.S. Holder actually or constructively owns 10% or more of the total combined voting power of all classes entitled to vote;  the Non-U.S. Holder is a “controlled foreign corporation” that is a “related person” with respect to the Debtors (each, within the meaning of the IRC);  the Non-U.S. Holder is a bank receiving interest described in section 881(c)(3)(A) of the IRC; or

96  such interest is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (in which case, provided the Non-U.S. Holder tenders a properly executed IRS Form W-8ECI (or successor form) to the withholding agent, the Non-U.S. Holder (a) generally will not be subject to withholding tax, but (b) generally will be subject to U.S. federal income tax in the same manner as a U.S. Holder (unless an applicable income tax treaty provides otherwise), and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such Non-U.S. Holder's effectively connected earnings and profits that are attributable to the accrued but untaxed interest at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty)). A Non-U.S. Holder that does not qualify for an exemption from withholding tax with respect to U.S.-source interest that is not effectively connected income generally will be subject to withholding of U.S. federal income tax at a 30% rate (or at a reduced rate or exemption from tax established through adequate documentation to be available to such holder under an applicable income tax treaty) on payments that are attributable to accrued but untaxed interest on an Allowed Claim. For purposes of providing a properly executed IRS Form W-8BEN or W- 8BEN-E (or such successor form as the IRS designates), special procedures are provided under applicable Treasury regulations for payments through qualified foreign intermediaries or certain financial institutions that hold customers' securities in the ordinary course of their trade or business. 3. Distributions With Respect to Reorganized Common Stock Paid to Non-U.S. Holders Any distributions made with respect to Reorganized Common Stock will constitute dividends for U.S. federal income tax purposes to the extent of the current or accumulated earnings and profits of Reorganized GT Inc. as determined under U.S. federal income tax principles. If the amount of any distribution exceeds the current or accumulated profits of Reorganized GT Inc., such excess will first be treated as a return of capital to the extent of a Non-U.S. Holder’s basis in its Reorganized Common Stock and thereafter will be treated as capital gain. Except as described below, U.S.-source dividends paid with respect to Reorganized Common Stock held by a Non-U.S. Holder that are not effectively connected with a Non-U.S. Holder’s conduct of a U.S. trade or business (or, if an income tax treaty applies, are not attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States) will be subject to U.S. federal withholding tax at a rate of 30% (or at a reduced rate or exemption from tax established through adequate documentation to be available to such holder under an applicable income tax treaty). A Non-U.S. Holder generally will be required to satisfy certain IRS certification requirements in order to claim a reduction of or exemption from withholding under a tax treaty by filing IRS Form W-8BEN or W-8BEN-E (or successor form) upon which the Non-U.S. Holder certifies, under penalties of perjury, its status as a non-U.S. person and its entitlement to the lower treaty rate or exemption from tax with respect to such payments. Dividends paid with respect to Reorganized Common Stock held by a Non-U.S. Holder that are established through adequate documentation to be effectively connected with a Non-U.S. Holder's conduct of a U.S. trade or business (and, if an income tax treaty applies, are

97 attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States) generally will be subject to U.S. federal income tax, and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such Non-U.S. Holder's effectively connected earnings and profits that are attributable to the dividends at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty). 4. FATCA Pursuant to the Foreign Account Tax Compliance Act (“FATCA”), foreign financial institutions (which term includes most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles) and certain other foreign entities generally must comply with certain information reporting rules with respect to their U.S. account holders and investors or confront a withholding tax on U.S.-source payments made to them (whether received as a beneficial owner or as an intermediary for another party). A foreign financial institution or such other foreign entity that does not comply with the FATCA reporting requirements will generally be subject to a 30% withholding tax with respect to any “withholdable payments.” For this purpose, “withholdable payments” are any U.S.- source payments of fixed or determinable, annual or periodic income (including, distributions, if any, on Reorganized Common Stock) and, beginning January 1, 2019, also include the entire gross proceeds from the sale or other disposition of any property of a type which can produce U.S.- source interest or dividends (which would include Reorganized Common Stock) even if the payment would otherwise not be subject to U.S. nonresident withholding tax (e.g., because it is capital gain). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Reorganized GT Inc. will not pay any additional amounts to Non-U.S. Holders in respect of any amounts withheld pursuant to FATCA. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. Non-U.S. Holders are urged to consult with their own tax advisors regarding the effect, if any, of the FATCA provisions to them based on their particular circumstances. The tax consequences of the Plan to the Non-U.S. Holders are uncertain. Non-U.S. Holders should consult their tax advisors regarding the particular tax consequences to them of the transactions contemplated by the Plan. F. Importance of Obtaining Professional Tax Assistance THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN, AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE ABOVE DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. THE TAX CONSEQUENCES ARE IN MANY CASES UNCERTAIN AND MAY VARY DEPENDING ON A HOLDER'S INDIVIDUAL CIRCUMSTANCES. ACCORDINGLY, HOLDERS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS ABOUT THE FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES OF THE PLAN.

98 XIV. CONCLUSION The Debtors believe that confirmation and implementation of the Plan is preferable to any of the alternatives described herein because it will provide the greatest recoveries to holders of Claims. Any alternative to confirmation of the Plan, such as liquidation under chapter 7 or attempts to confirm a liquidating plan, would involve significant delays, uncertainty, and substantial additional administrative costs. Moreover, as described above, GTAT believes that its creditors will receive greater and earlier recoveries under the Plan than under the alternatives. For these reasons, the Debtors, with the support of the Consenting Parties and the Creditors’ Committee, urge all holders of GT Inc. Notes Claims, GT Inc. General Unsecured Claims, Corp Debtors General Unsecured Claims, and GT Hong Kong General Unsecured Claims to vote to accept the Plan and to evidence their acceptance by returning their signed ballots so that they will be received by the Voting Agent no later than 4:00 p.m. (Eastern Standard Time) on [_______________], 2016. [Remainder of page intentionally left blank.]

EXHIBIT A PLAN [separately filed under LBR 3016-1(c)]

EXHIBIT B DISCLOSURE STATEMENT ORDER (WITHOUT EXHIBITS) [to come]

EXHIBIT C CORPORATE OWNERSHIP STRUCTURE

EXHIBIT D LIQUIDATION ANALYSIS [to come]

EXHIBIT E VALUATION ANALYSIS [to come]

EXHIBIT F PROJECTIONS [to come]

EXHIBIT G MANAGEMENT AGREEMENTS [to come]

EXHIBIT 1

UNITED STATES BANKRUPTCY COURT
DISTRICT OF NEW HAMPSHIRE

In re:	:	**Chapter 11**
GT ADVANCED TECHNOLOGIES INC., *et al.*,	:	**Case No. 14-11916-HJB**
Debtors.[1]	:	**Jointly Administered**

DEBTORS' JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, DATED DECEMBER 21, 2015

PAUL HASTINGS LLP
Luc A. Despins, Esq.
James T. Grogan, Esq.
G. Alexander Bongartz, Esq.
75 East 55th Street, First Floor
New York, New York 10022

Dated: December 21, 2015

Counsel to the Debtors and Debtors-in-Possession

[1] The Debtors, along with the last four digits of each debtor's tax identification number, as applicable, are: GT Advanced Technologies Inc. (6749), GTAT Corporation (1760), GT Advanced Equipment Holding LLC (8329), GT Equipment Holdings, Inc. (0040), Lindbergh Acquisition Corp. (5073), GT Sapphire Systems Holding LLC (4417), GT Advanced Cz LLC (9815), GT Sapphire Systems Group LLC (5126), and GT Advanced Technologies Limited (1721). The Debtors' corporate headquarters are located at 243 Daniel Webster Highway, Merrimack, NH 03054.

TABLE OF CONTENTS

Article I.	DEFINED TERMS	1
Article II.	INTERPRETATION OF PLAN	23
2.1	Application of Definitions; Rules of Construction; Computation of Time	23
2.2	Relief Sought by Filing the Plan	23
Article III.	CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS	23
3.1	Classification	23
Article IV.	PAYMENT OF ADMINISTRATIVE EXPENSE CLAIMS, DIP FACILITY CLAIMS, PRIORITY TAX CLAIMS, AND OTHER UNCLASSIFIED CLAIMS	24
4.1	Administrative Expense Claims	24
4.2	DIP Facility Claims	25
4.5	Professional Fee Claims	26
4.6	Priority Tax Claims	28
4.7	Intercompany Claims	28
Article V.	TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS	29
5.1	Class 1: Priority Non-Tax Claims	29
5.2	Class 2: Secured Tax Claims	29
5.3	Class 3: Other Secured Claims	30
5.4	Class 4A: GT Inc. Notes Claims	30
5.5	Class 4B: GT Inc. General Unsecured Claims	31
5.6	Class 4C: Corp Debtors General Unsecured Claims	31
5.7	Class 4D: GT Hong Kong General Unsecured Claims	32
5.8	Class 5: Subordinated Securities Claims	32
5.9	Class 6: GT Inc. Equity Interests	32
5.10	Class 7: Intercompany Equity Interests	33
5.11	Reservation of Rights Regarding Claims and Equity Interests	33
Article VI.	PROVISIONS REGARDING REORGANIZED COMMON STOCK AND NEW WARRANTS DISTRIBUTED PURSUANT TO THE PLAN	33
6.1	Reorganized Common Stock	33
Article VII.	ACCEPTANCE OR REJECTION OF THE PLAN	35
7.1	Voting of Claims	35
7.2	Elimination of Vacant Classes	36

i

Table of Contents (continued) Page ii 7.3  Nonconsensual Confirmation............................................................................... 36  7.4  Revocation of the Plan ......................................................................................... 36  Article VIII.  MEANS OF IMPLEMENTATION OF THE PLAN .......................................... 36  8.2  Global Settlement................................................................................................. 37  8.4  Reorganization of Debtors; Continuation of Businesses ..................................... 39  8.5  Reorganized Debtors’ Obligations Under the Plan .............................................. 40  8.6  New Organizational Documents .......................................................................... 41  8.7  New Board ........................................................................................................... 41  8.8  Officers of the Reorganized Debtors ................................................................... 41  8.9  Vesting of Assets ................................................................................................. 42  8.10  Priority Claim Reserve ......................................................................................... 42  8.11  Dissolution of the Creditors’ Committee ............................................................. 42  8.12  Effectuating Documents; Further Transactions; Corporate Action ..................... 43  8.13  Preservation of Certain Causes of Action; Defenses ........................................... 43  8.14  Cancellation of Securities, Indentures, and Other Documents Evidencing Claims and Equity Interests ................................................................................. 44  8.15  Management Incentive Plan ................................................................................. 45  8.16  Litigation Trust .................................................................................................... 45  Article IX.  DISTRIBUTIONS UNDER THE PLAN ............................................................ 50  9.1  Distributions on Allowed General Unsecured Claims ......................................... 50  9.2  Date of Distributions ............................................................................................ 50  9.3  Disbursing Agent ................................................................................................. 50  9.4  Rights and Powers of Disbursing Agent .............................................................. 50  9.5  No Liability .......................................................................................................... 51  9.6  Delivery of Distributions ..................................................................................... 51  9.7  Unclaimed Distributions ...................................................................................... 53  9.8  Distribution Record Date ..................................................................................... 54  9.9  Manner of Payment .............................................................................................. 54  9.10  Time Bar to Cash Payments by Check ................................................................ 54  9.11  No Fractional Distributions.................................................................................. 54

Table of Contents (continued) Page iii 9.12  No Fractional Cents ............................................................................................. 55  9.13  Setoffs and Recoupment ...................................................................................... 55  9.14  Allocation of Plan Distributions Between Principal and Interest ........................ 55  9.15  Distributions After Effective Date ....................................................................... 55  9.16  Interest on Claims ................................................................................................ 55  9.17  No Distribution in Excess of Allowed Amount of Claim .................................... 56  9.18  Ordinary Course Postpetition Liabilities ............................................................. 56  9.19  Payment of Taxes on Distributions Received Pursuant to the Plan ..................... 56  9.20  Claims Reserves ................................................................................................... 56  9.21  Withholdings ........................................................................................................ 57  9.22  De Minimis Distributions .................................................................................... 57  Article X.  PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS ................................................................................ 57  10.1  Claims Administration Responsibilities .............................................................. 57  10.2  Claim Objections ................................................................................................. 58  10.3  Estimation of Claims............................................................................................ 58  10.4  Adjustment to Claims Without Objection ............................................................ 59  10.6  No Distributions Pending Allowance .................................................................. 59  10.7  Distributions After Allowance ............................................................................. 59  10.8  Resolutions of Claims .......................................................................................... 59  10.9  Disallowance of Certain Claims .......................................................................... 59  10.10  Offer of Judgment ................................................................................................ 60  10.11  Amendments to Claims ........................................................................................ 60  10.12  Claims Paid and Payable by Third Parties ........................................................... 60  Article XI.  EXECUTORY CONTRACTS AND LEASES ................................................... 60  11.2  Inclusiveness ........................................................................................................ 61  11.3  Provisions Related to Cure Payments and Rejection Damages ........................... 61  11.4  Indemnification Obligations ................................................................................ 62  11.5  Insurance Policies ................................................................................................ 63  11.6  Benefit Plans ........................................................................................................ 63

Table of Contents (continued) Page iv 11.7  Retiree Benefits .................................................................................................... 63  Article XII.  CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN .................................................................. 63  12.1  Conditions Precedent to the Confirmation ........................................................... 63  12.2  Waiver of Conditions Precedent to Confirmation ............................................... 64  12.3  Conditions Precedent to the Effective Date ......................................................... 64  12.4  Waiver of Conditions Precedent to the Effective Date ........................................ 65  12.5  Satisfaction of Conditions .................................................................................... 65  Article XIII.  EFFECT OF CONFIRMATION ......................................................................... 66  13.1  Compromise and Settlement of Claims, Equity Interests, and Controversies ....................................................................................................... 66  13.2  Binding Effect ...................................................................................................... 66  13.3  Discharge of Claims and Termination of Equity Interests ................................... 66  13.4  Discharge of Debtors ........................................................................................... 67  13.5  Reservation of Causes of Action/Reservation of Rights ...................................... 67  Article XIV.  EXCULPATION, RELEASE, INJUNCTION, AND RELATED PROVISIONS ...................................................................................................... 68  14.1  Exculpation .......................................................................................................... 68  14.3  Releases of the Plan Support Party Releasees and the DIP Facility Lender Releasees .............................................................................................................. 69  14.5  Avoidance Actions/Objections ............................................................................ 70  14.6  Injunction ............................................................................................................. 70  14.7  Terms of Stays and Injunctions............................................................................ 71  Article XV.  RETENTION OF JURISDICTION ..................................................................... 71  Article XVI.  MISCELLANEOUS PROVISIONS .................................................................... 73  16.1  Effectuating Documents and Further Transactions .............................................. 73  16.2  Withholding and Reporting Requirements .......................................................... 73  16.3  Modification of Plan ............................................................................................ 73  16.4  Revocation or Withdrawal of the Plan ................................................................. 74  16.5  Plan Supplement .................................................................................................. 74  16.7  Payment of Statutory Fees ................................................................................... 75

Table of Contents (continued) Page v 16.8  Exemption from Transfer Taxes .......................................................................... 75  16.9  Expedited Tax Determination .............................................................................. 75  16.10  Exhibits/Schedules ............................................................................................... 75  16.11  Substantial Consummation .................................................................................. 76  16.12  Non-Severability of Plan Provisions .................................................................... 76  16.13  Governing Law .................................................................................................... 76  16.14  Conflicts ............................................................................................................... 76  16.15  Reservation of Rights ........................................................................................... 76  16.16  Notices ................................................................................................................. 77

DEBTORS’ JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, DATED DECEMBER 21, 2015 GT Advanced Technologies Inc. (“GT Inc.”) and its affiliated debtors and debtors in possession (collectively, the “Debtors”) respectfully propose the following joint plan of reorganization under the provisions of chapter 11 of the Bankruptcy Code: ARTICLE I. DEFINED TERMS The following terms used herein shall have the respective meanings defined below (such meanings to be equally applicable to both the singular and plural): 1.1 “2% Noteholder Warrants” means warrants for 2.0% of the Reorganized Common Stock as of the Effective Date (calculated on an as-converted basis and subject to dilution by the Reorganized Common Stock to be issued pursuant to the Management Incentive Plan, and the DIP Warrants) with a strike price based on a total enterprise value for the Reorganized Debtors of $200 million and having a three year term running from the Effective Date, which shall be in the form contained in the Plan Supplement. 1.2 “3% Noteholder Warrants” means warrants for 3.0% of the Reorganized Common Stock as of the Effective Date (calculated on an as-converted basis and subject to dilution by the Reorganized Common Stock to be issued pursuant to the Management Incentive Plan, the DIP Warrants, and the 2% Noteholder Warrants) with a strike price based on a total enterprise value for the Reorganized Debtors of $160 million and having a three year term running from the Effective Date, which shall be in the form contained in the Plan Supplement. 1.3 “2017 Indenture” means that certain indenture, dated September 28, 2012, as supplemental by that certain First Supplemental Indenture, dated as of September 28, 2012, pursuant to which the 3% Convertible Senior Notes Due 2017 were issued by GT Inc. 1.4 “2017 Notes” means the 3% Convertible Senior Notes due 2017 issued by GT Inc. pursuant to the 2017 Indenture.” 1.5 “2020 Indenture” means that certain indenture, dated September 28, 2012, as supplemented by that certain Second Supplemental Indenture, dated as of December 10, 2013, pursuant to which the 3% Convertible Senior Notes Due 2020 were issued by GT Inc. 1.6 “2020 Notes” means the 3% Convertible Senior Notes due 2020 issued by GT Inc. pursuant to the 2020 Indenture. 1.7 “Administrative Expense Claim” means any Claim against a Debtor for payment of costs or expenses of administration of any of the Chapter 11 Cases specified in sections 503(b) and 507(a)(2) of the Bankruptcy Code, including (i) Professional Fee Claims, (ii) any postpetition taxes entitled to administrative expense priority under the Bankruptcy Code, and (iii) any Claim entitled to administrative priority pursuant to section 503(b)(9) of the Bankruptcy Code; provided, however, that Statutory Fees are excluded from the definition of Administrative Expense Claim and shall be paid in accordance with Section 16.7 of the Plan.

2 1.8 “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code. 1.9 “Allowed” means, with reference to any Claim against a Debtor (including any Administrative Expense Claim), (a) any Claim that has been listed by a Debtor in its Schedules (as such Schedules may be amended by the Debtors or the Reorganized Debtors from time to time in accordance with Bankruptcy Rule 1009) as liquidated in amount and not Disputed or Contingent, and for which no proof of Claim has been timely filed, (b) any Claim, proof of which or, if an Administrative Expense Claim, request for payment of which is timely filed and as to which no objection to the allowance of such Claim or any portion thereof, or action to equitably subordinate or otherwise limit recovery with respect to such Claim or any portion thereof, has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or a Final Order, and which applicable period of limitation has expired, (c) any Claim expressly allowed by a Final Order or under the Plan, or (d) any Claim that is compromised, settled or otherwise resolved pursuant to a Final Order of the Bankruptcy Court or the authority granted the Reorganized Debtors under Section 10.1 of the Plan; provided, however, that Claims temporarily allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered Allowed Claims; provided, further, that any Claim that is Disallowed or Disputed shall not be Allowed. Unless otherwise specified in the Plan or by order of the Bankruptcy Court, (i) an Allowed Claim shall not, for any purpose under the Plan, include interest, costs, fees, or charges on such Claim from and after the Petition Date, and (ii) an Allowed Claim shall not include any Claim subject to disallowance in accordance with section 502(d) of the Bankruptcy Code. Except for any Claim that is expressly Allowed herein, any Claim that has been or is hereafter listed in the Schedules as Contingent, Unliquidated, or Disputed, and for which no proof of claim has been filed, is not considered an Allowed Claim and shall be deemed expunged and Disallowed upon entry of the Confirmation Order without further action by the Debtors and without further notice to any party or action, approval, or order of the Bankruptcy Court. 1.10 “Amended Bylaws” means the amended and restated bylaws of each of the Reorganized Debtors, which shall be in the form contained in the Plan Supplement. 1.11 “Amended Certificates of Incorporation” means the amended and restated certificates of incorporation of each of the Reorganized Debtors, which shall comply with section 1123(a)(6) of the Bankruptcy Code and be in the form contained in the Plan Supplement. 1.12 “Apple” means Apple Inc. 1.13 “Apple Parties” means Apple and Platypus Development LLC. 1.14 “ASF Auction” means a sale of ASF Furnaces pursuant to the ASF Sale Order, which sale is deemed to be pursuant to the ASF Auction Procedures Order. 1.15 “ASF Auction Procedures Order” means the Order Approving Procedures for Auction of ASF Furnaces, dated November 20, 2015, which order can be found on the Bankruptcy Court’s docket at Docket No. 2591. 1.16 “ASF Furnaces” means advanced sapphire furnaces.

3 1.17 “ASF Sale Order” means the Order Pursuant to Bankruptcy Code Sections 105 and 363, Bankruptcy Rules 2002, 6004, and 9007, and Local Rule 6004-1, Approving Sale of Certain Assets of Debtors to Vast Billions Development Limited Free and Clear of Liens, Claims, Encumbrances, and Interests, dated December 1, 2015, which can be found on the Bankruptcy Court’s docket at Docket No. 2659. 1.18 “ASMG Assets” means the assets related to the Debtors’ Advanced Sapphire Materials Group. 1.19 “Assets” means the assets of each of the Debtors or the Reorganized Debtors, of any nature whatsoever, including all property of the Estates under and pursuant to section 541 of the Bankruptcy Code, Cash, Causes of Action, rights, interests and property, real and personal, tangible and intangible, including all files, books and records of the Estates. 1.20 “Avoidance Actions” means any and all avoidance, recovery, subordination, or other actions or remedies that may be brought on behalf of a Debtor or its Estate under the Bankruptcy Code or applicable non-bankruptcy law, including actions or remedies under sections 502(d), 510, 542, 543, 544, 545, 547, 548, 549, 550, 551, 552, or 553 of the Bankruptcy Code. 1.21 “Ballot” means the form distributed to each holder of an Impaired Claim that is entitled to vote to accept or reject the Plan on which is to be indicated, among other things, an acceptance or rejection of the Plan. 1.22 “Bankruptcy Code” means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases. 1.23 “Bankruptcy Court” means the United States Bankruptcy Court for the District of New Hampshire or any other court of the United States having jurisdiction over the Chapter 11 Cases. 1.24 “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code and the Local Bankruptcy Rules, as amended from time to time. 1.25 “Bar Date” means (a) January 26, 2015, at 5:00 p.m. (prevailing Eastern Time) for Persons, other than Governmental Units, (b) April 6, 2015 for Governmental Units, and (c) with respect to a Claim arising from the Debtors’ rejection of an executory contract or unexpired lease, the date that is 30 days following entry of the order approving the such rejection, each as further detailed in the order of the Bankruptcy Court, dated October 30, 2014, which can be found on the Bankruptcy Court’s docket at Docket No. 395, as well as any other date(s) fixed by order(s) of the Bankruptcy Court by which any Persons, including Governmental Units, asserting a Claim against any Debtor must have filed a proof of Claim or a request for payment, as applicable, against such Debtor or be forever barred from asserting such Claim. 1.26 “Benefit Plan” means any employee benefit plan, policy, and program maintained in the ordinary course of business by a Debtor as of the Effective Date, other than retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code).

4 1.27 “Business Day” means any day other than a Saturday, Sunday, or a legal holiday (as that term is defined in Bankruptcy Rule 9006(a)). 1.28 “Cash” or “$” means the legal tender of the United States of America, including any wire transfer or instrument negotiable for legal tender of the United States of America. 1.29 “Cash Equivalent” means: (a) U.S. dollars, Hong Kong dollars, and foreign currency that is capable of being exchanged into U.S. dollars at a recognized foreign currency exchange; (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof); (c) certificates of deposit and eurodollar time deposits; (d) repurchase obligations for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution; (e) commercial paper issued by a corporation rated at least “A-2” or higher from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services; (f) securities issued and fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, rated at least “A” by Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services; (g) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (f) of this definition; or (h) Section 345 Securities. 1.30 “Cashing-Out Cap” means the aggregate limitation for all Cashing-Out Programs, which shall be $1.5 million unless the Debtors and the Majority Financing Support Parties agree to a larger amount. 1.31 “Cashing-Out Election Holders” means holders of GT Inc. Notes Claims, Corp. Debtors General Unsecured Claims, and GT Hong Kong General Unsecured Claims that elect on or before the Voting Deadline on their timely submitted Ballot to participate in the Cashing-Out Programs. 1.32 “Cashing-Out Oversubscription” means the point at which the aggregate amount of Cash to be paid to Allowed General Unsecured Claims held by Cashing-Out Election Holders electing to participate in the Cashing-Out Programs plus the aggregate amount of Cash to be paid to Allowed General Unsecured Claims pursuant to Sections 6.1(d)(ii) and 6.1(d)(iii) of the Plan would result in payments of Cash by the Debtors or Reorganized Debtors in excess of the Cashing-Out Cap. 1.33 “Cashing-Out Programs” means the cashing out of Reorganized Common Stock as set forth in Section 6.1(d) of the Plan. 1.34 “Cashing-Out Reserve” means a non-interest bearing account to be established solely for the purpose of holding and maintaining Cash for the Cashing-Out Programs, which will be funded on the Effective Date; provided, however, that such funding shall not exceed the Cashing-Out Cap. After completion of all Distributions to be made in accordance with the Cashing-Out Programs, any remaining funds of the Cashing-Out Reserve shall immediately vest in the Reorganized Debtors.

5 1.35 “Causes of Action” means any and all claims, actions, causes of action, controversies, demands, rights, indemnities, suits, suits, guaranties, third-party claims, defenses, offsets, counterclaims, and crossclaims (including any Causes of Action described in the Disclosure Statement) of a Debtor or its Estate of any kind or character whatsoever, known or unknown, reduced to judgment, fixed or contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, that may be pending on the Effective Date or instituted after the Effective Date against any Person based in law, equity, or otherwise, including under the Bankruptcy Code, whether direct, indirect, derivative, or otherwise, and whether asserted or unasserted as of the date of entry of the Confirmation Order, including Avoidance Actions. 1.36 “Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code and (b) when used with reference to all Debtors, the procedurally consolidated chapter 11 cases pending for the Debtors in the Bankruptcy Court and jointly administered under Case No. 14-11916 (HJB). 1.37 “Claim” means any right to payment from a Debtor or from property of a Debtor or from an Estate, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, known or unknown, or asserted; or any right to an equitable remedy for breach of performance by a Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. 1.38 “Claims Agent” means the Debtors’ claims agent, Kurtzman Carson Consultants LLC, or its successors and assigns. 1.39 “Claim Objection” means any objection, application, motion, complaint or any other legal proceeding that may be pending or instituted in the Bankruptcy Court seeking, in whole or in part, to disallow, determine, liquidate, classify, reclassify, or establish the priority, expunge, subordinate, or estimate any Claim (including the resolution of any request for payment of any Administrative Expense Claim). 1.40 “Claim Objection Deadline” means the date that is 180 days after the later of (a) the Effective Date, (b) the date a Claim is filed with the Bankruptcy Court or the Claims Agent, as the case may be, or (c) such later date as the Bankruptcy Court may establish upon motion by the Reorganized Debtors. 1.41 “Claims Register” shall mean the official register of Claims maintained by the Claims Agent. 1.42 “Class” means a category of holders of Claims or Equity Interests set forth in Article III of the Plan. 1.43 “Closing Cash” means all Unrestricted Cash of the Debtors immediately before the occurrence of the Effective Date (other than any Unrestricted Cash included in Excess Proceeds distributed or to be distributed under the Plan to holders of Allowed General Unsecured Claims), plus the proceeds to be received from the Exit Financing. For the avoidance of doubt, Closing Cash shall not include any amount of Cash or Cash Equivalents included in Excess Proceeds that

6 are or will be distributed to the Litigation Trust for the benefit of the Litigation Trust Beneficiaries pursuant to the Plan and any other amount of Cash required to be paid by the Debtors or the Reorganized Debtors under the Plan, whether on or after the Effective Date, or reserved or escrowed for potential payment under the Plan, including but not limited to amounts to be paid or reserved for potential payment pursuant to the Exit Financing and the Revised Apple Settlement and amounts payable or reserved for potential payment to the holders of DIP Facility Claims, Administrative Expense Claims, Professional Fee Claims, Secured Tax Claims, Priority Tax Claims, Priority Non-Tax Claims, Other Secured Claims, General Unsecured Claims, and all other amounts to be paid on or after the Effective Date pursuant to the Plan. 1.44 “Collateral” means any property, or interest in property, of an Estate that is subject to a Lien, charge, right of setoff, or other encumbrance to secure the payment or performance of a Claim, which Lien, charge, right of setoff, or other encumbrance is not subject to avoidance or otherwise invalid under the Bankruptcy Code or applicable non-bankruptcy law. 1.45 “Committee Exculpated Parties” means the Creditors’ Committee, and the members of the Creditors’ Committee as of November 28, 2015 (and all of their respective current and former direct and indirect officers, directors, employees, equityholders, members, partners, subsidiaries, Affiliates, funds, managers, managing members, officers, directors, employees, advisors, principals, attorneys, professionals, accountants, investment bankers, consultants, agents, and other representatives (including their respective officers, directors, employees, equityholders, members, partners, subsidiaries, Affiliates, funds, managers, managing members, officers, directors, employees, advisors, principals, attorneys, professionals, accountants, investment bankers, consultants, agents and other representatives) in each case in their respective capacity as such). 1.46 “Confirmation” means entry of the Confirmation Order on the docket of the Chapter 11 Cases. 1.47 “Confirmation Date” means the date on which the clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases. 1.48 “Confirmation Hearing” means the hearing conducted by the Bankruptcy Court pursuant to section 1128(a) of the Bankruptcy Code to consider confirmation of the Plan, as such hearing may be adjourned or continued from time to time. 1.49 “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code. 1.50 “Consenting Parties” means the Financing Support Parties, AQR Capital Management, LLC, Aristeia Capital, L.L.C., CNH Partners, LLC, Latigo Partners, LP, New Generation Advisors, LLC, Pine River Capital Management, L.P., and their respective permitted assignees. 1.51 “Consummation” means the occurrence of the Effective Date. 1.52 “Contingent” means, with reference to a Claim, a Claim the liability for which attaches or is dependent upon the occurrence or happening of, or is triggered by, an event, which event has not yet occurred, happened, or been triggered as of the date on which such Claim is sought to

7 be estimated or a Claim Objection to such Claim is filed, whether or not such event is within the actual or presumed contemplation of the holder of such Claim and whether or not a relationship between the holder of such Claim and the applicable Debtor now or hereafter exists or previously existed. 1.53 “Corp Debtors” means, collectively, GTAT Corp, GT SPE, GT Equipment Holdings, Inc., Lindbergh Acquisition Corp., GT Sapphire Systems Holding LLC, GT Advanced Cz LLC, and GT Sapphire Systems Group LLC. 1.54 “Corp Debtors Excess Proceeds Pool” means 71.1% of the Excess Proceeds. 1.55 “Corp Debtors General Unsecured Claim” means any Claim against any of the Corp Debtors other than a DIP Facility Claim, Administrative Expense Claim, Statutory Fees, Priority Tax Claim, Priority Non-Tax Claim, Secured Tax Claim, Other Secured Claim, Subordinated Securities Claim, and Intercompany Claim. 1.56 “Covered Claim” means any claim of a Litigation Trust Defendant against any Protected Party for contribution, reimbursement, or indemnification or any claim related thereto. 1.57 “Creditors’ Committee” means the official committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102(a) of the Bankruptcy Code. 1.58 “Cure” means the Distribution of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption of an executory contract or unexpired lease, pursuant to section 365(b) of the Bankruptcy Code, in an amount equal to all accrued, due and unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties or ordered by the Bankruptcy Court, under such executory contract or unexpired lease. 1.59 “D&O Causes of Action Proceeds” means the proceeds, net of any reasonable and documented legal fees, expenses and costs of pursuing the Non-Released D&O Causes of Action, realized by the Litigation Trust from the liquidation of the Non-Released D&O Causes of Action. 1.60 “D&O Releasees” means the estate of Mr. Richard Newsted and all officers, directors, employees, attorneys, financial advisors, accountants, investment bankers, agents, and representatives of the Debtors and their subsidiaries who served in such capacity on November 28, 2015, in each case in their respective capacity as such; provided, however, that in no event shall “D&O Releasees” include any officer, director, or employee who is terminated for cause on or between November 28, 2015 and the day prior to the Effective Date. 1.61 “De Minimis Distribution” means a Distribution to be made in accordance with the terms of this Plan that is $25.00 or less as of the applicable Distribution Date. 1.62 “Debtor Releasees” means the Debtors and all of their respective current direct and indirect equityholders, members, partners, subsidiaries, Affiliates, funds, managers, managing members, officers, directors, employees, advisors, principals, attorneys, professionals, accountants, investment bankers, consultants, agents, and other representatives (including their

8 respective equityholders, members, partners, subsidiaries, Affiliates, funds, managers, managing members, officers, directors, employees, advisors, principals, attorneys, professionals, accountants, investment bankers, consultants, agents and other representatives), in each case in their respective capacity as such; provided, however, that in no event shall “Debtor Releasees” include any officer, director, or employee who (a) was not an officer, director, or employee of the Debtors as of November 28, 2015, or (b) was terminated for cause on or between November 28, 2015 and the day prior to the Effective Date. 1.63 “Debtors” means GT Inc., GTAT Corp, GT SPE, GT Equipment Holdings, Inc., Lindbergh Acquisition Corp., GT Sapphire Systems Holding LLC, GT Advanced Cz LLC, GT Sapphire Systems Group LLC, and GT Hong Kong, in their capacities as debtors and debtors in possession in the Chapter 11 Cases under sections 1107(a) and 1108 of the Bankruptcy Code. 1.64 “DIP Agent” means Cantor Fitzgerald Securities, in its capacity as administrative agent and collateral agent under the DIP Facility, including any successor thereto appointed pursuant to the DIP Facility. 1.65 “DIP Amendment Order” means the Order, Pursuant to Bankruptcy Code Sections 105, 363, and 554, Bankruptcy Rules 2002, 6004, 9007, and 9019, and Local Bankruptcy Rule 6004-1: (I) Approving Settlement With Apple Related to ASF Furnaces; (II) Authorizing Debtors to Sell ASF Furnaces and Related Equipment Located in Mesa Facility Through Auction Free and Clear of All Liens, Claims, Encumbrances, and Interests; (III) Authorizing Debtors to Abandon ASF Furnaces and Related Equipment Not Sold or Removed From Mesa Facility; (IV) Making Conforming Modifications to Intercompany Settlement Agreement, Dated July 20, 2015; (V) Making Modification to DIP Credit Agreement; and (VI) Granting Related Relief, dated December 2, 2015, which can be found on the Bankruptcy Court’s docket at Docket No. 2672. 1.66 “DIP Credit Agreement” means the Senior Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of July 27, 2015, as approved by the DIP Order, and as amended, by (a) the Amendment No. 1 to Senior Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of December 1, 2015, as approved by the DIP Amendment Order, and (b) Amendment No. 2 to the Senior Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of December 10, 2015. 1.67 “DIP Facility” means the facility under the DIP Credit Agreement. 1.68 “DIP Facility Claim” means a Claim against GT Inc. or any Corp Debtor arising under the DIP Credit Agreement. 1.69 “DIP Facility Lender Releasees” means the holders of DIP Facility Claims, and all of their respective current and former direct and indirect officers, directors, employees, equityholders, members, partners, subsidiaries, Affiliates, funds, managers, managing members, officers, directors, employees, advisors, principals, attorneys, professionals, accountants, investment bankers, consultants, agents, and other representatives (including their respective officers, directors, employees, equityholders, members, partners, subsidiaries, Affiliates, funds, managers, managing members, officers, directors, employees, advisors, principals, attorneys,

9 professionals, accountants, investment bankers, consultants, agents and other representatives), in each case in their respective capacity as such. 1.70 “DIP Amendment Fee” means the portion of the Lender Professional Fees (as defined in the Amendment No. 1 to Senior Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of December 1, 2015, as approved by the DIP Amendment Order) in the amount of $1,900,000, which is payable upon the effective date of a plan of reorganization. 1.71 “DIP Lenders” means the financial institutions party to the DIP Credit Agreement, as lenders. 1.72 “DIP Order” means the Order Pursuant to Bankruptcy Code Sections 105, 361, 362, 363(b), 363(c), 363(e), 364, 503(b), and 507 and Bankruptcy Rules 2002, 4001, 6004(h), and 9014: (I) Authorizing Debtors to Obtain Postpetition Financing; (II) Granting Liens and Super-Priority Claims; (III) Authorizing Debtors to Pay Put Option Premium and Expense Reimbursement; (IV) Approving Information Sharing Obligations and Indemnity Thereunder; and (V) Granting Related Relief, dated July 24, 2015, which can be found on the Bankruptcy Court’s docket at Docket No. 2122. 1.73 “DIP Prepayment Fee” means the portion of the First Amendment Prepayment Fee (as defined in the Amendment No. 1 to Senior Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of December 1, 2015, as approved by the DIP Amendment Order) in the amount of $450,000, which is payable the earlier of the Effective Date or the repayment in full in Cash of the DIP Facility. 1.74 “DIP Warrants” means warrants to purchase, for a nominal price, 1.5% of the fully diluted Reorganized Common Stock as of the Effective Date (with anti-dilution protection for the issuance of Reorganized Common Stock (i) upon the exercise of the Noteholder Warrants and (ii) pursuant to the Management Incentive Plan as well as stock splits and other organic changes with respect to the number of shares of Reorganized Stock issued and outstanding from time to time), and which shall be in the form contained in the Plan Supplement. 1.75 “Disallowed” means, with reference to any Claim (including an Administrative Expense Claim), (a) a Claim, or any portion thereof, that has been disallowed by order of the Bankruptcy Court, (b) a Claim, or any portion thereof, that is expressly disallowed under the Plan, or (c) unless scheduled by a Debtor as a fixed, liquidated, non-Contingent, and undisputed Claim, a Claim as to which a Bar Date has been established by the Bankruptcy Code, Bankruptcy Rules, or Final Order but no proof of Claim or request for payment, as applicable, has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order, notwithstanding anything in section 506(d) of the Bankruptcy Code to the contrary. 1.76 “Disbursing Agent” means: (a) the Reorganized Debtors, or their designee, pursuant to Section 9.3 of the Plan; (b) the DIP Agent, pursuant to Section 9.6(b) of the Plan; (c) the Indenture Trustee, pursuant to Section 9.6(c) of the Plan; and (d) the Litigation Trustee, pursuant to Section 9.6(d) of the Plan. 1.77 “Disclosure Statement” means that certain disclosure statement relating to the Plan, including all exhibits and schedules thereto, as the same may be amended, supplemented, or

10 otherwise modified from time to time, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code. 1.78 “Disclosure Statement Order” means an order of the Bankruptcy Court approving the adequacy of the Disclosure Statement. 1.79 “Disputed” means, with reference to any Claim (including any Administrative Expense Claim), a Claim, or any portion thereof, that is neither an Allowed Claim nor a Disallowed Claim. 1.80 “Distribution” means the distribution to be made in accordance with the Plan of, as the case may be: (a) Cash; (b) Reorganized Common Stock; (c) New Warrants; or (d) any other distributions to holders of Claims under the terms and provisions of the Plan. 1.81 “Distribution Date” means the earliest of the following dates that occurs after any Claim is Allowed: (a) the Effective Date, or as soon thereafter as is reasonably practicable; (b) a Subsequent Distribution Date; or (c) a Final Distribution Date. 1.82 “Distribution Record Date” means (a) for Claims other than GT Inc. Notes Claims, the date that is established as the Voting Deadline by the Bankruptcy Court in the Disclosure Statement Order or (b) for the GT Inc. Notes Claims, [_____]. 1.83 “DTC” means the Depository Trust Company. 1.84 “Effective Date” means a Business Day selected by the Debtors, after consultation with the Financing Support Parties, the Majority Consenting Parties, and the Creditors’ Committee and on at least three Business Days prior written notice to such parties, on or after the Confirmation Date, on which (a) no stay of the Confirmation Order is in effect and (b) the conditions precedent to the effectiveness of the Plan specified in Section 12.3 of the Plan shall have been satisfied or waived as provided in Section 12.4 of the Plan. 1.85 “Entity” means an entity as such term is defined in section 101(15) of the Bankruptcy Code. 1.86 “Equity Interest” means, as of the Petition Date, any share of capital stock or other ownership interest or any other equity security (as defined in section 101(16) of the Bankruptcy Code) in any of the Debtors, whether or not transferable, including all issued, unissued, authorized or outstanding shares of stock, and any option, call, warrant, or right (contractual or otherwise) to purchase, sell, or subscribe for an ownership interest or other equity security in any of the Debtors. 1.87 “Estate” means, as to each Debtor, the estate that was created for the Debtor pursuant to section 541 of the Bankruptcy Code upon the commencement of its Chapter 11 Case. 1.88 “Excess Proceeds” means an amount of Cash and Cash Equivalents, determined after consultation with the Creditors’ Committee, the Consenting Parties, and the Financing Support Parties as of the Effective Date, of the Reorganized Debtors equal to the following: (a) 0% of the

11 first $40 million of Unrestricted Cash; (b) 30% of the next $21.43 million of Unrestricted Cash; and (c) 100% of all remaining Unrestricted Cash. 1.89 “Excluded Proceeds” means the amount of Cash and Cash Equivalents, if any, equal to any Cash or Cash Equivalents, obtained by the Debtors from November 28, 2015 through the Effective Date, from any of the following: (a) the sale, scrapping, transfer, or other disposition of any assets outside the ordinary course of business, including the HiCz Assets, the Merlin Assets, part or all of the patent portfolio of any of the Debtors, the ASMG Assets, furnaces (other than (i) proceeds from the sale of ASF Furnaces pursuant to the ASF Auction and (ii) the Post- Auction ASF Furnace Proceeds), the core solar business, and real property; (b) amendments to material contracts, including supply agreements with GT Hong Kong; (c) insurance proceeds in excess of $2 million on account of the Mesa Fire; (d) Avoidance Actions, or other litigation, or any other filed or threatened Causes of Action; (e) contract extension fees; (f) tax refunds (other than the Minimum Tax Refund); and (g) other receipts outside the ordinary course of business not reflected in the most recent 13-week cash flow projections dated November 5, 2015, provided by the Debtors to the Financing Support Parties. 1.90 “Existing Management Agreements” means (a) the Employment Agreement between David Keck, and GT Inc., effective as of April 12, 2006, (b) the Independent Consultant Agreement between David Keck and GTAT Corp, dated as of October 12, 2012, (c) the letter agreement between GTAT Corp and David Keck, dated as of January 16, 2007, (d) the Employment Agreement Amendment for Code Section 409A between GTAT Corp and David Keck, dated as of December 31, 2008, (e) the International Assignment Letter, between GTAT Corp and David Keck, dated February 1, 2014, (f) the International Assignment Letter between GTAT Corp and David Keck, dated as of December 18, 2012, (g) the International Assignment Letter between GTAT Corp and David Keck, dated as of June 1, 2011, (h) the letter agreement, dated as of July 12, 2010, between GT Inc. and David Keck, (i) the Employment Agreement between Hoil Kim and GT Inc., dated as of January 27, 2009, (j) the letter agreement between GT Inc. and Hoil Kim, dated July 12, 2010, (k) the letter agreement between GTAT and Kanwardev Raja Singh Bal, dated as of December 13, 2013, (l) the letter agreement between GT Inc. and Kanwardev Raja Singh Bal, dated June 3, 2014, (m) the letter agreement between GTAT Corp and Kanwardev Raja Singh Bal, dated as of January 13, 2014, and (n) as the foregoing agreements have been modified as set forth in minutes of the meeting of the Restructuring Committee of the Board on August 9, 2015. 1.91 “Exit Financing” means the Senior Secured Notes and the Preferred Stock, in each case consistent with the terms set forth on Exhibit A to the Exit Financing Commitment Letter. 1.92 “Exit Financing Commitment Amounts” means the commitment amounts of the Financing Support Parties set forth on Exhibit A to the Exit Financing Commitment Letter. 1.93 “Exit Financing Commitment Letter” means the commitment letter for the Exit Financing, which was approved by the Exit Financing Commitment Letter Order. 1.94 “Exit Financing Commitment Letter Order” means the Order Pursuant to Bankruptcy Code Sections 363(b) and 503(b) and Bankruptcy Rules 2002 and 6004(h) (A) Authorizing Debtors to Pay Put Option Premium and Expenses in Connection With Exit Financing

12 Commitment and (B) Approving Indemnity Obligations Thereunder, dated December 4, 2015, which can be found on the Bankruptcy Court’s docket at Docket No. 2697. 1.95 “Fee Examiner” means Joseph J. McMahon, Jr. of Ciardi, Ciardi & Astin, who was appointed by the Bankruptcy Court by order dated May 15, 2015, which can be found on the Bankruptcy Court’s docket at Docket No. 1826. 1.96 “Final Distribution Date” means a date after (a) the deadline for the Reorganized Debtors to interpose objections to Claims has passed, (b) all such objections have been resolved by signed agreement with the Debtors or the Reorganized Debtors and/or a Final Order, as may be applicable, and (c) all Claims that are Contingent Claims or Unliquidated Claims have been estimated but, in any event, (x) with respect to all Distributions other than Distributions from the Litigation Trust, the Final Distribution Date shall be no later than thirty (30) days after the conclusion of all of (a), (b), and (c), or such later date as the Bankruptcy Court may establish, upon request by the Reorganized Debtors, for cause shown, and (y) the Final Distribution Date with respect to Distributions from the Litigation Trust shall be a date determined by the Litigation Trustee in accordance with the Litigation Trust Agreement. 1.97 “Final Order” means an order or judgment of a court of competent jurisdiction that has been entered on the docket maintained by the clerk of such court and has not been reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for a new trial, reargument or rehearing shall then be pending or, (b) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, (i) such order or judgment shall have been affirmed by the highest court to which such order was appealed, certiorari shall have been denied or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order and (ii) the time to take any further appeal, petition for certiorari, or move for a new trial, reargument or rehearing shall have expired; provided, however, that the possibility that a motion under section 502(j) of the Bankruptcy Code, Bankruptcy Rule 9024, or any applicable analogous rule, may be (but has not been) filed relating to such order shall not prevent such order from being a Final Order. 1.98 “Financing Support Parties” means providers of the Exit Financing who will be (or will be one or more affiliates of or funds managed by): (a) WBox 2014-3 Ltd.; (b) Jefferies LLC; (c) QPB Holdings Ltd.; (d) Wolverine Flagship Fund Trading Limited; (e) Privet Fund Management LLC; (f) Citigroup Financial Products Inc.; (g) Caspian Capital LP, (h) Corre Partners Management LLC; and (i) Empyrean Capital Partners, LP. 1.99 “Fully Diluted Shares” means a number of shares of Reorganized Common Stock equal to (a) the aggregate number of shares of Reorganized Common Stock that shall be outstanding as of the Effective Date, plus (b) the aggregate number of shares of Reorganized Common Stock issuable on conversion of the Preferred Stock that shall be outstanding as of the Effective Date (assuming such conversion occurs immediately following the Effective Date) in accordance with the Amended Certificate of Incorporation; plus (c) the aggregate number of shares of Reorganized Common Stock authorized for issuance under the Management Incentive Plan as of the Effective Date; plus (d) the aggregate number of shares of Reorganized Common Stock issuable upon exercise of the New Warrants.

13 1.100 “General Unsecured Claim” means a GT Inc. General Unsecured Claim, a GT Inc. Notes Claim, a Corp Debtors General Unsecured Claim, or a GT Hong Kong General Unsecured Claim. 1.101 “GT Hong Kong” means GT Advanced Technologies Limited. 1.102 “GT Hong Kong Excess Proceeds Pool” means 16.4% of the Excess Proceeds. 1.103 “GT Hong Kong General Unsecured Claim” any Claim against GT Hong Kong other than an Administrative Expense Claim, Statutory Fees, Priority Tax Claim, Priority Non-Tax Claim, Secured Tax Claim, Other Secured Claim, Subordinated Securities Claim, and Intercompany Claim. 1.104 “GT Inc.” means GT Advanced Technologies Inc. 1.105 “GT Inc. Equity Interests” means Equity Interests in GT Inc. 1.106 “GT Inc. Excess Proceeds Pool” means 12.5% of the Excess Proceeds. 1.107 “GT Inc. General Unsecured Claim” means any Claim against GT Inc. other than a DIP Facility Claim, Administrative Expense Claim, Statutory Fees, Priority Tax Claim, Priority Non-Tax Claim, Secured Tax Claim, Other Secured Claim, GT Inc. Notes Claim, Subordinated Securities Claim, and Intercompany Claim. 1.108 “GT Inc. Notes” means, collectively, the 2017 Notes and the 2020 Notes. 1.109 “GT Inc. Notes Claim” means any Claim against GT Inc. with respect to the GT Inc. Notes. 1.110 “GT Inc. Notes Indentures” means the 2017 Indenture and the 2020 Indenture. 1.111 “GT SPE” means GT Advanced Equipment Holding LLC. 1.112 “GTAT Corp” means GTAT Corporation. 1.113 “Governmental Unit” has the meaning ascribed to such term in section 101(27) of the Bankruptcy Code. 1.114 “GUC Preference Proceeds” means 40% of any affirmative Cash recoveries obtained by the Reorganized Debtors on account of Preference Causes of Action, net of any reasonable and documented legal fees, expenses and costs of pursuing the Preference Causes of Action. 1.115 “HiCz Assets” means assets that are a part of the Debtors’ HiCz business. 1.116 “Impaired” means “impaired” within the meaning of section 1124 of the Bankruptcy Code.

14 1.117 “Indenture Trustee” means U.S. Bank National Association, in its capacity as indenture trustee for the GT Inc. Notes, including any successor thereto appointed pursuant to the respective GT Inc. Notes Indentures. 1.118 “Indenture Trustee Charging Lien” means any Lien or other priority in payment to which the Indenture Trustee is entitled, pursuant to the GT Inc. Notes Indentures, against distributions to be made to holders of GT Inc. Notes Claims for payment of the Indenture Trustee Fees and Expenses. 1.119 “Indenture Trustee Fees and Expenses” means the reasonable and documented fees and expenses that are (a) subject to the Indenture Trustee Charging Lien, and (b) invoiced by (i) the Indenture Trustee, (ii) Loeb & Loeb LLP and Cleveland, Waters and Bass, P.A., and (iii) Akin Gump Strauss Hauer & Feld LLP (and its local counsel, Drummon Woodsum LLP), and PJT Partners. 1.120 “Initial Objection” means a pending Claim Objection. 1.121 “Intercompany Claim” shall mean any Claim by a Debtor against another Debtor, subject to the limitations set forth in Section 8.2(b)(ii) of the Plan. 1.122 “Intercompany Equity Interest” means an Equity Interest in any Debtor other than GT Inc. 1.123 “IRS” means the Internal Revenue Service. 1.124 “Liabilities” mean any and all costs, expenses, damages, losses, penalties, fines, judgments, Claims, Liens, obligations, demands, injuries, settlements, awards, fines, taxes, fees, indebtedness, or other liabilities of any nature, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, liquidated or unliquidated, matured or not matured, contingent or direct, whether arising at common law, in equity, or under any statute, based in whole or in part on any act or omission or other occurrence arising or taking place prior to the Effective Date. 1.125 “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code. 1.126 “Litigation Trust” means the grantor trust established pursuant to the terms of the Plan and the Litigation Trust Agreement for the benefit of the Litigation Trust Beneficiaries as described in Section 8.16 of the Plan. 1.127 “Litigation Trust Agreement” means the agreement setting forth the terms and conditions of the Litigation Trust, which shall be in the form contained in the Plan Supplement. 1.128 “Litigation Trust Assets” means the Litigation Trust Funding Amount, the Non- Released D&O Causes of Action, any GUC Preference Proceeds, and any Excess Proceeds transferred to the Litigation Trust pursuant to Section 8.16 of the Plan.

15 1.129 “Litigation Trust Beneficiaries” means holders of Allowed GT Inc. Notes Claims, Allowed Corp Debtors General Unsecured Claims, and Allowed GT Hong Kong General Unsecured Claims. 1.130 “Litigation Trust Defendant” means any Person against which a Non-Released D&O Cause of Action has been brought. 1.131 “Litigation Trust Expenses” means the reasonable and documented fees, expenses, and costs incurred by the Litigation Trust in connection with carrying out the obligations of the Litigation Trust pursuant to the terms of the Plan and the Litigation Trust Agreement, including the maintenance or disposition of the Litigation Trust Assets (including Litigation Trustee fees, indemnity reserves, attorneys’ fees, the fees of professionals, and other Persons retained by the Litigation Trustee, personnel-related expenses, and any taxes imposed on the Litigation Trust or in respect of the Litigation Trust Assets), and any other expenses incurred in accordance with the Litigation Trust Agreement. 1.132 “Litigation Trust Funding Amount” means $200,000. 1.133 “Litigation Trust Indemnified Parties” mans the Litigation Trustee and its consultants, agents, attorneys, accountants, financial advisors, beneficiaries, estates, employees, officers, directors, principals, professionals, and other representatives, each in its capacity as such. 1.134 “Litigation Trustee” means the Person appointed to act as trustee of the Litigation Trust in accordance with the terms of this Plan, the Confirmation Order, and the Litigation Trust Agreement, or any successor appointed in accordance with the terms of this Plan and the Litigation Trust Agreement. The Majority Financing Support Parties, with the consent of the Creditors’ Committee and the Debtors, which consent shall not be unreasonably withheld, will select the initial Litigation Trustee, and the Debtors will disclose the identity of the initial Litigation Trustee in the Plan Supplement. 1.135 “Local Bankruptcy Rules” means the Local Bankruptcy Rules of the United States Bankruptcy Court for the District of New Hampshire. 1.136 “LT Reserve” means any reserve established by the Litigation Trustee on account of Disputed Claims held by any Litigation Trust Beneficiary that, if Allowed, would entitle such Litigation Trust Beneficiary to a distribution from the Litigation Trust. 1.137 “LT Tax Items” means the Litigation Trust’s tax items of income, gain, loss, deductions, and credits. 1.138 “Majority Consenting Parties” means a majority in number of the Consenting Parties (other than the Financing Support Parties), provided that the consent or acceptance, as applicable, of the Majority Consenting Parties shall be deemed given if, within three business days after the Debtors make a written request to counsel to the Consenting Parties, the Majority Consenting Parties fail to object in writing to such request. For purposes of determining the “Majority Consenting Parties” only the following entities shall be considered: (a) AQR Capital Management, LLC; (b) Aristeia Capital, L.L.C.; (c) Latigo Partners, LP; (d) New Generation Advisors, LLC; and (d) Pine River Capital Management, L.P.

16 1.139 “Majority Financing Support Parties” means at least seven of nine of the Financing Support Parties, provided that the consent or acceptance, as applicable, of the Majority Financing Support Parties shall be deemed given if within three business days after the Debtors make a written request to counsel to the Financing Support Parties, the Majority Financing Support Parties fail to object in writing to such request. 1.140 “Management Incentive Plan” means the management incentive plan approved by the Debtors and in the form contained in the Plan Supplement and which will provide for: (a) options and other stock-based compensation awards covering 10.0% of the Fully Diluted Shares; (b) a “kicker” option pool for additional Reorganized Common Stock; and (c) an emergence bonus in the form of Cash, Preferred Stock, or combination thereof with an aggregate value not to exceed $500,000. 1.141 “Mesa Fire” means the fire that occurred on May 26, 2015 at the Apple facility in Mesa, Arizona. 1.142 “Minimum Closing Cash Threshold” means, as of the Effective Date, Cash or Cash Equivalents in the amount of not less than $27.5 million. 1.143 “Minimum Tax Refund” means a tax refund from the Internal Revenue Service in an amount not less than $23 million. 1.144 “Merlin Assets” means the assets of the Debtors that are primarily related to the Merlin business. 1.145 “New Board” means the initial board of directors of Reorganized GT Inc. as of the Effective Date, as appointed in accordance with Section 8.7 of the Plan, and which shall include David Keck. The identities of the members of the New Board will be set forth in the Plan Supplement. 1.146 “New Management Agreements” means new employment agreements, if any, entered into pursuant to Section 8.8(c) of the Plan, between the Debtors or the Reorganized Debtors, as applicable, and the Senior Executives, which shall have substantially the same terms for salary, termination rights, and benefits as contained in the Existing Management Agreements, in each case if such Senior Executives are employed by the Debtors as of the Effective Date. The New Management Agreements, if any, shall be in the form attached to the Disclosure Statement. 1.147 “New Organizational Documents” means, collectively, the Amended Bylaws and Amended Certificate of Incorporation, which shall be in the form contained in the Plan Supplement. 1.148 “New Warrant Agreements” means the warrant agreements to govern the New Warrants in the forms contained in the Plan Supplement. 1.149 “New Warrants” means the Noteholder Warrants and DIP Warrants.

17 1.150 “Non-Released D&O Causes of Action” means any potential claims or Causes of Action against any person who has at any time served as a director or officer of any of the Debtors, other than the D&O Releasees. 1.151 “Noteholder Warrants” means the 2% Noteholder Warrants and the 3% Noteholder Warrants. 1.152 “Other Secured Claim” means any Secured Claim other than a Secured Tax Claim or a DIP Facility Claim. 1.153 “Person” means an individual, partnership, corporation, limited liability company, cooperative, trust, unincorporated organization, association, joint venture, Governmental Unit, or any other form of legal entity. 1.154 “Petition Date” means October 6, 2014, the date on which the Debtors commenced their Chapter 11 Cases. 1.155 “Plan” means this joint plan of reorganization under chapter 11 of the Bankruptcy Code, including the Plan Supplement and the exhibits and schedules hereto and thereto, as the same may be amended or modified from time to time in accordance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, and the terms hereof. 1.156 “Plan Documents” means the Plan, the Disclosure Statement, the Confirmation Order, and any other documents or agreements filed with the Bankruptcy Court by the Debtors that are necessary to implement the Plan, including any appendices, amendments, modifications, supplements, exhibits and schedules relating to the Plan or the Disclosure Statement, including: (a) any operative documents for the Exit Financing (including the Senior Secured Notes Documents and the certificate of designation for the Preferred Stock); (b) any documents disclosing the identity of the Litigation Trustee, the members of the board of directors of Reorganized GT Inc., and the nature of and compensation for any “insider” under the Bankruptcy Code who is proposed to be employed or retained by any of the Reorganized Debtors; (c) any list of material executory contracts and unexpired leases to be assumed, assumed and assigned, or rejected; (d) a list of any material retained Causes of Action (other than causes of action that are released pursuant to the Plan); (e) the New Organizational Documents; (f) any documents governing the Management Incentive Plan; (g) the New Warrant Agreements; (h) the Shareholder Agreement; and (i) the Litigation Trust Agreement. 1.157 “Plan Supplement” means the supplement or supplements to the Plan containing certain documents relevant to the implementation of the Plan, including the documents identified in clauses (a) through (i) of the definition of Plan Documents, and additional documents filed with the Bankruptcy Court before the Effective Date as amendments, modifications, or supplements to the Plan Supplement. 1.158 “Plan Support Party Releasees” means the Financing Support Parties and the Consenting Parties, and all of their respective current and former direct and indirect officers, directors, employees, equityholders, members, partners, subsidiaries, Affiliates, funds, managers, managing members, officers, directors, employees, advisors, principals, attorneys, professionals, accountants, investment bankers, consultants, agents, and other representatives (including their

18 respective officers, directors, employees, equityholders, members, partners, subsidiaries, Affiliates, funds, managers, managing members, officers, directors, employees, advisors, principals, attorneys, professionals, accountants, investment bankers, consultants, agents and other representatives), in each case in their respective capacity as such. 1.159 “Plan Term Sheet” means the term sheet attached as Annex 1 to the Exit Financing Commitment Letter. 1.160 “Post-Auction ASF Furnace Proceeds” means the amount of cash, if any, actually received by a Debtor in respect of a Post-Auction Sale; provided, that (a) with respect to a Post- Auction Sale of some or all of the Post-Auction ASF Furnaces to the Post-Auction Potential Purchaser, all proceeds received by a Debtor from such a Post-Auction Sale, including but not limited to any amounts relating to crating costs for the Post-Auction ASF Furnaces, shall be excluded from the calculation of Excluded Proceeds and included in the calculation of Unrestricted Cash, and (b) with respect to a Post-Auction Sale of some or all of the Post-Auction ASF Furnaces to any party other than the Post-Auction Potential Purchaser, the proceeds received by a Debtor from such a Post-Auction Sale, including but not limited to any amounts relating to crating costs for the Post-Auction ASF Furnaces, shall be excluded from the calculation of Excluded Proceeds and included in the calculation of Unrestricted Cash solely to the extent that such proceeds for each such Post-Auction ASF Furnace sold are equal to or less than the total Bid Amount (as defined in the Side Letter Agreement) measured on a per furnace basis for such Post-Auction ASF Furnaces. With respect to any cash actually received by a Debtor in respect of any Post-Auction Sale of one or more Post-Auction ASF Furnaces to the Post-Auction Potential Purchaser and any party other than the Post-Auction Potential Purchaser, the Debtors, the Creditors’ Committee, the Majority Consenting Parties, and the Majority Financing Support Parties shall agree to a reasonable allocation of proceeds received by the Debtors from such Post-Auction Sales under clauses (a) and (b) of the immediately preceding sentence. 1.161 “Post-Auction ASF Furnaces” means 433 of the ASF Furnaces that were to be included in the auction to be conducted under the ASF Auction Procedures Order immediately prior to its cancellation on December 2, 2015. 1.162 “Post-Auction Potential Purchaser” means the parties identified in clause (i) of paragraph 2 of the Side Letter Agreement. 1.163 “Post-Auction Sale” means a Debtor’s entry into a binding and enforceable agreement to sell one or more of the Post-Auction ASF Furnaces to any third party after December 4, 2015 and on or before the Effective Date of the Plan, which sale is approved pursuant to one or more orders of the Bankruptcy Court (including the order entered by the Bankruptcy Court on December 15, 2014, which can be found on the Bankruptcy Court’s docket at Docket No. 804, authorizing the sale of furnaces in the ordinary course of business without further Bankruptcy Court approval). 1.164 “Preference Causes of Action” means Causes of Action brought by a Debtor or a Reorganized Debtor pursuant to section 547 of the Bankruptcy Code for the avoidance of preferential transfers.

19 1.165 “Preferred Stock” means convertible preferred stock to be issued by Reorganized GT Inc. to the Financing Support Parties for an aggregate purchase price of $20 million pursuant to a certificate of designation that shall be in the form contained in the Plan Supplement, which will have an initial liquidation preference as of the Effective Date of $20 million and will initially represent 86.0% of the Pro Forma Diluted Shares (calculated on an as-converted basis and subject to dilution by the Reorganized Common Stock to be issued (i) upon exercise of the New Warrants and (ii) pursuant to the Management Incentive Plan). The Preferred Stock shall have the rights, preferences, powers, privileges and restrictions, qualifications and limitations as will be more fully set forth in the certificate of designation for the Preferred Stock. 1.166 “Priority Claim” means any Administrative Expense Claim, Statutory Fees, Priority Tax Claim, Priority Non-Tax Claim, Professional Fee Claim, DIP Facility Claim, Other Secured Claims, or Secured Tax Claims. 1.167 “Priority Non-Tax Claim” means a Claim entitled to priority in payment as specified in sections 507(a) of the Bankruptcy Code other than an Administrative Expense Claim or a Priority Tax Claim. 1.168 “Priority Tax Claim” means any Claim of a Governmental Unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code. 1.169 “Pro Forma Diluted Shares” means a number of shares of Reorganized Common Stock equal to (a) the aggregate number of shares of Reorganized Common Stock that shall be outstanding as of immediately following the Effective Date, plus (b) the aggregate number of shares of Reorganized Common Stock issuable on conversion of the Preferred Stock that shall be outstanding immediately following the Effective Date (assuming such conversion occurs immediately following the Effective Date) in accordance with the Amended Certificate of Incorporation. 1.170 “Pro Rata” means (a) with reference to any Distribution on account of any Allowed Claim in any Class, the ratio (expressed as a percentage) that the amount of such Allowed Claim bears to the aggregate amount of Allowed Claims of the same Class, plus all Disputed Claims in such Class, and (b) with respect to Exit Financing Commitment Amounts, the proportion that each Financing Support Party’s respective Exit Financing Commitment Amount bears to the aggregate amount of all Exit Financing Commitment Amounts. 1.171 “Professional” means (a) a Person employed by the Debtors, the Creditors’ Committee, or the Fee Examiner pursuant to a Final Order in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered before or on the Effective Date, pursuant to sections 327, 328, 329, 330, 331, or 363 of the Bankruptcy Code, (b) the Fee Examiner, or (c) a Person for which compensation and reimbursement has been Allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code. 1.172 “Professional Fee Claim” means any Claim of a Professional (or of members of the Creditors Committee for the reimbursement of expenses) for services rendered or reimbursement of expenses incurred from and after the Petition Date through and including the Effective Date under section 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code.

20 1.173 “Professional Fee Escrow Account” means an interest-bearing escrow account with Delaware Trust Co. to hold and maintain an amount of Cash equal to the Professional Fee Escrow Amount funded by the Debtors on or before the Effective Date solely for the purpose of paying unpaid Professional Fee Claims which ultimately become Allowed. Such escrow account shall remain subject to the jurisdiction of the Bankruptcy Court. 1.174 “Professional Fee Escrow Amount” means the aggregate estimated amount of accrued and unpaid Professional Fee Claims through the Effective Date as estimated in accordance with Section 4.5(c) of the Plan. 1.175 “Protected Parties” means, collectively, the Debtors, the Reorganized Debtors, and the D&O Releasees. 1.176 “Put Option Premium” means the 5% put option premium on the principal amount of the Senior Secured Notes and the purchase price of the Preferred Stock, which shall be payable in accordance with Section 8.1 of the Plan. 1.177 “Released Parties” means the D&O Releasees, DIP Facility Lender Releasees, Plan Support Releasees, and Debtor Releasees. 1.178 “Reorganized Common Stock” means common stock, par value $0.01 per share, in Reorganized GT Inc. authorized pursuant to the Plan. 1.179 “Reorganized Common Stock Pool” means 14.0% of the Pro Forma Diluted Shares, calculated on an as-converted basis and subject to dilution by Reorganized Common Stock to be issued (i) upon exercise of the New Warrants and (ii) pursuant to the Management Incentive Plan. 1.180 “Reorganized Debtors” means the Debtors as reorganized pursuant to the confirmed Plan, including Reorganized GT Inc. 1.181 “Reorganized GT Inc.” means GT Inc. as reorganized pursuant to the confirmed Plan. 1.182 “Retained Cause of Action” means any Cause of Action, including Avoidance Actions, retained by the Reorganized Debtors upon the occurrence of the Effective Date, which, for the avoidance of doubt, shall not include any Causes of Actions against the Released Parties and the Non-Released D&O Causes of Action. 1.183 “Reserve” has the meaning given such term in Section 9.20 of the Plan. 1.184 “Revised Apple Settlement Agreement” means that certain Amended Terms of Resolution of Apple Claims and Mesa Lease Issues dated as of November 26, 2015 between the Debtors and the Apple Parties, as approved by the Bankruptcy Court by order dated December 2, 2015, which can be found on the Bankruptcy Court’s docket at Docket No. 2672. 1.185 “Schedules” means, collectively, the schedules of assets and liabilities, schedules of executory contracts and unexpired leases, and statements of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code, Bankruptcy Rule 1007, and the official bankruptcy

21 forms in the Chapter 11 Cases, as the same may have been amended or supplemented through the Confirmation Date pursuant to Bankruptcy Rules 1007 and 1009. For the avoidance of doubt, Schedules do not include any schedules or exhibits to the Plan or the Plan Supplement. 1.186 “Section 345 Securities” means securities or instruments of any type permitted under section 345 of the Bankruptcy Code. 1.187 “Secured Claim” means any Claim that is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code, or, in the event that such Claim is subject to a permissible setoff under section 553 of the Bankruptcy Code, to the extent of such permissible setoff. 1.188 “Secured Tax Claim” means any Secured Claim that, absent its secured status, would be entitled to priority in right of payment under sections 502(i) and 507(a)(8) of the Bankruptcy Code (determined irrespective of any time limitations therein and including any related Secured Claim for penalties). 1.189 “Senior Executives” means David Keck, Hoil Kim, and Kanwardev Raja Singh Bal. 1.190 “Senior Secured Notes” means $60 million in new senior secured notes to be issued by Reorganized GT Inc. to the Financing Support Parties and guaranteed by all domestic Reorganized Debtors pursuant to the Senior Secured Notes Documents. The Senior Secured Notes shall enjoy the rights, priority, security, and the other terms set forth in the Senior Secured Notes Documents. 1.191 “Senior Secured Notes Documents” means (i) the Senior Secured Notes indenture to be executed on the Effective Date by GT Inc., the other Reorganized Debtors guarantors thereto, and the indenture trustee providing for the issuance of the Senior Secured Notes, which shall be in the form contained in the Plan Supplement, (ii) the Senior Secured Notes to be executed by GT Inc. and authenticated by the indenture trustee on or before the Effective Date, which shall be in the form contained in the Plan Supplement, and (iii) the security and collateral documents and any other documents executed in connection therewith. 1.192 “Shareholder Agreement” means the Shareholder Agreement in the form contained in the Plan Supplement. 1.193 “Side Letter Agreement” means the letter agreement, dated December 4, 2015, referenced in footnote 1 of the Plan Term Sheet, by and among the Debtors, the Financing Support Parties, the Consenting Parties, and the Creditors’ Committee. 1.194 “Statutory Fees” means fees and charges against the Debtors due and owing to the U.S. Trustee pursuant to section 1930 of chapter 123 of title 28 of the United States Code. 1.195 “Subordinated Securities Claim” means any Claim subject to subordination under section 510(b) of the Bankruptcy Code, including any Claim for damages arising from the sale or purchase of any debt or equity security of any of the Debtors or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such Claim. For the avoidance of doubt, Subordinated Securities Claims shall include (a) all Claims asserted by

22 City of Pontiac General Employees Retirement System in Proof of Claim No. 795 and all those similarly situated in the class action complaint styled Adam S. Levy, on behalf of himself and all others similarly situated, v. Gutierrez et al., Case No. 1:14-cv-00443-JL (D.N.H.) or related litigation, and (b) all Claims arising from a contract for the acquisition by the Debtors of equity in a business formerly owned by a third party, whether as an earn-out, deferred purchase price, royalty, contingent consideration, purchase price adjustments, or other similar obligations. 1.196 “Subsequent Distribution Date” means the twentieth day after the end of each calendar quarter after the occurrence of the Effective Date; provided that the Subsequent Distribution Date with respect to a distribution from the Litigation Trust shall be a date determined by the Litigation Trustee. 1.197 “Unclassified Claim” means any Claim that is an Administrative Expense Claim, DIP Facility Claim, Professional Fee Claim, Intercompany Claim, or a Priority Tax Claim. 1.198 “Unimpaired” means, with respect to a Claim or Equity Interest, that such Claim or Equity Interest is not Impaired as a result of being paid in full in Cash under the Plan. 1.199 “Unliquidated” means with reference to a Claim, a Claim, the amount of Liability for which has not been fixed, whether pursuant to agreement, applicable law, or otherwise, as of the date on which such Claim is asserted or sought to be estimated. 1.200 “Unrestricted Cash” means all Cash and Cash Equivalents of the Debtors immediately before the occurrence of the Effective Date that will be available immediately after the Effective Date for the Reorganized Debtors to use without restriction and not needed to fund any Cash payments required under the Plan (other than the distribution of Excess Proceeds to holders of General Unsecured Claims) minus the Excluded Proceeds. For the avoidance of doubt, Unrestricted Cash shall not include any amount of Cash (or Cash Equivalents) required by the Debtors or the Reorganized Debtors to make payments under the Plan, whether on or after the Effective Date, or reserved or escrowed for potential payment under the Plan, including but not limited to amounts to be paid or reserved for potential payment pursuant to the Exit Financing and the Revised Apple Settlement and amounts payable or reserved for potential payment to the holders of the DIP Facility Claims, Secured Tax Claims, Administrative Expense Claims, Professional Fee Claims, Priority Tax Claims, Priority Non-Tax Claims, Other Secured Claims, and all other amounts to be paid on or after the Effective Date pursuant to the Plan (other than the distribution (or reserve for distribution) of Excess Proceeds to holders of General Unsecured Claims). 1.201 “U.S. Trustee” means the Office of the United States Trustee for the District of New Hampshire. 1.202 “Voting Deadline” means [___________], 2016 at 5:00 p.m. (prevailing Eastern Time), the date and time by which all Ballots to accept or reject the Plan must be received in order to be counted, as set forth by the Disclosure Statement Order.

23 ARTICLE II. INTERPRETATION OF PLAN 2.1 Application of Definitions; Rules of Construction; Computation of Time Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and neuter gender. For purposes of the Plan, (a) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or document, including the Plan Documents and any document contained in the Plan Supplement, being in a particular form or on particular terms and conditions, means that such document shall be substantially in such form or substantially on such terms and conditions, (b) any reference in the Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified, or supplemented and (c) unless otherwise specified, all references in the Plan to Sections, Articles, Schedules, and Exhibits are references to Sections, Articles, Schedules and Exhibits of or to the Plan. The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar meaning refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan. A capitalized term used herein that is not defined herein shall have the meaning assigned to that term in the Bankruptcy Code or in the Exhibits hereto. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of the Plan. Unless otherwise indicated herein, all references to dollars means United States dollars. In computing any period of time prescribed or allowed by the Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006 shall apply. 2.2 Relief Sought by Filing the Plan The filing of the Plan constitutes, among other things, a motion by the Debtors pursuant to Bankruptcy Rule 9019 to approve the settlements and comprises set forth in Section 8.2 of the Plan. ARTICLE III. CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS 3.1 Classification The following table (a) designates the Classes of Claims against, and Equity Interests in, each of the Debtors, (b) specifies the Classes of Claims and Equity Interests that are Impaired by the Plan and therefore are deemed to reject the Plan or are entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code, and (c) specifies the Classes of Claims and Equity Interests that are Unimpaired by the Plan and therefore are deemed to accept the Plan in accordance with section 1126 of the Bankruptcy Code. A Claim or Equity Interest is in a particular Class for the purposes of voting on, and receiving Distributions pursuant to, the Plan only to the extent that such Claim or Equity Interest is an Allowed Claim or Allowed Equity Interest in that Class and such Claim or Equity Interest has not been paid, released, withdrawn, or otherwise satisfied before the Effective Date. A

24 Claim or Equity Interest shall be deemed classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class, and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class. The Plan constitutes a separate chapter 11 plan of reorganization for GT Inc., the Corp Debtors collectively, and GT Hong Kong, each of which shall include the classifications set forth below, except that Classes 4A, 4B and 6 shall be applicable only to GT Inc., Class 4C shall be applicable only to the Corp Debtors, and Class 4D shall be applicable only to GT Hong Kong. For the avoidance of doubt, to the extent a Class contains Allowed Claims or Equity Interests with respect to a particular Debtor, such Class is designated with respect to such Debtor. To the extent there are no Allowed Claims or Interests with respect to a particular Debtor, such Class is deemed to be omitted with respect to such Debtor. Class Description Impairment Entitled to Vote 1 Priority Non-Tax Claims Unimpaired No (deemed to accept) 2 Secured Tax Claims Unimpaired No (deemed to accept) 3 Other Secured Claims Unimpaired No (deemed to accept) 4A GT Inc. Notes Claims Impaired Yes 4B GT Inc. General Unsecured Claims Impaired Yes 4C Corp Debtors General Unsecured Claims Impaired Yes 4D GT Hong Kong General Unsecured Claims Impaired Yes 5 Subordinated Securities Claims Impaired No (deemed to reject) 6 GT Inc. Equity Interests Impaired No (deemed to reject) 7 Intercompany Equity Interests Impaired or Unimpaired No (deemed to accept) ARTICLE IV. PAYMENT OF ADMINISTRATIVE EXPENSE CLAIMS, DIP FACILITY CLAIMS, PRIORITY TAX CLAIMS, AND OTHER UNCLASSIFIED CLAIMS 4.1 Administrative Expense Claims Except as specified in Sections 4.2, 4.3, 4.4, and 4.5 of the Plan, and except to the extent that a holder of an Allowed Administrative Expense Claim agrees to a less favorable treatment (in which event such other agreement will govern, but solely as between such holder of an Allowed Administrative Expense Claim and the Debtors) or has been paid prior to the Effective

25 Date, each holder of an Allowed Administrative Expense Claim shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed Administrative Expense Claim, Cash in an amount equal to such Allowed Administrative Expense Claim on either (a) the latest to occur of (i) the Effective Date (or as soon as practicable thereafter), (ii) the date such claim becomes an Allowed Administrative Expense Claim, and (iii) such other date as may be agreed upon by the Reorganized Debtors and the holder of such Claim, or (b) on such other date as the Bankruptcy Court may order; provided, however, that Allowed Administrative Expense Claims (other than Professional Fee Claims) representing Liabilities incurred in the ordinary course of business by the Debtors, shall be paid in full and performed by the Debtors or Reorganized Debtors, as the case may be, when due in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions; provided, further, that, except as provided in Section 4.5 of the Plan, if any Administrative Expense Claim that arises after December 31, 2015, including an ordinary course expense, is not billed or a request for payment is not filed with the Bankruptcy Court within sixty (60) days after the Effective Date, claims for payment of such Administrative Expense Claims shall be forever barred and any holder of such Claim shall be enjoined from asserting such Claim against the Debtors, the Reorganized Debtors, the Litigation Trust, or their assets or properties, and such Claims shall be deemed discharged as of the Effective Date. Notwithstanding the immediately preceding paragraph, a Financing Support Party that is the holder of an Administrative Expense Claim (excluding DIP Facility Claims) which, as of the Effective Date, has been Allowed pursuant to an order of the Bankruptcy Court may, at its option, elect to exchange, on a dollar-for-dollar basis, some or all of such Allowed Administrative Expense Claim to participate in the Exit Financing based upon and solely up to the amount of its respective Exit Financing Commitment Amount, which exchanged amount shall be in lieu of an equivalent amount of the Cash payment set forth in the immediately preceding paragraph. 4.2 DIP Facility Claims On the Effective Date, and except to the extent that a holder of an Allowed DIP Facility Claim agrees to a less favorable treatment (in which event such other agreement will govern, but solely as between such holder of an Allowed DIP Facility Claim and the Debtors, provided that such agreement shall be subject to the consent of the Majority Financing Support Parties) or has been paid prior to the Effective Date, each holder of an Allowed DIP Facility Claim shall receive, on account of and in full and final satisfaction, settlement, release, and discharge of such Claim against each of the Debtors that are obligors under the DIP Facility, its Pro Rata share of: (i) Cash in the amount of such Allowed DIP Facility Claim; (ii) the DIP Warrants; (iii) the DIP Prepayment Fee; and (iv) the DIP Amendment Fee; provided further, any holder of a DIP Facility Claim that is also a Financing Support Party may, at its option, elect to exchange, on a dollar-for-dollar basis, some or all of its Allowed DIP Facility Claims to participate in the Exit Financing based upon and solely up to its respective Exit Financing Commitment Amount, which exchanged amount shall be in lieu of an equal amount of the Cash distribution set forth in clause (i) above.

26 Notwithstanding anything to the contrary in this Plan, the DIP Amendment Fee shall not be payable in the event that (a) the Chapter 11 Case of GT Inc. is converted to a case under chapter 7 of the Bankruptcy Code or (b) GT Inc. is liquidated pursuant to a plan of liquidation. 4.3 Indenture Trustees Fees On the Effective Date, the Debtors shall pay, in full and in Cash, the Indenture Trustee Fees and Expenses; provided that, fees and expenses of Akin Gump Strauss Hauer & Feld LLP, PJT Partners, and Drummond Woodsum LLP are subject to this paragraph solely to the extent incurred from November 1, 2015 through the Effective Date; provided further, however, that the aggregate amount of Indenture Trustee Fees and Expenses that are to be paid pursuant to this Section 4.3 shall not exceed $3,300,000 minus (i) the fees and expenses reimbursed or to be reimbursed to the Financing Support Parties under Section 4.4 hereof and minus (ii) the fees and expenses to be reimbursed under section 11.04(a) of the DIP Credit Agreement and paragraph 30 of the DIP Order after the date of the most recent reimbursement before the Effective Date under the foregoing provisions. Nothing in this Section 4.3 shall be deemed to limit the right of the Indenture Trustee to exercise the Indenture Trustee Charging Lien with respect to any Indenture Trustee Fees and Expenses that are not paid by the Debtors pursuant to this Section 4.3. The Indenture Trustee shall provide the Debtors, the Financing Support Parties, and the Creditors’ Committee with an estimate of the Indenture Trustee Fees and Expenses no later than five (5) Business Days prior to the Effective Date. Notwithstanding anything to the contrary in this Plan, the Indenture Trustee Fees and Expenses shall not be payable as contemplated by this Section 4.3 in the event that (a) the Chapter 11 Case of GT Inc. is converted to a case under chapter 7 of the Bankruptcy Code or (b) GT Inc. is liquidated pursuant to a plan of liquidation. 4.4 Financing Support Parties Fees On the Effective Date, to the extent the Debtors have not already paid such amounts, the Debtors shall pay, in full and in Cash, the reasonable and documented fees and expenses of (i) Wilmer Cutler Pickering Hale and Dorr LLP and New Hampshire local counsel, as attorneys for the Financing Support Parties and (ii) one financial advisor to the Financing Support Parties (with the Debtors’ reimbursement obligation with respect to such financial advisor limited to a monthly fee in an amount not to exceed $125,000 and the Debtors shall have no obligation for any completion, transaction, or success fee), in each case incurred from November 1, 2015 through the Effective Date in connection with the Chapter 11 Cases. The Financing Support Parties shall provide the Debtors and the Creditors’ Committee with an estimate of the unpaid fees to be paid pursuant to the immediately preceding paragraph no later than five (5) Business Days prior to the Effective Date. 4.5 Professional Fee Claims The Reorganized Debtors shall pay Allowed Professional Fee Claims, as soon as practicable after the later of the Effective Date and the date upon which any order awarding fees and expenses of Professionals becomes a Final Order, in accordance with the terms of any order

27 entered by the Bankruptcy Court governing the payment of fees and expenses during the course of the Chapter 11 Cases, and after application of any retainer received by such Professionals. (a) Professional Fee Escrow Account As soon as reasonably practicable after the Confirmation Date and no later than the Effective Date, the Debtors shall establish the Professional Fee Escrow Account. The Debtors shall fund the Professional Fee Escrow Account with Cash in the amount of the aggregate Professional Fee Escrow Amount for all Professionals. The Professional Fee Escrow Account shall be maintained in trust for the Professionals. Such funds shall not be considered property of the Debtors’ Estates, except as otherwise provided in Section 4.5(b) of the Plan. (b) Final Fee Applications and Payment of Allowed Professional Fee Claims All Persons asserting a Professional Fee Claim (including the Creditors’ Committee with respect to the reimbursement of expenses of members of the Creditors’ Committee) shall (a) file, on or before the date that is forty-five (45) days after the Effective Date, their respective applications for final allowances of compensation for services rendered and reimbursement of expenses incurred and (b) be paid by the Reorganized Debtors in full, in Cash, in such amounts as are Allowed by the Bankruptcy Court in accordance with the order relating to or allowing any such Claims, after taking into account any prior payments and after applying any retainers, from the funds held in the Professional Fee Escrow Account. To the extent that funds held in the Professional Fee Escrow Account are unable to satisfy the amount of Allowed and unpaid Professional Fee Claims owing to the Professionals, such Professionals shall have an Allowed Administrative Claim for any such deficiency, which shall be satisfied by the Reorganized Debtors in accordance with Section 4.1 of the Plan. To the extent that there is any balance remaining in the Professional Fee Escrow Account after payment of all Allowed Professional Fee Claims, such remaining balance shall revert to the Reorganized Debtors. The Reorganized Debtors are authorized to pay reasonable compensation for professional services rendered and reimbursement of expenses incurred after the Effective Date in the ordinary course and without the need for Bankruptcy Court approval. (c) Professional Fee Escrow Amount Any Person asserting a Professional Fee Claim shall estimate its reasonable unpaid Professional Fee Claims before and as of the Effective Date, taking into account any prior payments and after applying any retainers, and shall deliver such estimate to the Debtors, the Financing Support Parties, and the Creditors’ Committee no later than five (5) Business Days prior to the Effective Date; provided, however, that such estimate shall not be considered an admission with respect to the fees and expenses of such Professional and such Professional is not bound to any extent by the estimates. If a Professional does not provide an estimate, the Debtors may estimate a reasonable amount of unbilled fees and expenses of such Professional, taking into account any prior payments and after applying any retainers; provided, however, that such estimate shall not be binding or considered an admission with respect to the fees and expenses of such Professional. The total amount so estimated shall comprise the Professional Fee Escrow Amount. To the extent that any unpaid Professional Fee Claims are satisfied after the funding of

28 the Professional Fee Escrow Account with funds outside the Professional Fee Escrow Account, the Professional Fee Escrow Amount shall be reduced by the amount of such funds and such amount shall be returned as soon as practicable to the Debtors or Reorganized Debtors, as applicable. 4.6 Priority Tax Claims Except to the extent the Reorganized Debtors and the holder of an Allowed Priority Tax Claim agree to less favorable treatment (in which event such other agreement will govern, but solely as between such holder of an Allowed Priority Tax Claim and the Debtors, provided that such agreement shall be subject to the consent of the Majority Financing Support Parties), each holder of an Allowed Priority Tax Claim against any of the Debtors that is due and payable on or before the Effective Date shall receive, on account of and in full and final satisfaction, settlement, release, and discharge of such Claim, Cash equal to the unpaid amount of such Allowed Priority Tax Claim (a) on the later of (i) the Effective Date (or as soon as practicable thereafter) and (ii) the date such Priority Tax Claim becomes an Allowed Claim (or as soon as practicable thereafter), or (b) in regular payments in equal installments over a period of time not to exceed five (5) years after the Petition Date pursuant to section 1129(a)(9) of the Bankruptcy Code, with interest at a rate determined in accordance with section 511 of the Bankruptcy Code; provided, that the first such regular payment shall represent a percentage recovery at least equal to that expected to be received by the most favored holders of Allowed General Unsecured Claims; provided further, that the Reorganized Debtors may prepay the entire amount of the Allowed Priority Tax Claim at any time in their sole discretion. All Allowed Priority Tax Claims against any of the Debtors which are not due and payable on or before the Effective Date shall be paid when due in the ordinary course of business by the Reorganized Debtors in accordance with the terms thereof. 4.7 Intercompany Claims Subject to Section 8.2(a) of the Plan, at the election of the applicable Debtor or Reorganized Debtor, Intercompany Claims shall (a) be reinstated, (b) remain in place subject to such revised documentation as may be appropriate, (c) be modified or cancelled as of the Effective Date, (d) be satisfied through Cash or Cash Equivalent transfers to address the treatment of certain foreign obligations, or (e) with respect to certain Intercompany Claims in respect of goods, services, interest and other amounts that would have been satisfied in Cash directly or indirectly in the ordinary course of business had they not been outstanding as of the Petition Date, may be settled in Cash or Cash Equivalents; provided, however, nothing in this Section shall affect or otherwise alter the Distributions to be made to holders of Allowed General Unsecured Claims pursuant to the Plan and the Litigation Trust Agreement. For the avoidance of doubt, under no circumstances will Distributions of the proceeds of Litigation Trust Assets from the Litigation Trust be made on account of any Intercompany Claims.

29 ARTICLE V. TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS 5.1 Class 1: Priority Non-Tax Claims (a) Classification: Class 1 shall consist of the Priority Non-Tax Claims. (b) Treatment: On or as soon after the Effective Date as practicable, unless the Debtors and the holder of an Allowed Priority Non-Tax Claim agree to less favorable treatment (in which event such other agreement will govern, but solely as between such holder of an Allowed Priority Non-Tax Claim and the Debtors, provided that such agreement shall be subject to the consent of the Majority Financing Support Parties), each holder of an Allowed Priority Non-Tax Claim shall receive, on account of and in full and final satisfaction, settlement, release, and discharge of such Claim, at the Debtors’ election, (i) Cash in the amount of such Allowed Priority Non-Tax Claim in accordance with section 1129(a)(9) of the Bankruptcy Code or (ii) such other treatment required to render such Claim Unimpaired pursuant to section 1124 of the Bankruptcy Code. All Allowed Priority Non-Tax Claims against the Debtors which are not due and payable on or before the Effective Date shall be paid by the Reorganized Debtors when such Claims become due and payable in the ordinary course of business in accordance with the terms thereof. (c) Impairment and Voting: Class 1 is Unimpaired by the Plan. Each holder of a Priority Non-Tax Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan. 5.2 Class 2: Secured Tax Claims (a) Classification: Class 2 shall consist of the Secured Tax Claims. (b) Treatment: On or as soon after the Effective Date as practicable, unless the Debtors and the holder of an Allowed Secured Tax Claim agree to less favorable treatment (in which event such other agreement will govern, but solely as between such holder of an Allowed Secured Tax Claim and the Debtors, provided that such agreement shall be subject to the consent of the Majority Financing Support Parties), each holder of an Allowed Secured Tax Claim shall receive, on account of and in full and final satisfaction, settlement, release, and discharge of such Claim and any Liens securing such Claim, in accordance with sections 1129(a)(9)(C) and (D) of the Bankruptcy Code, Cash in the amount of such Allowed Secured Tax Claim: (a) on, or as soon as practicable after, the later of (i) the Effective Date and (ii) the date such Secured Tax Claim becomes an Allowed Secured Tax Claim; or (b) in regular payments in equal installments over a period of time not to exceed five (5) years after the Petition Date with interest at a rate determined in accordance with section 511 of the Bankruptcy Code; provided, that the first such regular payment shall represent a percentage recovery at least equal to that expected to be received by the most favored holders of Allowed General Unsecured Claims; provided further, that the Reorganized Debtors may prepay the entire amount of the Allowed Secured Tax Claim at any time in its sole discretion. All Allowed Secured Tax Claims that are not due and payable on or before the Effective Date shall be paid by the Reorganized Debtors when such claims become due and payable in the ordinary course of business in accordance with the terms thereof.

30 (c) Impairment and Voting: Class 2 is Unimpaired by the Plan. Each holder of a Secured Tax Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan. 5.3 Class 3: Other Secured Claims (a) Classification: Class 3 shall consist of the Other Secured Claims. (b) Treatment: On or as soon after the Effective Date as practicable, unless the Debtors and the holder of an Allowed Other Secured Claim agree to less favorable treatment (in which event such other agreement will govern, but solely as between such holder of an Allowed Other Secured Claim and the Debtors, provided that such agreement shall be subject to the consent of the Majority Financing Support Parties), each holder of an Allowed Other Secured Claim shall receive, on account of and in full and final satisfaction, settlement, release, and discharge of such Claim, the following treatment at the option of the applicable Debtor: (i) reinstatement of any such Allowed Other Secured Claim pursuant to section 1124 of the Bankruptcy Code; (ii) payment in full in Cash of any such Allowed Other Secured Claim; or (iii) satisfaction of any such Allowed Other Secured Claim by surrendering the Collateral securing any such Allowed Other Secured Claim. (c) Impairment and Voting: Class 3 is Unimpaired by the Plan. Each holder of an Allowed Other Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan. 5.4 Class 4A: GT Inc. Notes Claims (a) Classification: Class 4A shall consist of the GT Inc. Notes Claims. (b) Allowance: On the Effective Date, the GT Inc. Notes Claims for principal and interest obligations under the applicable GT Inc. Notes and GT Inc. Notes Indenture shall be deemed Allowed Claims against GT Inc. in the amount of (a) $220,091,667 with respect to the 2017 Notes and (b) $215,997,333 with respect to the 2020 Notes, and not subject to challenge, reduction, recharacterization, defense, offset, or counterclaims. (c) Treatment: On or as soon after the Effective Date as practicable, unless the Debtors and the holder of an Allowed GT Inc. Notes Claim agree to less favorable treatment (in which event such other agreement will govern, but solely as between such holder of an Allowed GT Inc. Notes Claim and the Debtors, provided that such agreement shall be subject to the consent of the Majority Financing Support Parties), each holder of an Allowed GT Inc. Notes Claim shall receive, on account of and in full and final satisfaction, settlement, release, and discharge of such Claim, its Pro Rata share of (i) 21.6% of the Reorganized Common Stock Pool, (ii) the GT Inc. Excess Proceeds Pool; (iii) 12.5% of the beneficial interests in the Litigation Trust, and (iv) the Noteholder Warrants; provided, however, that the Distribution of Reorganized Common Stock to holders of Allowed GT Inc. Notes Claims is subject to the Cashing-Out Programs set forth in Section 6.1(d) of the Plan.

31 (d) Impairment and Voting: Class 4A is Impaired by the Plan. Holders of Allowed GT Inc. Notes Claim are entitled to vote to accept or reject the Plan in accordance with Section 7.1(a) of the Plan. 5.5 Class 4B: GT Inc. General Unsecured Claims (a) Classification: Class 4B shall consist of the GT Inc. General Unsecured Claims. (b) Treatment: On or as soon after the Effective Date as practicable, unless the Debtors and the holder of an Allowed GT Inc. General Unsecured Claim agree to less favorable treatment (in which event such other agreement will govern, but solely as between such holder of an Allowed GT Inc. General Unsecured Claim and the Debtors, provided that such agreement shall be subject to the consent of the Majority Financing Support Parties), each holder of an Allowed GT Inc. General Unsecured Claim shall receive, on account of and in full and final satisfaction, settlement, release, and discharge of such Claim, a Distribution of Cash in an amount calculated to provide a recovery to such holder of substantially equal value as a percentage of its Allowed GT Inc. General Unsecured Claim, to the recovery, calculated as of the Effective Date and as a percentage of such Claim, that a holder of an Allowed GT Inc. Notes Claim is to obtain under the Plan; provided, however, that any such Distribution shall not reduce the Distributions to be made to holders of Allowed GT Inc. Notes Claims pursuant to the Plan; provided further, however, that the amount of Cash distributed to all holders of GT Inc. General Unsecured Claims, pursuant to the Plan and on account of such Claims, shall in no event exceed $500,000 in the aggregate. (c) Impairment and Voting: Class 4B is Impaired by the Plan. Holders of an Allowed GT Inc. General Unsecured Claim are entitled to vote to accept or reject the Plan in accordance with Section 7.1(a) of the Plan. 5.6 Class 4C: Corp Debtors General Unsecured Claims (a) Classification: Class 4C shall consist of the Corp Debtors General Unsecured Claims. (b) Treatment: On or as soon after the Effective Date as practicable, unless the Debtors and the holder of an Allowed Corp Debtors General Unsecured Claim agreed to less favorable treatment (in which event such other agreement will govern, but solely as between such holder of an Allowed Corp Debtors General Unsecured Claim and the Debtors, provided that such agreement shall be subject to the consent of the Majority Financing Support Parties), each holder of an Allowed Corp Debtors General Unsecured Claim shall receive, on account of and in full and final satisfaction, settlement, release, and discharge of such Claim, its Pro Rata share of (i) 62% of the Reorganized Common Stock Pool, (ii) the Corp Debtors Excess Proceeds Pool, and (iii) 71.1% of the beneficial interests in the Litigation Trust; provided, however, that the Distribution of Reorganized Common Stock to holders of Allowed Corp Debtors General Unsecured Claims is subject to the Cashing-Out Programs set forth in Section 6.1(d) of the Plan. (c) Impairment and Voting: Class 4C is Impaired by the Plan. Holders of an Allowed Corp Debtors General Unsecured Claim are entitled to vote to accept or reject the Plan in accordance with Section 7.1(a) of the Plan.

32 5.7 Class 4D: GT Hong Kong General Unsecured Claims (a) Classification: Class 4D shall consist of the GT Hong Kong General Unsecured Claims. (b) Treatment: On or as soon after the Effective Date as practicable, unless the Debtors and the holder of an Allowed GT Hong Kong General Unsecured Claim agree to less favorable treatment (in which event such other agreement will govern, but solely as between such holder of an Allowed GT Hong Kong General Unsecured Claim and the Debtors, provided that such agreement shall be subject to the consent of the Majority Financing Support Parties), each holder of an Allowed GT Hong Kong General Unsecured Claim shall receive, on account of and in full and final satisfaction, settlement, release, and discharge of such Claim, its Pro Rata share of (i) 16.4% of the Reorganized Common Stock Pool, (ii) the GT Hong Kong Excess Proceeds Pool, and (iii) 16.4% of the beneficial interests in the Litigation Trust; provided, however, that the Distribution of Reorganized Common Stock to holders of Allowed Corp Debtors General Unsecured Claims is subject to the Cashing-Out Programs set forth in Section 6.1(d) of the Plan. (c) Impairment and Voting: Class 4D is Impaired by the Plan. Holders of an Allowed GT Hong Kong General Unsecured Claim are entitled to vote to accept or reject the Plan in accordance with Section 7.1(a) of the Plan. 5.8 Class 5: Subordinated Securities Claims (a) Classification: Class 5 shall consist of all Subordinated Securities Claims. (b) Treatment: On the Effective Date, all Subordinated Securities Claims shall be extinguished, cancelled and discharged and the holders of any Subordinated Securities Claims shall not be entitled to, and shall not receive or retain, any property or Distribution on account of such Subordinated Securities Claims under the Plan. The treatment of Subordinated Securities Claims under the Plan is in accordance with and gives effect to the provisions of section 510(b) of the Bankruptcy Code. (c) Impairment and Voting: Class 5 is Impaired by the Plan. Each holder of a Subordinated Securities Claim is deemed to reject the Plan and is not entitled to vote to accept or reject the Plan. 5.9 Class 6: GT Inc. Equity Interests (a) Classification: Class 6 shall consist of the GT Inc. Equity Interests. (b) Treatment: On the Effective Date, all GT Inc. Equity Interests shall be extinguished, cancelled, and discharged, and the holders of any GT Inc. Equity Interests shall not be entitled to, and shall not receive or retain, any property or Distribution on account of such Equity Interests under the Plan.

33 (c) Impairment and Voting: Class 6 is Impaired by the Plan. Each holder of the GT Inc. Equity Interests is deemed to reject the Plan and is not entitled to vote to accept or reject the Plan. 5.10 Class 7: Intercompany Equity Interests (a) Classification: Class 7 shall consist of the Intercompany Equity Interests. (b) Treatment: Except as otherwise provided in Section 8.4, on the Effective Date, Intercompany Equity Interests shall receive no Distribution in respect of their equity interests and shall be reinstated, for administrative purposes only, at the election of the Debtors. (c) Impairment and Voting: Class 7 is Impaired or Unimpaired by the Plan. As proponents of the Plan, the holders of Class 7 Intercompany Equity Interests are conclusively presumed to accept the Plan and are not entitled to vote to accept or reject the Plan. 5.11 Reservation of Rights Regarding Claims and Equity Interests Except as otherwise explicitly provided in the Plan, nothing shall affect any of the Debtors or the Reorganized Debtors’ rights, counterclaims, or defenses, whether legal or equitable, with respect to any Claims or Equity Interests, including all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment. ARTICLE VI. PROVISIONS REGARDING REORGANIZED COMMON STOCK AND NEW WARRANTS DISTRIBUTED PURSUANT TO THE PLAN 6.1 Reorganized Common Stock (a) Authorization (i) On or as soon after the Confirmation Date as practicable, Reorganized GT Inc. shall amend and restate its certificate of incorporation to, among other things, authorize the issuance of Reorganized Common Stock in an amount to be set forth in its Amended Certificate of Incorporation. (ii) The Reorganized Common Stock to be issued pursuant to Article V of the Plan shall be issued pursuant to Section 1145 of the Bankruptcy Code. The Reorganized Common Stock will be freely transferable in accordance with section 1145 of the Bankruptcy Code except for such Reorganized Common Stock issued to an “affiliate” of Reorganized GT Inc. (as such term is defined in the Securities Act); provided that the Amended Certificate of Incorporation of Reorganized GT Inc. will include transfer restrictions that will prevent the Reorganized Common Stock from being transferred if such transfer would require registration by Reorganized GT Inc. under Section 12(g) of the Exchange Act. (b) Par Value The Reorganized Common Stock shall have a par value of $0.01 per share.

34 (c) Shareholder Agreement Holders of Allowed General Unsecured Claims who receive Reorganized Common Stock under the Plan will be deemed parties to the Shareholder Agreement. The Reorganized Common Stock under the Plan will be granted standard minority shareholder protections which will be set forth in the Shareholder Agreement to be filed in the Plan Supplement (which Shareholder Agreement will be reasonably acceptable to the Creditors Committee, the Majority Financing Support Parties, and the Majority Consenting Parties), provided that such protections shall not alter the rights of the Preferred Stock. (d) Cashing Out Programs (i) Subject to the Cashing-Out Cap, a Cashing-Out Election Holder shall receive, in lieu of any Reorganized Common Stock it is entitled to under the Plan, Cash in an amount equal to the imputed value as of the Effective Date of the shares of Reorganized Common Stock that would otherwise be distributed to such Cashing-Out Election Holder under the Plan, which amount shall be paid by the Reorganized Debtors from the Cashing-Out Reserve on the Distribution Date occurring after the Claim of the Cashing-Out Election Holder becomes an Allowed General Unsecured Claim. (ii) Notwithstanding anything herein to the contrary, but subject to the Cashing-Out Cap, if the number of holders of Reorganized Common Stock would otherwise exceed (A) 2,000 or more Persons or (B) 500 or more Persons who are not accredited investors such that Reorganized GT Inc. would be required to register with the Securities and Exchange Commission under Section 12(g) of the Exchange Act, the Reorganized Debtors, with the consent of the Majority Financing Support Parties, will satisfy Allowed Claims in Class 4A, Class 4C, and Class 4D through payments from the Cashing-Out Reserve in lieu of Reorganized Common Stock, and the number of holders of Reorganized Common Stock will be reduced so as not to exceed such threshold. The amount of Cash payable from the Cashing-Out Reserve on account of such Allowed Claims shall be equal to the imputed value as of the Effective Date of the shares of Reorganized Common Stock that would otherwise be distributed on account of such Allowed Claims under the Plan. Notwithstanding anything in this Plan to the contrary, the Cashing-Out Reserve shall be applied first to all payments made pursuant to this paragraph. (iii) Notwithstanding anything herein to the contrary, but subject to the Cashing-Out Cap, in the event any holder of an Allowed General Unsecured Claim is entitled to receive Reorganized Common Stock, the Reorganized Debtors, with the consent of the Majority Financing Support Parties, may, on the applicable Distribution Date, pay such holder the imputed value of such Reorganized Common Stock in Cash from the Cashing-Out Reserve, in lieu of distributing Reorganized Common Stock to such holder. (iv) In the event of a Cashing-Out Oversubscription, Cash shall be distributed from the Cashing-Out Reserve (1) first, to make the Cash payments pursuant to Section 6.1(d)(ii) of the Plan and (2) second, to make Cash payments to satisfy Allowed General Unsecured Claims of Cashing-Out Election Holders and Cash payments pursuant to Section 6.1(d)(iii) in order of smallest Claim to largest Claim until all funds in the Cashing-Out Reserve are depleted, at which point the Reorganized Debtors shall distribute shares of Reorganized Common Stock to

35 Cashing-Out Election Holders in accordance with Section 5.4, 5.6, or 5.7 of the Plan, as applicable. (v) Any Reorganized Common Stock that is not distributed pursuant to the Plan to a holder of General Unsecured Claims because the holder receives Cash from the Cashing-Out Reserve shall be reallocated and distributed to the Financing Support Parties proportionately in accordance with their holdings of Preferred Stock. Notwithstanding the foregoing, no Consenting Party may be required to accept Cash for the Reorganized Common Stock distributable to it under this Plan without the consent of such Consenting Party. (e) New Warrants As provided in and subject to the conditions set forth in this Plan, Reorganized GT Inc. shall issue the DIP Warrants and the Noteholder Warrants on the Effective Date. (f) Securities Law Matters (i) Reorganized GT Inc. will not be a public reporting company as of the Effective Date. (ii) As provided by section 1145 of the Bankruptcy Code, the issuance and distribution under the Plan of the Reorganized Common Stock, the New Warrants, beneficial interests in the Litigation Trust (but solely to the extent such interests are determined to be securities pursuant to U.S. securities laws and regulations), and any Reorganized Common Stock issued in connection with any subsequent exercise of the New Warrants shall be exempt from registration under the Securities Act, any other federal or state securities law registration requirements, and all rules and regulations promulgated thereunder. Subject to the terms and conditions of the Shareholder Agreement, each of such securities shall be freely transferable in accordance with section 1145 of the Bankruptcy Code and applicable U.S. securities laws and regulations, except any such securities issued to an “affiliate” of Reorganized GT Inc. within the meaning of the Securities Act or as otherwise provided in Reorganized GT Inc.’s New Organizational Documents. ARTICLE VII. ACCEPTANCE OR REJECTION OF THE PLAN 7.1 Voting of Claims (a) Classes Entitled to Vote Each holder of a Claim that (i) is not a Disallowed Claim and for which no objection to the allowance thereof, motion to estimate, or action to equitably subordinate or otherwise limit recovery with respect thereto, has been interposed and remains unresolved, in Classes 4A, 4B, 4C, and 4D, or (ii) that has been temporarily allowed for voting purposes only under Bankruptcy Rule 3018(a) in such Classes, shall be entitled to vote separately to accept or reject the Plan, as provided in the Disclosure Statement Order or any other applicable order of the Bankruptcy Court.

36 (b) Classes Deemed to Accept Each of Classes 1, 2, and 3 is Unimpaired under the Plan, and each such Class is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Class 7 Intercompany Equity Interests are Impaired or Unimpaired. As proponents of the Plan, the holders of Class 7 Intercompany Equity Interests are conclusively presumed to accept the Plan and are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Intercompany Equity Interests. (c) Classes Deemed to Reject Claims in Class 5 and Equity Interests in Class 6 will not receive or retain any property on account of such Claims and Equity Interests under the Plan. In accordance with section 1126(g) of the Bankruptcy Code, each of Classes 5 and 6 is conclusively presumed to have rejected the Plan. 7.2 Elimination of Vacant Classes Any Class of Claims or Equity Interests that does not contain, as of the date of the commencement of the Confirmation Hearing, a holder of an Allowed Claim or Allowed Equity Interest, or a holder of a Claim temporarily allowed under Bankruptcy Rule 3018, shall be deemed deleted from the Plan for all purposes, including for purposes of determining acceptance of the Plan by such Class under section 1129(a)(8) of the Bankruptcy Code. 7.3 Nonconsensual Confirmation If any Impaired Class of Claims entitled to vote does not accept the Plan by the requisite statutory majority provided in section 1126(c) of the Bankruptcy Code, the Debtors reserve the right to amend the Plan in accordance with Section 16.3 of the Plan or undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code or both. With respect to Impaired Classes of Claims that are deemed to reject the Plan, the Debtors shall request that the Bankruptcy Court confirm the Plan pursuant to section 1129(b) of the Bankruptcy Code. 7.4 Revocation of the Plan Subject to Section 16.4 of the Plan, the Debtors may revoke and withdraw the Plan in its entirety at any time prior to entry of the Confirmation Order. If the Plan is so revoked or withdrawn, then it shall be deemed null and void. ARTICLE VIII. MEANS OF IMPLEMENTATION OF THE PLAN 8.1 Exit Financing On the Effective Date, and subject to the occurrence of the Effective Date and subject to the terms and conditions of the Exit Financing Commitment Letter, the Financing Support Parties and the Reorganized Debtors will enter into the Exit Financing in the aggregate principal

37 amount of $80 million. The Exit Financing will consist of the Senior Secured Notes and the Preferred Stock. On the Effective Date, (i) each Reorganized Debtor is authorized to enter into, execute, and deliver the Senior Secured Notes Documents and complete the transactions contemplated by the Senior Secured Notes Documents in order to issue the Senior Secured Notes, with such modifications and amendments as may be necessary to effect the transactions contemplated by the Plan and the Exit Financing, and (ii) each Reorganized Debtor is authorized to execute and deliver those documents necessary or appropriate to issue the Senior Secured Notes. On the Effective Date, Reorganized GT Inc. shall amend and restate its certificate of incorporation to, among other things, authorize the issuance the Preferred Stock, and shall issue the Preferred Stock to the Financing Support Parties in accordance with the terms of the Exit Financing. In accordance with the Exit Financing Commitment Letter Order, on the Effective Date, and subject to the occurrence of the Effective Date, the Debtors will pay the Put Option Premium to the Financing Support Parties Pro Rata based on their commitments to provide the Exit Financing. The Put Option Premium shall rank junior in priority to the obligations under the DIP Facility and shall not be paid prior to the DIP Facility being repaid in full. In the event the Debtors meet the conditions to the effectiveness of the Plan set forth in Section 12.3 of the Plan and the Financing Support Parties do not close on the Exit Financing, the Put Option Premium will not be payable. 8.2 Global Settlement Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, the Plan incorporates a compromise and settlement of numerous inter-Debtor, Debtor-creditor, and inter- creditor issues designed to achieve a reasonable economic settlement of Claims against the Debtors and an efficient resolution of the Chapter 11 Cases. This global settlement constitutes a settlement of a number of the potential litigation issues, including issues regarding substantive consolidation of the Debtors’ Estates, the validity and enforceability of Intercompany Claims, and the allocation of Assets among the Estates. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of each of the following compromises or settlements and all other compromises and settlements provided for in the Plan, and the Bankruptcy Court’s findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtors, their Estates, their creditors, and other parties-in-interest, and are fair, equitable, and within the range of reasonableness. Each provision of the global settlement shall be deemed non-severable from each other and from the remaining terms of the Plan. As set forth in detail below, the global settlement will be implemented as follows: (a) Settlement of Issues Relating to Intercompany Claims Intercompany Claims shall be adjusted, continued, extinguished, or discharged to the extent determined appropriate by the Debtors; provided, however, nothing in this Section 8.2(a) shall affect or otherwise alter the distribution of Excess Proceeds, Reorganized Common Stock, D&O Causes of Action Proceeds or GUC Preference Proceeds. For the avoidance of doubt,

38 under no circumstances will distributions of Excess Proceeds, Reorganized Common Stock, D&O Causes of Action Proceeds or GUC Preference Proceeds be made on account of any Intercompany Claims. Any such transaction may be effected on or subsequent to the Effective Date without any further action by the Debtors or the Reorganized Debtors. (b) Settlement of Issues Relating to Substantive Consolidation (i) Allocation of Reorganized Common Stock Pool, Excess Proceeds, and Beneficial Interests in Litigation Trust The Reorganized Common Stock Pool, the Excess Proceeds, and the beneficial interests in the Litigation Trust shall be allocated among the holders of General Unsecured Claims as set forth in Sections 5.4 through 5.7 of the Plan. (ii) Partial Substantive Consolidation of Corp Debtors Entry of the Confirmation Order shall constitute approval, pursuant to sections 105(a) and 1123(a)(5) of the Bankruptcy Code, effective as of the Effective Date, of the substantive consolidation of the Estates of the Corp Debtors for the purposes of confirming and consummating the Plan, including voting, Distribution, and Confirmation. The Assets and Liabilities of the Corp Debtors shall be deemed to be the Assets and Liabilities of a single, consolidated entity. Each and every Claim filed or to be filed in the Chapter 11 Cases against any of the Corp Debtors shall be considered filed against the consolidated Corp Debtors on and after the Effective Date. Any joint and several Liability of two or more of the Corp Debtors, and all Claims against such entities on account of such joint and several Liability, shall be considered a single Claim and single Liability against the consolidated Corp Debtors. Any guarantee by a Corp Debtor of the Liabilities of any other Corp Debtor arising prior to the Effective Date shall be deemed eliminated under the Plan so that any Claim against any Corp Debtor and any guaranty thereof executed by any other Corp Debtor shall be deemed to be one obligation of the consolidated Corp Debtors; provided, however, Intercompany Claims between the Corp Debtors shall be treated in accordance with Section 4.7 of the Plan. For the avoidance of doubt, the Plan shall serve as a motion by the Debtors seeking entry of an order approving the foregoing partial substantive consolidation. The partial substantive consolidation called for in the Plan shall not (other than for purposes related to funding Distributions under the Plan) affect (i) the legal and organizational structure of the Debtors or the Reorganized Debtors, (ii) executory contracts or unexpired leases that were entered into during the Chapter 11 Cases or that have been or will be assumed or rejected, (iii) any agreements entered into by the Reorganized Debtors on or after the Effective Date, and (iv) the Debtors’ or the Reorganized Debtors’ ability to subordinate or otherwise challenge Claims (including due to any lack of mutuality as required by section 553 of the Bankruptcy Code) on an entity-by-entity basis. Notwithstanding the partial substantive consolidation called for herein, each and every Debtor shall remain responsible for the payment of Statutory Fees until its particular case is closed, dismissed, or converted. Moreover, the Debtors reserve the right to seek confirmation of the Plan on an entity-by-entity basis.

39 8.3 Transactions on the Effective Date On the Effective Date, the following shall be deemed to have occurred simultaneously: (i) the Amended Certificates of Incorporation shall be filed with the appropriate secretary of state, and the New Organizational Documents shall become effective and binding upon the Reorganized Debtors; (ii) the GT Inc. Equity Interests shall be extinguished; (iii) Reorganized GT Inc. shall distribute the Reorganized Common Stock and the New Warrants to the extent provided in the Plan; (iv) The Reorganized Debtors shall enter into the Secured Senior Notes Documents, and Reorganized GT Inc. shall issue the Senior Secured Notes; (v) Reorganized GT Inc. shall issue the Preferred Stock; (vi) The Financing Support Parties shall provide the Exit Financing in the aggregate principal amount of $80 million; and (vii) Subject to any mergers, consolidations, dissolutions, or transfers described in the Plan Supplement, the capital structure of the Reorganized Debtors as set forth in Sections V and VI shall be in effect. 8.4 Reorganization of Debtors; Continuation of Businesses On and after the Effective Date, the Reorganized Debtors shall continue to engage in their respective businesses. Except as otherwise provided in the Plan, each of the Debtors shall continue to exist on and after the Effective Date as a separate corporation, limited liability company, partnership or other legal entity, as the case may be, with all the powers of a corporation, limited liability company, partnership or other legal entity, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable entity included in the definition of “Debtors” is incorporated or organized and pursuant to the respective certificate of incorporation and bylaws (or other organizational documents) in effect prior to the Effective Date, except with respect to the New Organizational Documents (or other organizational documents) that are amended by the Plan, the Plan Supplement, or otherwise, and to the extent such documents are amended, such documents are deemed to be pursuant to the Plan and require no further action or approval. Notwithstanding the foregoing, on or as of the Effective Date, or thereafter, and without the need for any further action, the Reorganized Debtors may: (a) cause any or all of the Reorganized Debtors to be merged into one or more of the Reorganized Debtors, dissolved, or otherwise consolidated, (b) cause the transfer of assets between or among the Reorganized Debtors, or (c) engage in any other transaction in furtherance of the Plan.

40 8.5 Reorganized Debtors’ Obligations Under the Plan (a) From and after the Effective Date, as set forth herein, the Reorganized Debtors shall perform the corresponding obligations under the Plan of its predecessor or predecessor-in- interest. To the extent applicable, the Plan will be administered and actions will be taken in the name of the Debtors and the Reorganized Debtors, in accordance with the terms hereof. (b) From and after the Effective Date, the Reorganized Debtors shall, among other things: (i) administer the Plan and take all steps and execute all instruments and documents necessary to effectuate the Plan, including the Plan Documents; (ii) pursue (including prosecuting, enforcing, objecting, litigating, reconciling, settling, abandoning and resolving) all of the Retained Causes of Action; (iii) reconcile Claims and resolve Disputed Claims, and administer the Claims allowance and disallowance processes as set forth in the Plan, including objecting, prosecuting, litigating, reconciling, settling and resolving Claims and Disputed Claims in accordance with the Plan; (iv) make decisions regarding the Reorganized Debtors’ retention, engagement, payment and replacement of professionals, employees and consultants; (v) administer Distributions under the Plan that are to be made by the Debtors or the Reorganized Debtors, including (a) making Distributions in accordance with the terms of the Plan and (b) establishing and maintaining the various reserves; (vi) exercise such other powers as necessary or prudent to carry out the provisions of the Plan; (vii) invest any Cash pending Distribution; (viii) file appropriate tax returns; and (ix) take such other actions as may be necessary or appropriate to effectuate this Plan. (c) Except as otherwise ordered by the Bankruptcy Court or as provided for in the Plan, any reasonable fees and expenses incurred by a Reorganized Debtor (including taxes and reasonable attorneys’ fees and expenses) on or after the Effective Date shall be paid in Cash by such Reorganized Debtor in the ordinary course of its business.

41 8.6 New Organizational Documents The New Organizational Documents shall be filed as part of the Plan Supplement and shall contain such provisions as are necessary to satisfy the provisions of the Plan, including the issuance of the Reorganized Common Stock, the Preferred Stock, and the New Warrants and, to the extent required, to prohibit the issuance of nonvoting equity securities (other than any warrants or options) as required by section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of the New Organizational Documents, after the Effective Date, as permitted by applicable law. 8.7 New Board (a) General. On the Effective Date, the term of any current members of the board of directors of GT Inc. not identified as members of the New Board shall expire and such persons shall be deemed to have tendered their resignation effective as of the Effective Date. (b) Initial Number of Directors; Initial Composition. (i) The New Board shall consist of seven directors, including David Keck, and six additional directors each of whom shall be nominated by the Financing Support Parties after consultation with David Keck. The foregoing board designation rights shall relate solely to the New Board as of the Effective Date and shall not continue after the selection of the initial New Board. Thereafter, the board designation rights shall be held by the holders of the Preferred Stock in a manner provided in Reorganized GT Inc.’s New Organizational Documents (including the certificate of designation with respect to the Preferred Stock). (ii) The boards of directors of the direct and indirect subsidiaries of Reorganized GT Inc. shall be identified and selected by the New Board; provided that, any current members of the boards of directors of the direct and indirect subsidiaries of Reorganized GT Inc. that are current members of the board of directors of GT Inc. shall tender their resignation effective on the Effective Date. 8.8 Officers of the Reorganized Debtors (a) General. The executive officers of the Debtors immediately prior to the Effective Date will serve as the initial officers of the Reorganized Debtors on and after the Effective Date. Such officers will serve in accordance with applicable non-bankruptcy law, any employment agreement with the Reorganized Debtors and, as appropriate, the New Organizational Documents, or, as applicable, the articles of incorporation and bylaws in effect for other Reorganized Debtors. (b) Annual Incentive Plan. Reorganized GT Inc. will implement an annual cash bonus plan for management and certain other employees on terms to be determined by the New Board of Reorganized GT Inc. (c) Existing Management Agreements. The Debtors will either (i) assume the Existing Management Agreements or (ii) if mutually acceptable to the Debtors, the Majority Financing Support Parties, and the Senior Executives, enter into the New Management

42 Agreements, having substantially the same terms for salary, termination rights, and benefits as contained in the Existing Management Agreements, in each case if such managers are employed by the Debtors as of the Effective Date; provided, however, the Debtors shall not assume under any Existing Management Agreements or include in any New Management Agreements (x) any indemnification or other similar obligations or liabilities with respect to any acts or omissions that occurred prior to the Petition Date, or (y) any obligations or liabilities to provide any stock- based compensation or awards. 8.9 Vesting of Assets Pursuant to section 1141(b) and (c) of the Bankruptcy Code, except as otherwise provided in the Plan, the property of each Estate and each Debtor and all Retained Causes of Action shall vest in each respective Reorganized Debtor on the Effective Date. From and after the Effective Date, the Reorganized Debtors may operate their respective businesses and may use, acquire, and dispose of property and compromise or settle any Claims, Equity Interests, or Causes of Action without supervision of or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, other than restrictions expressly imposed by this Plan or the Confirmation Order. As of the Effective Date, all property of the Debtors and the Reorganized Debtors shall be free and clear of all Claims, Liens, and interests, except as specifically provided in the Plan or in the Confirmation Order. Without limiting the foregoing, the Reorganized Debtors may, without application to or approval by the Bankruptcy Court, pay any reasonable fees and expenses (including reasonable attorneys’ fees and expenses) that the Reorganized Debtors may incur after the Effective Date. 8.10 Priority Claim Reserve On the Effective Date, the Debtors or Reorganized Debtors shall reserve or escrow cash sufficient to pay all Priority Claims that are Disputed, unresolved, or otherwise have not been Allowed in the full amount that would be payable on such Claims in Cash under the Plan if all such claims were allowed in the full amount asserted or sought by the holders of such Claims. Such reserved or escrowed Cash shall in no event become Unrestricted Cash, regardless of whether any such Claims are ultimately not Allowed in the full amount asserted or sought by the claimants or estimated by the Bankruptcy Court for purposes of Distribution. 8.11 Dissolution of the Creditors’ Committee On the Effective Date, except as provided herein, the Creditors’ Committee shall be dissolved and the members thereof shall be released and discharged of and from all further authority, duties, responsibilities, and obligations related to, arising from or in connection with the Chapter 11 Cases, and the retention or employment of the Creditors’ Committee’s attorneys, accountants, and other agents, if any, shall terminate, except for purposes of filing and prosecuting applications for final allowances of compensation for professional services rendered and reimbursement of expenses incurred in connection therewith. The Litigation Trustee, in its discretion and in accordance with its fiduciary duties, may retain former Professionals of the Creditors’ Committee.

43 8.12 Effectuating Documents; Further Transactions; Corporate Action (a) The chairman of the board of directors, the president, the chief executive officer, the chief financial officer, the executive vice president and general counsel, the controller, or any other appropriate officer of the Debtors or the Reorganized Debtors, as the case may be, shall be, and hereby are, authorized to execute, deliver, file, and record such contracts, instruments, releases, indentures, certificates, and other agreements or documents, including the Plan Documents, and take such other actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary or assistant secretary of the Debtors or the Reorganized Debtors shall be authorized to certify or attest to any of the foregoing, if necessary. (b) On the Effective Date, all matters provided for under the Plan that would otherwise require approval of the stockholders or other equity owners, managers or directors of one or more of the Debtors or the Reorganized Debtors, as the case may be, shall be deemed authorized and approved in all respects and shall be in effect from and after the Effective Date pursuant to the applicable general business law of the states or countries in which the Debtors or the Reorganized Debtors are incorporated or organized, without any requirement of further action by the stockholders or other equity owners, managers or directors of the Debtors or Reorganized Debtors. On the Effective Date, or as soon thereafter as is reasonably practicable, the Reorganized Debtors shall, if required, file their Amended Certificates of Incorporation, as the case may be, with the Secretary of State of the state in which each such Person is (or shall be) organized, in accordance with the applicable general business law of each such jurisdiction; provided, however, that the Amended Certificate of Incorporation of each of the Reorganized Debtors organized under the laws of the State of Delaware shall be filed with the Delaware Secretary of State on the Effective Date. 8.13 Preservation of Certain Causes of Action; Defenses (a) Retained Causes of Action Unless any Causes of Action against any Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in this Plan, or by a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors, as successors-in-interest to the Debtors and their Estates, shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Retained Causes of Action (excluding the Non-Released D&O Causes of Action), whether arising before or after the Petition Date and the rights of the Reorganized Debtors to commence, prosecute, or settle such Retained Causes of Action, and all defenses and counterclaims to all Claims asserted against the Debtors and their Estates, including setoff, recoupment, and any rights under section 502(d) of the Bankruptcy Code, shall be fully preserved notwithstanding the occurrence of the Effective Date. The Reorganized Debtors may pursue such Retained Causes of Action, counterclaims, and defenses, as appropriate, in accordance with their best interests, as determined by the Reorganized Debtors. The Reorganized Debtors expressly reserve all Retained Causes of Action for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or

44 otherwise), or laches, shall apply such Retained Causes of Action upon, after, or as a consequence of the Confirmation or Consummation. The Reorganized Debtors are deemed the representative of the Debtors’ Estates for the purpose of prosecuting the Retained Causes of Action. No Person may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Retained Cause of Action against such Person as any indication that the Reorganized Debtors will not pursue any and all available Retained Causes of Action against such Person. (b) Non-Released D&O Causes of Action Unless any Causes of Action against any Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in this Plan, or by a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Litigation Trust shall receive and may enforce all rights to commence and pursue, as appropriate, any and all Non-Released D&O Causes of Action and the rights of the Litigation Trust to commence, prosecute, or settle such Non- Released D&O Causes of Action shall be fully preserved notwithstanding the occurrence of the Effective Date. The Litigation Trust may pursue such Non-Released D&O Causes of Action as appropriate, in accordance with their best interest of the Litigation Trust and its beneficiaries. No Person may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Non-Released D&O Cause of Action against such Person as any indication that the Litigation Trust will not pursue any and all available Non-Released D&O Causes of Action against such Person. The Litigation Trust expressly reserves all Non-Released D&O Causes of Action for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply such Non-Released Causes of Action upon, after, or as a consequence of the Confirmation or Consummation. The Litigation Trustee is deemed the representative of the Debtors’ Estates for the purpose of prosecuting the Non-Released D&O Causes of Action. 8.14 Cancellation of Securities, Indentures, and Other Documents Evidencing Claims and Equity Interests On the Effective Date, all instruments evidencing or creating any indebtedness or obligation of the Debtors, except such instruments that are reinstated, authorized or issued under this Plan, shall be canceled and extinguished. Additionally, as of the Effective Date, all GT Inc. Equity Interests, and any and all warrants, options, rights, or interests with respect to such GT Inc. Equity Interests that have been issued, could be issued, or that have been authorized to be issued but that have not been issued, shall be deemed automatically cancelled and extinguished with respect to the Debtors without any further action of any party, whether such document is surrendered for cancellation or not, and the obligations of the Debtors, the Reorganized Debtors, or the Litigation Trust thereunder or in any way related thereto will be discharged.

45 Notwithstanding anything to the contrary herein, and notwithstanding Confirmation or Consummation, any such instrument that governs the rights of the holder of a Claim shall continue in effect solely for purposes of: (1) allowing holders of Claims to receive Distributions under the Plan; (2) allowing the Indenture Trustee and the DIP Agent to make the Distributions in accordance with the Plan, as applicable; (3) preserving any rights of the Indenture Trustee or the DIP Agent to payment of fees, expenses, and indemnification obligations as against any money or property distributable to holders of Claims under the relevant instrument, including any rights to priority of payment or to exercise charging liens (including the Indenture Trustee Charging Lien); (4) allowing the Indenture Trustee and the DIP Agent to enforce any obligations owed to each of them under the Plan; and (5) allowing the Indenture Trustee and the DIP Agent to appear in the Chapter 11 Cases or any proceeding in which they are or may become a party; provided, further, however, that the preceding proviso shall not affect the discharge of Claims or Equity Interests pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan, or result in any expense or liability to the Debtors or Reorganized Debtors, as applicable. Except for the rights provided pursuant to this Plan, the holders of, or parties to, the cancelled notes, equity interests, options, share certificates, and other agreements and instruments shall have no rights arising from or relating to such notes, interests, options, share certificates, and other agreements and instruments or the cancellation thereof. 8.15 Management Incentive Plan Promptly following the Effective Date (but no later than 20 days after the Effective Date), the New Board shall adopt the Management Incentive Plan. 8.16 Litigation Trust (a) Establishment of the Litigation Trust. The powers, authority, responsibilities, and duties of the Litigation Trust are set forth in and will be governed by the Litigation Trust Agreement, which will be filed as part of the Plan Supplement. On the Effective Date, the Debtors or the Reorganized Debtors, as the case may be, shall execute the Litigation Trust Agreement and shall take all other steps necessary to establish the Litigation Trust in accordance with and pursuant to the terms of the Litigation Trust Agreement. The Litigation Trust shall be managed and governed by the Litigation Trustee. The Majority Financing Support Parties, with the consent of the Creditors’ Committee and the Debtors, will select the initial Litigation Trustee, and the Debtors will disclose the identity of the initial Litigation Trustee in the Plan Supplement. The retention of the Litigation Trustee shall be approved in the Confirmation Order. (b) Purpose of the Litigation Trust. The Litigation Trust shall be established as a liquidating grantor trust for the purpose of liquidating and distributing the Litigation Trust Assets to the Litigation Trust Beneficiaries in accordance with this Plan and Treasury Regulation Section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business. (c) Litigation Trust Assets. The Litigation Trust Assets shall consist of (i) the Litigation Trust Funding Amount; (ii) the Excess Proceeds; (iii) the GUC Preference Proceeds; and (iv) the Non-Released D&O Causes of Action. The Litigation Trust Assets shall be

46 transferred to the Litigation Trust, for the benefit of the Litigation Trust Beneficiaries, in accordance with the provisions of Section 5.4, 5.6, and 5.7 of the Plan, as applicable. Under no circumstances shall the Debtors or the Reorganized Debtors be required to contribute any of their respective Assets to the Litigation Trust in excess of (i) the Litigation Trust Funding Amount, (ii) the Excess Proceeds distributable to holders of Allowed General Unsecured Claims pursuant to the Plan, (iii) the GUC Preference Proceeds, and the (iv) the Non-Released D&O Causes of Action. (d) Transfer of Assets to the Litigation Trust. On the Effective Date, the Litigation Trust Funding Amount, the Excess Proceeds, and the Non-Released D&O Causes of Action shall be transferred (or deemed transferred) to the Litigation Trust; provided, however, that with respect to the GUC Preference Proceeds, the Reorganized Debtors shall transfer such proceeds as they become available to the Litigation Trust on the applicable Distribution Date. Any such transfers, or any subsequent transfer of the Litigation Trust Assets by the Litigation Trustee to any entity, transfers shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use, or other similar tax. Upon delivery of all Litigation Trust Assets to the Litigation Trust, the Reorganized Debtors shall be released from all liability with respect to the delivery of such Distributions. The Debtors, the Reorganized Debtors, and the Litigation Trustee shall be authorized to execute, deliver, file, or record such documents, contracts, instruments, releases, and other agreements and take such other actions and may be necessary to effectuate and further evidence (i) the transfer of the Litigation Trust Assets to the Litigation Trust, and (ii) the terms and conditions of the Plan and the Litigation Trust Agreement. (e) Non-Released D&O Causes of Action. In accordance with section 1123(b) of the Bankruptcy Code, the Non-Released D&O Causes of Action are fully preserved notwithstanding the occurrence of the Effective Date of the Plan. The Litigation Trustee shall have the power to investigate, enforce, sue on, settle or compromise (or decline to do any of the foregoing) all Non- Released D&O Causes of Action. The Litigation Trustee shall pursue the Non-Released D&O Causes of Action on such terms and conditions as are consistent with the interests of the Litigation Trust Beneficiaries and the reasonable business judgment of the Litigation Trustee. (f) GUC Preference Proceeds. For the avoidance of doubt, (i) 60% of any affirmative cash recoveries obtained by the Reorganized Debtors on the Preference Causes of Action, net of any reasonable and documented legal fees, expenses and costs of pursuing the Preference Causes of Action, will be retained by the Reorganized Debtors; (ii) the Reorganized Debtors will retain discretion and control over the commencement, prosecution, negotiation, settlement, and other resolution of all Preference Causes of Action; provided, however, that with respect to Preference Causes of Action that the Reorganized Debtors determine to commence, the Reorganized Debtors shall prosecute such Preference Causes of Action as promptly as reasonably practicable and shall update the Litigation Trustee regarding the status of such Causes of Action; and (iii) to the extent the Reorganized Debtors settle or resolve any Preference Causes of Action by obtaining a reduction in the amount of any Claim held by any defendant to a Preference Causes of Action (or any of its Affiliates) against the Debtors, including any Administrative Expense Claim or Non-Priority Tax Claim, such reduction shall not be included in the GUC Preference Proceeds and neither the Litigation Trust nor holders of Allowed General Unsecured Claims shall be entitled to payment on account of such reduction.

47 In addition to the transfer requirements in Section 8.16(d) of the Plan, the Reorganized Debtors shall provide the Litigation Trustee, upon reasonable request, with a report regarding the status of the Reorganized Debtors’ pursuit of Preference Causes of Action; provided that the Reorganized Debtors shall only be required to provide such a report once per calendar quarter. (g) Powers of the Litigation Trustee. The Litigation Trustee shall have the rights and powers set forth in the Litigation Trust Agreement, without application to, or approval of the Bankruptcy Court. (h) Limitation of Liability. Neither the Litigation Trustee, professionals engaged by or on behalf of the Litigation Trustee, nor any duly designated agent or representative of the Litigation Trustee (each solely in its capacity as such), shall be liable for the act or omission of any other agent or representative of the Litigation Trustee, nor shall the Litigation Trustee be liable for any action taken, suffered or omitted to be taken in its capacity as the Litigation Trustee or in reliance on any provision of the Plan or the Litigation Trust Agreement, as applicable, other than acts or omissions resulting from the willful misconduct or gross negligence (which willful misconduct or gross negligence must be determined by a Final Order of a court of competent jurisdiction) of the Litigation Trustee, or its professionals, agents or representatives (each solely in its capacity as such). In no event shall the Litigation Trustee be liable or responsible for special, punitive, indirect, consequential, or incidental loss or damages of any kind whatsoever (including lost profits) to any Person, even if the Litigation Trustee has been advised of the likelihood of such loss or damage; provided, however, that the Litigation Trustee and its professionals, agents, and representatives (each solely in its capacity as such) shall remain liable for actual pecuniary losses resulting from willful misconduct or gross negligence. The Litigation Trustee may consult with professional(s), and the advice or opinion of such professional(s) will constitute authorization and protection to the Litigation Trustee to the fullest extent permitted by applicable law. This provision shall survive termination of the Litigation Trust Agreement and the resignation, removal or replacement of the Litigation Trustee. (i) Indemnification. The Litigation Trust shall indemnify the Litigation Trust Indemnified Parties for, and shall hold them harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including the reasonable fees and expenses of their respective professionals), incurred without gross negligence or willful misconduct on the part of the Litigation Trust Indemnified Parties (which gross negligence or willful misconduct, if any, must be determined by a Final Order of a court of competent jurisdiction), for any action taken, suffered, or omitted to be taken by the Litigation Trustee Indemnified Parties in connection with the acceptance, administration, exercise, and performance of their duties under the Plan or the Litigation Trust Agreement, as applicable. An act or omission taken with the approval of the Bankruptcy Court, and not inconsistent therewith, will be conclusively deemed not to constitute gross negligence or willful misconduct. In addition, the Litigation Trust shall, to the fullest extent permitted by law, indemnify and hold harmless the Litigation Trust Indemnified Parties, from and against and with respect to any and all liabilities, losses, damages, claims, costs and expenses, including attorneys’ fees arising out of or due to their actions or omissions, or consequences of such actions or omissions, with respect to the Litigation Trust or the implementation or administration of the Plan if the Litigation Trust Indemnified Party acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Litigation Trust. To the extent the Litigation Trust

48 indemnifies and holds harmless any Litigation Trust Indemnified Parties as provided above, the legal fees and related costs incurred by counsel to the Litigation Trustee in monitoring or participating in the defense of such claims giving rise to the right of indemnification shall be paid as Litigation Trust Expenses. The costs and expenses incurred in enforcing the right of indemnification in this Section shall be paid by the Litigation Trust. This provision shall survive the termination of the Litigation Trust Agreement and the resignation, replacement, or removal of the Litigation Trustee. (j) Insurance. The Litigation Trustee shall be authorized, but not required, to obtain any reasonably necessary insurance coverage, at the Litigation Trust’s sole expense, for itself and its respective agents, including coverage with respect to the liabilities, duties, and obligations of the Litigation Trustee, which insurance coverage may, at the sole option of the Litigation Trustee, be extended for a reasonable period after the termination of the Litigation Trust Agreement. (k) Reserves. The Litigation Trustee may, but shall not be obligated to, physically segregate and maintain separate accounts or sub-accounts for reserves, including reserves for Claims of Litigation Trust Beneficiaries and Litigation Trust Expenses. Reserves may be merely bookkeeping entries or accounting methodologies which may be revised from time to time, to enable the Litigation Trustee to determine reserves and amounts to be paid to Litigation Trust Beneficiaries who have Allowed Claims. (l) Bar of Claims-Over Against Protected Parties (i) As more fully set forth in the Litigation Trust Agreement, (A) the liquidation of the Litigation Trust Assets shall not cause the Protected Parties to incur any liability with respect to the Non-Released D&O Causes of Action in the nature of contribution, reimbursement, or indemnification, however denominated or described, in connection with, arising out of, or in any way related to the Non-Released D&O Causes of Action and (B) any such claims-over shall be satisfied as provided in this Section 8.16(e). (ii) Any Litigation Trust Defendant shall be permanently barred, enjoined, and restrained from commencing, prosecuting, or asserting any Covered Claim based upon, related to, or arising out of the prosecution of Non-Released D&O Causes of Action against that Litigation Trust Defendant, whether such Covered Claim is asserted in a court, an arbitration, an administrative agency or forum, or in any other manner; provided, however, that the Litigation Trust shall reduce and credit against any judgment it may obtain against the Litigation Trust Defendant the amount of any Covered Claim which is determined and awarded by a court of competent jurisdiction in any action involving the prosecution of Non-Released D&O Causes of Action against that Litigation Trust Defendant. (m) Expenses of Litigation Trustee. All Litigation Trust Expenses shall be paid from the Litigation Trust Assets in accordance with the Litigation Trust Agreement and without further approval of the Bankruptcy Court. Any disputes concerning the payment of Litigation Trust Expenses shall be submitted to the Bankruptcy Court for resolution.

49 (n) Tax Treatment of Transfers to the Litigation Trust. Unless the IRS requires otherwise, any transfer of the Litigation Trust Assets to the Litigation Trust for the benefit of the Litigation Trust Beneficiaries, shall be treated for all federal income tax purposes by all parties involved as a deemed transfer of such Litigation Trust Assets (other than the amounts set aside in the LT Reserves which will be subject to an entity level tax) to the Litigation Trust Beneficiaries followed by a deemed transfer by such Litigation Trust Beneficiaries of such Litigation Trust Assets to the Litigation Trust. The Litigation Trust Assets so transferred shall be valued consistently by the Litigation Trustee and the Litigation Trust Beneficiaries, including all valuations used for federal income tax purposes, and such Litigation Trust Beneficiaries shall be treated as the grantors and deemed owners of the Litigation Trust. The Litigation Trustee shall file federal income tax returns for the Litigation Trust as a grantor trust in accordance with United States Treasury Regulation Section 1.671-4 and report, but not pay tax on, the LT Tax Items (other than LT Tax Items attributable to the LT Reserves, which will be subject to an entity level tax). The Litigation Trust Beneficiaries shall report such LT Tax Items on their federal income tax returns and pay any resulting federal income tax liability. The Litigation Trust shall file an election pursuant to Treasury Regulation 1.468B-9(c) to treat the LT Reserves as a disputed ownership fund and file federal income tax returns and pay taxes for the LT Reserves as a separate taxable entity. (o) Resignation, Death or Removal of the Litigation Trustee. The Litigation Trustee may resign at any time upon not less than thirty (30) days’ written notice to the Bankruptcy Court. In the event of the death, resignation, or removal of the Litigation Trustee, any party in interest (including in the case of resignation, the Litigation Trustee) may file a motion in the Bankruptcy Court to appoint a successor Litigation Trustee (who shall be acceptable to the Reorganized Debtors). Any successor Litigation Trustee shall not have any liability or responsibility for the acts or omissions of any of its predecessor(s). (p) Termination of Litigation Trust. Notwithstanding anything to the contrary herein or in the Litigation Trust Agreement, the Litigation Trust will terminate on or before the fifth (5th) anniversary of the Effective Date; provided, however, that, at any time within six (6) months of such termination, the Bankruptcy Court, upon motion by the Litigation Trustee, may extend the term of the Litigation Trust if such extension is determined to be in the best interests of the Litigation Trust Beneficiaries; provided, further, that such extension or extensions shall not exceed three (3) years after the initial termination date, unless the Litigation Trust receives a favorable ruling from the IRS, or an opinion of counsel, that such extension will not adversely affect the status of the trust as a liquidating trust. Notwithstanding the foregoing, if the Chapter 11 Cases have been closed before the filing of any such motion requesting an extension of the term of the Litigation Trust, any Statutory Fees incurred in connection with and after the reopening of the Chapter 11 Cases shall be paid by the Liquidating Trust. (q) Privilege. In connection with the transfer of the Non-Released D&O Causes of Action, any attorney-client privilege, work-product privilege, or other privilege or immunity attaching to any documents or communications (whether written or oral) to the extent related to the Non-Released D&O Causes of Action shall be shared by the Litigation Trust and the Reorganized Debtors and shall vest in the Litigation Trustee and attorneys, agents, and representatives to the extent necessary to effect such shared privilege; provided, however, that neither the Debtors nor the Reorganized Debtors shall have any obligation to provide any

50 privileged documents or work product created after the Petition Date to the Litigation Trustee. The Debtors or the Reorganized Debtors, as the case may be, and the Litigation Trustee are authorized to take all necessary actions to effectuate the sharing and vesting of such privileges. The Confirmation Order shall provide that the Litigation Trustee’s receipt of the shared privileges shall be without waiver of any such privileges, in recognition of the joint and/or successorship interest in prosecuting claims on behalf of the Debtors’ Estates. The Litigation Trustee shall not waive any privilege with respect to any documents or communication covered under this Section without the prior written consent of the Reorganized Debtors. ARTICLE IX. DISTRIBUTIONS UNDER THE PLAN 9.1 Distributions on Allowed General Unsecured Claims Distributions with respect to holders of Allowed Claims shall only be made on a Distribution Date. Solely for purposes of Distribution under the Plan and not for purposes of voting to accept or reject the Plan, (a) all Allowed Claims in Class 4A or Class 4B held by a single creditor against GT Inc. shall be aggregated and treated as a single Claim against such entity, (b) all Allowed Claims in Class 4C held by a single creditor against the Corp Debtors shall be aggregated and treated as a single Claim against the Corp Debtors, and (c) all Allowed Claims in Class 4D held by a single creditor against GT Hong Kong shall be aggregated and treated as a single Claim against GT Hong Kong. At the written request of the Reorganized Debtors or the Litigation Trustee, any creditor holding multiple Allowed General Unsecured Claims shall provide to the Reorganized Debtors or the Litigation Trustee, as the case may be, a single address to which any Distributions shall be sent. 9.2 Date of Distributions In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. 9.3 Disbursing Agent Except as otherwise provided in Section 9.6(b), (c), or (d) of the Plan, all Distributions under the Plan shall be made by the Reorganized Debtors, as Disbursing Agent or such other Person designated by the Reorganized Debtors. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties. 9.4 Rights and Powers of Disbursing Agent The applicable Disbursing Agent shall be empowered to (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan, (b) make all Distributions contemplated hereby, (c) employ professionals to represent it with respect to its responsibilities, and (d) exercise such other powers as may be vested in the

51 Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof, but solely with respect to those Claims on account of which the applicable Disbursing Agent is designated to make distributions under the Plan and with respect to the Litigation Trust. In furtherance of the rights and powers of the Disbursing Agent, the Disbursing Agent shall have no duty or obligation to make Distributions to any holder of an Allowed Claim unless and until such holder executes and delivers, in a form acceptable to the Disbursing Agent, any documents applicable to such Distributions. 9.5 No Liability The Debtors, the Reorganized Debtors, the Indenture Trustee, the DIP Agent, and the Litigation Trustee, or their respective designees, each in their capacity as the Disbursing Agent, as applicable, shall only be required to act and make Distributions in accordance with the terms of the Plan. A Disbursing Agent shall have no (i) Liability to any Person for actions taken in accordance with the Plan or in reliance upon information provided to it in accordance with the Plan or (ii) obligation or Liability for Distributions under the Plan to any Person who does not hold a Claim against the Debtors as of the Distribution Record Date or any other date on which a Distribution is made or who does not otherwise comply with the terms of the Plan. 9.6 Delivery of Distributions (a) Distributions to Last Known Address. Subject to Bankruptcy Rule 9010, all Distributions to any holder of an Allowed Claim shall be made at the address of such holder as set forth on the Schedules filed with the Bankruptcy Court or on the books and records of the Debtors or its agents, as applicable, unless the Debtors or the Reorganized Debtors have been notified in writing of a change of address, including by the filing of a proof of claim by such holder that contains an address for such holder different than the address of such holder as set forth on the Schedules. Nothing in this Plan shall require the Debtors or the Litigation Trustee to attempt to locate any holder of an Allowed Claim. (b) Distributions to DIP Agent. The DIP Agent shall be the Disbursing Agent for the holders of all DIP Facility Claims. Accordingly, Distributions for the benefit of the holders of DIP Facility Claims shall be made to the DIP Agent. The DIP Agent shall, in turn, promptly administer the Distributions to the holders of Allowed DIP Facility Claims, in accordance with the Plan and the DIP Facility. The issuance and Distribution of Reorganized Common Stock, Cash, and DIP Warrants, in each case as applicable, to the DIP Agent, shall be deemed a Distribution to the respective holders of Allowed DIP Facility Claims. Upon delivery of the Distributions required under the Plan as provided in this paragraph, the Reorganized Debtors shall be released of all Liability with respect to the delivery of such Distributions.

52 (c) Distribution to Indenture Trustee. The Indenture Trustee shall be the Disbursing Agent for the holders of all GT Inc. Notes Claims on account of the Distributions that are to be made on or about the Effective Date (other than the Distribution of Excess Proceeds). Accordingly, Distributions for the benefit of the holders of Allowed GT Inc. Notes Claims (other than the Distribution of Excess Proceeds) shall be made to the Indenture Trustee who, subject to the right of the Indenture Trustee to assert its Indenture Trustee Charging Lien against such Distributions, shall transmit such Distributions to the holders of GT Inc. Notes Claims as provided in the GT Inc. Notes Indentures. Notwithstanding any provision in the Plan to the contrary, the distribution provisions contained in the GT Inc. Notes Indentures shall continue in effect to the extent necessary to authorize the Indenture Trustee to receive and make Distributions to the holders of GT Inc. Notes Claims and shall terminate completely upon completion of all such Distributions made on or about the Effective Date. On the Effective Date, or as soon as reasonably practicable thereafter, the Indenture Trustee, with the cooperation of the Debtors or the Reorganized Debtors, shall direct DTC and any other applicable securities depository to surrender the GT Inc. Notes to the Indenture Trustee. All Distributions by the Indenture Trustee to holders of GT Inc. Notes Claims shall only be made to such holder after (i) the surrender by each such holder of the debt securities representing such GT Inc. Notes Claim or appropriate instructions from the applicable securities depository have been received by the Indenture Trustee or (ii) the loss, theft, mutilation, or destruction of such debt securities that are certificated has been established to the reasonable satisfaction of the Indenture Trustee, which satisfaction may require such holder to submit a lost instrument affidavit and an indemnity bond holding the Litigation Trust and the Indenture Trustee harmless in respect of such debt securities and distributions made in respect thereof. Upon surrender of such certificated debt securities, if any, the Indenture Trustee shall cancel and destroy such debt securities. Any holder that fails to surrender such certificated debt securities or, if applicable, satisfactorily explains the loss, theft, or destruction of such certificated debt securities to the Indenture Trustee within one (1) year of the Effective Date shall be deemed to have no further Claim against the Debtors, the Litigation Trust, or the Indenture Trustee in respect of such Claim and shall not be entitled to receive any distribution under the Plan. All property in respect of such forfeited distributions, including interest thereon, shall, subject to the Indenture Trustee’s Charging Lien, be reallocated on a pro rata basis to the other holders of GT Inc. Notes Claims. The Indenture Trustee, in its capacity as Disbursing Agent, may transfer any such Distributions through the facilities of DTC or another third-party distribution agent. The issuance and Distribution of the Reorganized Common Stock and the Noteholder Warrants to the Indenture Trustee shall be deemed a Distribution to the respective holders of Allowed GT Inc. Notes Claims. Upon delivery of the Distributions required under the Plan as provided in this Section, the Reorganized Debtors shall be released of all liability with respect to the delivery of such Distributions that are to be made on or about the Effective Date. Any Distributions made to any holder of GT Inc. Notes Claims on any subsequent Distribution Date shall be made by the Disbursing Agent for the Litigation Trust.

53 A reasonable fee for the Indenture Trustee’s service as Disbursing Agent shall be paid by the Reorganized Debtors. (d) Distribution to Litigation Trustee. The Litigation Trustee, or such other Person designated by the Litigation Trustee, shall be the Disbursing Agent for the Litigation Trust Beneficiaries. Except as otherwise ordered by the Bankruptcy Court, the Litigation Trustee shall not be required to give a bond or surety or other security for the performance of its duties. Initial Distributions for the benefit of the Litigation Trust Beneficiaries shall be made to the Litigation Trustee. The Litigation Trustee shall, in turn, promptly administer the Distributions to the Litigation Trust Beneficiaries, in accordance with the Plan and the Litigation Trust Agreement. The Distribution of the Litigation Trust Assets to the Litigation Trust shall be deemed a Distribution to the respective Litigation Trust Beneficiaries. Upon delivery of the Distributions required under the Plan as provided in this paragraph, the Reorganized Debtors shall be released of all liability with respect to the delivery of such Distributions. From and after the Effective Date, the Reorganized Debtors (or, as the case may be, the Claims Agent) shall cooperate with the Litigation Trustee regarding the resolution of General Unsecured Claims. Upon request by the Litigation Trustee, the Claims Agent shall provide the Litigation Trustee with an updated Claims Register with respect to General Unsecured Claims, provided that the Claims Agent shall not be required to provide an updated Claims Register more than once per calendar quarter. The Claims Agent shall further provide the Litigation Trustee with such additional information as may be reasonably requested by the Litigation Trustee for purposes of making Distributions to the Litigation Trust Beneficiaries. (e) Distribution of Reorganized Common Stock Except as provided in the Plan, the Reorganized Common Stock to be distributed under the Plan will be issued in book-entry form, and DTC or its nominee will be the holder of record of such Reorganized Common Stock. One or more global certificates representing such Reorganized Common Stock will be registered with the transfer agent as agent for the Reorganized Common Stock in the name of, and will be deposited with, DTC or its nominee. The ownership interest of each holder of such Reorganized Common Stock, and transfers of ownership interests therein, will be recorded on the records of the direct and indirect participants in DTC. To receive distributions of Reorganized Common Stock, holders of applicable Allowed Claims will be required to designate a direct or indirect participant in DTC with whom such holder has an account into which such Reorganized Common Stock may be deposited. 9.7 Unclaimed Distributions All Distributions under the Plan that are unclaimed for a period of one (1) year after Distribution thereof shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and revested in the Reorganized Debtors and any entitlement of any holder of any Claims to such Distributions shall be extinguished, discharged and forever barred. To the extent that any Person whose reclamation demand was granted pursuant to an order of the Bankruptcy Court during the Chapter 11 Cases has not, by the Effective Date, taken

54 possession of the goods that are the subject of the granted reclamation demand, such goods shall be deemed unclaimed property pursuant to section 347(b) of the Bankruptcy Code and revested in the Reorganized Debtors, and any entitlement of such Person to such goods shall be extinguished, discharged, and forever barred. 9.8 Distribution Record Date (a) With respect to Claims in Classes 4B, 4C, and 4D, the Claims Register shall be closed on the Distribution Record Date and the Debtors, the Reorganized Debtors and the Litigation Trustee shall have no obligation to recognize any transfer of any such Claims against the Debtors occurring after the Distribution Record Date. The Debtors, Reorganized Debtors, and Litigation Trust will be entitled to recognize and deal for all purposes under the Plan only with those recordholders of such Claims against the Debtors as of the Distribution Record Date. (b) With respect to Claims in Class 4A, as of the close of business on the Distribution Record Date, (i) the transfer books and records of the GT Inc. Notes as maintained by the Indenture Trustee or its agent shall be closed, and (ii) any transfer of any GT Inc. Notes, GT Inc. Notes Claims, or any interest therein shall be prohibited. The Reorganized Debtors, the Litigation Trust, and the Indenture Trustee shall have no obligation to recognize any transfer of any GT Inc. Notes, GT Inc. Notes Claims, or any interest therein occurring after the close of business on the Distribution Record Date, and shall instead be entitled to recognize and deal for all purposes under this Plan with only those holders of records as of the close of business on such date. 9.9 Manner of Payment At the option of the Disbursing Agent, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements. 9.10 Time Bar to Cash Payments by Check Checks issued by, or on behalf of, the Debtors, the Reorganized Debtors, or the Litigation Trust on account of Allowed Claims shall be null and void if not negotiated within ninety (90) days after the date of issuance thereof. Any holder of an Allowed Claim that fails to cash any such checks within the ninety (90) day period shall forfeit all rights to any Distributions under the Plan, and the proceeds of such checks shall revest in the Reorganized Debtors or the Litigation Trustee, as applicable. Any such holder shall have no claim whatsoever against the Debtors, the Reorganized Debtors, the Litigation Trust, or any other holder of an Allowed Claim to whom Distributions are made under the Plan. The Reorganized Debtors and the Litigation Trustee shall not be obligated to investigate an alternative address for any holder of an Allowed Claim whose Distribution is returned as undeliverable. 9.11 No Fractional Distributions No fractional shares of Reorganized Common Stock for fractional shares of Reorganized Common Stock shall be distributed and no Cash shall be distributed in lieu of such fractional shares for fractional shares. When any Distribution pursuant to the Plan on account of an Allowed Claim would otherwise result in the issuance of fractional shares of Reorganized

55 Common Stock for fractional shares, the actual Distribution of such fractional shares shall be rounded as follows: (a) fractions of one-half (½) or greater shall be rounded to the next higher whole number and (b) fractions of less than one-half (½) shall be rounded to the next lower whole number, with no further payment therefor. The total number of authorized shares of Reorganized Common Stock (including shares of Reorganized Common Stock issuable upon the exercise of the New Warrants) to be distributed to holders of Allowed Claims shall be adjusted as necessary to account for the foregoing rounding. 9.12 No Fractional Cents Notwithstanding any other provision of the Plan to the contrary, no payment of fractional cents shall be made pursuant to the Plan. Whenever any payment of a fraction of a cent under the Plan would otherwise be required, the actual Distribution made shall reflect a rounding of such fraction to the nearest whole penny (up or down) with half cents or more being rounded up and fractions less than half of a cent being rounded down. 9.13 Setoffs and Recoupment Except as otherwise provided in the Plan, the Reorganized Debtors may, but shall not be required to, set off against or recoup from any Claim (including any Allowed Claim) and the payments to be made pursuant to the Plan in respect of such Claim any Causes of Action of any nature whatsoever that the Debtors may have against the claimant; provided, however, neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such Cause of Action they may have against such claimant. 9.14 Allocation of Plan Distributions Between Principal and Interest To the extent that any Allowed Claim entitled to a Distribution under the Plan consists of indebtedness and other amounts (such as accrued but unpaid interest thereon), such Distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to such other amounts. 9.15 Distributions After Effective Date Distributions made after the Effective Date shall be deemed to have been made on the Effective Date. 9.16 Interest on Claims Except as specifically provided for in the Plan or the Confirmation Order, interest accruing from and after the Petition Date shall not accrue on Claims, and no holders of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. In addition, interest shall not accrue or be paid on any Disputed Claim in respect of the period from the Petition Date through the date such Claim becomes an Allowed Claim. Except as expressly provided herein, no Claim shall be Allowed to the extent that it is for postpetition interest or other similar charges.

56 9.17 No Distribution in Excess of Allowed Amount of Claim Notwithstanding anything to the contrary herein, no holder of an Allowed Claim shall receive on account of such Claim any Distribution in excess of the Allowed amount of such Claim. 9.18 Ordinary Course Postpetition Liabilities Except as otherwise specifically provided for in the Plan or required by any order of the Bankruptcy Court, holders of Claims against the Debtors (other than Professional Fee Claims) based on Liabilities incurred after the Petition Date in the ordinary course of the Debtors’ businesses shall not be required to file any request for payment of such Claims with the Bankruptcy Court. Such Claims shall be assumed and paid by the Reorganized Debtors in the ordinary course of business of the Reorganized Debtors, in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to the transaction underlying such Claims, without any further action by the holders of such Claims. 9.19 Payment of Taxes on Distributions Received Pursuant to the Plan All Persons that receive Distributions under the Plan shall be responsible for reporting and paying, as applicable, all appropriate federal, state and local taxes on account of such Distributions. 9.20 Claims Reserves On the Effective Date, and after making all Distributions required to be made on the Effective Date under the Plan, the Reorganized Debtors shall establish and maintain a separate reserve (each, a “Reserve”) for each Class of Claims and Unclassified Claims (other than Intercompany Claims), which Reserve shall be administered by the Reorganized Debtors. To the extent that Reserves are established and maintained for the benefit of any holder of a Disputed Claim, such Reserves shall include an amount of Reorganized Common Stock, New Warrants and/or Cash, as the case may be, equal to the Distributions that would have been made to the holder of such Disputed Claim if it were an Allowed Claim in an amount equal to the lesser of (i) the amount of the Disputed Claim, (ii) the amount in which the Disputed Claim shall be estimated by the Bankruptcy Court pursuant to section 502 of the Bankruptcy Code for purposes of allowance, which amount, unless otherwise ordered by the Bankruptcy Court, shall constitute and represent the maximum amount in which such Claim ultimately may become an Allowed Claim, or (iii) such other amount as may be agreed upon by the holder of such Disputed Claim and the Reorganized Debtors. All Reorganized Common Stock, New Warrants, and Cash, as applicable, allocable to a Class of Claims or Unclassified Claims hereunder shall be distributed by the Reorganized Debtors to the relevant Reserve on the Effective Date. Cash held in Reserve shall only be invested in Section 345 Securities. Each Reserve shall be closed and extinguished by Reorganized GT Inc. upon its determination that all Distributions of Reorganized Common Stock, New Warrants, and Cash required to be made under the Plan have been made in accordance with the terms of the Plan. Subject to Section 6.1(d)(v) of the Plan, upon closure of a

57 Reserve, all Reorganized Common Stock, New Warrants, and Cash then held in such Reserve shall be subject to re-Distribution to the applicable Class, as appropriate, all in accordance with the provisions of Article V and Article VI of the Plan; provided, however, for purposes of clarification, any Cash reserved for Priority Claims shall be returned to the Reorganized Debtors and shall in no event become Unrestricted Cash whether or not any such Claims are ultimately Disallowed in full or in part or estimated by the Bankruptcy Court for distribution purposes. The Reorganized Debtors may, but shall not be obligated to, physically segregate and maintain separate accounts or sub-accounts for the Reserves. Reserves may be merely bookkeeping entries or accounting methodologies which may be revised from time to time, to enable the Reorganized Debtors to determine reserves and amounts to be distributed in accordance with the Plan. 9.21 Withholdings Notwithstanding anything to the contrary in this Plan, including Section 9.19, the Disbursing Agent may withhold from amounts distributable to any Person any and all amounts, determined in the Disbursing Agent’s reasonable sole discretion, to be required by any law, regulation, rule, ruling, directive, or other governmental requirement. 9.22 De Minimis Distributions All De Minimis Distributions will be held by the Reorganized Debtors or the Litigation Trust, as applicable, for the benefit of the holders of Allowed Claims entitled to such De Minimis Distributions. When the aggregate amount of De Minimis Distributions held by the Reorganized Debtors or the Litigation Trust, as applicable, for the benefit of a holder of an Allowed Claim exceeds $25.00, the Reorganized Debtors or the Litigation Trust, as applicable, will distribute such De Minimis Distributions to such holder. If, at the time that the final Distribution under this Plan is to be made, the De Minimis Distributions held by the Reorganized Debtors or the Litigation Trust, as applicable, for the benefit of a holder of a Claim total less than $25.00, such funds shall not be distributed to such holder, but rather, such Claims shall be deemed expunged and such Distribution shall revest in the Reorganized Debtors or, in the case of the Litigation Trust, shall be available for distribution to any remaining Litigation Trust Beneficiaries. ARTICLE X. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS 10.1 Claims Administration Responsibilities Except as otherwise specifically provided in the Plan, after the Effective Date, the Reorganized Debtors shall have the sole authority (a) to file, withdraw, or litigate to judgment objections to Claims or Equity Interests, (b) to settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court, (c) to amend the Schedules in accordance with the Bankruptcy Code, and (d) to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court.

58 10.2 Claim Objections Unless a Claim is expressly described as an Allowed Claim pursuant to or under this Plan, or otherwise becomes an Allowed Claim prior to the Effective Date, upon the Effective Date, the Reorganized Debtors shall be deemed to have a reservation of any and all objections of the Estates to any and all Claims and motions or requests for the payment of Claims, whether administrative expense, priority, secured or unsecured, including any and all objections to the validity or amount of any and all alleged Administrative Expense Claims, Priority Tax Claims, Priority Non-Tax Claims, DIP Facility Claims, Other Secured Claims, Secured Tax Claims, General Unsecured Claims, Subordinated Securities Claims, Intercompany Equity Interests, Equity Interests, Liens and security interests, whether under the Bankruptcy Code, other applicable law or contract. The Debtors’ or the Reorganized Debtors’ failure to object to any Claim in the Chapter 11 Cases shall be without prejudice to the Reorganized Debtors’ rights to contest or otherwise defend against such Claim in the Bankruptcy Court when and if such Claim is sought to be enforced by the Holder of such Claim. Unless otherwise provided in this Plan or by order of the Bankruptcy Court, any objections to Claims (including Administrative Expense Claims but excluding Professional Fee Claims) shall be filed and served by the Claim Objection Deadline, provided that the Reorganized Debtors may request (and the Bankruptcy Court may grant) an extension of such deadline by filing a motion with the Bankruptcy Court, based upon a reasonable exercise of the Reorganized Debtors’ business judgment; provided further that with respect to Claims that, as of the Claim Objection Deadline, are subject to an Initial Objection wherein the objection to such Claim is ultimately denied, the Claim Objection Deadline shall be extended to the later of sixty (60) calendar days from the date on which (a) the Bankruptcy Court enters an order denying such Initial Objection or (b) any appellate court enters a Final Order reversing or vacating an order of the Bankruptcy Court granting such Initial Objection. A motion seeking to extend the deadline to object to any Claim shall not be deemed an amendment to this Plan. 10.3 Estimation of Claims The Reorganized Debtors may (but are not required to) at any time request that the Bankruptcy Court estimate any Contingent Claim, Unliquidated Claim, or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors or the Reorganized Debtors, as applicable, previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any Contingent Claim, Unliquidated Claim, or Disputed Claim, the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Reorganized Debtors may pursue supplementary proceedings to object to the allowance of such Claim. All of the aforementioned objection, estimation, and resolution procedures are intended to be cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

59 10.4 Adjustment to Claims Without Objection Any Claim that has been paid, satisfied, amended, or superseded may be adjusted or expunged on the Claims Register by the Claims Agent at the direction of the Reorganized Debtors without the Reorganized Debtors having to file an application, motion, complaint, Claim Objection, or any other legal proceeding seeking to object to such Claim and without any further notice to or action, order, or approval of the Bankruptcy Court. In addition, all Claims filed on account of an employee benefit, Benefit Plan, or retiree benefit shall be deemed satisfied and expunged from the Claims register as of the Effective Date to the extent Reorganized Debtors elect to honor such employee benefit, Benefit Plan, or retiree benefit, without any further notice to or action, order or approval of the Bankruptcy Court. 10.5 Single Satisfaction Where a claimant has asserted one or more Priority Claims or rights of reclamation arising out of a single transaction, the Debtors shall have the option which of these Priority Claims or rights of reclamation to satisfy, and all other remedies, Claims, and theories of recovery by such claimant arising out of that transaction shall then be disallowed upon such satisfaction without further order of the Bankruptcy Court. 10.6 No Distributions Pending Allowance Notwithstanding any other provision hereof, if any portion of a Claim is Disputed, no payment or Distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes Allowed. 10.7 Distributions After Allowance To the extent that a Disputed Claim ultimately becomes an Allowed Claim, Distributions (if any) shall be made to the holder of such Allowed Claim in accordance with the provisions of the Plan. 10.8 Resolutions of Claims As of and following the Effective Date, the Reorganized Debtors shall have the authority to compromise, settle, otherwise resolve or withdraw any objections to Claims against the Debtors and to compromise, settle or otherwise resolve any Disputed Claims against the Debtors without approval of the Bankruptcy Court. 10.9 Disallowance of Certain Claims Any Claims held by Persons from which property is recoverable under section 542, 543, 550, or 553 of the Bankruptcy Code or by a Person that is a transferee of a transfer avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, shall be deemed disallowed pursuant to section 502(d) of the Bankruptcy Code, and such Persons may not receive any Distributions on account of their Claims until such time as such Causes of Action against such Persons have been settled or a Final Order with respect thereto has been entered and

60 all sums due, if any, to the Debtors by such Person have been turned over or paid to the Reorganized Debtors. 10.10 Offer of Judgment The Reorganized Debtors are authorized to serve upon a holder of a Claim an offer to allow judgment to be taken on account of such Claim, and, pursuant to Bankruptcy Rule 7068 and 9014, Federal Rule of Civil Procedure 68 shall apply to such offer of judgment; provided, however, the holder of a Claim must pay the costs, including all attorneys’ fees, expert witness fees, and other costs incident to litigation, incurred by the Reorganized Debtors after the making of such offer. The Reorganized Debtors shall be entitled to set off such amounts against the amount of any Distribution to be paid to such holder without any further notice to or action, order, or approval of the Bankruptcy Court. 10.11 Amendments to Claims On or after the Effective Date, a Claim may not be filed or amended without the prior authorization of the Bankruptcy Court or the Reorganized Debtors and, in the case of a General Unsecured Claim, the Litigation Trustee. Any such new or amended Claim filed without prior authorization shall be deemed Disallowed in full and expunged without any further action. 10.12 Claims Paid and Payable by Third Parties A Claim shall be disallowed without a Claim Objection having to be filed and without any further notice to or action, order or approval of the Bankruptcy Court, to the extent that the holder of such Claim receives payment in full on account of such Claim from a party that is not the Debtors or the Reorganized Debtors. No Distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtor’s insurance policies until the holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, such Claim may be expunged from the Claims Register without a Claim Objection having to be filed and without any further notice to or action, order or approval of the Bankruptcy Court. ARTICLE XI. EXECUTORY CONTRACTS AND LEASES 11.1 Executory Contracts and Unexpired Leases Deemed Rejected On the Effective Date, all of the Debtors’ executory contracts and unexpired leases will be deemed rejected as of the Effective Date in accordance with, and subject to, the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, except to the extent (a) the Debtors previously have assumed, assumed and assigned, or rejected such executory contract or unexpired lease, (b) prior to the Effective Date, the Debtors have filed a motion to assume, assume and assign, or reject an executory contract or unexpired lease on which the Bankruptcy Court has not ruled, (c) an executory contract and unexpired lease is identified in the Plan Supplement as an executory contract or unexpired lease to be assumed or assumed and assigned

61 pursuant to the Plan, or (d) executory contracts and unexpired leases under which the counterparty has consented to the extension of the time by which the Debtors must assume or reject to a date beyond the Effective Date. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of all rejections of executory contracts and unexpired leases pursuant to this Section 11.1 and sections 365(a) and 1123 of the Bankruptcy Code. The listing of a document in the Plan Supplement shall not constitute an admission by the Debtors that such document is an executory contract or an unexpired lease or that the Debtors have any Liability thereunder. 11.2 Inclusiveness Unless otherwise specified in the Plan Supplement, each executory contract and unexpired lease listed or to be listed therein shall include any and all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affects such executory contract or unexpired lease and all executory contracts or unexpired leases appurtenant to the premises thereof, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises and any other interests in real estate or rights in rem related to the premises thereof, in each case, without regard to whether such agreement, instrument or other document is listed in the Plan Supplement. 11.3 Provisions Related to Cure Payments and Rejection Damages The Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions or rejections described in this Article XI pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. Any counterparty to an executory contract or unexpired lease that fails to object timely to the proposed assumption or rejection of such executory contract or unexpired lease, including objecting to the Cure amount designated by the Debtors as payable in connection with an assumption, will be deemed to have consented to such assumption or rejection and agreed to the specified Cure amount. Approval in the Confirmation Order of the assumption of an executory contract or unexpired lease shall constitute a finding that there are no defaults under such contract or lease or that all defaults are cured (including any defaults that would allow the counterparty to terminate such contract or lease on the basis that a Debtor sought chapter 11 relief). (a) Claims on Account of the Rejection of Executory Contracts and Unexpired Leases All proofs of Claims arising from the rejection of executory contracts or unexpired leases pursuant to the Plan must be filed with the Claims Agent and served upon the Debtors or the Reorganized Debtors, as applicable, and the Litigation Trustee no later than thirty (30) days after the later of (a) notice of entry of an order approving the rejection of such executory contract or unexpired lease and (b) notice of entry of the Confirmation Order. Any Person that is required to file a proof of Claim arising from the rejection of an executory contract or an unexpired lease that fails to timely do so shall be forever barred,

62 estopped and enjoined from asserting such Claim, and such Claim shall not be enforceable, against the Debtors or the Reorganized Debtors or the Estates and their respective properties or the Litigation Trustee, and the Debtors and the Reorganized Debtors and the Estates and their respective properties and the Litigation Trustee shall be forever discharged from any and all Liability with respect to such Claim unless otherwise ordered by the Bankruptcy Court or as otherwise provided herein. All such Claims shall, as of the Effective Date, be subject to permanent injunction. (b) Procedures for Counterparties to Executory Contracts and Unexpired Leases Assumed Pursuant to the Plan. (i) Any monetary defaults under each executory contract and unexpired lease to be assumed pursuant to the Plan shall be satisfied by the Debtors or the Reorganized Debtors, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date or as soon thereafter as is practicable. The Plan Supplement will identify any contracts or leases proposed to be assumed under the Plan, as well as the proposed Cure amounts to be paid to applicable counterparties in connection with such assumption. In the event that the Debtors do not propose a Cure amount to be paid to the applicable counterparty, the Cure amount for such party’s executory contract or unexpired lease shall be deemed to be zero dollars ($0.00). Any objection by a counterparty to an executory contract or unexpired lease to a proposed assumption or related Cure amount must be filed, served and actually received by the Debtors by the deadline for filing objections to the Plan. Any counterparty to a contract or lease that fails to object timely to the proposed assumption or Cure amount will be deemed to have assented to the assumption of its contract or leases on the terms proposed in the Plan and the Plan Supplement. (ii) In the event of a dispute regarding (1) the amount of any payments to cure such a default, (2) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (3) any other matter pertaining to assumption, the Cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order or orders resolving the dispute and approving the assumption, unless otherwise agreed between the Debtors or the Reorganized Debtors, as the case may be, and the counterparty to such executory contract or unexpired lease. If any objection of a counterparty to Cure is sustained by the Bankruptcy Court, whether prior to or after the Effective Date, the Debtors or Reorganized Debtors, as applicable, may elect to reject such executory contract or unexpired lease in lieu of assuming it without further order of the Bankruptcy Court. 11.4 Indemnification Obligations Except as specifically set forth in the, Exit Financing Commitment Letter, the Plan, or the Plan Documents, as of the Effective Date, the Debtors and the Reorganized Debtors shall have no continuing indemnification obligations under any executory contracts or unexpired leases.

63 11.5 Insurance Policies Unless specifically rejected by order of the Bankruptcy Court, all of the Debtors’ insurance policies which are executory, if any, and any agreements, documents or instruments relating thereto, shall be assumed under the Plan. Nothing contained in this Section 11.5 shall constitute or be deemed a waiver of any Cause of Action that the Debtors or the Reorganized Debtors, as applicable, may hold against any Person, including the insurer, under any of the Debtors’ insurance policies. 11.6 Benefit Plans Notwithstanding anything contained in the Plan to the contrary, unless rejected by order of the Bankruptcy Court, the Reorganized Debtors may, in their discretion, continue to honor, in the ordinary course of business, the Benefit Plans of the Debtors from and after the Effective Date. 11.7 Retiree Benefits On and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtors shall continue to pay all retiree benefits of the Debtors (within the meaning of and subject to section 1114 of the Bankruptcy Code) for the duration of the period for which the Debtors had obligated themselves to provide such benefits and subject to the right of the Reorganized Debtors to modify or terminate such retiree benefits in accordance with the terms thereof. ARTICLE XII. CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN 12.1 Conditions Precedent to the Confirmation Confirmation of the Plan shall not occur, unless and until the following conditions are satisfied in full or waived in accordance with Section 12.2 of this Plan: (a) The Debtors shall have filed the Plan and Disclosure Statement with the Bankruptcy Court on or before December 21, 2015; (b) The Bankruptcy Court shall have entered the Disclosure Statement Order on or before January 22, 2016, and such order shall not have been stayed or vacated; (c) The DIP Amendment Order shall not have been vacated; (d) The Exit Financing Commitment Letter Order shall not have been modified or vacated; and (e) The Bankruptcy Court shall have entered the Confirmation Order confirming the Plan, which Plan shall be consistent with the Plan Term

64 Sheet in all material respects, in form and substance reasonably acceptable to the Debtors, the Committee, the Majority Financing Support Parties and the Majority Consenting Parties on or prior to February 22, 2016. 12.2 Waiver of Conditions Precedent to Confirmation Each of the conditions set forth in Section 12.1 of the Plan may be waived or modified by the Debtors, with the consent of the Majority Financing Support Parties and, in the case of subsections (a), (b), and (e), the Majority Consenting Parties; provided, however, that any waiver or modification that is not consistent with the terms of the Plan Term Sheet in all material respects shall require the consent of all Financing Support Parties and the Majority Consenting Parties; provided, further, any waiver or modification that is not consistent with the terms of the Plan Term Sheet and is materially adverse to the Consenting Parties that are not Financing Support Parties shall also require the consent of the Majority Consenting Parties; provided, further, that any waiver or modification that is not consistent with the other terms of the Plan Term Sheet and is materially adverse to any holders of General Unsecured Claim shall also require the consent of the Creditors’ Committee. 12.3 Conditions Precedent to the Effective Date The Effective Date shall not occur, and the Plan shall not become effective with respect to the Debtors, unless and until the following conditions are satisfied in full or waived in accordance with Section 12.4 of the Plan: (a) The Confirmation Order shall be in full force and effect, and shall have become a Final Order; (b) All documents and agreements, and all consents, approvals and other conditions, necessary to consummate the Plan shall have been effected or executed, and the Effective Date shall occur by March 7, 2016; (c) The Litigation Trust Agreement shall have been executed; (d) The Debtors shall not, without the consent of the Majority Financing Support Parties, amend or propose to amend any terms of the DIP Facility (other than as amended by the DIP Amendment Order); (e) The Debtors shall have received the Minimum Tax Refund; (f) All reasonable and documented fees and expenses as set forth in Section 4.3 of the Plan shall have been paid in full in Cash; (g) All reasonable and documented fees and expenses as set forth in Section 4.4 of the Plan shall have been paid in Cash; (h) Without the consent of the Majority Financing Support Parties, from and after November 28, 2015, none of the Debtors shall have sold, conveyed, transferred or otherwise disposed, whether in a single transaction or a

65 series of related transactions, of property or assets of the Debtors or their estates, other than (i) sales of the ASF Furnaces pursuant to the ASF Auction; (ii) Post-Auction Sales; (iii) sales of equipment, materials and other excess assets pursuant to the online auction procedures, which can be found on the Bankruptcy Court’s docket at Docket No. 1671, or the excess assets procedures order, which can be found on the Bankruptcy Court’s docket at Docket No. 811; and (iv) dispositions of assets in the ordinary course of business; (i) Without the consent of Majority Financing Support Parties, which consent shall not be unreasonably withheld, from and after November 28, 2015, none of the Debtors shall have entered into any proposed settlement (other than as contemplated by the Plan) or allowance of any Priority Claim or any proposed settlements, releases or dismissals of any material causes of action, claims or litigation; and (j) As of the Effective Date, the Closing Cash shall be in an amount no less than the Minimum Closing Cash Threshold; provided, however, that, if the Majority Financing Support Parties refuse to consent to a proposed sale by the Debtors of the Merlin Assets, then the Minimum Closing Cash Threshold Amount shall be reduced by the amount of any Cash losses incurred after such refusal as a result of the continued operation of Merlin pursuant to a budget approved by the Majority Financing Support Parties. 12.4 Waiver of Conditions Precedent to the Effective Date Each of the conditions set forth in Section 12.3 of the Plan may be waived or modified by the Debtors, with the consent of the Majority Financing Support Parties and, in the case of subsections (a), (b), (e), and (f) the Majority Consenting Parties; provided, however, any waiver or modification that is not consistent with the terms of the Plan Term Sheet in all material respects shall require the consent of all Financing Support Parties and the Majority Consenting Parties; provided, further, any waiver or modification that is not consistent with the terms of the Plan Term Sheet and is materially adverse to the Consenting Parties that are not Financing Support Parties shall also require the consent the Majority Consenting Parties; provided, further, that any waiver or modification that is not consistent with the terms of the Plan Term Sheet and is materially adverse to holders of General Unsecured Claims shall also require the consent of the Creditors’ Committee. 12.5 Satisfaction of Conditions Except as expressly provided or permitted in the Plan, any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no such action shall be deemed to have occurred prior to the taking of any other such action. In the event that one or more of the conditions specified in Section 12.3 hereof shall not have occurred or otherwise been waived pursuant to Section 12.4 hereof, (a) the Confirmation Order shall be vacated, (b) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the

66 Confirmation Date never occurred, and (c) the Debtors’ obligations with respect to Claims and Equity Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors. ARTICLE XIII. EFFECT OF CONFIRMATION 13.1 Compromise and Settlement of Claims, Equity Interests, and Controversies Pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of all Claims, Equity Interests, and controversies relating to the contractual, legal, and subordination rights that a holder of a Claim or Equity Interest may have with respect to any Allowed Claim or Allowed Equity Interest or any Distribution to be made on account of such Allowed Claim or Allowed Equity Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Equity Interests, and controversies (including the settlement and compromise described in Section 8.2 of the Plan), as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and holders of Claims and Equity Interests, and is fair, equitable, and reasonable. In accordance with the provisions of the Plan, pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019(a), without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors and the Litigation Trustee may compromise and settle Claims against them and Causes of Action against other Entities as provided for in this Plan. 13.2 Binding Effect Subject to the occurrence of the Effective Date, on and after the Confirmation Date, the provisions of the Plan, the Plan Supplement, and the Confirmation Order shall bind (a) any holder of a Claim against, or Equity Interest in, the Debtors and such holder’s respective successors and assigns (whether or not the Claim or Equity Interests are Impaired under the Plan, whether or not such holder has vote to accept the Plan, and whether or not such holder is entitled to a Distribution under the Plan), (b) all Entities that are parties to or are subject to the settlements, compromises, releases, and injunctions described in the Plan, (c) each Person acquiring property under the Plan or the Confirmation Order, and (d) any and all non-Debtor parties to executory contracts and unexpired leases with the Debtors. All Claims and debts shall be fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any holder of a Claim or debt has voted on the Plan. 13.3 Discharge of Claims and Termination of Equity Interests Except as provided in the Plan, the rights afforded in and the payments and Distributions to be made under the Plan shall terminate all Equity Interests and shall discharge all existing Liabilities and Claims of any kind, nature or description whatsoever against or in the Debtors or

67 any of their assets or properties, in accordance with section 1141 of the Bankruptcy Code. Except as provided in the Plan, on the Effective Date, all existing Claims against the Debtors and Equity Interests shall be, and shall be deemed to be, released, terminated, extinguished and discharged, and all holders of such Claims and Equity Interests shall be precluded and enjoined from asserting against the Reorganized Debtors, their successors and assigns and any of their respective assets or properties or the Litigation Trustee, any other or further Claim or Equity Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder has filed a proof of Claim or proof of interest and whether or not the facts or legal bases therefore were known or existed prior to the Effective Date. 13.4 Discharge of Debtors Except as otherwise provided in this Plan or in the Confirmation Order, (1) the rights afforded in this Plan and the treatment of all Claims and Equity Interests herein, shall be in exchange for and in complete satisfaction, settlement, discharge, and release of all Claims and Equity Interests of any nature whatsoever, known or unknown that arose prior to the Effective Date, (2) on the Effective Date, all such Claims against, or Equity Interests in, the Debtors shall be satisfied, discharged, and released in full, and (3) all Persons shall be precluded from asserting against the Debtors, the Reorganized Debtors, the Litigation Trust, or any of their successors or their assets or properties any other or further Claims or Equity Interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date. Except as provided in this Plan or the Confirmation Order, Confirmation will, as of the Effective Date, discharge the Debtors, pursuant to section 1141 of the Bankruptcy Code, from all Claims or other debts that arose before the Effective Date, and all debts of the kind specified in Sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, whether or not a proof of claim based on such debt is filed or deemed filed pursuant to Section 501 of the Bankruptcy Code, a Claim based on such debt is Allowed pursuant to Section 502 of the Bankruptcy Code or the holder of a Claim based on such debt has accepted this Plan and satisfy or terminate all Equity Interests and other rights of equity security holder in the Debtors. Without limiting the foregoing, any Claim (or request for monetary relief) that a claimant believes would not be subject to the discharge of claims pursuant to section 1141(d) of the Bankruptcy Code or could otherwise be asserted against the Reorganized Debtor or the Litigation Trust, to the extent such Claim (or request for monetary relief) is based on events occurring before the Effective Date, is hereby discharged. As of the Effective Date, any default by the Debtors with respect to any Claim that existed immediately prior to or on account of the filing of the Chapter 11 Cases shall be deemed cured and without any further force or effect. Upon the Effective Date, all Persons shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any discharged Claim against, or terminated Equity Interests in, the Debtors, the Reorganized Debtors, or the Litigation Trust. 13.5 Reservation of Causes of Action/Reservation of Rights Except with respect to the exculpation in Section 14.1 hereof and the releases in Section 14.3 hereof, nothing contained in the Plan shall be deemed to be a waiver or the relinquishment of any Causes of Action that the Debtors, the Reorganized Debtors or the Litigation Trust, as

68 applicable, may have or may choose to assert against any Person. For the avoidance of doubt, the failure to include any Claim or Cause of Action that the Debtors, the Reorganized Debtors, or the Litigation Trust may have on the schedule of material causes of actions included in the Plan Supplement shall not be construed as a waiver or relinquishment of such omitted Claims or Causes of Action, and all such omitted Claims or Causes of Action are hereby preserved for the benefit of the Reorganized Debtors or the Litigation Trust, as the case may be. ARTICLE XIV. EXCULPATION, RELEASE, INJUNCTION, AND RELATED PROVISIONS 14.1 Exculpation None of the Released Parties or the Committee Exculpated Parties shall have or incur any liability for any claim, cause of action or other assertion of liability for any act taken or omitted to be taken in connection with, relating to or arising out of the Chapter 11 Cases, the formulation, dissemination, implementation, approval, confirmation, consummation or administration of the Plan, property to be distributed under the Plan or any other act or omission in connection with, relating to or arising out of the Chapter 11 Cases, the Plan, the Disclosure Statement or any contract, instrument, document or other agreement related thereto; provided, however, that the foregoing shall not release, impair, or otherwise affect (a) the liability of any Person resulting from any such act or omission to the extent such act or omission is determined by a final order to have constituted willful misconduct or gross negligence, or (b) the obligations of the Debtors and Reorganized Debtors under the Plan, the Exit Financing, and the Plan Documents; provided further, however, that the foregoing shall not be construed to prohibit (A) the Reorganized Debtors from prosecuting and collecting on any Retained Causes of Action or (b) the Litigation Trust from prosecuting or collecting on any Non-Released D&O Causes of Action. This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, discharges and any other applicable law or rules protecting such persons from liability. 14.2 Releases of D&O Releasees Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, and in consideration of the efforts expended and to be expended by the D&O Releasees in conjunction with the Debtors’ operational and financial restructuring during the Chapter 11 Cases, the Debtors and the Reorganized Debtors automatically shall release and shall be deemed to release the D&O Releasees from any and all claims, obligations, rights, suits damages, causes of action, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that the Debtors or their estates would have been legally entitled to assert in their own right or on behalf of the holder of any claim or interest or other person, based in whole or in part upon any actions, conduct or omissions occurring prior to the Effective Date and including any actions, conduct or omissions occurring in connection with the Chapter 11 Cases; provided, however, such releases shall not impair any Causes of Action against any Person that is not a D&O Releasee, including the Non-Released D&O Causes of Action.

69 14.3 Releases of the Plan Support Party Releasees and the DIP Facility Lender Releasees Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, and in consideration of the efforts expended and to be expended and the services and obligations of the Plan Support Party Releasees and the DIP Facility Lender Releasees, the Debtor Releasees, the D&O Releases, the Litigation Trust, the Litigation Trustee, and each Person who, directly or indirectly, has held, holds, or may hold Claims against or Equity Interest in any of the Debtors shall automatically release, waive, and discharge unconditionally and forever each of the Plan Support Party Releasees and the DIP Facility Lender Releasees from any and all claims, causes of action, and Liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part on any act, omission, transaction, event or other occurrence arising from, in connection with, or related to the Debtors, the Plan, or the Chapter 11 Cases arising on or before the Effective Date; provided, however, (i) the foregoing release shall not apply to obligations arising under the Plan or Exit Financing; and (ii) the foregoing release shall not be construed to prohibit a party in interest from seeking to enforce the terms of the Plan or Exit Financing; provided further, however, that the foregoing release shall not impair Claims or Causes of Action against any Person that is not a Plan Support Party Releasee or DIP Facility Lender Releasee. 14.4 Release of the Debtor Releasees and the D&O Releasees Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, in exchange for the Distributions to be made under the Plan and in consideration of the efforts expended and to be expended and the services and obligations of the Debtor Releasees and the D&O Releasees, each of the Financing Support Parties, each of the Consenting Parties, and each holder of a Claim against any of the Debtors who either (a) does not opt out of the release under this Section 14.4, (b) is paid in full under the Plan, or (c) is deemed to have accepted the Plan, releases, waives, and unconditionally and forever discharges the Debtor Releasees and the D&O Releasees from any Claims, causes of action, and Liabilities whatsoever (including those arising under the Bankruptcy Code), whether known or unknown, foreseen or unforeseen, existing or hereinafter arising in law, equity, or otherwise, based in whole or in part on any act, omission, transaction, event or other occurrence arising from, in connection with or related to the Debtors, the Plan, or the Chapter 11 Cases arising on or before the Effective Date; provided, however, (i) the foregoing release shall not apply to obligations arising under the Plan or the Exit Financing; (ii) the foregoing release shall not be construed to prohibit a party in interest from seeking to enforce the terms of the Plan or Exit Financing; and (iii) the foregoing release shall not be construed to prohibit (A) the Reorganized Debtors from prosecuting and collecting on any Retained Causes of Action or (B) the Litigation Trust from prosecuting or collecting on any Non-Released D&O Causes of Action; provided further, however, that the foregoing release, as it relates to the Financing Support Parties and the Consenting Parties, shall be effective only with respect to the Debtor Releasees and the D&O Releasees who provide reciprocal releases on comparable terms for the benefit of each of the Plan Support Party Releasees.

70 14.5 Avoidance Actions/Objections Except with respect to the exculpation in Section 14.1 hereof and the releases in Section 14.3 hereof, in the Confirmation Order and as otherwise provided for in the Plan, or by Final Order of the Bankruptcy Court, as applicable, from and after the Effective Date, the Reorganized Debtors shall have the right to prosecute any and all Causes of Action, including Avoidance Actions, Preference Causes of Action and all other avoidance or equitable subordination actions, recovery Causes of Action, and Claim Objections under sections 105, 502, 510, 542 through 551, and 553 of the Bankruptcy Code that belong to the Debtors, other than the Non-Released D&O Causes of Action. 14.6 Injunction Except as otherwise expressly provided in the Plan or Confirmation Order, from and after the Effective Date, all Persons who have held, hold, or may hold Claims against or Equity Interests in the Debtors are permanently enjoined from: (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action, cause of action, or other proceeding of any kind (including in any judicial, arbitration, administrative or other forum) against or affecting the Reorganized Debtors, the Estates, the Released Parties, the Litigation Trust, or the Committee Exculpated Parties on account of or respecting any claim, Equity Interest, obligation, debt, right, cause of action, remedy, or liability discharged, released, to be released, or that is subject to exculpation pursuant to this Plan; (ii) enforcing, levying, attaching (including any pre-judgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order in respect of any claim against the Reorganized Debtors, the Estates, the Released Parties, the Litigation Trust, or the Committee Exculpated Parties on account of or respecting any claim, obligation, debt, right, cause of action, remedy or liability discharged, released, to be released, or that is subject to exculpation pursuant to this Plan; (iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any lien or encumbrance of any kind in respect of any claim against the Reorganized Debtors, the Estates, the Released Parties, the Litigation Trust, or the Committee Exculpated Parties on account of or respecting any claim, obligation, debt, right, cause of action, remedy, or liability discharged, released, to be released, or that is subject to exculpation pursuant to this Plan; (iv) asserting, directly or indirectly, any setoff, right of subrogation or recoupment right of any kind in respect of any claim against any debt, liability, or obligation due to the Reorganized Debtors, the Estates, the Released Parties, the Litigation Trust, or the Committee Exculpated Parties on account of or respecting any claim, obligation, debt, right, cause of action, remedy or liability discharged, released, to be released, or that is subject to exculpation pursuant to this Plan; or (v) commencing or continuing any action or proceeding in any manner or in any place whatsoever that does not conform to or comply with the provisions of this Plan. The rights afforded in the Plan and the treatment of all Claims and Equity Interests therein shall be in exchange for and in complete satisfaction of all Claims and Equity Interests of any nature whatsoever, including any interest accrued on Claims from and after the Petition Date, against the Debtors or any of their respective assets, properties or

71 Estates. On the Effective Date, all such Claims against, and Equity Interests in, the Debtors shall be fully released and discharged. 14.7 Terms of Stays and Injunctions Unless otherwise provided, all injunctions or stays provided for in the Chapter 11 Cases pursuant to Sections 105 or 362 of the Bankruptcy Code or otherwise and in effect on the Confirmation Date shall remain in full force and effect until the Effective Date. The discharge and injunctions set forth in Sections 13.3, 13.4, and 14.6 of the Plan shall permanently remain in full force and effect. ARTICLE XV. RETENTION OF JURISDICTION Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain jurisdiction over all matters arising under, or arising in or relating to the Chapter 11 Cases or the Plan to the fullest extent legally permissible by 28 U.S.C. § 1334 to hear, and by 28 U.S.C. § 157 to determine, all proceedings in respect thereof, including jurisdiction to: (a) hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases and the allowance of cure amounts and Claims resulting therefrom; (b) determine any and all adversary proceedings, including Avoidance Actions, applications, and contested matters; (c) hear and determine all applications for compensation and reimbursement of expenses under sections 330, 331 and 503(b) of the Bankruptcy Code; (d) hear and determine any Claim Objections (including requests for estimation) in respect of Disputed Claims, in whole or in part; (e) enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated; (f) issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code; (g) consider any amendments to or modifications of the Plan or to cure any defect or omission, or reconcile any inconsistency, in any order of the Bankruptcy Court, including the Confirmation Order; (h) hear and determine disputes or issues arising in connection with the interpretation, implementation or enforcement of the Plan, the Confirmation Order, the Litigation Trust Agreement, any transactions or payments contemplated hereby or thereby, any agreement, instrument, or

72 other document governing or relating to any of the foregoing or any settlement approved by the Bankruptcy Court; provided, however, that any dispute arising under or in connection with the Exit Financing shall be determined in accordance with the governing law designated by the applicable documents; (i) hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 362(b)(26), 505, and 1146 of the Bankruptcy Code (including any request by the Debtors), prior to the Effective Date or a request by the Reorganized Debtors after the Effective Date for a determination of tax issues under section 362(b)(26) of the Bankruptcy Code or for an expedited determination of tax issues under section 505(b) of the Bankruptcy Code; (j) hear and determine all disputes involving the existence, scope, and nature of the discharges granted under the Plan, the Confirmation Order, or the Bankruptcy Code; (k) issue injunctions and effect any other actions that may be necessary or appropriate to restrain interference by any Person with the consummation, implementation, or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court; (l) determine such other matters and for such other purposes as may be provided in the Confirmation Order; (m) hear and determine any rights or Retained Causes of Action held by the Reorganized Debtors pursuant to the Bankruptcy Code or pursuant to any federal or state statute or legal theory; (n) hear and determine any rights or Non-Released D&O Causes of Action held by the Litigation Trustee pursuant to the Bankruptcy Code or pursuant to any federal or state statute or legal theory; (o) recover all assets of the Debtors and property of the Debtors’ Estates, wherever located, including orders under section 542 of the Bankruptcy Code for the turnover of such assets; (p) enforce the terms of the Litigation Trust Agreement and to decide any claims or disputes which may arise or result from, or be connected with, the Litigation Trust Agreement, any breach or default under the Litigation Trust Agreement, or the transactions contemplated by the Litigation Trust Agreement; (q) enable the Litigation trustee to commence and prosecute the Non-Released D&O Causes of Action which may be brought after the Effective Date;

73 (r) enforce the discharges and releases granted and injunctions issued pursuant to the Plan and the Confirmation Order; (s) enter a final decree closing the Chapter 11 Cases; and (t) hear any other matter not inconsistent with the Bankruptcy Code. ARTICLE XVI. MISCELLANEOUS PROVISIONS 16.1 Effectuating Documents and Further Transactions On or before the Effective Date, and without the need for any further order or authority, the Debtors shall file with the Bankruptcy Court or execute, as appropriate, such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Reorganized Debtors are authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any securities issued pursuant to the Plan. 16.2 Withholding and Reporting Requirements In connection with the Plan and all instruments issued in connection therewith and distributed with respect thereto, any party issuing any instrument or making any Distribution under the Plan shall comply with all applicable withholding and reporting requirements imposed by any federal, state or local taxing authority, and all Distributions under the Plan shall be subject to any such withholding or reporting requirements. Notwithstanding the above, each holder of an Allowed Claim that is to receive a Distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such holder by any governmental unit, including income, withholding and other tax obligations, on account of such Distribution. Any party issuing any instrument or making any Distribution under the Plan has the right, but not the obligation, to refrain from making a Distribution until such holder has made arrangements satisfactory to such issuing or disbursing party for payment of any such tax obligations and, if any party issuing any instrument or making any Distribution under the Plan fails to withhold with respect to any such holder’s Distribution, and is later held liable for the amount of such withholding, the holder shall reimburse such party. The Disbursing Agent may require, as a condition to the receipt of a Distribution, that the holder complete the appropriate Form W-8 or Form W-9, as applicable to each holder or such other information as such Disbursing Agent reasonably requests to comply with applicable tax reporting and withholding laws. If the holder fails to comply with such a request within one year, such Distribution shall be deemed an unclaimed distribution. 16.3 Modification of Plan Alterations, amendments, or modifications of or to the Plan may be proposed in writing by the Debtors, after consultation with the Financing Support Parties, the Consenting Parties, and the Creditors’ Committee, at any time prior to the Confirmation Date; provided, that the Plan, as altered, amended, or modified, satisfies the conditions of sections 1122 and 1123 of the

74 Bankruptcy Code and the Debtors have complied with section 1125 of the Bankruptcy Code. The Plan may be altered, amended, or modified at any time after the Confirmation Date and before substantial consummation, subject to the consent of the Majority Financing Support Parties; provided, that the Plan, as altered, amended, or modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code, and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended, or modified, under section 1129 of the Bankruptcy Code and the circumstances warrant such alterations, amendments, or modifications. A holder of a Claim that has accepted the Plan prior to any alteration, amendment, or modification will be deemed to have accepted the Plan, as altered, amended, or modified, if the proposed alteration, amendment, or modification does not materially and adversely change the treatment of the holders of the Claims. Prior to the Effective Date, the Debtors, after consultation with the Financing Support Parties, the Consenting Parties, and the Creditors’ Committee, may make appropriate technical adjustments and modifications to the Plan without further order or approval of the Bankruptcy Court, provided that such technical adjustments and modifications do not materially change the treatment of holders of Claims or Equity Interests. 16.4 Revocation or Withdrawal of the Plan The Debtors reserve the right to revoke or withdraw the Plan, after consultation with the Financing Support Parties, the Consenting Parties, and the Creditors’ Committee, prior to the Confirmation Date. Subject to the foregoing sentence, if the Debtors revoke or withdraw the Plan prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors. To the extent that the Bankruptcy Court determines that the requirements for confirmation under section 1129 of the Bankruptcy Code are not satisfied with respect to any particular Debtor, the Plan may go forward with respect to the other Debtors, subject to the consent of the Majority Financing Support Parties and the Debtors, and the Chapter 11 Case of the particular Debtor withdrawing from the Plan shall, at the option of the particular Debtor withdrawing from the Plan and subject to an order of the Bankruptcy Court, be converted to a case under chapter 7 of the Bankruptcy Code. In the event of a conversion to chapter 7 of the Bankruptcy Code by a Debtor that withdraws from the Plan, the Distributions under the Plan to creditors of that Debtor shall not be made and are reserved. 16.5 Plan Supplement The Plan Supplement and the documents contained therein shall be filed with the Bankruptcy Court no later than five (5) calendar days before the deadline for voting to accept or reject the Plan; provided, that the documents included therein may thereafter be amended and supplemented, prior to execution, so long as such amendment or supplement does not materially and adversely change the treatment of holders of Claims. The Plan Supplement and the documents contained therein are incorporated into and made a part of the Plan as if set forth in full herein.

75 16.6 Consent Rights Under Plan Term Sheet Nothing in the Plan shall alter or modify any approval, consent, or, prior to the Confirmation Date, objection rights of the Financing Support Parties, the Consenting Parties, and the Creditors’ Committee set forth in the Plan Term Sheet. 16.7 Payment of Statutory Fees On or before the Effective Date, all fees due and payable under section 1930 of chapter 123 of title 28 of the United States Code shall be paid in Cash. Following the Effective Date, all such fees that become due and payable shall be paid by the applicable entity included in the definition of “Reorganized Debtors” until the earlier of the conversion or dismissal of the applicable Chapter 11 Case under section 1112 of the Bankruptcy Code, or the closing of the applicable Chapter 11 Case pursuant to section 350(a) of the Bankruptcy Code. 16.8 Exemption from Transfer Taxes To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfer from a Debtor to a Reorganized Debtor, the Litigation Trust, or to any other Person pursuant to, in contemplation of, or in connection with the Plan or pursuant to: (a) the issuance, distribution, transfer, or exchange of any debt, securities, or other interest in the Debtors or the Reorganized Debtors; (b) the creation, modification, consolidation, or recording of any mortgage, deed of trust or other security interest, or the securing of additional indebtedness by such or other means; (c) the making, assignment, or recording of any lease or sublease; or (d) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles, or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, sales or use tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. 16.9 Expedited Tax Determination The Debtors and the Reorganized Debtors are authorized to request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for any or all returns filed for, or on behalf of, the Debtors for any and all taxable periods (or portions thereof) ending after the Petition Date through and including the Effective Date. 16.10 Exhibits/Schedules All exhibits and schedules to the Plan, including the Plan Supplement, are incorporated into and are a part of the Plan as if set forth in full herein.

76 16.11 Substantial Consummation On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code. 16.12 Non-Severability of Plan Provisions The terms and provisions of the Plan are non-severable. To the extent the Bankruptcy Court holds any term or provision to be invalid, void, or unenforceable, the Plan may not be confirmed; provided, however, that with the consent of the Debtors and, with respect to matters having an adverse economic effect on the Financing Support Parties, the Majority Financing Support Parties, the Bankruptcy Court may alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable in accordance with its terms. 16.13 Governing Law Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit to the Plan or Plan Supplement provides otherwise (in which case the governing law specified therein shall be applicable to such exhibit), the rights, duties, and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New Hampshire without giving effect to its principles of conflict of law; provided, however, that governance matters relating to the Reorganized Debtors or the Litigation Trust shall be governed by the laws of the state of incorporation or formation thereof. 16.14 Conflicts Except as set forth in the Plan, to the extent that any provision of the Disclosure Statement or Plan Term Sheet conflicts with or is in any way inconsistent with any provision of the Plan, the Plan shall govern and control. 16.15 Reservation of Rights If the Plan is not confirmed by a Final Order, or if the Plan is confirmed and does not become effective, the rights of all parties in interest in the Chapter 11 Cases are and will be reserved in full. Any concessions or settlements reflected herein, if any, are made for purposes of the Plan only, and if the Plan does not become effective, no party in interest in the Chapter 11 Cases shall be bound or deemed prejudiced by any such concession or settlement.

77 16.16 Notices All notices, requests and demands to or upon the Debtors, the Reorganized Debtors or the Litigation Trustee must be in writing (including by facsimile transmission) to be effective and, unless otherwise expressly provided under the Plan, will be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received during the normal business hours of the Reorganized Debtors or Litigation Trustee (otherwise any such notice shall be deemed to have been received on the next Business Day) and telephonically confirmed, addressed as follows: If to the Debtors: GTAT Corporation Daniel Webster Highway Merrimack, NH 03054 Attn: Hoil Kim with a copy to: PAUL HASTINGS LLP Park Avenue Tower 75 East 55th Street, First Floor New York, New York 10022 Attn: Luc A. Despins, Esq. Andrew V. Tenzer, Esq. G. Alexander Bongartz, Esq. John J. Ramirez, Esq. and PAUL HASTINGS LLP 600 Travis Street, 58th Floor Houston, Texas 77002 Attn: James T. Grogan, Esq. and NIXON PEABODY LLP 900 Elm Street Manchester, New Hampshire 03101 Attn: Daniel W. Sklar, Esq. Holly J. Barcroft, Esq.

78 If to the Litigation Trust or the Litigation Trustee: Litigation Trust Attn: _______ With a copy to: [TBD] [Remainder of page intentionally left blank.]